      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 9, 1998



                                                      REGISTRATION NO. 333-50409

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                               AMENDMENT NO. 1 TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             BECKMAN COULTER, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                                    3826                                   95-1040600
 (STATE OR OTHER JURISDICTION OF             (PRIMARY STANDARD INDUSTRIAL                    (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)                   IDENTIFICATION NO.)
            CALIFORNIA                    BECKMAN INSTRUMENTS (NAGUABO) INC.                    33-0593479
            CALIFORNIA                          HYBRITECH INCORPORATED                          33-0680402
             DELAWARE                        SMITHKLINE DIAGNOSTICS, INC.                       95-1898957
             DELAWARE                            COULTER CORPORATION                            59-1635784
 (STATE OR OTHER JURISDICTION OF              (EXACT NAME OF REGISTRANT                      (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)             AS SPECIFIED IN ITS CHARTER)                  IDENTIFICATION NO.)

                            ------------------------

                          4300 NORTH HARBOR BOULEVARD
                          FULLERTON, CALIFORNIA 92835
                                 (714) 871-4848
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
             AREA CODE, OF REGISTRANTS PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                 WILLIAM H. MAY
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                          4300 NORTH HARBOR BOULEVARD
                          FULLERTON, CALIFORNIA 92835
                                 (714) 871-4848
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:
                              BRIAN G. CARTWRIGHT
                                LATHAM & WATKINS
                       633 WEST FIFTH STREET, SUITE 4000
                         LOS ANGELES, CALIFORNIA 90071
                                 (213) 485-1234
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                        CALCULATION OF REGISTRATION FEE


========================================================================================================================
     TITLE OF EACH CLASS OF           AMOUNT TO BE        PROPOSED OFFERING    PROPOSED AGGREGATE         AMOUNT OF
   SECURITIES TO BE REGISTERED         REGISTERED         PRICE PER NOTE(1)     OFFERING PRICE(1)     REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
7.10% Senior Notes due 2003......     $160,000,000               100%             $160,000,000           $ 47,200(2)
------------------------------------------------------------------------------------------------------------------------
7.45% Senior Notes due 2008......     $240,000,000               100%             $240,000,000           $ 70,800(2)
------------------------------------------------------------------------------------------------------------------------
Guarantees of the 7.10%
  Senior Notes Due 2003..........               --                --                        --                   (3)
------------------------------------------------------------------------------------------------------------------------
Guarantees of the 7.45%
  Senior Notes Due 2008..........               --                --                        --                   (3)
========================================================================================================================


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.


(2) The Registration Fee was paid in full upon the filing of the Registration Statement.



(3) Pursuant to rule 457(n), no separate fee is required.



    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                             BECKMAN COULTER, INC.
                             CROSS REFERENCE SHEET

           PURSUANT TO RULE 404(a) AND ITEM 501(b) OF REGULATION S-K
               SHOWING LOCATION IN PROSPECTUS OF THE INFORMATION
                         REQUIRED BY PART I OF FORM S-4

1.     Forepart of Registration Statement
       and Outside Front Cover Page of
       Prospectus...........................    Outside Front Cover Page; Cross Reference Sheet;
                                                Inside Front Cover Page
2.     Inside Front and Outside Back Cover
       Pages of Prospectus..................    Inside Front Cover Page; Outside Back Cover Page
3.     Risk Factors, Ratio of Earnings to
       Fixed Charges and Other
       Information..........................    Prospectus Summary; Risk Factors; Selected
                                                Historical Financial Information of Beckman;
                                                Selected Historical Financial Information of Coulter
4.     Terms of the Transaction.............    The Exchange Offer; Certain Federal Tax
                                                Considerations, Description of Notes
5.     Pro Forma Financial Information......    Prospectus Summary; Pro Forma Financial Statements
6.     Material Contacts with the Company
       Being Acquired.......................    Not Applicable
7.     Additional Information Required for
       Reoffering by Persons and Parties
       Deemed to be Underwriters............    Not Applicable
8.     Interests of Named Experts and
       Counsel..............................    Not Applicable
9.     Disclosure of Commission Position on
       Indemnification for Securities Act
       Liabilities..........................    Not Applicable
10.    Information with Respect to S-3
       Registrants..........................    Prospectus Summary; The Acquisition; Capitalization;
                                                Pro Forma Financial Statements; Selected Historical
                                                Financial Information of Beckman; Selected
                                                Historical Financial Information of Coulter;
                                                Management's Discussion and Analysis of Financial
                                                Conditions and Results of Operations; Business;
                                                Management; Description of Credit Facility;
                                                Description of Notes; Plan of Distribution;
                                                Available Information; Incorporation of Certain
                                                Documents By Reference; Legal Matters; Independent
                                                Public Accountants; Financial Statements
11.    Incorporation of Certain Information
       by Reference.........................    Incorporation of Certain Documents by Reference
12.    Information with Respect to S-2 or
       S-3 Registrants......................    Not Applicable
13.    Incorporation of Certain Information
       by Reference.........................    Not Applicable
14.    Information with Respect to
       Registrants Other Than S-3 or S-2
       Registrants..........................    Not Applicable
15.    Information with Respect to S-3
       Companies............................    Not Applicable
16.    Information with Respect to S-2 or
       S-3 Companies........................    Not Applicable
17.    Information with Respect to Companies
       Other Than S-2 or S-3 Companies......    Not Applicable
18.    Information if Proxies, Consents or
       Authorizations are to be Solicited...    Not Applicable
19.    Information if Proxies, Consents or
       Authorizations are not to be
       Solicited or in an Exchange Offer....    Management; The Exchange Offer

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                    SUBJECT TO COMPLETION DATED JUNE 9, 1998

PROSPECTUS

                               OFFER TO EXCHANGE

                          7.10% SENIOR NOTES DUE 2003
                FOR ALL OUTSTANDING 7.10% SENIOR NOTES DUE 2003

                                      AND

                          7.45% SENIOR NOTES DUE 2008
                FOR ALL OUTSTANDING 7.45% SENIOR NOTES DUE 2008
                                       OF

                             BECKMAN COULTER, INC.

         THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON
                                  , 1998 UNLESS EXTENDED.
                            ------------------------

    Beckman Coulter, Inc., a Delaware corporation (formerly known as Beckman Instruments, Inc.) (the "Company"), hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange
(i) its outstanding 7.10% Senior Notes due 2003 (the "Initial 2003 Notes"), of which an aggregate of $160,000,000 in principal amount is outstanding as of the date hereof, for an equal principal amount of newly issued 7.10% Senior Notes due 2003 (the "Exchange 2003 Notes") and (ii) its outstanding 7.45% Senior Notes due 2008 (the "Initial 2008 Notes" and, together with the Initial 2003 Notes, the "Initial Notes"), of which an aggregate of $240,000,000 in principal amount is outstanding as of the date hereof, for an equal principal amount of newly issued 7.45% Senior Notes due 2008 (the "Exchange 2008 Notes" and, together with the Exchange 2003 Notes, the "Exchange Notes"). The form and terms of the Exchange Notes are the same as the form and terms of the Initial Notes except that (i) the Exchange Notes will have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement of which this Prospectus is a part (the "Registration Statement") and, therefore, the Exchange Notes will not bear legends restricting the transfer thereof and (ii) holders of the Exchange Notes will not be entitled to certain rights of holders of the Initial Notes under the Registration Rights Agreement (as defined herein), which rights will terminate upon the consummation of the Exchange Offer. The Exchange Notes will evidence the same debt as the Initial Notes (which they replace) and will be entitled to the benefits of an indenture dated as of March 4, 1998 governing the Initial Notes and the Exchange Notes (the "Indenture"). The Initial Notes and the Exchange Notes are sometimes referred to herein collectively as the "Notes." See "The Exchange Offer" and "Description of Notes."

    The Exchange Notes will bear interest at the same rate and on the same terms as the Initial Notes. Consequently, interest on the Exchange Notes will be payable semi-annually on March 4 and September 4 of each year, commencing September 4, 1998. The Exchange Notes will be redeemable, in whole or in part, at the option of the Company at any time at a redemption price equal to the greater of (i) 100% of the principal amount of such Exchange Notes or (ii) as determined by an Independent Investment Banker (as defined herein), the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semiannual basis at the Adjusted Treasury Rate (as defined herein), plus, in each case, accrued interest thereon to the date of redemption. See "Description of Notes -- Optional Redemption." In addition, upon the occurrence of a Change of Control Triggering Event (as defined herein), each holder of the Exchange Notes will have the right to require that the Company repurchase all or any part of such holder's Exchange Notes at a repurchase price in cash equal to 100% of the aggregate principal amount thereof plus accrued interest, if any, to the date of such repurchase. See "Description of Notes -- Change of Control."


    The Exchange Notes will be unsecured senior obligations of the Company, and the Indebtedness (as defined herein) evidenced by the Exchange Notes will rank pari passu in right of payment with all other existing and future senior obligations of the Company, including all borrowings under the Credit Facility (as defined herein), and senior in right of payment to all future obligations of the Company subordinated in right of payment to the Exchange Notes. As of March 31, 1998, the outstanding Indebtedness of the Company and the Note Guarantors (as defined herein) was $1,215.2 million (excluding capital lease obligations), none of which was secured Indebtedness and all of which will rank pari passu with the Indebtedness evidenced by the Exchange Notes. In addition, as of March 31, 1998, the outstanding Indebtedness of the Company's subsidiaries (other than the Note Guarantors) was approximately $99.6 million (excluding capital lease obligations), all of which will rank senior to the Indebtedness evidenced by the Exchange Notes. The Exchange Notes will be fully and unconditionally guaranteed on an unsecured, senior basis by Coulter Corporation and certain other subsidiaries of the Company. Each such guarantee will be an unsecured, senior obligation of the respective Note Guarantor and will rank pari passu in right of payment with all other existing and future senior obligations of such Note Guarantor, including any guarantee of borrowings under the Credit Facility, and senior in right of payment to all future obligations of such Note Guarantor subordinated in right of payment to the guarantee of the Exchange Notes. Each such guarantee will be subject to release and discharge as provided in the Indenture.

                            ------------------------

      SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR A DISCUSSION OF CERTAIN FACTORS THAT INVESTORS SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE EXCHANGE NOTES.
                            ------------------------

THESE NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE
    COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.
                            ------------------------

               The date of this Prospectus is             , 1998

     The Company will accept for exchange any and all validly tendered Initial
Notes not withdrawn prior to 5:00 p.m., New York City time, on             ,
1998, unless the Exchange Offer is extended by the Company in its sole discretion (the "Expiration Date"). Tenders of Initial Notes may be withdrawn at any time prior to the Expiration Date. Initial Notes may be tendered only in integral multiples of $1,000. The Exchange Offer is subject to certain customary conditions, but is not conditioned on any minimum principal amount of Initial Notes being tendered for exchange. See "The Exchange Offer -- Conditions."

     Based on an interpretation by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Initial Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) a broker-dealer who purchases such Exchange Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that the holder is acquiring the Exchange Notes in the ordinary course of its business and is not participating, and had no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. Holders of Initial Notes wishing to accept the Exchange Offer must represent to the Company, as required by the Registration Rights Agreement, that such conditions have been met. Each broker-dealer that receives Exchange Notes for its own account in exchange for Initial Notes, where such Initial Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Company believes that none of the registered holders of the Initial Notes is an affiliate (as such term is defined in Rule 405 under the Securities
Act) of the Company.

     Prior to the Exchange Offer, there has been no public market for the Notes. The Exchange Notes will not be listed on any securities exchange, but the Initial Notes are eligible for trading in the National Association of Securities Dealers, Inc.'s Private Offerings, Resales and Trading through Automatic Linkages (PORTAL) market. There can be no assurance that an active market for the Notes will develop. To the extent that a market for the Notes does develop, the market value of the Notes will depend on market conditions (such as yields on alternative investments), general economic conditions, the Company's financial condition and certain other factors. Such conditions might cause the Notes, to the extent that they are traded, to trade at a significant discount from face value. See "Risk Factors -- Absence of Public Market; Restrictions on Transfer."

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Initial Notes where such Initial Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. See "The Exchange Offer -- Resale of the Exchange Notes" and "Plan of Distribution."

     The Company will not receive any proceeds from, and has agreed to bear the expenses of, the Exchange Offer. No underwriter is being used in connection with this Exchange Offer. See "The Exchange Offer -- Resale of the Exchange Notes."

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF INITIAL NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

     NO PERSON IS AUTHORIZED IN CONNECTION WITH THE EXCHANGE OFFER TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, NOR ANY EXCHANGE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

     The Exchange Notes will be available initially only in book-entry form. The Company expects that the Exchange Notes issued pursuant to the Exchange Offer will be issued in the form of one or more fully registered global notes that will be deposited with, or on behalf of, the Depository Trust Company ("DTC" or the "Depositary") and registered in its name or in the name of Cede & Co., as its nominee. Beneficial interests in the global note representing the Exchange Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary and its participants. After the initial issuance of such global note, Exchange Notes in certificated form will be issued in exchange for the global note only in accordance with the terms and conditions set forth in the Indenture. See "The Exchange Offer -- Book-Entry Transfer."

                               PROSPECTUS SUMMARY


     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements, including the related notes thereto, appearing elsewhere in this Prospectus. The market share and competitive position data contained in this Prospectus are based upon surveys conducted by Boston Biomedical Consultants, Inc., an independent third party consulting firm. Although such data are inherently imprecise, based on its understanding of the markets in which the Company competes, management believes that such data are generally indicative of the Company's relative market share and competitive position. The term "Coulter," as used herein, refers to Coulter Corporation and includes, unless the context otherwise requires, all of its consolidated subsidiaries. The term "Company," "Beckman" or "Beckman Coulter" refers to Beckman Coulter, Inc., (formerly known as Beckman Instruments, Inc.) and includes, unless the context otherwise requires, all of its consolidated subsidiaries, including Coulter. The term "Pro Forma 1997" refers to the fiscal year ended December 31, 1997 for Beckman (which includes results for Coulter from November 1, 1997) and the ten months ended October 31, 1997 for Coulter, on a pro forma basis giving effect to the acquisition of Coulter by Beckman on October 31, 1997 (the "Acquisition"), the offering of the Initial Notes (the "Offering") and the application of the net proceeds therefrom. "Fiscal 1997" refers to Beckman's fiscal year ended December 31, 1997. "Fiscal 1996" and "Fiscal 1995" refer to Beckman's fiscal years ended December 31, 1996 and 1995, respectively, or Coulter's fiscal years ended March 31, 1997 and 1996, respectively, as the context requires.


                                  THE COMPANY

OVERVIEW


     Beckman Coulter is a world leader in providing systems that simplify and automate laboratory processes. The Company designs, manufactures and services a broad range of laboratory systems consisting of instruments, reagents and related products that customers use to conduct basic scientific research, drug discovery research and diagnostic analysis of patient samples. Approximately 75% of the Company's Pro Forma 1997 sales were for clinical diagnostics applications, principally in hospital laboratories, while the remaining sales were for life sciences and drug discovery applications in universities, medical schools, and pharmaceutical and biotechnology companies. The Company's systems address over 75% of the hospital laboratory test volume, including virtually all routine laboratory tests. The Company believes that it is a worldwide market leader in its primary markets, with well-recognized systems and a reputation for high-quality, reliable service. After giving effect to the Acquisition, the Company had sales and EBITDA of $1.8 billion and $278.2 million, respectively, for Pro Forma 1997 and $399.4 million and $43.1 million, respectively, for the quarter ended March 31, 1998. The Company reported a net loss of $264.4 million for Fiscal 1997 (and a net loss of $8.4 million for the first quarter of 1998) compared to net earnings of $9.4 million for Pro Forma 1997 after giving effect to the Acquisition.


     The Company's systems improve efficiency by integrating customer laboratory operations. The design of these systems draws upon the Company's extensive expertise in the chemical, biological, engineering and software sciences. Beckman Coulter has an installed base of approximately 75,000 systems in over 120 countries, which the Company believes will provide a recurring stream of revenue and cash flows from the sale of reagents, consumables and services after initial system placement ("After Sales"). Approximately 67% of the Company's Pro Forma 1997 sales were derived from After Sales, while the remaining 33% were derived from the direct placement of systems.

     On October 31, 1997, Beckman acquired all of the outstanding capital stock of Coulter, which became a wholly owned subsidiary of Beckman. See "The Acquisition." The acquisition of Coulter represents a significant milestone in accomplishing the Company's strategy to solidify its position as a leading provider of laboratory systems, adding Coulter's leading market position in hematology and number two position in flow cytometry. Coulter is the world's leading manufacturer of in vitro diagnostic ("IVD") systems for blood cell analysis (hematology), with a market share in hematology approximately twice that of its next largest competitor. Beckman and Coulter serve substantially the same customer base but have essentially no overlap in their product offerings. As a result, the Company expects to be able to enhance the operating efficiency of the combined entities through cross-selling and reduced operating costs. The Acquisition provides the Company with a significant opportunity to cross-sell existing product lines between Beckman's and Coulter's existing customers.

COMPETITIVE STRENGTHS

     LEADING POSITION IN THE SIMPLIFICATION AND AUTOMATION OF LABORATORY PROCESSES. The Acquisition significantly expanded Beckman's presence in the clinical diagnostics and life sciences markets and combined Beckman and Coulter, two of the most recognized global franchises and brand names in these markets. In particular, Coulter's number one market position in hematology significantly strengthens Beckman's global leadership in the clinical diagnostics market. This will enhance the Company's ability to offer integrated testing capabilities and automation options that can match a wider range of laboratory test volume, capitalizing on the efforts of laboratories to improve productivity and reduce costs.

     RECURRING AFTER SALES FROM SUBSTANTIAL INSTALLED BASE. The Company generates a recurring stream of revenues and cash flows from its large installed base of approximately 75,000 systems, which require the ongoing consumption of various reagents, consumables and services. After Sales revenue accounted for approximately 67% of the Company's Pro Forma 1997 sales. In addition, the Company's large installed base provides a strong foundation for new product introductions and upgrades, since many customers tend to remain with an existing supplier who can reliably provide quality products and services.

     BROAD PRODUCT OFFERING. The Company manufactures and markets a more comprehensive range of laboratory systems than any of its competitors. In hospitals, the Company's broad product line addresses approximately 75% of all testing volume, including virtually all routine laboratory tests. This broad-based capability allows the Company to capitalize on the trend among hospitals and laboratories toward preferred supplier arrangements and combined product purchases. The Company offers more than 180 different clinical diagnostics tests and a full range of hematology capabilities, giving customers the ability to diagnose and monitor a wide variety of diseases and conditions. The Company also provides a wide range of systems for life sciences applications and is the industry leader in centrifugation, capillary electrophoresis and high throughput screening for drug discovery. The Company believes that broadening its product portfolio targeted to its existing laboratory customer base will allow it to leverage its manufacturing and distribution capabilities, extensive worldwide sales and service infrastructure and product development capabilities as well as finance and administration activities.

     WORLDWIDE SALES AND SERVICE NETWORK. Beckman Coulter maintains an extensive worldwide sales, service and distribution network, generating approximately one-half of the Company's Pro Forma 1997 sales outside the United States. This sales and service network, furnishing service to customers in more than 120 countries, provides Beckman Coulter with recurring revenues and cash flows, access to new product and application ideas, and sales opportunities from new and existing customers.

BUSINESS STRATEGY

     Beckman Coulter's goal is to profitably gain and retain customers by providing quality products and services that simplify and automate biochemical analyses across the technological continuum that extends from academic and commercial research to clinical diagnostics laboratories. In pursuit of this goal, the Company focuses on the following key initiatives:

     IMPROVE LABORATORY PRODUCTIVITY. By integrating its systems into customer processes, Beckman Coulter improves productivity and reduces costs in laboratories worldwide. Laboratories are increasingly focused on automation as a means of controlling labor costs, which typically account for over 50% of total laboratory costs. Marketed as "The Power of Process," the Company's approach is to link pre-analytical and analytical steps with robotics systems to automate nearly the entire testing process. The Company will continue to focus on its customers' needs to maximize laboratory operating efficiencies.

     EXPAND MARKET SHARE THROUGH PRODUCT DEVELOPMENT. The Company's expertise in simplifying and automating processes for biological laboratories forms a technological continuum, which Beckman Coulter can broadly apply to develop a range of products that are configured to meet specific customer needs in both the clinical diagnostics and life sciences markets. The Company believes that its close relationships with research laboratories allow the Company to identify and commercialize new research techniques. Once brought to the marketplace, the Company is in a position to translate technology into systems targeted for diagnostic needs. Both Beckman and Coulter historically have invested considerable capital on research and development efforts, contributing to their leadership in their respective markets and allowing them to consistently provide new products. During the three months ended March 31, 1998, the Company invested $41.6 million, or 10.4% of sales, on research and development. In Fiscal 1997, the Company invested $123.6 million, or 10.3% of sales, on research and development.


     INCREASE INSTALLED BASE TO GENERATE AFTER SALES. One of the Company's primary objectives is to maximize systems installations to generate future After Sales revenue. Over the last six years, Beckman has ranked first in total systems placements in automated clinical chemistry, its largest product category. The Company believes that increasing its installed base of instruments will generate increased reagent, consumables and service revenue, and expand opportunities for new product sales and systems upgrades. In addition, management believes that providing a fully integrated system that is reliable and easy to use results in high switching costs and loyalty among customers who value consistency and accuracy in test results.

     PURSUE SELECTED ACQUISITION OPPORTUNITIES. The primary focus of Beckman's acquisition strategy has been to broaden its product offerings. Beckman significantly strengthened its diagnostic immunochemistry offerings, including products for cancer diagnostics, through the acquisitions of Hybritech Incorporated in January 1996 and the Access immunoassay product line of Sanofi Diagnostics Pasteur in April 1997. Beckman also acquired high throughput screening and robotics technology for drug discovery from Sagian, Inc. in December 1996 and DNA sequencing technology through the acquisition of Genomyx Inc. in October 1996. The acquisition of Coulter represents a significant milestone in accomplishing the Company's strategy to solidify its position as a leading provider of laboratory systems through Coulter's leading market position in hematology and number two position in flow cytometry.

     CONTINUE TO MAXIMIZE OPERATING EFFICIENCY. Beckman has a proven track record of managing costs and improving operating efficiency through integrating acquisitions, consolidating redundant functions and realizing potential synergies in its business. For example, during 1993, Beckman strategically repositioned itself in response to changes in the worldwide healthcare market by consolidating redundant functions and improving overall efficiency. This resulted in annualized savings of over $50 million in 1996. In connection with the Acquisition, management believes annual synergies of at least $60 million can be achieved by 1999 with further gains anticipated in 2000, stemming from a combination of increased revenues related to cross-selling opportunities as well as reduced operating costs. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Summary of Effects of the Acquisition." No assurances can be given as to whether and to what extent such annual synergies may be actually realized in the future. See "Risk
Factors -- Ability to Successfully Integrate Coulter."

                              RECENT DEVELOPMENTS

SUCCESSFUL CONSUMMATION OF THE COULTER ACQUISITION

     On October 31, 1997, Beckman acquired all of the outstanding capital stock of Coulter, which became a wholly owned subsidiary of the Company. The Acquisition joins two of the most recognized global franchises in clinical diagnostics and life sciences and is a major part of Beckman's initiative to become a broad-based world leader in IVD testing. The purchase price for the Acquisition totaled $1,178.0 million, consisting of $875.0 million in cash, assumed liabilities of $170.0 million and purchase liabilities of $133.0 million. See "The Acquisition."

DELEVERAGING INITIATIVES ACHIEVED AND ANTICIPATED

     Since the Acquisition, the Company has commenced a debt reduction plan. The Company's plan includes selling certain financial assets (primarily consisting of lease receivables and equipment subject to customer leases) and real estate assets to reduce debt and provide funds for integration purposes. During December 1997, the Company sold financial assets having a net book value of approximately $71 million and received approximately $75 million in cash proceeds. The Company applied these proceeds, together with funds from operations, to reduce the Company's debt by $100 million to approximately $1,250 million at December 31, 1997. During March 1998, the Company sold financial assets having a net book value of approximately $31.9 million and received approximately $31.5 million in cash proceeds. These proceeds were used to further reduce outstanding borrowings. The Company intends to consummate sale-leaseback transactions with respect to some of its real estate assets which the Company expects will generate proceeds of approximately $200 million during the balance of 1998 and approximately $30 million in 1999. See "Management's Discussion of Financial Condition and Results of Operations -- Events Impacting Comparability -- Sale of Assets; -- Financial Condition -- Liquidity and Capital Resources -- Future Financing Sources and Cash Flows."


OTHER MANAGEMENT INITIATIVES

     The Company has announced cost-saving initiatives that are designed to rationalize manufacturing capacity, close duplicate field offices, align distribution networks, combine administrative functions and size the Company to match market conditions. The first of these changes has been announced and includes staff reductions in Florida, California and Europe, along with the termination of manufacturing at a Coulter facility in Luton, England. This first initiative affects approximately 600 positions. These cost-saving initiatives, together with anticipated cross-selling opportunities, are part of the Company's plan to realize at least $60 million in annual synergies by 1999. See "Management's Discussion of Financial Condition and Results of Operations -- Summary of Effects of the Acquisition."

THE OFFERING AND THE TENDER OFFER

     On March 4, 1998, the Company completed the Offering of the Initial Notes. On March 6, 1998, the Company launched a tender offer (the "Tender Offer") for the purchase of any and all of its outstanding 7.05% Debentures due 2026 (the "Old Debentures") at a purchase price of $1,000 per $1,000 principal amount of Old Debentures tendered. Immediately prior to the launch of the Tender Offer, the Company amended the indenture governing the Old Debentures to increase the 2006 put price to a price of 103.900% of the principal amount of the Old Debentures and to provide guarantees, such that the Old Debentures are guaranteed in the same manner and to the same extent as the Notes and the borrowings under the Credit Facility. No Old Debentures were tendered in the Tender Offer which expired on March 13, 1998.

                               THE EXCHANGE OFFER

The Exchange Offer.........  The Company is offering to exchange $1,000 principal amount of Exchange Notes for each $1,000 principal amount of Initial Notes that are properly tendered and accepted. The Company will issue Exchange Notes on or promptly after the Expiration Date. There are $160,000,000 aggregate principal amount of Initial 2003 Notes outstanding and $240,000,000 aggregate principal amount of Initial 2008 Notes outstanding. See "The Exchange
                             Offer -- Purpose of the Exchange Offer."

                             Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Initial Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) a broker-dealer who purchases such Exchange Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that the holder is acquiring Exchange Notes in the ordinary course of its business and is not participating, and had no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account in exchange for Initial Notes, where such Initial Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "The Exchange Offer -- Resale of the Exchange Notes."

Registration Rights
  Agreement................  The Initial Notes were sold by the Company on March
                             4, 1998 (the "Offering") to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Brothers Inc, Citicorp Securities, Inc., Credit Suisse First Boston, Morgan Stanley Dean Witter, BancAmerica Robertson Stephens, First Chicago Capital Markets, Inc. and Goldman, Sachs & Co. (collectively, the "Initial Purchasers") pursuant to a Purchase Agreement, dated February 25, 1998, by and among the Company and the Initial Purchasers (the "Purchase Agreement"). Pursuant to the Purchase Agreement, the Company and the Initial Purchasers entered into a Registration Rights Agreement, dated as of March 4, 1998 (the "Registration Rights Agreement"), which grants the holders of the Initial Notes certain exchange and registration rights. The Exchange Offer is intended to satisfy such rights, which will terminate upon the consummation of the Exchange Offer. See "The Exchange Offer -- Termination of Certain Rights."

Expiration Date............  The Exchange Offer will expire at 5:00 p.m., New
                             York City time, on             , 1998, unless the
                             Exchange Offer is extended by the Company in its sole discretion, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. See "The Exchange Offer -- Expiration Date; Extensions; Amendments."

Accrued Interest on the
  Exchange Notes and the
  Initial Notes............  The Exchange Notes will bear interest from and including the date of issuance of the Initial Notes (March 4, 1998). Holders whose Initial Notes are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the Initial Notes. See "The Exchange Offer -- Interest on the Exchange Notes."

Conditions to the Exchange
  Offer....................  Notwithstanding any other term of the Exchange
                             Offer, the Company shall not be required to accept for exchange, or exchange the Exchange Notes for, any Initial Notes, and may terminate the Exchange Offer as provided herein before the acceptance of such Initial Notes, if, in the reasonable judgment of the Company, the Exchange Offer violates applicable law, rules or regulations or an applicable interpretation of the staff of the Commission. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Initial Notes being tendered for exchange. See "The Exchange Offer -- Conditions."

Procedures for Tendering
  Initial Notes............  Each holder of Initial Notes wishing to accept the
                             Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with such Initial Notes and any other required documentation to The First National Bank of Chicago, as exchange agent (the "Exchange Agent"), at the address set forth herein. By executing the Letter of Transmittal, the holder will represent to and agree with the Company that, among other things, (i) it is not an affiliate of the Company,
                             (ii) any Exchange Notes to be received by it are to be acquired in the ordinary course of its business and (iii) at the time of consummation of the Exchange Offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes. In addition, in connection with the resale of Exchange Notes, any broker-dealer (a "Participating Broker-Dealer") who acquired the Notes for its own account as a result of market-making or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the original sale of the Notes) with the prospectus contained in the Registration Statement. Under the Registration Rights Agreement, the Company is required to allow Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the Registration Statement in connection with the resale of such Exchange Notes. See "The Exchange Offer -- Procedures for Tendering."

Special Procedures for
Beneficial Owners..........  Any beneficial owner whose Initial Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Initial Notes in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Initial Notes, either make appropriate arrangements to register ownership of the Initial Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date. See "The Exchange
                             Offer -- Procedures for Tendering."

Guaranteed Delivery
  Procedures...............  Holders of Initial Notes who wish to tender their
                             Initial Notes and whose Initial Notes are not immediately available or who cannot deliver their Initial Notes, the Letter of Transmittal or any other documentation required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date must tender their Initial Notes according to the guaranteed delivery procedures set forth under "The Exchange Offer -- Guaranteed Delivery Procedures."

Acceptance of the Private
  Notes and Delivery of the
  Exchange Notes...........  Subject to the satisfaction or waiver of the conditions to the Exchange Offer, the Company will accept for exchange any and all Initial Notes that are properly tendered in the Exchange Offer prior to the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered on the earliest practicable date following the Expiration Date. See "The Exchange Offer -- Terms of the Exchange Offer."

Withdrawal Rights..........  Tenders of Initial Notes may be withdrawn at any time prior to the Expiration Date. See "The
                             Exchange Offer -- Withdrawal of Tenders."


Material Federal Tax
  Considerations...........  For a discussion of the material federal income tax considerations relating to the exchange of the Exchange Notes for the Initial Notes, see "Material United States Federal Tax Considerations."


Exchange Agent.............  The First National Bank of Chicago is serving as the Exchange Agent in connection with the Exchange Offer.

                               THE EXCHANGE NOTES

     The Exchange Offer applies to $160,000,000 aggregate principal amount of the Initial 2003 Notes and $240,000,000 aggregate principal amount of the Initial 2008 Notes. The form and terms of the Exchange Notes are the same as the form and terms of the Initial Notes except that (i) the exchange will have been registered under the Securities Act and, therefore, the Exchange Notes will not bear legends restricting the transfer thereof and (ii) holders of the Exchange Notes will not be entitled to certain rights of holders of the Initial Notes under the Registration Rights Agreement, which rights will terminate upon consummation of the Exchange Offer. The Exchange Notes will evidence the same debt as the Initial Notes (which they replace) and will be issued under, and be entitled to the benefits of, the Indenture. For further information and for definitions of certain capitalized terms used below, see "Description of Notes."

Notes Offered..............  $160,000,000 aggregate principal amount of 7.10%
                             Senior Notes due 2003 and $240,000,000 aggregate principal amount of 7.45% Senior Notes due 2008.

Interest Rate and Payment
Dates......................  The Exchange 2003 Notes will bear interest at the rate of 7.10% per annum and the Exchange 2008 Notes will bear interest at the rate of 7.45% per annum, and such interest will be payable semi-annually in arrears on March 4 and September 4, commencing September 4, 1998.

Maturity Dates.............  The Exchange 2003 Notes will mature on March 4,
                             2003 and the Exchange 2008 Notes will mature on March 4, 2008.

Optional Redemption........  The Exchange Notes will be redeemable, in whole or in part, at the option of the Company at any time at a redemption price equal to the greater of (i) 100% of the principal amount of such Exchange Notes or (ii) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued interest thereon to the date of redemption. See "Description of Notes -- Optional Redemption."

Change of Control..........  Upon the occurrence of a Change of Control
                             Triggering Event, each holder of the Exchange 2003 Notes and the Exchange 2008 Notes shall have the right to require that the Company repurchase all or any part of such holder's Exchange Notes at a repurchase price in cash equal to 100% of the aggregate principal amount thereof plus accrued interest, if any, to the date of such repurchase. See "Description of Notes -- Change of Control."

Note Guarantees............  The Indenture provides that the Company is required to cause any of its Restricted Subsidiaries (as defined herein) that guarantee Bank Indebtedness (as defined herein) of the Company (including indebtedness under the Credit Facility) to irrevocably, fully and unconditionally guarantee (the "Note Guarantees"), on an unsecured, senior basis, the performance of all monetary obligations of the Company under the Notes and the Indenture. Any such Note Guarantee will be automatically and unconditionally released and discharged upon the release and discharge of all Guarantees by such Restricted Subsidiaries of Bank Indebtedness of the Company. The Indebtedness under the Credit Facility and the Initial Notes is currently guaranteed by Coulter Corporation and certain other domestic subsidiaries of the Company.


Ranking....................  The Exchange Notes will be unsecured senior obligations of the Company, and the Indebtedness evidenced by the Exchange Notes will rank pari passu in right of payment with all other existing and future senior obligations of the Company, including all borrowings under the Credit Facility, and senior in right of payment to all future obligations of the Company subordinated in right of payment to the Exchange Notes. As of March 31, 1998, the outstanding Indebtedness of the Company and the Note Guarantors was $1,215.2 million (excluding capital lease obligations), none of which was secured Indebtedness and all of which will rank pari passu with the Indebtedness evidenced by the Exchange Notes. In addition, as of March 31, 1998, the outstanding Indebtedness of the Company's subsidiaries (other than the Note Guarantors) was approximately $99.6 million (excluding capital lease obligations), all of which will rank senior to the Indebtedness evidenced by the Exchange Notes. Each Note Guarantee will be an unsecured, senior obligation of the respective Note Guarantor and will rank pari passu in right of payment with all other existing and future senior obligations of such Note Guarantor, including any guaranteed borrowings under the Credit Facility, and senior in right of payment to all future obligations of such Note Guarantor subordinated in right of payment to its Note Guarantee.

Restrictive Covenants......  The Indenture relating to the Exchange Notes contains certain restrictive covenants, including, but not limited to, covenants with respect to the following matters: (i) limitation on liens, (ii) limitation on sale and leaseback transactions,
                             (iii) limitation on incurrence of indebtedness and
                             (iv) limitation on restricted payments. The covenants with respect to limitation on incurrence of indebtedness and limitation on restricted payments will cease to be effective upon the first Investment Grade Rating Date (as defined herein). See "Description of Notes -- Restrictive Covenants."

Use of Proceeds............  The Company will not receive any cash proceeds from the issuance of the Exchange Notes pursuant to this Prospectus.

                                  RISK FACTORS

     See "Risk Factors" for a discussion of certain factors that should be considered carefully in evaluating the Exchange Offer.

                   SUMMARY UNAUDITED PRO FORMA FINANCIAL DATA

     The following table sets forth summary unaudited pro forma condensed combined ("pro forma") data for the Company. The summary pro forma financial data are derived from the unaudited pro forma financial statements included elsewhere in this Prospectus, which give pro forma effect to the Acquisition, the Offering and the application of the net proceeds therefrom. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The pro forma statement of operations gives effect to the Acquisition, the Offering and the application of the net proceeds therefrom as if they had occurred as of January 1, 1997. The pro forma balance sheet gives effect to the Offering and the application of the net proceeds therefrom as if they had occurred as of December 31, 1997. The pro forma financial statements do not purport to represent what the financial position or results of operations of the Company would actually have been had the Acquisition, the Offering and the application of the net proceeds therefrom in fact occurred on the assumed dates or to project the financial position or results of operations of the Company for any future period or date. See "Pro Forma Financial Statements."

                                                                    FISCAL YEAR
                                                                       ENDED
                                                                DECEMBER 31, 1997(a)
                                                                --------------------
                                                                    (DOLLARS IN
                                                                     MILLIONS)
OPERATING DATA:
Sales.......................................................          $1,790.1
Gross profit................................................             858.3
Marketing, general and administrative.......................             568.4
Research and development....................................             188.4
Operating income............................................              95.6
Interest expense............................................              91.3
Net earnings................................................               9.4
OTHER DATA:
Depreciation and amortization...............................          $  152.1
EBITDA(b)(c)................................................             278.2
Ratio of EBITDA to interest expense(d)......................               3.1x
Ratio of earnings to fixed charges(e).......................               1.3
BALANCE SHEET DATA (END OF PERIOD):
Cash and cash equivalents...................................          $   47.4
Working capital.............................................              96.7
Total assets................................................           2,349.4
Total debt..................................................           1,270.2
Stockholders' equity........................................              80.8

---------------

(a) Historical financial data for the Company for the fiscal year ended December 31, 1997 includes results for Coulter from November 1, 1997. Pro forma financial data for the Company for the year ended December 31, 1997 also includes the results of Coulter for the ten-month period ended October 31, 1997.

(b) Coulter incurred a restructuring charge of $5.9 million during the fiscal year ended March 31, 1997 with respect to the termination of certain employees and the discontinuance of certain research and development activities. This charge has been excluded from the calculation of EBITDA for this presentation.


(c) EBITDA represents earnings before income taxes plus interest expense, in-process research and development, restructuring charges, depreciation and amortization. While EBITDA should not be construed as a substitute for operating income or as a better indicator of liquidity than cash flows from operating activities (both of which are determined in accordance with generally accepted accounting principles) it is included herein to provide additional information with respect to the ability of the Company to meet its future debt service, capital expenditures and working capital requirements. Additionally, EBITDA as calculated by the Company may not be comparable to similarly titled measures reported by other companies. See "Consolidated Statement of Cash Flows" for historical cash flows from operating, investing and financing activities.


(d) For purposes of calculating this ratio, interest expense excludes $0.7 million of amortization of debt financing fees and expenses for the year ended December 31, 1997.

(e) For purposes of this calculation, "earnings" consist of income (loss) before income taxes and fixed charges. "Fixed charges" consist of interest expense and a portion of rent expense deemed representative of the interest factor.

  SUMMARY CONSOLIDATED HISTORICAL FINANCIAL AND OPERATING DATA OF BECKMAN AND
                                    COULTER

     The following summary historical financial and operating data of Beckman and Coulter are derived from the consolidated financial statements of Beckman and Coulter, including the related notes thereto, as well as the selected financial and operating information included elsewhere in this Prospectus. The information set forth below should be read in conjunction with the financial statements and information and related notes included elsewhere in this Prospectus. See "Selected Historical Financial Information of Beckman," "Selected Historical Financial Information of Coulter," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of each of Beckman and Coulter and related notes included elsewhere in this Prospectus (the "Consolidated Financial Statements").


        BECKMAN            THREE MONTHS ENDED
                                MARCH 31,                           YEAR ENDED DECEMBER 31,
                          ---------------------    ---------------------------------------------------------
                            1998         1997       1997(a)       1996        1995        1994        1993
                          ---------    --------    ---------    --------    --------    --------    --------
                                                (DOLLARS IN MILLIONS, EXCEPT AS NOTED)
OPERATING DATA:
Sales...................   $ 399.4      $231.9     $1,198.0     $1,028.0     $930.1      $888.6      $875.7
Gross profit............     169.6       122.3        588.3        550.2      502.9       472.3       457.4
Marketing, general and
  administrative........     119.7        74.8        360.3        319.3      300.4       281.9       278.5
Research and
  development...........      41.6        24.0        123.6        108.4       91.7        91.5        93.3
In-process research and
  development(b)........        --          --        282.0           --         --          --          --
Restructuring
  charge(c).............        --          --         59.4           --       27.7        11.3       114.7
Operating (loss)
  income................       8.3        23.5       (237.0)       122.5       83.1        87.6       (29.1)
Net (loss) earnings.....      (8.4)       15.6       (264.4)        74.7       48.9        42.2       (37.6)
OTHER DATA:
Depreciation and
  amortization..........   $  29.3      $ 21.4     $  109.1     $   87.8     $ 79.1      $ 70.1      $ 63.5
Capital
  expenditures(d).......      20.7        21.9        110.7        117.4      110.0        98.7        92.8
EBITDA(b)(c)(e).........      43.1        46.5        228.0        217.4      192.6       161.4        89.8
EBITDA margin(f)........      10.8%       20.1%        19.0%        21.1%      20.7%       18.2%       10.3%
Cash flows from
  operating
  activities............     (70.6)       25.7        137.8        139.1       60.2       109.6        53.3
Cash flows from
  investing
  activities............      (9.2)      (12.5)      (929.1)      (114.6)    (113.0)      (59.1)      (72.5)
Cash flows from
  financing
  activities............      77.7        (8.4)       790.6        (16.2)      34.8       (30.8)       18.1
Number of employees
  (unaudited)...........    10,831       6,026       11,171        6,079      5,702       5,963       6,689
Sales per employee (in
  thousands,
  unaudited)(g).........   $  36.9      $ 38.5     $     --     $  169.1     $163.1      $149.0      $130.9
Ratio of earnings to
  fixed charges(h)......        --(i)      4.0           --(i)       5.0        4.1         4.5          --(i)

                  COULTER                       SIX MONTHS ENDED
                                                 SEPTEMBER 30,              YEAR ENDED MARCH 31,
                                              --------------------    --------------------------------
                                                1997        1996        1997        1996        1995
                                              --------    --------    --------    --------    --------
                                                  (UNAUDITED)
                                                       (DOLLARS IN MILLIONS, EXCEPT AS NOTED)
OPERATING DATA:
Sales.......................................   $330.3      $316.7     $  700.9     $685.3      $654.3
Gross profit................................    157.6       153.3        327.4      336.1       313.8
Selling, general and administrative
  expenses..................................    108.3       108.9        217.9      216.9       204.8
Research and development expenses...........     36.8        43.0         85.8       87.3        73.5
Restructuring charges(c)....................       --          --          5.9         --          --
Operating income............................     12.5         1.4         17.8       31.9        35.5
Net income..................................      6.4         0.3         14.6       33.0        17.3
OTHER DATA:
Depreciation and amortization...............   $ 12.5      $ 11.8     $   25.1     $ 23.7      $ 18.8
Capital expenditures(d).....................     14.4        36.9         58.0       31.1        31.1
EBITDA(c)(e)................................     27.8        18.2         64.8       72.6        57.6
EBITDA margin(f)............................      8.4%        5.7%         9.2%      10.6%        8.8%
Cash flows from operating activities........     29.8       (38.0)        (8.4)      48.2        51.4
Cash flows from investing activities........    (13.4)      (27.9)       (48.9)     (36.8)      (20.1)
Cash flows from financing activities........    (16.2)       47.9         47.2        4.6       (29.5)
Number of employees (unaudited).............    5,077       5,290        5,293      5,225       4,945
Sales per employee (in thousands,
  unaudited)(g).............................   $   --      $   --     $  132.4     $131.2      $132.3



Footnotes to table on this page and prior page.

---------------

(a) Financial and operating data of Beckman for the year ended December 31, 1997 includes financial and operating data of Coulter from November 1, 1997.

(b) The Company's allocation of purchase price in the Acquisition resulted in the allocation of $282.0 million of in-process research and development which, under generally accepted accounting principles, was expensed immediately after the Acquisition was completed. This charge has been excluded from the calculation of EBITDA for these presentations.

(c) The 1997 Beckman restructuring charge of $59.4 million was taken in conjunction with the Acquisition and includes costs associated with asset redeployment, reduction of duplicate overhead and implementation of operating efficiencies on a worldwide basis. The 1995 and 1994 Beckman restructuring charges include costs for facility moves and transition costs which were anticipated and directly associated with Beckman's 1993 restructuring plan but could not be recognized in establishment of the original restructuring reserve under generally accepted accounting principles. The Beckman restructuring in 1993 resulted from a redirected business strategy in response to unfavorable market conditions caused by a worldwide drive to contain healthcare costs and generally weak economic conditions. Restructuring charges for Coulter for its fiscal year ended March 31, 1997 represent costs incurred with respect to the termination of certain employees and the discontinuance of certain research and development activities. These charges have been excluded from the calculation of EBITDA for these presentations.


(d) Capital expenditures include expenditures for customer leased equipment. For the three months ended March 31, 1998 and for Fiscal 1997, customer leased equipment accounted for approximately 49% and 85%, respectively, of Beckman's capital expenditures.



(e) EBITDA represents earnings before income taxes plus interest expense, in-process research and development, restructuring charges, depreciation and amortization. While EBITDA should not be construed as a substitute for operating income or as a better indicator of liquidity than cash flows from operating activities (both of which are determined in accordance with generally accepted accounting principles), it is included herein to provide additional information with respect to the ability of the Company to meet its future debt service, capital expenditures and working capital requirements. Additionally, EBITDA as calculated by the Company may not be comparable to similarly titled measures reported by other companies.


(f) EBITDA margin represents EBITDA, as defined in footnote (e) above, expressed as a percentage of sales.

(g) Sales per employee is calculated by dividing period sales by the number of employees at period end. Sales per employee is not calculated for Beckman for the year ended December 31, 1997 or Coulter for the six-months ended September 30, 1997 and 1996 as the results are not meaningful.

(h) For purposes of this calculation, "earnings" consist of income (loss) before income taxes and fixed charges. "Fixed charges" consist of interest expense and a portion of rent expense deemed representative of the interest factor.


(i) Earnings were inadequate to cover fixed charges for the quarter ended March 31, 1998 and for the years ended December 31, 1997 and 1993. The coverage deficiencies were approximately $12.4 million, $251.9 million and $53.9 million, respectively.

                                  RISK FACTORS

     This Prospectus includes "forward looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Although the Company believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. Important factors that could cause actual results to differ materially from the Company's forward looking statements are set forth below and elsewhere in this Prospectus. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth below.

SUBSTANTIAL LEVERAGE; ABILITY TO SERVICE INDEBTEDNESS


     The Company is highly leveraged. At March 31, 1998, the Company had $1,331.7 million of outstanding indebtedness and $67.8 million of stockholders' equity. Prior to the Acquisition, Beckman was operated with a significantly smaller degree of leverage. Management has extensive experience in operating Beckman's business, but has not operated the Company with the level of indebtedness that was incurred in connection with the Acquisition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Financial Condition -- Liquidity and Capital Resources." Subject to certain limitations, the Company and its subsidiaries may incur additional indebtedness in the future. At March 31, 1998, the Company was able to incur approximately $208 million in additional indebtedness in compliance with a financial ratio test provided under the Indenture, and the Company and its subsidiaries were able to incur certain other permitted indebtedness. See "Capitalization," "Pro Forma Financial Statements," "Description of Credit Facility" and "Description of Notes."


     The Company's ability to make interest payments on or to refinance its indebtedness (including the Notes), and to fund its operations, including planned capital expenditures and research and development expense, depends on its future performance and financial results, which, to a certain extent, are subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control. Based upon current levels of operations, management believes that its cash flow from operations, together with available borrowings under the Credit Facility, anticipated cost savings and future growth, and other sources of liquidity, will be adequate to meet the Company's anticipated requirements for interest payments and other debt service obligations, working capital, capital expenditures, lease payments and other operating needs, until the maturity of the Credit Facility. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Financial Condition -- Liquidity and Capital Resources." There can be no assurance, however, that the Company's business will continue to generate cash flow at or above current levels or that anticipated cost savings or growth can be achieved. If the Company is unable to generate sufficient cash flow from operations in the future to service its debt and operate its business, including making necessary capital expenditures, the Company may be required to refinance all or a portion of its existing debt, including the Notes, to sell assets or to obtain additional financing. There can be no assurance that any such action would be successful.

     The Company's high level of debt has several important effects on its future operations, including but not limited to: (i) making it more difficult for the Company to satisfy its obligations with respect to the Notes, (ii) increasing the Company's vulnerability to general adverse economic and industry conditions, (iii) limiting the Company's ability to obtain additional financing to fund future working capital, capital expenditures, research and development and other general corporate requirements, (iv) requiring the dedication of a substantial portion of the Company's cash flow from operations to the payment of principal of, and interest on, its indebtedness, thereby reducing the availability of such cash flow to fund working capital, capital expenditures, research and development or other operating needs and uses, (v) limiting the Company's flexibility in planning for, or reacting to, changes in its business and in the clinical diagnostics and life sciences markets, (vi) placing the Company at a competitive disadvantage vis-a-vis less leveraged competitors and
(vii) exposing the Company to the risk of increased interest rates since certain of the Company's borrowings are at variable rates of interest.

ABILITY TO SUCCESSFULLY INTEGRATE COULTER

     Since 1995, Beckman has acquired four businesses or product lines. However, management does not have experience in acquiring and integrating a business the size of Coulter. The integration and consolidation of Coulter will require substantial management, financial and other resources. While the Company believes that it has sufficient resources to manage the Acquisition, the Acquisition involves a number of significant risks, including diversion of management's attention, the inability to integrate successfully Coulter's operations with those of Beckman, difficulties in assimilating the technologies, services and products of Coulter, the inability to retain key management employees of Coulter and unanticipated events or circumstances, some or all of which could have a material adverse effect on the Company's business, financial condition or results of operations. Moreover, there can be no assurance as to the extent to which the anticipated benefits with respect to the Acquisition will be realized, or the timing of any such realization. The inability of the Company to integrate and manage Coulter successfully, or to achieve a substantial portion of the anticipated benefits within the time frame anticipated by management, could have a material adverse effect on the Company's business, financial condition or results of operations. See "The Acquisition" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

RESTRICTIVE FINANCING COVENANTS


     The Credit Facility contains a number of covenants that significantly restrict the operations of the Company. In addition, the Company is required to comply with specified financial ratios and tests under the Credit Facility, including minimum net worth, maximum capital expenditures, a debt to earnings ratio, a minimum interest coverage ratio and a maximum amount of debt incurrence. There can be no assurance that the Company will be able to comply with such covenants or restrictions in the future. The Company's ability to comply with such covenants and other restrictions may be affected by events beyond its control, including prevailing economic, financial and industry conditions. The breach of any such covenants or restrictions would result in a default under the Credit Facility that would permit the lenders thereunder to declare all amounts outstanding thereunder to be immediately due and payable, together with accrued and unpaid interest, and terminate their commitments to make further extensions of credit thereunder. See "Description of Credit Facility." In addition, the Indenture contains a number of restrictive covenants relating to the Company. These covenants, however, are significantly less restrictive than those contained in the Credit Facility and are subject to a number of important exceptions and limitations. See "Description of Notes." In addition, each of the Indenture and the Credit Facility provides that a default on other material indebtedness would be a default under each of the Indenture and the Credit Facility and would permit acceleration of the related debt and acceleration of debt under other debt agreements that may contain cross-acceleration or cross-default provisions. There can be no assurance that the Company would be able to meet its obligations under its outstanding indebtedness in the event of such acceleration.


HIGHLY COMPETITIVE INDUSTRIES

     The clinical diagnostics and life sciences markets are each highly competitive, and the Company encounters significant competition in each market from many manufacturers, both domestic and from outside the United States. Many of its competitors are larger and have greater financial resources than those of the Company and are less leveraged than the Company. The Company has from time to time experienced price pressures due to competition. Moreover, competitive and regulatory conditions in many markets restrict the Company's ability to fully recover, through price increases, higher costs of acquired goods and services resulting from inflation.

     The Company's competitors can be expected to continue to improve the design and performance of their products and to introduce new products with competitive price and performance characteristics. Although the Company believes that it has certain technological and other advantages over its competitors, realizing and maintaining these advantages will require continued investment by the Company in research and development, sales and marketing and customer service and support. There can be no assurance that the Company will have sufficient resources to continue to make such investments or that the Company will be successful in maintaining such advantages. See "-- Substantial Leverage; Ability to Service Indebtedness," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Business Climate" and "Business -- Competition."

DEPENDENCE ON CAPITAL SPENDING POLICIES AND GOVERNMENT FUNDING; EFFECT OF POTENTIAL HEALTHCARE REFORM

     The Company's customers include pharmaceutical, biotechnology and chemical companies, clinical diagnostics laboratories and hospitals. The capital spending policies of these companies and institutions have a significant effect on the demand for the Company's products. Such policies are based on a wide variety of factors, including the resources available to make such purchases, the spending priorities among various types of equipment and the policies regarding capital expenditures during industry downturns or recessionary periods. Any significant decrease in capital spending by these companies or institutions could have a material adverse effect on the Company's business, financial condition or results of operations. The diagnostics and life sciences markets continue to be unfavorably impacted by economic weakness in Europe and cost containment initiatives in several European governmental and healthcare systems. The life sciences market also continues to be affected by consolidation of pharmaceutical companies and governmental constraints on research and development spending. Cost containment initiatives in the U.S. and European healthcare systems are expected to be continuing factors which may affect the Company's sales. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Business Climate" and "Business -- Customers and Markets."

     Many of the Company's customers, including universities, medical schools and research institutions, obtain funding for the purchase of the Company's products from grants by governments or government agencies. If government funding necessary to purchase the Company's products were to decrease, the Company's business, financial condition or results of operations could be materially adversely affected.

     Healthcare reform and the growth of managed care organizations have been and continue to be significant factors in the clinical diagnostics market. These competitive forces place constraints on the levels of overall pricing, and thus could have a material adverse effect on the profit margins of the Company's products sold in clinical diagnostics markets. Such continuing changes in the United States and European healthcare markets could also force the Company to alter its approach in selling, marketing, distribution and servicing its customers. See "Business -- Government Regulation."

RISK OF CURRENCY FLUCTUATION; FOREIGN OPERATIONS; RECENT ADVERSE ECONOMIC CONDITIONS IN ASIA


     Approximately 50% of the Company's Pro Forma 1997 sales were generated outside of the United States. U.S. dollar denominated expenses represent a much greater percentage of the Company's operating expenses than U.S. dollar denominated sales represent of total net sales. As a result, appreciation of the U.S. dollar against the Company's major trading currencies has a negative impact on the Company's results of operations, and depreciation of the U.S. dollar has a positive impact. The Company seeks to mitigate the effects of changing currency exchange rates through hedging programs. However, long-term appreciation of the U.S. dollar could have a material adverse effect on the Company's business, financial condition or results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Foreign Currency Exposure" and "-- Financial
Condition -- Liquidity and Capital Resources" and Note 7 to Beckman's Consolidated Financial Statements and Note G to Coulter's Consolidated Financial Statements, included elsewhere in this Prospectus.


     In addition to the currency risks discussed above, the Company's international operations are subject to the risk of new and different legal and regulatory requirements in local jurisdictions, tariffs and trade barriers, potential difficulties in staffing and managing local operations, credit risk of local customers and distributors, potential difficulties in protecting intellectual property, risk of nationalization of private enterprises, potential imposition of restrictions on investments, potentially adverse tax consequences, including imposition or increase of withholding and other taxes on remittances and other payments by subsidiaries, and local economic, political and social conditions, including the possibility of hyper-inflationary conditions, in certain countries. There can be no assurance that one or a combination of these factors will not have a material adverse impact on the Company's ability to maintain or increase its foreign sales or on its business, financial condition or results of operations.

     The economic conditions in certain countries in Asia have worsened significantly in recent months. Approximately 8% of the Company's Pro Forma 1997 sales were derived from the Asian markets other than Japan, and approximately 11% of the Company's Pro Forma 1997 sales were derived from Japan where the economic downturn has been less significant. Although the Company does not anticipate that the Asian economic conditions will materially impact its business, financial condition or results of operations, there can be no assurance that the current economic conditions in Asia (including Japan) will not worsen or that the situation will not negatively impact the Company's business, financial condition or results of operations.

RELIANCE ON PATENTS AND OTHER INTELLECTUAL PROPERTY; RISK OF INTELLECTUAL PROPERTY LITIGATION

     The Company owns numerous United States and foreign patents, and has patent applications pending in the United States and abroad. The Company also owns numerous United States and foreign registered trademarks and trade names and has applications for the registration of trademarks and trade names pending in the United States and abroad. In addition, the Company possesses a wide array of unpatented proprietary technology and know-how and licenses certain intellectual property rights to and from third parties. The Company believes that its intellectual property rights in the aggregate are of material importance in the operation of the Company's business, but that no single patent or license is material in relation to the Company's business as a whole. See
"Business -- Patents and Trademarks."

     The Company's ability to compete effectively with other companies depends, to some extent, on its ability to maintain the proprietary nature of its intellectual property. There can be no assurance as to the degree of protection offered by the claims of the various patents or the likelihood that patents will be issued on pending patent applications. If the Company were unable to maintain the proprietary nature of its intellectual property with respect to its significant current or proposed products, the Company's business could be materially adversely affected. There can be no assurance that the Company will be able to obtain patent protection for products or processes discovered using the Company's technologies. Furthermore, there can be no assurance that any patents issued to the Company will not be challenged, invalidated, narrowed or circumvented, or that the rights granted thereunder will provide significant proprietary protection or competitive advantages to the Company. There can be no assurance that, if challenged, the Company's patents would be held valid by a court of competent jurisdiction. Legal standards relating to the breadth and scope of patent claims are uncertain. Accordingly, the valid scope of patent claims cannot be predicted. There can be no assurance that the claims of the Company's patents will be interpreted by a court broadly enough to offer significant patent protection to the Company, or that the claims of a third party's patents will not be interpreted by a court broadly enough to cover some of the Company's products. See "Business -- Patents and Trademarks."

     Litigation, which could result in substantial costs to the Company, may be necessary to enforce or defend the Company's patents or to determine the scope and validity of third-party proprietary rights. Uncertainties resulting from the initiation and continuation of any patent or related litigation could have a material adverse effect on the Company's business, financial condition or results of operations. An adverse outcome in connection with an infringement or validity proceeding could subject the Company to significant liabilities and expenses (e.g., reasonable royalties, lost profits, attorneys' fees, trebling of damages for willfulness), require disputed rights to be licensed from third parties or require the Company to cease using the disputed intellectual property or cease the sale of a commercial product, any of which could have a material adverse effect on the Company's business, financial condition or results of operations. For a discussion of currently pending litigation relating to certain of the Company's intellectual property, see "Business -- Legal Proceedings."

ENVIRONMENTAL MATTERS

     The Company's operations are subject to federal, state, local and foreign environmental laws and regulations. Although the Company continues to make expenditures for environmental protection, it does not anticipate any significant expenditures in order to comply with such laws and regulations that would have a material impact on the Company's operations or financial condition. No assurance can be given, however, that no such expenditures will be incurred. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Environmental Matters and Litigation."

     Management cannot predict with any certainty whether future events, such as changes in existing laws and regulations or the discovery of conditions not currently known to the Company, may give rise to additional environmental costs. Furthermore, actions by federal, state, local and foreign governments concerning environmental matters could result in laws or regulations that could increase the costs of producing the Company's products or providing its services, or otherwise adversely affect the demand for its products or services. See "Business -- Environmental Matters."

FRAUDULENT TRANSFER CONSIDERATIONS RELATING TO GUARANTEES

     The Company's obligations under the Notes are guaranteed on an unsecured, senior basis by the Note Guarantors. If, under relevant federal and state fraudulent transfer and conveyance statutes, in a bankruptcy or reorganization case or a lawsuit by or on behalf of unpaid creditors of any Note Guarantor, a court were to find that, at the time the Notes were guaranteed by such Note Guarantor, such Note Guarantor (a) guaranteed the Notes with the intent of hindering, delaying or defrauding current or future creditors or (b) (i) received less than reasonably equivalent value or fair consideration for guaranteeing the Notes, as applicable, and (ii)(A) was insolvent or was rendered insolvent by reason of the guarantee of the indebtedness, (B) was engaged, or about to engage, in a business or transaction for which its assets constituted unreasonably small capital, (C) intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured (as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes) or (D) was a defendant in an action for money damages, or had a judgment for money damages docketed against it (if, in either case, after final judgment the judgment is unsatisfied), such court could avoid or subordinate such Note Guarantor's Note Guarantee to presently existing and future indebtedness of such Note Guarantor and take other action detrimental to the holders of the Notes, including, under certain circumstances, invalidating the Note Guarantees. The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. There can be no assurance as to what standards a court would use to determine whether a Note Guarantor was solvent at the relevant time, or whether, whatever standard was used, the Note Guarantees would not be avoided on another of the grounds set forth above.

ABSENCE OF A PUBLIC MARKET FOR THE NOTES; RESTRICTIONS ON RESALE

     The Initial Notes have not been registered under the Securities Act. Accordingly, the Initial Notes may only be offered or sold pursuant to an exemption from the registration requirements of the Securities Act or pursuant to an effective registration statement. There is no existing market for the Exchange Notes and, although the Exchange Notes are expected to be eligible for trading in PORTAL, there can be no assurance as to the liquidity of any markets that may develop for the Exchange Notes, the ability of holders of the Exchange Notes to sell their Exchange Notes or the prices at which holders would be able to sell their Exchange Notes. Future trading prices of the Exchange Notes will depend on many factors, including, among other things, the Company's ability to effect the Exchange Offer, prevailing interest rates, the Company's operating results and the market for similar securities. The Company does not intend to apply for listing of the Exchange Notes on any securities exchange or for quotation of the Exchange Notes in any automated dealer quotation system. See "Plan of Distribution."

FAILURE TO EXCHANGE INITIAL NOTES

     Exchange Notes will be issued in exchange for Initial Notes only after timely receipt by the Exchange Agent of such Initial Notes, a properly completed and duly executed Letter of Transmittal and all other required documentation. Therefore, holders of Initial Notes desiring to tender such Initial Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor the Company is under any duty to give notification of defects or irregularities with respect to tenders of Initial Notes for exchange. Initial Notes that are not tendered or are tendered but not accepted will, following consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. In addition, any holder of Initial Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes will be required to comply with the registration and prospectus delivery requirements of the

Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for Initial Notes, where such Initial Notes were acquired by such broker-dealer as a result of market-making activities or any other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. To the extent that Initial Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Initial Notes could be adversely affected due to the limited amount, or "float," of the Initial Notes that are expected to remain outstanding following the Exchange Offer. Generally, a lower "float" of a security could result in less demand to purchase such security and could, therefore, result in lower prices for such security. For the same reason, to the extent that a large amount of Initial Notes are not tendered or are tendered and not accepted in the Exchange Offer, the trading market for the Exchange Notes could be adversely affected. See "Plan of Distribution" and "The Exchange Offer."

                               THE EXCHANGE OFFER
PURPOSE OF THE EXCHANGE OFFER

     The Initial Notes were issued by the Company on March 4, 1998 (the "Closing Date") to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Purchasers subsequently sold the Initial Notes to "qualified institutional buyers" ("QIBs"), as defined in Rule 144A under the Securities Act ("Rule 144A"), in reliance on Rule 144A. As a condition to the sale of the Initial Notes, the Company and the Initial Purchasers entered into the Registration Rights Agreement on March 4, 1998. Pursuant to the Registration Rights Agreement, the Company agreed that, unless the Exchange Offer is not permitted by applicable law or Commission policy, it would (i) file with the Commission a Registration Statement under the Securities Act with respect to the Exchange Notes within 45 calendar days after the Closing Date, (ii) use its best efforts to cause such Registration Statement to become effective under the Securities Act within 120 calendar days after the Closing Date (iii) use its best efforts to keep the Registration Statement effective until the closing of the Exchange Offer and (iv) use its best efforts to cause the Exchange Offer to be consummated within 150 calendar days after the Closing Date. Upon the effectiveness of the Registration Statement, the Company will offer the Exchange Notes in exchange for surrender of the Initial Notes. The Company will keep the Exchange Offer open for not less than 30 calendar days after the date notice of the Exchange Offer is mailed to the holders of the Notes (or longer if required by applicable law). A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement. The Registration Statement is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement.

RESALE OF THE EXCHANGE NOTES

     With respect to the Exchange Notes, based upon an interpretation by the staff of the Commission set forth in certain no-action letters issued to third parties, the Company believes that a Holder (other than (i) a broker-dealer who purchases such Exchange Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) any such Holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who exchanges Initial Notes for Exchange Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement with any person to participate, in a distribution of the Exchange Notes, will be allowed to resell Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any Holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in the distribution of the Exchange Notes or is a broker-dealer, such Holder cannot rely on the position of the staff of the Commission enumerated in certain no-action letters issued to third parties and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Each broker-dealer that receives Exchange Notes for its own account in exchange for Initial Notes, where such Initial Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Initial Notes where such Initial Notes were acquired by such broker-dealer as a result of market-making or other trading activities. See "Plan of Distribution."

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Initial Notes validly tendered and not withdrawn prior to the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Initial Notes surrendered pursuant to the Exchange Offer. Initial Notes may be tendered only in integral multiples of $1,000.

     The form and terms of the Exchange Notes are the same as the form and terms of the Initial Notes except that (i) the exchange will be registered under the Securities Act and, therefore, the Exchange Notes will not bear legends restricting the transfer thereof and (ii) holders of the Exchange Notes will not be entitled to any of the rights of holders of Initial Notes under the Registration Rights Agreement, which rights will terminate upon the consummation of the Exchange Offer. The Exchange Notes will evidence the same indebtedness as the Initial Notes (which they replace) and will be issued under, and be entitled to the benefits of, the Indenture, which also authorizes the issuance of the Initial Notes, such that both series of Notes will be treated as a single class of debt securities under the Indenture.

     As of the date of this Prospectus, $160,000,000 in aggregate principal amount of the Initial 2003 Notes are outstanding and registered in the name of Cede & Co., as nominee for DTC and $240,000,000 in aggregate principal amount of the Initial 2008 Notes are outstanding and registered in the name of Cede & Co., as nominee for DTC. Only a registered Holder of the Initial Notes (or such Holder's legal representative or attorney-in-fact) as reflected on the records of the Trustee under the Indenture may participate in the Exchange Offer. There will be no fixed record date for determining registered holders of the Initial Notes entitled to participate in the Exchange Offer.

     Holders of the Initial Notes do not have any appraisal or dissenters' rights under the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder.

     The Company shall be deemed to have accepted validly tendered Initial Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Initial Notes for the purposes of receiving the Exchange Notes from the Company.

     Holders who tender Initial Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Initial Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" shall mean 5:00 p.m., New York City time on
            , 1998, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

     In order to extend the Exchange Offer, the Company will (i) notify the Exchange Agent of any extension by oral or written notice and (ii) mail to the registered holders an announcement thereof which shall include disclosure of the approximate number of Initial Notes deposited to date, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

     The Company reserves the right, in its reasonable discretion, (i) to delay accepting any Initial Notes, (ii) to extend the Exchange Offer or (iii) if any conditions set forth below under "-- Conditions" shall not have been satisfied, to terminate the Exchange Offer by giving oral or written notice of such delay, extension or termination to the Exchange Agent. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

INTEREST ON THE EXCHANGE NOTES

     The Exchange 2003 Notes will bear interest at a rate equal to 7.10% per annum and the Exchange 2008 Notes will bear interest at a rate equal to 7.45% per annum. Interest on the Exchange Notes will be payable semi-annually in arrears on each March 4 and September 4, commencing September 4, 1998. Holders of Exchange Notes will receive interest on September 4, 1998 from the date of initial issuance of the Exchange Notes, plus an amount equal to the accrued interest on the Initial Notes from the date of initial delivery to the date of exchange thereof for Exchange Notes. Holders of Initial Notes that are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the Initial Notes.

PROCEDURES FOR TENDERING

     Only a registered Holder of Initial Notes may tender such Initial Notes in the Exchange Offer. To tender in the Exchange Offer, a Holder of Initial Notes must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile to the Exchange Agent at the address set forth below under "-- Exchange Agent" for receipt prior to the Expiration Date. In addition, either (i) certificates for such Initial Notes must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Initial Notes, if such procedure is available, into the Exchange Agent's account at the Depositary pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or (iii) the Holder must comply with the guaranteed delivery procedures described below.

     The tender by a Holder that is not withdrawn prior to the Expiration Date will constitute an agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF INITIAL NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE, PROPERLY INSURED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR INITIAL NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner(s) of the Initial Notes whose Initial Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Initial Notes, either make appropriate arrangements to register ownership of the Initial Notes in such owner's name or obtain a properly completed bond power from the registered Holder. The transfer of registered ownership may take considerable time.

     Signatures on a Letter of Transmittal or a notice of withdrawal described below (see "-- Withdrawal of Tenders"), as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Initial Notes tendered pursuant thereto are tendered (i) by a registered Holder who has not completed the box entitled "Special Issuance Instructions" or the box entitled "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be made by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act which is a member of one of the recognized signature guarantee programs identified in the Letter of Transmittal (an "Eligible Institution").

     If the Letter of Transmittal is signed by a person other than the registered holder of any Initial Notes listed therein, such Initial Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered Holder as such registered Holder's name appears on such Initial Notes.

     If the Letter of Transmittal or any Initial Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     The Exchange Agent and the Depositary have confirmed that any financial institution that is a participant in the Depositary's system may utilize the Depositary's Automated Tender Offer Program to tender Initial Notes.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Initial Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Initial Notes not properly tendered or any Initial Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Initial Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Initial Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Initial Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Initial Notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

     While the Company has no present plan to acquire any Initial Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any Initial Notes that are not tendered pursuant to the Exchange Offer, the Company reserves the right in its sole discretion to purchase or make offers for any Initial Notes that remain outstanding subsequent to the Expiration Date or, as set forth below under "-- Conditions," to terminate the Exchange Offer and, to the extent permitted by applicable law, purchase Initial Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

     Each holder of the Notes who wishes to tender Notes in exchange for Exchange Notes in the Exchange Offer will be required to represent that (i) it is not an affiliate of the Company, (ii) any Exchange Notes to be received by it are to be acquired in the ordinary course of its business and (iii) at the time of consummation of the Exchange Offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes. In addition, in connection with the resale of Exchange Notes, any Participating Broker-Dealer who acquired the Notes for its own account as a result of market-making or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the original sale of the Notes) with the prospectus contained in the Registration Statement.

RETURN OF INITIAL NOTES

     If any tendered Initial Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Initial Notes are withdrawn or are submitted for a greater principal amount than the holders desire to exchange, such unaccepted, withdrawn or non-exchanged Initial Notes will be returned without expense to the tendering Holder thereof (or, in the case of Initial Notes tendered by book-entry transfer into the Exchange Agent's account at the Depositary pursuant to the book-entry transfer procedures described below, such Initial Notes will be credited to an account maintained with the Depositary) as promptly as practicable.

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Initial Notes at the Depositary for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Depositary's systems may make book-entry delivery of Initial

Notes by causing the Depositary to transfer such Initial Notes into the Exchange Agent's account at the Depositary in accordance with the Depositary's procedures for transfer. However, although delivery of Initial Notes may be effected through bookentry transfer at the Depositary, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under "-- Exchange Agent" on or prior to the Expiration Date or pursuant to the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Initial Notes and (i) whose Initial Notes are not immediately available or (ii) who cannot deliver their Initial Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender if:

          (a) The tender is made through an Eligible Institution;

          (b) Prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Company (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number(s) of such Initial Notes and the principal amount of Initial Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or a facsimile thereof), together with the certificate(s) representing the Initial Notes in proper form for transfer or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) Such properly executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Initial Notes in proper form for transfer and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five New York Stock Exchange trading days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Initial Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Initial Notes may be withdrawn at any time prior to 5:00 p.m. on the Expiration Date.

     To withdraw a tender of Initial Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Initial Notes to be withdrawn (the "Depositor"), (ii) identify the Initial Notes to be withdrawn (including the certificate number or numbers and principal amount of such Initial Notes) and (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Initial Notes were tendered (including any required signature guarantees). All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company in its sole discretion, whose determination shall be final and binding on all parties. Any Initial Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer, and no Exchange Notes will be issued with respect thereto unless the Initial Notes so withdrawn are validly retendered. Properly withdrawn Initial Notes may be retendered by following one of the procedures described above under "The Exchange Offer -- Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange the Exchange Notes for, any Initial Notes, and may terminate the Exchange Offer as provided herein before the acceptance of such Initial Notes, if, in the reasonable judgment of the Company, the

Exchange Offer violates applicable law, rules or regulations or an applicable interpretation of the staff of the Commission.

     If the Company determines in its reasonable discretion that any of these conditions are not satisfied, the Company may (i) refuse to accept any Initial Notes and return all tendered Initial Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Initial Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Initial Notes (see "-- Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Initial Notes that have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders of the Initial Notes, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

TERMINATION OF CERTAIN RIGHTS

     All rights under the Registration Rights Agreement (including registration rights) of holders of the Initial Notes eligible to participate in the Exchange Offer will terminate upon consummation of the Exchange Offer except with respect to the Company's continuing obligations (i) to indemnify such holders (including any broker-dealers) and certain parties related to such holders against certain liabilities (including liabilities under the Securities Act) and (ii) to provide, upon the request of any Holder of a transfer-restricted Initial Note, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Initial Notes pursuant to Rule 144A.

SHELF REGISTRATION

     In the event that (i) any changes in law or the applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, (ii) for any other reason the Registration Statement is not declared effective within 120 calendar days following the Closing Date or the Exchange Offer is not consummated within 150 calendar days following the Closing Date,
(iii) upon the request of any of the Initial Purchasers or (iv) any holder of the Notes is not permitted to participate in the Exchange Offer or does not receive fully tradeable Exchange Notes pursuant to the Exchange Offer, the Company will, at its cost, (a) as promptly as practicable, file a shelf registration statement covering resales of the Notes (the "Shelf Registration"),
(b) use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act by the 150th calendar day after the Closing Date and (c) use its best efforts to keep effective the Shelf Registration Statement until two years after its effective date, or such shorter period which will terminate when all the Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration or Rule 144 or cease to be outstanding. The Company will, in the event of the filing of a Shelf Registration Statement, provide to each holder of the Notes copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement for the Notes has become effective and take certain other actions as are required to generally permit unrestricted resales of the Notes. A holder of the Notes that sells such Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder (including certain indemnification obligations). In addition, each holder of the Notes will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement and to benefit from the provisions regarding liquidated damages ("Liquidated Damages") set forth in the following paragraph.

LIQUIDATED DAMAGES

     In the event that (i) the Registration Statement is not filed with the Commission on or prior to the 45th calendar day following the Closing Date, (ii) the Registration Statement is not declared effective on or prior to the 120th calendar day following the Closing Date, (iii) the Exchange Offer is not consummated, or, if required, a Shelf Registration Statement with respect to the Notes is not declared effective, in either case, on or prior to the 150th calendar day following the Closing Date or (iv) the Registration Statement is declared effective but thereafter ceases to be effective or usable (each such event referred to in clauses (i) through (iv) above, a "Registration Default"), the interest rate borne by the Notes shall be increased by one-quarter of one percent (0.25%) per annum upon the occurrence of each Registration Default, which rate will increase by one-quarter of one percent (0.25%) each 90-day period that such additional interest continues to accrue under any circumstance, with an aggregate maximum increase in interest rate equal to one-half of one percent (0.50%) per annum until such Registration Default has been cured. Upon
(w) the filing of the Registration Statement after the 45-day period described in clause (i) above, (x) the effectiveness of the Registration Statement after the 120-day period described in clause (ii) above, (y) the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after the 150-day period described in clause (iii) above, or (z) the cure of any Registration Default described in clause (iv) above, the interest rate borne by the Notes from the date of such filing, effectiveness, consummation or cure, as the case may be, will be reduced to the original interest rate if the Company is otherwise in compliance with this paragraph; provided, however, that if, after any such reduction in interest rate, a different event specified in clause (i), (ii), (iii) or (iv) above occurs, the interest rate will again be increased pursuant to the foregoing provisions.

EXCHANGE AGENT

     The First National Bank of Chicago has been appointed as Exchange Agent of the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

       By Registered or Certified Mail:                      By Hand Delivery:

      The First National Bank of Chicago             The First National Bank of Chicago
            One North State Street                         One North State Street
                  9th Floor                                      9th Floor
           Chicago, Illinois 60602                        Chicago, Illinois 60602

            By Overnight Delivery:                             By Facsimile:

      The First National Bank of Chicago                       (312) 407-4656
            One North State Street                         Confirm by Telephone:
                  9th Floor                                    (312) 407-2068
           Chicago, Illinois 60602

     DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of the Company and its affiliates.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be approximately $200,000. Such expenses include registration fees, fees and expenses of the Exchange Agent and the Trustee, accounting and legal fees and printing costs, among others.

     The Company will pay all transfer taxes, if any, applicable to the exchange of Initial Notes pursuant to the Exchange Offer. If, however, a transfer tax is imposed for any reason other than the exchange of the Initial Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

CONSEQUENCE OF FAILURES TO EXCHANGE

     Participation in the Exchange Offer is voluntary. Holders of the Initial Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

     The Initial Notes that are not exchanged for the Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Initial Notes may be resold only (i) to a person whom the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, (ii) in a transaction meeting the requirements of Rule 144 under the Securities Act, (iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, (iv) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (v) to the Company or (vi) pursuant to an effective registration statement and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

ACCOUNTING TREATMENT

     For accounting purposes, the Company will recognize no gain or loss as a result of the Exchange Offer. The expenses of the Exchange Offer will be amortized over the term of the Exchange Notes.

                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of the Notes in the Offering were approximately $394.3 million (after deducting Offering expenses and the Initial Purchasers' discount). Net proceeds from the Offering of $300.0 million were used to prepay all Term Loan borrowings, net proceeds of $80.0 million were used to repay a portion of the Revolving Credit Facility and the remaining net proceeds of $14.3 million were used for operating purposes.

     The Company will not receive any cash proceeds from the issuance of the Exchange Notes. In consideration for issuing the Exchange Notes as contemplated in this Prospectus, the Company will receive in exchange Initial Notes in like principal amount, which will be canceled and as such will not result in any increase in indebtedness of the Company.

                                THE ACQUISITION

     On October 31, 1997, Beckman acquired all of the outstanding capital stock of Coulter, which became a wholly owned subsidiary of Beckman. The purchase price for the Acquisition totaled $1,178.0 million, consisting of $875.0 million in cash, assumed liabilities of $170.0 million and purchase liabilities of $133.0 million. Purchase liabilities recorded included approximately $110.0 million for severance and related costs and approximately $23.0 million for costs associated with the closure of certain offices and manufacturing facilities. The Company expects to complete its termination of certain employees and closure of certain facilities in 1998. Assumed liabilities recorded included approximately $103.0 million of contractual obligations of Coulter to its employees, $36.0 million of change in control payments and $31.0 million of other assumed liabilities. The Company expects to pay for such liabilities throughout 1998. See Note 3 to Consolidated Financial Statements of Beckman.

     The stock purchase agreement (the "Stock Purchase Agreement") between Beckman, Coulter and the former stockholders of Coulter contains customary representations, warranties, covenants and agreements for the transactions contemplated therein. Subject to certain restrictions and limitations, the parties have agreed to indemnify a non-breaching party against certain liabilities associated therewith. Generally, a non-breaching party is entitled to indemnification of up to $50.0 million in respect of aggregate damages and claims that exceed $10.0 million. In addition, at the consummation of the Acquisition, Beckman, the former stockholders of Coulter and an escrow agent entered into an escrow agreement with customary terms and conditions whereby $50.0 million of the $875.0 million cash portion of the purchase price was deposited into an escrow account to secure the obligations of the former stockholders of Coulter to Beckman under the Stock Purchase Agreement. The $50.0 million of funds in the escrow are available to Beckman, subject to certain conditions, for aggregate damages and claims that exceed $10.0 million. One-half of the proceeds in the escrow will be distributed to the former stockholders of Coulter two years following the consummation of the Acquisition, less any reserves subject to indemnification, and the remaining proceeds will be distributed to the former stockholders of Coulter three years following the consummation of the Acquisition, less any reserves subject to indemnification.


     Concurrently with the consummation of the Acquisition, the Company entered into a credit facility (the "Credit Facility") which provides for aggregate commitments not exceeding $1.3 billion, including $800.0 million of commitments under an unsecured revolving credit facility (the "Revolving Credit Facility") and $500.0 million of commitments under an unsecured term loan facility (the "Term Loan"). On October 31, 1997, the Company borrowed $600.0 million under the Revolving Credit Facility and $500.0 million under the Term Loan to finance the Acquisition in part. In December 1997, the Company sold certain financial assets (primarily consisting of equipment subject to customer leases and lease receivables) for proceeds of approximately $75.0 million. These proceeds and approximately $25.0 million of cash provided by operations were used to pay down $100.0 million of then outstanding Term Loan borrowings. In January 1998, the Company prepaid an additional $100.0 million of Term Loan borrowings by borrowing an additional $100.0 million under the Revolving Credit Facility. Net proceeds from the Offering of $300.0 million were used to prepay all Term Loan borrowings, net proceeds of $80.0 million were used to repay a portion of the Revolving Credit Facility and the remaining net proceeds of $14.3 million were used for operating purposes. As of March 31, 1998, there were no amounts outstanding under the Term Loan and $670.0 million outstanding under the Revolving Credit Facility. See "Description of Credit Facility."

                                 CAPITALIZATION


     The following table sets forth as of March 31, 1998 the historical capitalization of the Company. This table should be read in conjunction with the historical financial statements and information of Beckman and the related notes thereto included elsewhere in this Prospectus. See "Selected Historical Financial Information of Beckman," and the Consolidated Financial Statements of Beckman.



                                                                AT MARCH 31,
                                                                    1998
                                                                ------------
Cash and equivalents........................................      $   31.2
                                                                  ========
Short-term borrowings.......................................      $   66.9
Current portion of long-term debt...........................          16.1
                                                                  --------
     Total short-term debt..................................          83.0
Long-term debt, net of current portion:
     Revolving Credit Facility..............................         670.0
     Term Loan..............................................            --
     Initial 2003 Notes(a)..................................         160.0
     Initial 2008 Notes(a)..................................         239.9
     7.05% Debentures due 2026..............................         100.0
     Other long-term debt...................................          78.8
                                                                  --------
     Total long-term debt, net of current portion...........       1,248.7
                                                                  --------
     Total debt.............................................       1,331.7
Stockholders' equity(b).....................................          67.8
                                                                  --------
     Total capitalization...................................      $1,399.5
                                                                  ========


---------------


(a) The Initial Notes are expected to be replaced with the Exchange Notes upon consummation of the Exchange Offer.



(b) Does not include options to purchase 3.5 million shares of common stock of the Company.

                         PRO FORMA FINANCIAL STATEMENTS


     The following unaudited pro forma balance sheet as of December 31, 1997 has been prepared to illustrate the effect of the Offering and the application of the net proceeds therefrom, as if they had occurred on December 31, 1997. The following unaudited pro forma statement of operations of Beckman and Coulter for the year ended December 31, 1997 has been prepared to illustrate the effect of the Acquisition, the Offering and the application of the net proceeds therefrom, as if they had occurred as of January 1, 1997. The pro forma statement of operations for the year ended December 31, 1997 includes the results of Coulter for the ten months ended October 31, 1997. The results of Coulter for the two months ended December 31, 1997 are included in Beckman's consolidated statement of operations for the year ended December 31, 1997. The pro forma adjustments also give effect to the spin-off of Coulter's interest in Coulter Pharmaceutical, Inc. ("Coulter Pharmaceutical") and a spin-off of a portion of the capital stock of Coulter Cellular Therapies, Inc. ("Coulter Cellular"), which were completed prior to the Acquisition, as if such spin-offs were completed prior to January 1, 1997. The pro forma adjustments, and the assumptions on which they are based, are described in the accompanying notes to the Pro Forma Financial Statements. A pro forma statement of operations for the three months ended March 31, 1998 has not been included as its presentation would not be significantly different from the historical results of operations for the same three months.


     The unaudited pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or consolidated results of operations of the Company that would have been reported had the Acquisition, the Offering and the application of the net proceeds therefrom occurred on the dates indicated, nor do they represent a forecast of the consolidated financial position of the Company at any future date or the consolidated results of operations of the Company for any future period. Furthermore, no effect has been given in the pro forma statement of operations for synergies or costs, if any, that may be realized through the combination of Beckman and Coulter. The pro forma financial statements, including the notes thereto, should be read in conjunction with the Consolidated Financial Statements of Beckman and Coulter.

                            PRO FORMA BALANCE SHEET
                             (DOLLARS IN MILLIONS)
                                  (UNAUDITED)

                                     ASSETS


                                                            BECKMAN          PRO FORMA     PRO FORMA
                                                       DECEMBER 31, 1997    ADJUSTMENTS     COMBINED
                                                       ------------------   -----------    ----------
Current assets:
  Cash and equivalents...............................       $   33.1            399.9(a)    $   47.4
                                                                               (380.0)(b)
                                                                                 (5.6)(c)
  Short-term investments.............................            0.4                             0.4
  Trade receivables and other........................          524.6                           524.6
  Inventories........................................          332.3                           332.3
  Deferred income taxes..............................           53.0                            53.0
  Other current assets...............................           33.3                            33.3
                                                            --------         --------       --------
     Total current assets............................          976.7             14.3          991.0
Property, plant and equipment, net...................          410.9                           410.9
Intangible assets....................................          444.9                           444.9
Goodwill.............................................          402.8                           402.8
Deferred income taxes................................             --                              --
Other assets.........................................           95.7              5.6(c)        99.7
                                                                                 (1.6)(d)
                                                            --------         --------       --------
          Total assets...............................       $2,331.0         $   18.3       $2,349.3
                                                            ========         ========       ========
                                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable......................................       $   49.0         $              $   49.0
  Current maturities of long-term debt...............           19.9                            19.9
  Accounts payable...................................           96.3                            96.3
  Accrued compensation...............................           84.6                            84.6
  Other accrued expenses.............................          575.5                           575.5
  Income taxes.......................................           69.6             (0.6)(e)       69.0
                                                            --------         --------       --------
     Total current liabilities.......................          894.9             (0.6)         894.3
Long-term debt, less current maturities..............        1,181.3            399.9(a)     1,201.2
                                                                               (380.0)(b)
Deferred income taxes................................           40.3                            40.3
Other liabilities....................................          132.7                           132.7
                                                            --------         --------       --------
     Total liabilities...............................        2,249.2             19.3        2,268.5
Stockholders' equity.................................           81.8             (1.6)(d)       80.8
                                                                                  0.6(e)
                                                            --------         --------       --------
          Total liabilities and stockholders'
            equity...................................       $2,331.0         $   18.3       $2,349.3
                                                            ========         ========       ========


                  See Notes to Pro Forma Financial Statements.

                       PRO FORMA STATEMENT OF OPERATIONS
                (DOLLARS IN MILLIONS, EXCEPT AMOUNTS PER SHARE)
                                  (UNAUDITED)


                                         BECKMAN              COULTER
                                       YEAR ENDED         10 MONTHS ENDED       PRO FORMA        PRO FORMA
                                    DECEMBER 31, 1997   OCTOBER 31, 1997(f)   ADJUSTMENTS(g)      COMBINED
                                    -----------------   -------------------   --------------    ------------
Sales.............................      $1,198.0              $592.1                              $1,790.1
Operating costs and expenses:
  Cost of sales...................         609.7               316.4                 5.7(h)          931.8
  Marketing, general and
     administrative...............         360.3               186.8                 7.8(i)          568.4
                                                                                    13.5(i)
  Research and development........         123.6                64.8                                 188.4
  In-process research and
     development..................         282.0                                  (282.0)(j)            --
  Restructuring charge............          59.4                 5.9               (59.4)(k)           5.9
                                        --------              ------              ------          --------
Operating (loss) income...........        (237.0)               18.2               314.4              95.6
Nonoperating expense:
  Interest income.................          (6.1)               (6.5)                                (12.6)
  Interest expense................          29.4                10.6                50.6(l)           91.3
                                                                                     0.7(m)
  Other, net......................          (8.4)               (8.3)                4.7(n)          (12.0)
                                        --------              ------              ------          --------
Nonoperating expense, net.........          14.9                (4.2)               56.0              66.7
                                        --------              ------              ------          --------
(Loss) earnings before income
  taxes...........................        (251.9)               22.4               258.4              28.9
Income tax provision (benefit)....          12.5                13.0                (6.0)(e)          19.5
                                        --------              ------              ------          --------
Net (loss) earnings...............      $ (264.4)             $  9.4              $264.4          $    9.4
                                        ========              ======              ======          ========
Basic (loss) earnings per share...      $  (9.58)                                                 $   0.34
                                        ========                                                  ========
Weighted average number of shares
  outstanding.....................          27.6                                                      27.6
                                        ========                                                  ========
Diluted (loss) earnings per
  share...........................      $  (9.58)                                                 $   0.33
                                        ========                                                  ========
Weighted average number of shares
  outstanding.....................          27.6                                                      28.6
                                        ========                                                  ========


                  See Notes to Pro Forma Financial Statements.

                    NOTES TO PRO FORMA FINANCIAL STATEMENTS

     The pro forma financial statements and related notes give effect to the Acquisition accounted for as a purchase. The pro forma balance sheet assumes that the Offering and the application of the net proceeds therefrom were completed as of December 31, 1997 and the pro forma statement of operations assumes that the Acquisition, the Offering and the application of the net proceeds therefrom were completed on January 1, 1997. The Acquisition was consummated on October 31, 1997. Accordingly, the historical financial statements for the Company for the fiscal year ended December 31, 1997 include the results of Coulter from November 1, 1997, and the pro forma statement of operations for the year ended December 31, 1997 also includes the results of Coulter for the ten months ended October 31, 1997.

     All interim financial data used to develop the pro forma balance sheet and statement of operations are unaudited, but in the opinion of management, reflect all adjustments necessary (consisting only of normal recurring entries) for a fair presentation thereof.

     The unaudited pro forma statement of operations is not necessarily indicative of operating results which would have been achieved had the Acquisition, the Offering and the application of the net proceeds therefrom been consummated as of January 1, 1997 and should not be construed as representative of future earnings.

     Under purchase accounting, the total acquisition cost was allocated to Coulter's assets and liabilities based on their relative fair values. The final allocations may be different from the amounts reflected herein. The Company does not believe that the final purchase price allocation will differ significantly from the preliminary purchase price allocation recorded in Fiscal 1997. The Company's analysis resulted in an allocation of $282.0 million to in-process research and development which, under generally accepted accounting principles, was expensed immediately after the Acquisition was completed. For additional information on the allocation of the purchase price, see Note 3 to Consolidated Financial Statements of Beckman.

     The pro forma statement of operations for the year ended December 31, 1997 excludes the $282.0 million write-off of in-process research and development and the $59.4 million restructuring charge, as they are non-recurring charges associated with the Acquisition.

     The pro forma basic net earnings per share is based on the weighted average number of common shares of Beckman during the period ended December 31, 1997 and the pro forma diluted net earnings per share reflects the impact of dilutive securities issued and outstanding.

     The following adjustments were recorded in the pro forma financial statements:


           (a) Reflects cash proceeds from the Offering. The adjustment also reflects the $0.1 million original issue discount associated with the issuance of the Initial 2008 Notes.



           (b) Reflects the reduction in debt upon application of the proceeds from the Offering to pay down the existing Term Loan and the Revolving Credit Facility.



           (c) Reflects financing fees and expenses related to the Notes estimated to be $5.6 million, which will be capitalized and amortized over the term of such debt.



           (d) To write-off unamortized financing fees and expenses on refinanced debt of Beckman and Coulter.



           (e) Reflects the tax effect of the pro forma adjustments. Pro forma goodwill amortization of $7.8 million and the $282.0 million write-off of in-process research and development are not deductible for tax purposes. An assumed effective tax rate of 38%, giving effect to the Acquisition, was applied to the other pro forma adjustments described.



           (f) Reflects ten months of operations for the period ended October 31, 1997.



           (g) The pro forma adjustments to the statement of operations do not reflect the write-off of financing fees and expenses on refinanced debt of Beckman and Coulter as they will be recorded as extraordinary charges, net of tax. See (c), above.

           (h) Represents additional cost of sales as a result of a step-up in the basis of Coulter's inventory upon allocation of the acquisition cost.

           (i) Reflects the pro forma amortization of goodwill of $7.8 million and intangible assets of $13.5 million recorded as a result of the Acquisition. Amortization of intangible assets was calculated on a straight-line basis over periods ranging from 15-30 years. Amortization of goodwill was calculated on a straight-line basis over 40 years.

           (j) To eliminate the one-time write-off of $282.0 million of in-process research and development identified in the purchase price allocation of the Acquisition. The in-process research and development is based upon the economic value of projects in process, which cannot be capitalized under generally accepted accounting principles.

           (k) To eliminate a non-recurring restructuring charge of $59.4 million recorded in Fiscal 1997 for estimated costs for closing duplicate facilities of Beckman which, in the opinion of management, have no further useful life as a result of the Acquisition, and for implementation of operating efficiencies, and certain other costs.

           (l) Reflects interest expense for ten months at an assumed average rate of 7.25% on approximately $1,100 million of additional outstanding debt incurred to complete the Acquisition less amounts of Beckman and Coulter debt repaid with the proceeds of such additional debt. Also gives effect to the Offering and the application of the net proceeds therefrom as described in "Use of Proceeds," using the same assumed average rate of 7.25%. Excludes approximately $4.5 million of interest expense due to the fact that the incremental debt was assumed to be net of the $75.0 million paydown resulting from the Company's sale of financial assets, primarily consisting of equipment subject to customer leases and lease receivables. For each 0.25% change in assumed average interest expense on the outstanding indebtedness, annual pro forma interest expense would change by $2.3 million.

           (m) Reflects the amortization of $5.6 million of debt financing fees and expenses incurred in connection with the Offering over an assumed
     7 1/2-year term.


           (n) Reflects the elimination of the results of operations of Coulter Pharmaceutical and Coulter Cellular (net of the 22% equity interest portion of Coulter Cellular which was retained) included in Coulter's historical results of operations. Prior to the Acquisition, Coulter distributed as dividends to its stockholders all of its 12% interest in Coulter Pharmaceutical and two-thirds of its 68% equity interest in Coulter Cellular.

              SELECTED HISTORICAL FINANCIAL INFORMATION OF BECKMAN

     The Selected Historical Financial Information and Other Data below should be read in conjunction with the Consolidated Financial Statements of the Company included elsewhere in this Prospectus, and the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Selected Historical Financial Information for each of the years in the five-year period ended December 31, 1997 have been derived from audited financial statements.


                                             THREE MONTHS
                                           ENDED MARCH 31,                       YEAR ENDED DECEMBER 31,
                                         --------------------    --------------------------------------------------------
                                           1998        1997      1997(a)       1996        1995        1994        1993
                                         --------    --------    --------    --------    --------    --------    --------
                                                         (DOLLARS IN MILLIONS, EXCEPT AMOUNTS PER SHARE)
SUMMARY OF OPERATIONS:
  Sales................................  $  399.4    $  231.9    $1,198.0    $1,028.0    $  930.1    $  888.6    $  875.7
  Costs of sales.......................     229.8       109.6       609.7       477.8       427.2       416.3       418.3
  Marketing, general and
    administrative.....................     119.7        74.8       360.3       319.3       300.4       281.9       278.5
  Research and development.............      41.6        24.0       123.6       108.4        91.7        91.5        93.3
  In-process research and
    development(b).....................        --          --       282.0          --          --          --          --
  Restructuring charge(c)..............        --          --        59.4          --        27.7        11.3       114.7
                                         --------    --------    --------    --------    --------    --------    --------
  Operating (loss) income..............       8.3        23.5      (237.0)      122.5        83.1        87.6       (29.1)
  Nonoperating expense, net............      20.7         1.2        14.9        11.0        10.7        12.7        24.8
                                         --------    --------    --------    --------    --------    --------    --------
  (Loss) earnings before income
    taxes..............................     (12.4)       22.3      (251.9)      111.5        72.4        74.9       (53.9)
  Net (loss) earnings before accounting
    changes............................      (8.4)       15.6      (264.4)       74.7        48.9        47.3       (33.6)
  Net (loss) earnings..................  $   (8.4)   $   15.6    $ (264.4)   $   74.7    $   48.9    $   42.2    $  (37.6)
                                         ========    ========    ========    ========    ========    ========    ========
Weighted average common shares and
  dilutive common share equivalents (in
  millions)(d).........................      27.7        28.9        27.6        28.9        28.8        28.1        27.8
Return on average stockholders'
  equity...............................    (11.2%)        4.0%     (110.0%)      20.0%       14.7%       14.2%       11.9%
Diluted (loss) earnings per share
  before accounting changes............  $  (0.30)   $   0.54    $  (9.58)   $   2.58    $   1.70    $   1.68    $  (1.21)
Diluted (loss) earnings per share......     (0.30)       0.54       (9.58)       2.58        1.70        1.50       (1.35)
Dividends paid per share of common
  stock................................  $   0.15    $   0.15    $   0.60    $   0.52    $   0.44    $   0.40    $   0.36
FINANCIAL POSITION (END OF YEAR):
  Current assets.......................  $  956.1    $  564.6    $  976.7    $  579.4    $  533.3    $  512.0    $  544.5
  Current liabilities..................     783.0       275.5       894.9       279.3       251.2       268.8       323.3
  Working capital......................     173.1       289.1        81.8       300.1       282.1       243.2       221.2
  Property, plant and equipment, net...     389.2       225.4       410.9       263.5       252.1       232.6       216.8
  Total assets.........................   2,275.3       937.1     2,331.0       960.1       907.8       829.1       820.0
  Long-term debt, less current
    maturities.........................   1,248.7       176.1     1,181.3       176.6       162.7       117.3       113.7
  Stockholders' equity.................      67.8       390.7        81.8       398.9       347.9       317.0       275.5
OTHER DATA:
  Capital expenditures(e)..............  $   20.7    $   21.9    $  110.7    $  117.4    $  110.0    $   98.7    $   92.8
  Depreciation and amortization........      29.3        21.4       109.1        87.8        79.1        70.1        63.5
  Number of employees (unaudited)......    10,831       6,026      11,171       6,079       5,702       5,963       6,689
  Ratio of earnings to fixed
    charges(f).........................        --(g)      4.0          --(g)      5.0         4.1         4.5          --(g)


---------------

(a) Historical financial information of the Company for the fiscal year ended December 31, 1997 includes results for Coulter from November 1, 1997.

(b) The Company's allocation of purchase price in the Acquisition resulted in the allocation of $282.0 million of in-process research and development which, under generally accepted accounting principles, was expensed immediately after the Acquisition was completed.

(c) The 1997 Beckman restructuring charge of $59.4 million was taken in conjunction with the Acquisition and includes costs associated with asset redeployment, reduction of duplicate overhead and implementation of operating efficiencies on a worldwide basis. The 1995 and 1994 Beckman restructuring charges include costs for facility moves and transition costs which were anticipated and directly associated with Beckman's 1993 restructuring plan but could not be recognized in establishment of the original restructuring reserve under generally accepted accounting principles. The Beckman restructuring in 1993 resulted from a redirected business strategy in response to unfavorable market conditions caused by a worldwide drive to contain healthcare costs and generally weak economic conditions.

(d) Common share equivalents were not included prior to 1995 as the dilutive effect was not significant.


(e) Capital expenditures include expenditures for customer leased equipment. For the three months ended March 31, 1998 and for Fiscal 1997, customer leased equipment accounted for approximately 49% and 85%, respectively, of Beckman's capital expenditures.


(f) For purposes of this calculation, "earnings" consist of income (loss) before income taxes and fixed charges. "Fixed charges" consist of interest expense and a portion of rent expense deemed representative of the interest factor.


(g) Earnings were inadequate to cover fixed charges for the three months ended March 31, 1998 and for the years ended December 31, 1997 and 1993. The coverage deficiencies were approximately $12.4 million, $251.9 million and $53.9 million, respectively.

              SELECTED HISTORICAL FINANCIAL INFORMATION OF COULTER

     The Selected Historical Financial Information below should be read in conjunction with the Consolidated Financial Statements of Coulter included elsewhere in this Prospectus, and the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Selected Historical Financial Information for each of the years in the three-year period ended March 31, 1997 have been derived from audited financial statements. The Selected Historical Financial Information for the six-month periods ended September 30, 1997 and 1996 are derived from unaudited financial statements and, in the opinion of management, include all adjustments (consisting only of normal recurring accruals) necessary to present fairly the data for such periods.

                                                                  SIX MONTHS
                                                                    ENDED
                                                                SEPTEMBER 30,              YEAR ENDED MARCH 31,
                                                              ------------------      ------------------------------
                                                               1997        1996        1997        1996        1995
                                                              ------      ------      ------      ------      ------
                                                                              (DOLLARS IN MILLIONS)
SUMMARY OF OPERATIONS:
  Sales.....................................................  $330.3      $316.7      $700.9      $685.3      $654.3
  Cost of sales.............................................   172.7       163.4       373.5       349.2       340.5
  Selling, general and administrative expenses..............   108.3       108.9       217.9       216.9       204.8
  Research and development expenses.........................    36.8        43.0        85.8        87.3        73.5
  Restructuring charges(a)..................................      --          --         5.9          --          --
                                                              ------      ------      ------      ------      ------
  Operating income..........................................    12.5         1.4        17.8        31.9        35.5
  Other expense (income), net...............................     3.7         1.0        (2.3)       (5.8)       10.7
                                                              ------      ------      ------      ------      ------
  Income before income taxes................................     8.8         0.4        20.1        37.7        24.8
                                                              ------      ------      ------      ------      ------
  Net income................................................  $  6.4      $  0.3      $ 14.6      $ 33.0      $ 17.3
                                                              ======      ======      ======      ======      ======
FINANCIAL POSITION (END OF PERIOD):
  Current assets............................................  $355.6      $346.0      $381.0      $360.0      $347.0
  Current liabilities.......................................   274.8       277.8       245.1       271.5       253.8
  Working capital...........................................    80.8        68.2       135.9        88.5        93.2
  Property, plant and equipment, net........................   129.8       126.3       131.1       105.9        93.9
  Total assets..............................................   576.0       565.7       599.0       560.0       530.8
  Long-term debt, less current maturities...................    83.0        84.6       135.5        71.9        72.5
  Stockholders' equity......................................   152.9       137.0       149.1       145.1       118.1
OTHER DATA:
  Capital expenditures......................................  $ 14.4      $ 36.9      $ 58.0      $ 31.1      $ 31.1
  Depreciation and amortization.............................    12.5        11.8        25.1        23.7        18.8
  Number of employees (unaudited)...........................   5,077       5,290       5,293       5,225       4,945

---------------

(a) Restructuring charges represent costs for the termination of certain employees and the discontinuance of certain research and development activities.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITIONS AND RESULTS OF OPERATIONS


     The following discussion and analysis of the results of operations and financial condition of the Company should be read in conjunction with the Consolidated Financial Statements of Beckman and Coulter. The following discussion and analysis covers certain periods before completion of the Acquisition of Coulter in October 1997, and unless otherwise indicated, the following discussion does not include pro forma financial information or adjustments. Accordingly, the discussion and analysis of certain periods does not reflect the significant impact that the Acquisition will have on the Company. Historical results are not necessarily indicative of operating results for any future periods. See "Risk Factors," "Pro Forma Financial Statements" and the discussion below under "-- Summary of Effects of the Acquisition" and "-- Financial Condition."


OVERVIEW

     Beckman Coulter is a world leader in providing systems that simplify and automate laboratory processes. The Company designs, manufactures and services a broad range of laboratory systems consisting of instruments, reagents and related products that customers use to conduct basic scientific research, drug discovery research and diagnostic analysis of patient samples. Approximately 75% of the Company's Pro Forma 1997 sales were for clinical diagnostics applications, principally in hospital laboratories, while the remaining sales were for life sciences and drug discovery applications in universities, medical schools, and pharmaceutical and biotechnology companies. The Company's diagnostics systems address over 75% of the hospital laboratory test volume, including virtually all routine laboratory tests. The Company believes that it is a worldwide market leader in its primary markets, with well-recognized systems and a reputation for high-quality, reliable service.

THE ACQUISITION AND OTHER RECENT ACQUISITION ACTIVITIES

     The primary focus of Beckman's acquisition strategy has been to broaden its product offerings. Beckman significantly strengthened its diagnostic immunochemistry offerings, including products for cancer diagnostics, through the acquisition of Hybritech Incorporated in January 1996 and the Access immunoassay product line of Sanofi Diagnostics Pasteur in April 1997. Beckman also acquired high throughput screening and robotics technology for drug discovery from Sagian, Inc. in December 1996 and DNA sequencing technology through the acquisition of Genomyx Inc. in October 1996. The Acquisition represents a significant milestone in accomplishing the Company's strategy to solidify its position as a leading provider of laboratory systems, adding Coulter's leading market position in hematology and number two position in flow cytometry. The purchase price of the Acquisition totaled $1,178.0 million, consisting of $875.0 million in cash, assumed liabilities of $170.0 million and purchase liabilities of $133.0 million. See "-- Other Acquisition Activities."

SUMMARY OF EFFECTS OF THE ACQUISITION


     As anticipated, the integration and consolidation of Coulter requires substantial management, financial and other resources. While the Company believes the early results of this effort are encouraging, the acquisition of Coulter necessarily involves a number of significant risks, including potential difficulties in assimilating the technologies, services and products of Coulter or in achieving the expected synergies and cost reductions, as well as other unanticipated risks and uncertainties. As a result, there can be no assurance as to the extent to which the anticipated benefits with respect to the Acquisition will be realized, or the timing of any such realization.


     The Acquisition and the related financings are expected to lower the net earnings of the Company through 1998 as a result of a substantial increase in interest expense, amortization of intangible assets and goodwill and various other adjustments resulting from purchase accounting. Pro Forma 1997 net earnings before nonrecurring charges would have been approximately $9.4 million, which is approximately 90% less than Beckman's actual historical results for 1996. See "Pro Forma Financial Statements" and "-- Financial Condition." Going forward, annual synergies from the Acquisition are expected to exceed $60 million in 1999, with further gains anticipated in 2000. These synergies are expected to be realized through both cost savings and increased revenues related to cross selling. Cost-saving initiatives are designed to rationalize manufactur-ing capacity, close duplicate field offices, align distribution networks, combine administrative functions and size the Company to match market conditions. The first of these changes has been announced and includes staff reductions in Florida, California and Europe, along with the termination of manufacturing at a Coulter facility in Luton, England. This first initiative affects about 600 positions. The Company believes that earnings beyond 1998 should improve as a result of these synergies as well as contemplated initiatives to reduce indebtedness and continued growth in its operations. No assurances can be given as to the amount or timing of any synergies or debt reduction, if any, that may actually be realized or that any such growth may occur. See "Risk Factors -- Ability to Successfully Integrate Coulter."


     Purchase Accounting. The Acquisition was accounted for as a purchase. Under purchase accounting, the total purchase cost and fair value of liabilities assumed was allocated to the tangible and intangible assets of the Company based upon their respective fair values as of the closing of the Acquisition. Accordingly, the Company recorded $374.4 million in goodwill, and allocated $282.0 million to in-process research and development which was charged to expense in the fourth quarter of 1997. In addition, $17 million was allocated to the revaluation of inventories and is being charged to cost of sales over the period in which the inventories are sold, which is expected to be two quarters following the consummation of the Acquisition. Purchase liabilities recorded included approximately $110.0 million for severance and related costs and $23.0 million for costs associated with the closure of certain offices and manufacturing facilities. The Company expects to complete its termination of certain employees and closure of certain facilities in fiscal 1998. Assumed liabilities recorded included approximately $103.0 million of contractual obligations of Coulter to its employees, $36.0 million of change in control payments and $31.0 million of other assumed liabilities. The Company expects to pay for these obligations throughout fiscal 1998. At March 31, 1998 $106.9 million of the purchase liabilities and $88.2 million of the assumed liabilities remained on the balance sheet. The Company does not believe that the final purchase price allocation will differ significantly from the preliminary purchase price allocation recorded in Fiscal 1997. Future cost of sales and operating expenses may temporarily be substantially higher and income from operations may be substantially lower as a result of the effects of purchase accounting, as compared with the Company's historical results.


EVENTS IMPACTING COMPARABILITY

     Acquired Research and Development. As a direct result of the Acquisition, the Company recorded a $282.0 million charge for purchased in-process research and development. This charge relates to projects that have economic value but cannot be capitalized under generally accepted accounting principles.

     Intangible Assets and Goodwill. As a result of the Acquisition, $404.0 million was recorded as the fair value of patents, trademarks and other intangibles ("Intangible Assets") and $374.4 million was recorded as the excess of purchase price, purchase liabilities and liabilities assumed over the fair value of identifiable net assets acquired and in-process research and development projects acquired ("Goodwill"). Intangible Assets are amortized using the straight-line method over their expected useful lives, over periods ranging from 15 to 30 years. Goodwill is amortized on a straight-line basis over 40 years. See Note 3 to Consolidated Financial Statements of Beckman.


     Restructuring Charges. The Company recorded a restructuring charge of $59.4 million, $36.4 million after taxes or $1.32 per share, in the fourth quarter of 1997 under a restructuring plan which was approved by management and for which the benefit arrangements were communicated to employees prior to December 31, 1997. The work force reductions anticipated under this plan, some of which occurred prior to year-end, total approximately 500 employees in Europe, Asia and North America in sales, general, administrative and technical functions and approximately 100 employees in production related areas. The charge included $37.3 million for severance related costs. The $22.1 million for facility consolidation and asset related write-offs included $2.5 million for lease termination payments, $12.2 million for the write-off of machinery, equipment and tooling associated with those functions to be consolidated, and $7.4 million for exiting non-core investment activities. These changes are scheduled to be substantially completed by December 1998. At December 31, 1997, the Company's remaining obligation related to the restructuring charges was $46.6 million, which is included in "Other Accrued Expenses." Of the original charge of $59.4 million, approximately $39.8 million requires cash payments and approximately $19.6 million represents non-cash charges. Cash payments of $12.8 million were made in 1997. Management estimates that the remaining liability of $46.6 million will require payments of $25.0 million in 1998 and $2.0 million in 1999. The restructuring charges recorded in 1995 and 1994 were for facility moves and transition costs that were anticipated and directly associated with the Company's 1993 restructuring plan, but which could not be recognized in the establishment of the original restructuring reserve under generally accepted accounting principles. See Note 4 to Consolidated Financial Statements of Beckman.


     Sale of Assets. The Company has sold certain financial assets (primarily consisting of equipment subject to customer leases and lease receivables) as part of its plan to reduce debt and provide funds for integration purposes. The net book value of financial assets sold was approximately $71 million for which the Company received approximately $75 million in cash proceeds. The Company will continue to evaluate opportunities to provide additional cash flow by monetizing other assets during 1998 and beyond. The Company intends to consummate sale-leaseback transactions with respect to some of its real estate assets which the Company expects will generate proceeds to the Company of approximately $200 million during the balance of 1998 and approximately $30 million in 1999. These sales are expected to marginally reduce operating income while decreasing nonoperating expenses, resulting in a slightly negative impact on the Company's pretax results. See Note 5 to Consolidated Financial Statements of Beckman.

     Tax Aspects. As a result of expenses related to the Acquisition, including the Coulter bonus sharing plan payments, deductions for interest on indebtedness and certain other expenses incurred in connection with the Acquisition, the Company does not expect that it will have to pay federal income taxes for the next several years. The deferred income tax liability of $153.5 million, which is related to the intangible assets acquired, will be reduced by the tax effect of the amortization of the intangible assets, which is not deductible for income tax purposes. The amortization of goodwill of $1.6 million is not deductible for income tax purposes, which has the impact of increasing the effective tax rate by approximately 0.2 percentage points for Fiscal 1997.

FOREIGN CURRENCY EXPOSURE


     During Fiscal 1997, approximately 50% of the Company's sales were generated outside the United States. Revenues from non-U.S. sales fluctuate with changes in foreign currency exchange rates. U.S. dollar-denominated costs and expenses represent a much greater percentage of the Company's operating costs and expenses than U.S. dollar-denominated sales represent of total net sales. As a result, appreciation of the U.S. dollar against the Company's major trading currencies has a negative impact on the Company's results of operations, and depreciation of the U.S. dollar against such currencies has a positive impact. The functional currencies used to measure significant foreign operations include the German Deutchmark, French Franc, British Pound Sterling, Swiss Franc, Italian Lira, Spanish Peseta, Japanese Yen and Belgian Franc. Changes in exchange rates for the French Franc, Italian Lira, Spanish Peseta, Japanese Yen and Belgian Franc all contributed significantly to the change in the cumulative translation adjustment during Fiscal 1997. Since the Company actively hedges its foreign currency exposure, the relative strength or weakness of the U.S. dollar is not likely to have a material short-term effect on the Company's business decisions. Long-term appreciation of the U.S. dollar could have a material adverse effect on the Company's business, financial condition or results of operations. The Company may adjust certain aspects of its operations in the event of a sustained material change in such exchange rates. Appreciation of the U.S. dollar over the last year has had a negative impact on the Company's sales in comparison to its costs, which has adversely affected gross profit. The Company monitors sales changes in terms of "constant currency," a measure that eliminates the effects of foreign currency exchange rate fluctuations from the comparable period and states what the change in sales would have been in U.S. dollars (this measure does not adjust for inflation). See "-- Results of Operations -- Beckman," "-- Results of Operations -- Coulter" and "-- Financial Instruments."


OTHER NONOPERATING INCOME AND EXPENSES

     Other nonoperating income and expenses for the Company are generally comprised of five primary items: (i) interest expense, (ii) interest income,
(iii) foreign exchange gains or losses, (iv) investments that are non-core or are accounted for as a minority interest and (v) nonoperating gains or losses. Interest income typically includes income from sales-type leases and interest on cash equivalents and other investments. Foreign exchange gains or losses are primarily the result of the Company's hedging activities (net of revaluation) and are recorded net of premiums paid. Other income, net as reported by Coulter includes the results of operations of two investments, Coulter Pharmaceutical and Coulter Cellular, which (except for a minority interest in Coulter Cellular) have been eliminated in the Pro Forma Financial Statements as a result of their spin-off prior to the Acquisition. See "Pro Forma Financial Statements." Other nonoperating gains and losses are most frequently the result of one-time items such as asset sales or other items.

RESULTS OF OPERATIONS -- BECKMAN

     The following table sets forth, for the periods indicated, the results of operations as a percentage of sales:


                                                      THREE MONTHS
                                                    ENDED MARCH 31,      YEAR ENDED DECEMBER 31,
                                                    ----------------    -------------------------
                                                     1998      1997     1997(A)    1996     1995
                                                    ------    ------    -------    -----    -----
Sales.............................................  100.0%    100.0%     100.0%    100.0%   100.0%
Operating costs and expenses
  Cost of sales...................................   57.5      47.3       50.9      46.5     45.9
  Marketing, general and administrative...........   30.0      32.3       30.1      31.1     32.3
Operating income before research and
  development(b)..................................   12.5      20.5       19.0      22.4     21.8
Research and development(b).......................   10.4      10.3       10.3      10.5      9.9
Operating income(b)...............................    2.1      10.1        8.7      11.9     11.9
Net nonoperating expense..........................    5.2       0.5        1.2       1.0      1.1
(Loss) earnings before income taxes(b)............   (3.1)      9.6        7.5      10.9     10.8
Net earnings(b)...................................   (2.1)      6.7        4.5       7.3      7.1


---------------

(a) Results of operations of Beckman for the fiscal year ended December 31, 1997 include results for Coulter from November 1, 1997.

(b) Amounts exclude special charges. Special charges include a write-off of in-process research and development projects acquired of $282.0 million, 23.5% of sales, in 1997 and restructuring charges of $59.4 million, 5.0% of sales, in 1997 and $27.7 million, 3.0% of sales, in 1995. See
    "Business -- Business Strategy." Including the special charges, operating
    (loss) income was ($237.0) million in 1997 and $83.1 million, 8.9% of sales, in 1995. Including special charges, Beckman reported (losses) earnings before income taxes of ($251.9) million in 1997 and $72.4 million, 7.8% of sales, in 1995.


  Quarter Ended March 31, 1998 as Compared to Quarter Ended March 31, 1997



     Sales growth of 72%, 77% in constant currency, over the first quarter of the prior year, resulted primarily from the addition of Coulter operations. These results were depressed due to the inclusion of only January and February Coulter sales outside the United States as reporting of Coulter international sales has been lagged by one month to be consistent with the rest of the Company. Excluding Coulter, sales grew 5%, primarily as a result of increased market share, partially offset by an unfavorable change in foreign currency exchange rates which negatively affected reported international sales by approximately 5%. The Company derives approximately 50% of its sales from sources outside of the United States, and appreciation of the U.S. dollar against the Company's major trading currencies has a negative impact on the Company's results of operations.



     Gross profit as a percentage of sales decreased due to lower margins for Coulter products, a hardware mix shift associated with new product introductions and competitive pricing pressures. An unfavorable change in foreign currency exchange rates also negatively affected the gross profit. The purchase accounting treatment for acquired Coulter inventory required that it be written up to fair value. This had the effect of increasing cost of sales in the first quarter by $5.7 million as inventory was delivered to customers.



     Marketing, general and administrative expenses as a percentage of sales decreased to 30.0% from 32.3% for the first quarter of 1997. The improvement was achieved by spreading fixed costs over a larger sales volume and through the early successes of Coulter integration objectives. Research and development expenses as a percentage of sales remained consistent at 10.4% and 10.3% for the first quarters of 1998 and 1997, respectively.



     Operating income decreased $15.2 million over the comparable quarter in 1997 primarily due to the lower gross profit as a percentage of sales as discussed above.



     Net loss for the first quarter was $8.4 million or $0.30 per diluted share, compared to net earnings for the first quarter of 1997 of $15.6 million or $0.54 per diluted share. The decrease is largely the result of decreased operating income as discussed above and increased interest expense as a result of larger outstanding borrowings due to funding of the Acquisition of Coulter.


  Year Ended December 31, 1997 as Compared to Year Ended December 31, 1996

     Sales for 1997 were $1,198.0 million, an increase of 16.5% over the $1,028.0 million reported in 1996. The sales growth in constant currency over the prior year was 20.2%. More than half of the growth resulted from the Acquisition. Despite continuing market-driven pricing pressures and adverse currency fluctuations, core businesses grew in all geographic areas. As an example, the Company was able to leverage its product offerings that reduce total laboratory cost, provide workstation consolidation and progressive automation, into a $100.0 million, five-year contract signed with AmeriNet, Inc., one of the largest healthcare purchasing organizations in the United States. In addition, a new contract was signed with University Healthsystem Consortium ("UHC"). The UHC agreement will complement the existing agreement with Voluntary Hospitals of America ("VHA"), which has recently acquired UHC. In 1997 as in 1996, international sales accounted for approximately 50% of total sales.

     Gross profit at 49.1% of sales was 4.4 percentage points lower than the 1996 level of 53.5%. Cost of sales resulting from the inventory written-up to market value in connection with the Acquisition accounted for $11.3 million or one percentage point of the reduction. Unfavorable foreign currency fluctuations contributed another one percentage point. Lower margins for Coulter products and competitive pricing pressures made up the balance of the percentage reduction.

     Marketing, general and administrative expenses at 30.1% of sales were one percentage point lower than the 1996 level of 31.1%, despite the costs of acquisition activities incurred during the year. Research and development expenses remained at last year's levels, at just over 10% of sales.

     As a result, operating income before pretax special charges was $104.4 million or 8.7% of sales in 1997, compared with operating income of $122.5 million and 11.9%, respectively, in 1996. However, the 1997 operating income before pretax special charges was reduced by charges for inventory recorded at fair value and on-going goodwill and intangible amortization expenses arising out of the Acquisition. Without these items, the 1997 operating income margin would have been 10.0%.

     One-time charges of $282.0 million for in-process research and development expenses and restructuring charges of $59.4 million contributed significantly to the reported operating loss of $237.0 million.

     Incremental interest expense associated with the debt incurred by the Company to fund the Acquisition increased nonoperating expenses, but was partially offset by gains due to hedging activities.

     The net loss for the year was $264.4 million compared with net earnings of $74.7 million in 1996 due principally to the charges discussed above.

  Year Ended December 31, 1996 as Compared to Year Ended December 31, 1995

     Sales growth of 11%, 13% in constant currency, over the prior year was attributable to increased market share in diagnostics products, primarily in the North American and European markets; increased market share in life sciences products, primarily in non-European international markets; continued success from Beckman's SmithKline Diagnostics subsidiary's HEMOCCULT product; and sales from Hybritech products (Hybritech was acquired effective January 2, 1996). International sales represented approximately 50% of total sales.

     The gross profit percentage decrease resulted from changes in product mix, unfavorable foreign currency fluctuations and competitive pricing pressures.

     The increase in operating costs was due to a higher rate of investment in research and development costs related to Hybritech products.

     Earnings before income taxes for the year ended December 31, 1996 compared to the same period of the prior year increased to $111.5 million from $72.4 million (1995 included a restructuring charge of $27.7 million).

     Net earnings for the year ended December 31, 1996 were $74.7 million or $2.58 per share, representing an increase of 53% and 52%, respectively, over the prior year. Net earnings in 1995 included a $17.2 million after tax restructuring charge which decreased net earnings per share by $0.59.

RESULTS OF OPERATIONS -- COULTER

     The following table sets forth, for the period indicated, the results of operations as a percentage of sales:

                                                        SIX MONTHS
                                                          ENDED
                                                      SEPTEMBER 30,       YEAR ENDED MARCH 31,
                                                      --------------      --------------------
                                                      1997      1996      1997    1996    1995
                                                      ----      ----      ----    ----    ----
                                                       (UNAUDITED)
Sales...............................................  100%      100%      100%    100%    100%
Operating costs and expenses
  Cost of sales.....................................  52.3      51.6      53.3    51.0    52.0
  Selling, general and administrative expenses......  32.8      34.4      31.1    31.6    31.3
Operating income before research and development
  expense(a)........................................  14.9      14.0      15.6    17.4    16.7
Research and development............................  11.1      13.6      12.2    12.8    11.2
Operating income(a).................................   3.8       0.4       3.4     4.6     5.4
Other (income) expense..............................   1.1       0.3      (0.3)   (0.8)    1.6
Income before income taxes(a).......................   2.7       0.1       3.7     5.4     3.8
Net earnings(a).....................................   1.9       0.1       2.7     4.8     2.6

---------------

(a) Amounts exclude restructuring charges of $5.9 million, 0.8% of sales for the year ended March 31, 1997. Including the restructuring charges, operating income was $17.8 million, 2.5% of sales for the year ended March 31, 1997. Income before income taxes was $20.1 million, 2.9% of sales for the year ended March 31, 1997.

  Six Months Ended September 30, 1997 as Compared to Six Months Ended September 30, 1996

     Coulter experienced net sales growth of 4.3% compared to the comparable period in the prior year. Instrument sales increased 16.0% while reagent sales were relatively unchanged. The release of the GEN*S and AC*T series of hematology products during 1997 mainly accounted for the increase in instrument sales, while reagent sales were adversely affected by increased discounting in the U.S. and a strengthening dollar in overseas markets.

     Gross profit margin as a percentage of sales decreased by less than 1% as higher selling prices on GEN*S products were offset by increased warranty costs in direct sales markets. In addition, competitive market pressures in the U.S. and international markets contributed to overall lower sales prices on instrument and reagent products, resulting in a decrease in gross profit.

     Selling, general, and administrative expenses as a percentage of sales decreased by 1.6% primarily due to reduced expenses in the international operations resulting from cost reduction measures and a strengthening U.S. dollar. Research and development expenses as a percentage of sales decreased 2.5%, and in absolute dollars $6.2 million, due to a reorganization to improve productivity and efficiency.

     The net increase in non-operating expense of $2.7 million is attributable to an increase in foreign exchange gains in the U.S., offset by Coulter's portion of expenses relating to its investments in two development stage companies.


     For the six months ended September 30, 1997, Coulter's income before provision of income taxes and net income increased $8.4 million and $6.1 million, respectively, compared to the comparable period in the prior year.


  Year Ended March 31, 1997 as Compared to Year Ended March 31, 1996

     Sales grew 2% over the prior year driven primarily by the full year's impact of Coulter's June 1995 acquisition of Immunotech S.A. and increases in sales of P-24 Reagents, offset by unfavorable foreign currency fluctuations and continued pricing pressures.

     Gross profit as a percentage of sales decreased as a result of unfavorable foreign currency fluctuations and continued pricing pressures.

     Operating costs, excluding the $5.9 million restructuring charge described below, were essentially flat compared to the prior year. Currency fluctuations and lower variable compensation expense had a positive impact on operating costs.

     Operating income for Fiscal 1996 was also affected by a restructuring charge of $5.9 million to cover the costs associated with a reduction in its workforce across all functional areas.

     As a result of the foregoing, income before provision for income taxes for Fiscal 1996 decreased $17.6 million from the $37.7 million achieved in Fiscal 1995 to $20.1 million in Fiscal 1996. The effective tax rate increased to 27.5% from 12.3% in the prior year as a result of a change in the geographic mix of income, and to a lesser extent, the recognition of fewer deferred tax items than in the prior year. Net income for Fiscal 1996 was $14.6 million, representing a decrease of 55.8% from Fiscal 1995.

  Year Ended March 31, 1996 as Compared to Year Ended March 31, 1995

     Sales grew nearly 5% over the prior year. Sales growth was positively affected by the acquisition of Immunotech S.A., partially offset by competitive pricing pressures.

     Gross profit as a percentage of sales increased during the period due to a favorable shift in product mix reflecting relatively more sales of reagents.

     Selling, general and administrative expenses increased as a percentage of sales due to inflationary pressures and increased operating costs resulting from the acquisition of Immunotech. The investment in research and development was higher due to the acquisition of Immunotech and the development of a new generation hematology analyzer.

     Other (income) expense increased over the prior year as a result of favorable currency gains on hedging contracts and the recognition of a gain on the termination of Coulter's domestic defined benefit plan of $3.8 million.

     As a result of the foregoing, income before provision for income taxes for Fiscal 1995 increased by $12.9 million or 52% from the prior year. The effective tax rate decreased to 12.3% from 30.2% in the prior year as a result of a change in geographic mix of income and recognition of certain deferred tax items. Net income for Fiscal 1995 was $33.0 million, representing an increase of 90.7% from Fiscal 1994.

FINANCIAL CONDITION

  CASH FLOWS

     Beckman.


     Quarter Ended March 31, 1998



     Net cash used in operating activities for the first three months of 1998 was $70.6 million. Net cash provided by operating activities was $25.7 million for the comparable period in 1997. The primary reasons for this change were a $24.0 million decrease in net earnings, reduction of trade payables and the payment of $77.7 million in bonus, severance and related costs which were accrued as part of the purchase liability at December 31, 1997. This decrease was partially offset by proceeds of $31.5 million from the sale of sales type lease receivables. Net cash used in investing activities decreased to $9.2 million, from $12.5 million in the first quarter of 1997. Net cash provided by financing activities increased to $77.7 million, an increase of $86.1 million from the first quarter of 1997. This was primarily the result of additional borrowings, net of repayments. In March 1998, the Company issued $160.0 million of Initial 2003 Notes and $240.0 million of Initial 2008 Notes. The net proceeds of these issuances were used to pay down existing debt balances and for operating purposes.



     Year Ended December 31, 1997



     For the year ended December 31, 1997, operating activities generated $137.8 million of cash flows compared with $139.1 million in 1996 and $60.2 million in 1995. The 1997 results were primarily achieved through net results from operations, after adding back the effects of depreciation, amortization and special charges, including the write-off of acquired in-process research and development in connection with the Acquisition. Additionally, the Company received $35.7 million in cash proceeds from the sale of sales-type lease receivables. See Note 5 to Consolidated Financial Statements of Beckman.


     Investing activities used $929.1 million of cash. Investments and acquisitions used $893.9 million primarily relating to the Acquisition. Capital expenditures used $100.9 million of cash which is consistent with historical levels. The Company plans to invest at approximately the same level in 1998 and intends to finance this capital spending primarily through cash provided by operating activities. An additional $39.6 million of cash proceeds was provided through the sale and leaseback of instruments. See Note 5 to Consolidated Financial Statements of Beckman.

     Financing activities provided $790.6 million of cash. This was achieved primarily through borrowings of $827.8 million, net of repayments, under short term notes payable, long term debt, and credit facilities. These proceeds were primarily used to fund the Acquisition. Purchases of treasury stock used $20.6 million, net of proceeds from sales of treasury stock, and dividends to stockholders used $16.6 million.

     Coulter.

     For the six months ended September 30, 1997, net cash provided by operating activities was $29.8 million compared with $38.0 million of cash used in operating activities for the comparable period in the prior year. An increase in net income of $6.1 million and fluctuations in accounts receivable, inventories, other assets, and accrued liabilities accounted for the increase. A significant decrease in collection days in the U.S. contributed to a $28.9 decrease in accounts receivable compared to a $16.6 million decrease in the comparable period of the prior year. Inventory growth was $10.3 million, compared to $27.9 million in the prior year period, as inventory build up was reduced due to the release of the GEN*S and AC*T products in fiscal year 1997. In addition, a stronger U.S. dollar in overseas markets, especially Europe and Japan, also contributed to the reduction in inventory. Other assets increased $2.2 million, primarily due to a $3.0 million investment by Coulter for a 6.6% interest in Lab-Interlink, Inc. Accrued liabilities decreased $0.5 million, compared to a decrease of $26.6 million in the prior year period. Payments relating to the Success Sharing bonus program and the termination of Coulter's defined benefit plan accounted for the decrease in the comparable period of the prior year.

     For the six months ended September 30, 1997, net cash used in investing activities was $13.4 million compared with $27.9 million of cash used in investing activities for the comparable period in the prior year.

Capital expenditures were $14.4 million, a reduction of $22.5 million from the prior year period, mainly caused by a decrease in spending for computer hardware and software. Offsetting the decrease in capital expenditures was an increase of $6.2 million in cash used from investing activities resulting from an increase in Coulter's leasing business due to the release of new products during the six months ended September 30, 1997.

     Net cash used in financing activities for the six months ended September 30, 1997 was $16.2 million compared to $47.9 million of net cash provided by financing activities for the comparable period in the prior year. A reduction of $54.0 million in proceeds from long-term debt coupled with an increase of $17.7 million in principal payments largely accounted for the increase in cash used in financing activities.

  LIQUIDITY AND CAPITAL RESOURCES

     General. The Company broadly defines liquidity as its ability to generate sufficient cash flow from operating activities to meet its obligations and commitments. In addition, liquidity includes the ability to obtain appropriate financing and to convert into cash those assets that are no longer required to meet existing strategic and financial objectives. Therefore, liquidity cannot be considered separately from capital resources that consist of current or potentially available funds for use in achieving long-range business objectives and meeting debt service commitments.

     Currently, the Company's liquidity needs arise primarily from debt service on the substantial indebtedness incurred in connection with the Acquisition, and the funding of costs of integrating the operations of Beckman and Coulter, as well as its working capital requirements and capital expenditures.


     Debt Service. The Company is highly leveraged. As of December 31, 1997, the outstanding indebtedness of the Company was $1,250.2 million, primarily consisting of $400.0 million in Term Loan borrowings under the $500.0 million Term Loan and $600.0 million of revolving credit borrowings under the $800.0 million Revolving Credit Facility. In December 1997, the Company sold certain financial assets (primarily consisting of equipment subject to customer leases and lease receivables) for proceeds of approximately $75.0 million. These proceeds and approximately $25.0 million of cash provided by operations were used to pay down $100.0 million of then outstanding Term Loan borrowings. In January 1998, the Company prepaid an additional $100.0 million of Term Loan borrowings by borrowing an additional $100.0 million under the Revolving Credit Facility. Net proceeds from the Offering of $300.0 million were used to prepay all Term Loan borrowings, net proceeds of $80.0 million were used to repay a portion of the Revolving Credit Facility and the remaining net proceeds of $14.3 million were used for operating purposes. As of March 31, 1998, the outstanding indebtedness of the Company was $1,331.7 million, which includes $670.0 million outstanding under the Revolving Credit Facility and $400.0 million of Initial Notes. The aggregate maturities of total debt subsequent to March 31, 1998 are $73.3 million for nine months ended December 31, 1998, $25.7 million in 1999, $11.5 million in 2000, $9.0 million in 2001, $685.7 million in 2002 and $526.5 million thereafter. See "Risk Factors -- Substantial Leverage; Ability to Service Indebtedness," "The Acquisition" and "Use of Proceeds." Principal and interest payments under the Credit Facility and interest payments on the Notes represent significant liquidity requirements for the Company. The Credit Facility provides for mandatory prepayment of revolving credit borrowings (and, to the extent provided, reductions in commitments) thereunder from excess cash flow (as defined therein), and from proceeds of certain equity or debt offerings, asset sales and extraordinary receipts. The Revolving Credit Facility is not subject to any scheduled principal amortization and has a five year term, maturing in October 2002, with all amounts then outstanding becoming due. See "Description of Credit Facility" and "Use of Proceeds."



     The loans under the Credit Facility bear interest at floating rates based upon the interest rate option elected by the Company (except in the case of competitive bid advances (as defined therein) which may bear interest at a fixed rate of interest), and the Company is accordingly subject to fluctuations in such interest rates, which could cause its interest expense to increase or decrease in the future. The average floating rate of interest on the Credit Facility at March 31, 1998 was 6.22%. As a result of the substantial indebtedness incurred in connection with the Acquisition, the Company's interest expense will be higher and will have a much greater proportionate impact on net earnings in comparison to pre-Acquisition periods.

     Each holder of Old Debentures has the right to require the Company to redeem such holder's Old Debentures in June 2006.

     Certain Post-Acquisition Costs. The Company estimates, based upon current exchange rates, that its cash funding requirements for the costs associated with the Acquisition will amount to approximately $180.0 million from the consummation of the Acquisition through the end of 1998, and approximately $50.0 million to $65.0 million in each of the following two years. This includes up to $103.0 million of sharing bonus plan payments which will be made to Coulter's employees.

     Stock Repurchases and Dividends. The Company repurchased 998,936 shares of its common stock during 1997 and 991,543 shares during 1996. The Company elected to discontinue this stock repurchase program in connection with the Acquisition. The Credit Facility generally prohibits market repurchases of the Company's stock.


     Under the Company's dividend policy, the Company pays a regular quarterly dividend to its stockholders which amounted to approximately $16.6 million in 1997 and approximately $14.7 million in 1996. In February of 1998, the Board of Directors declared a quarterly dividend of $0.15 per share, which approximates $4.1 million in total. This dividend was paid on April 2, 1998 to stockholders of record on February 3, 1998. On April 2, 1998, the Board of Directors declared a $0.15 per share dividend payable on June 4, 1998 to stockholders of record on May 15, 1998. The Company anticipates that it will continue to pay dividends at similar levels for the foreseeable future. The Credit Facility and the Indenture restrict (but, in each case, do not prohibit) the Company's ability to pay dividends. See "Description of Notes -- Restrictive Covenants -- Covenants in Effect Prior to an Investment Grade Rating Date -- Limitations on Restricted Payments."



     Future Financing Sources and Cash Flows. As of March 31, 1998, the Company's remaining borrowing availability under the Revolving Credit Facility was $130.0 million. Undrawn amounts under the Revolving Credit Facility will be available to meet future working capital and other business needs of the Company. See "Description of Credit Facility."



     At March 31, 1998, no events of default existed under any of the then existing debt agreements of the Company. The Company maintains working capital facilities for its operations outside the United States. In June 1996, the Company issued $100.0 million of Old Debentures bearing an interest rate of 7.05% due June 1, 2026 ($100.0 million of which were outstanding as of March 31, 1998). The net proceeds received of $98.5 million were used to repay amounts then outstanding under the Company's commercial paper program. The Company also has the ability to issue up to $100.0 million of additional debt under a Form S-3 Registration Statement filed with the Securities and Exchange Commission, which was declared effective on April 16, 1996.


     Subsequent to the consummation of the Acquisition, the Company has pursued sales of certain financial assets (primarily consisting of lease receivables and equipment subject to customer leases) and real estate assets, as part of its plan to reduce debt and provide funds for integration purposes. The Company has sold approximately $71 million of financial assets for cash proceeds of approximately $75 million and intends to consummate several sale leaseback transactions with respect to some of its real estate assets during 1998 and 1999, which the Company expects will generate proceeds of approximately $150 million in 1998 and approximately $40 million in 1999. Further, the Company expects to sell an additional $30 million of lease receivables in 1998. In addition to these asset sales, the Company's capital expenditures include expenditures for customer leased equipment. Such expenditures in the future may be reduced by increased reliance on third party leasing arrangements, which would accordingly reduce the Company's liquidity needs. See "-- Events Impacting Comparability -- Sale of Assets."

     Based upon current levels of operations and anticipated cost savings and future growth, the Company believes that its cash flow from operations, together with available borrowings under the Revolving Credit Facility and its other sources of liquidity (including leases, any other available financing sources, and the proceeds of the planned asset sales discussed above), will be adequate to meet its anticipated requirements for interest payments and other debt service obligations, working capital, capital expenditures, lease payments and other operating needs, until the maturity of the Revolving Credit Facility in 2002. There can be no assurance, however, that the Company's business will continue to generate cash flow at or above current levels or that estimated cost savings or growth can be achieved. The Company's future operating performance and ability to service or refinance the Notes and to repay, extend or refinance the Credit Facility will be subject to future economic conditions and to financial, business and other factors, many of which are beyond the Company's control. See "Risk Factors."

     Financing Covenant Restrictions. The Credit Facility imposes restrictions on the Company's ability to make capital expenditures and both the Credit Facility and the Indenture governing the Notes limit the Company's ability to incur additional indebtedness. In addition, the Company is required to comply with specified financial ratios and tests under the Credit Facility, including minimum net worth, a minimum interest coverage ratio and a maximum leverage ratio. Such restrictions, together with the highly leveraged nature of the Company, could limit the Company's ability to respond to market conditions, to provide for capital investments or to take advantage of business opportunities. The covenants contained in the Credit Facility and the Indenture also impose restrictions on the operation of the Company's businesses. See "Risk
Factors -- Restrictive Financing Covenants," "Description of Credit Facility" and "Description of Notes."

INFLATION

     Inflation and the effects of changing prices are monitored continually by the Company. Inflation increases the cost of goods and services used by the Company. Competitive and regulatory conditions in many markets restrict the Company's ability to fully recover the higher costs of acquired goods and services through price increases. The Company attempts to mitigate the impact of inflation by implementing continuous process improvement solutions to enhance productivity and efficiency and, as a result, lower costs and operating expenses. The effects of inflation have, in the Company's opinion, been managed appropriately and as a result have not had a material impact on its operations and resulting financial position.

FINANCIAL INSTRUMENTS

     The Company pursues a currency hedging program which utilizes derivatives in order to limit the impact of foreign currency exchange fluctuations on its financial results. Under this program, the Company enters into forward exchange and option contracts in the normal course of business to hedge certain foreign currency denominated transactions. Realized and unrealized gains and losses on these contracts are included in nonoperating (income) expense or other (income) expense in the Company's consolidated statements of earnings. The discount or premium on a forward exchange contract is included in the measurement of the basis of the related foreign currency transaction when recorded. The premium on an option contract is accounted for separately and amortized to nonoperating (income) expense or other (income) expense over the term of the contract. These instruments involve, to varying degrees, elements of market and credit risk in excess of the amounts recognized in the consolidated balance sheets. The Company does not hold or issue financial instruments for trading purposes. See Note 7 to the Consolidated Financial Statements of Beckman, and Note G to the Consolidated Financial Statements of Coulter. In addition, the Company also selectively enters into certain financial instruments to manage its exposure to interest rate changes on its floating rate debt. These instruments are held for hedging purposes only and include interest rate swap agreements.

OTHER ACQUISITION ACTIVITIES

     In April 1997, the Company acquired the Access immunoassay product line and related manufacturing facility of Sanofi Diagnostics Pasteur. The Access product line, together with the earlier acquisition of Hybritech Incorporated ("Hybritech") and the Company's own immunochemistry/protein products, created a major presence in immunochemistry. The acquisition was accounted for as a purchase.

     In December 1996, the Company acquired the assets and assumed certain of the liabilities of the laboratory robotics division of Sagian Inc. of Indianapolis, Indiana. By combining Sagian's scheduling software and robotics with its own biorobotics systems, the Company enhanced its ability to serve the pharmaceutical industry's need for high-throughput screening of candidate compounds for new drugs. The acquisition was accounted for as a purchase.

     In January 1996, the Company acquired the assets and assumed the liabilities of Hybritech, a San Diego-based diagnostics company. The acquisition expanded the Company's ability to develop and manufacture high sensitivity immunoassays, including cancer tests. The acquisition was accounted for as a purchase.

     In May 1995, the Company agreed to acquire Genomyx Corporation of Foster City, California. Genomyx is a developer and manufacturer of advanced DNA sequencing products and complements the Company's biotechnology business. The acquisition was completed on October 21, 1996 and was accounted for as a purchase.

     The purchase prices for these acquisitions and the results of operations from the acquired businesses were not material to the Company individually or in the aggregate.

BUSINESS CLIMATE

     The clinical diagnostics and life sciences markets are each highly competitive and the Company encounters significant competition in each market from many manufacturers, both domestic and outside the United States. Competitive and regulatory conditions in many markets restrict the Company's ability to fully recover through price increases any increase in higher costs of acquired goods and services resulting from inflation. The Company historically has been able to partially offset the adverse impact of these competitive factors by improving productivity.

     The diagnostics and life sciences markets continue to be unfavorably affected by the economic weakness in Europe and Asia and by the cost containment initiatives in several European governmental and healthcare systems. The life sciences market also continues to be affected by consolidation of pharmaceutical companies and governmental constraints on research and development spending. In the United States, attempts to lower costs and increase efficiencies have led to consolidation among healthcare providers resulting in more powerful provider groups that leverage their purchasing power with suppliers to contain costs. Cost containment initiatives in U.S. and European healthcare systems are expected to be continuing factors which may affect the Company's ability to maintain or increase sales.

     The Company intends to grow its business through increased internal development efforts, and in part through collaborations that will help to expand its technology base. The continuing consolidation trend among United States healthcare providers has increased pressure on diagnostic equipment manufacturers to broaden their product offerings to encompass a wider range of testing capability, greater automation and higher volume capacity. The Acquisition was a clear indicator of the Company's resolve to complete a key initiative to become a broad-based world leader in IVD testing, by expanding its product offering.

     The consolidation trend among U.S. healthcare providers has put pressure on diagnostic equipment manufacturers to broaden their product offerings to encompass a wider range of testing capability, greater automation and higher volume capacity. The Company offers a broad range of products that customers can utilize to meet a wide range of testing needs.

TAXES

     The Company is subject to taxation in many jurisdictions throughout the world. The Company's effective tax rate and tax liability will be affected by a number of factors, such as the amount of taxable income in particular jurisdictions, the tax rates in such jurisdictions, tax treaties between jurisdictions, the extent to which the Company transfers funds between jurisdictions and income is repatriated, and future changes in the law. Generally, the tax liability for each legal entity is determined either (i) on a non-consolidated basis or (ii) on a consolidated basis only with other entities incorporated in the same jurisdiction, in either case without regard to the taxable losses of nonconsolidated affiliated entities. As a result, the Company may pay income taxes in certain jurisdictions even though the Company on an overall basis incurs a net loss for the period.

YEAR 2000 CONVERSION

     The Company is in the process of modifying, upgrading or replacing its internal computer software applications and information systems. The Company is also in the process of evaluating all currently marketed and leased products and will upgrade those products that are intended for continued marketing and leasing beyond the year 1999. The Company is currently evaluating possible strategies to accommodate its installed analytical instrument systems owned by its customers.

     These tasks have been assigned to a senior executive of the Company who has established three projects: (i) product related matters; (ii) mainframe management information systems and software; and (iii) all other systems (e.g. personal computers, office machines and supplier systems). Each project is led by a project manager and staffed by software experts to perform the evaluation process. Analysis and evaluation activities were begun in 1996 and are in varying stages of completion as of the date of this Prospectus. The Company recently expended approximately $250,000 on new software that provides a suite of tools to assist in the year 2000 remediation process. Remediation activities have begun and are planned and expected to be completed by the end of 1998. Testing and validation of the remediated systems and any final revisions needed will be conducted in 1999.

     The Company does not expect that the cost of its year 2000 compliance program will be material to its business, results of operations or financial condition. The Company believes that it will be able to achieve compliance by the end of 1999 and does not currently anticipate any material disruption of its operations as the result of any failure by the Company to be in compliance. Although the impact on the Company caused by the failure of the Company's significant suppliers or customers to achieve year 2000 compliance in a timely or effective manner is uncertain, the Company's business and results of operations could be materially adversely affected by such failure.

ENVIRONMENTAL MATTERS AND LITIGATION

     Environmental Matters. The Company is subject to federal, state, local and foreign environmental laws and regulations. Although the Company continues to make expenditures for environmental protection, it does not anticipate any significant expenditures in order to comply with such laws and regulations that would have a material impact on its operations or financial position. The Company believes that its operations comply in all material respects with applicable federal, state and local environmental laws and regulations. To address contingent environmental costs, the Company establishes reserves when such costs are probable and can be reasonably estimated. The Company believes that, based on current information and regulatory requirements (and taking third party indemnities into consideration), the reserves established by the Company for environmental expenditures are adequate. Based on current knowledge, to the extent that additional costs may be incurred that exceed the accrued reserves, such amounts are not expected to have a material impact on the Company's operations or financial condition, although no assurance can be given in this regard. See "Risk Factors -- Environmental Matters" and
"Business -- Environmental Matters."


     Litigation. In addition, the Company and its subsidiaries are involved in a number of lawsuits which the Company considers ordinary and routine in view of its size and the nature of its business. The Company does not believe that any ultimate liability resulting from any such lawsuits will have a material adverse effect on its earnings or financial position. See "Business -- Legal Proceedings."


RECENT ACCOUNTING DEVELOPMENTS

     The Company intends to adopt Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130), and Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS 131), in fiscal 1998. Both standards will require additional disclosure, but will not have a material effect on the Company's financial position or results of operations. SFAS 130 establishes standards for the reporting and display of comprehensive income and is expected to first be reflected in the Company's first quarter of 1998 interim financial statements. Components of comprehensive income include items such as net earnings, foreign currency translation adjustments and changes in value of available-for-sale securities. SFAS 131 changes the way companies report segment information and requires segments to be determined and reported based on how management measures performance and makes decisions about allocating resources. SFAS 131 will first be reflected in the Company's 1998 Annual Report.

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS

     This Prospectus contains forward-looking statements, including statements regarding, among other items, (i) the Company's business strategy; (ii) anticipated trends in the Company's business; (iii) the Company's future liquidity requirements and capital resources; (iv) anticipated synergies; (v) future cost reductions; and (vi) the impact of the Acquisition on the Company's future performance. These forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties, certain of which are beyond the Company's control. Actual results could differ materially from those anticipated by these forward-looking statements, as a result of the factors described in "Risk Factors" or other factors, including difficulties, delays or failures in effectively integrating worldwide operations and/or completing the development phase of certain products, the amount and timing of any synergies, the impact of currency and interest rates, delays in receiving regulatory approvals for new products, changes in governmental medical reimbursement policies or programs, or changes in economic and business conditions. In light of these risks and uncertainties, there can be no assurance that events anticipated by the forward-looking statements contained in this Prospectus will in fact transpire as anticipated.

                                    BUSINESS

OVERVIEW


     Beckman Coulter is a world leader in providing systems that simplify and automate laboratory processes. The Company designs, manufactures and services a broad range of laboratory systems consisting of instruments, reagents and related products that customers use to conduct basic scientific research, drug discovery research and diagnostic analysis of patient samples. Approximately 75% of the Company's Pro Forma 1997 sales were for clinical diagnostics applications, principally in hospital laboratories, while the remaining sales were for life sciences and drug discovery applications in universities, medical schools, and pharmaceutical and biotechnology companies. The Company's systems address over 75% of the hospital laboratory test volume, including virtually all routine laboratory tests. The Company believes that it is a worldwide market leader in its primary markets, with well-recognized systems and a reputation for high-quality, reliable service. After giving effect to the Acquisition, the Company had sales and EBITDA of $1.8 billion and $278.2 million, respectively, for Pro Forma 1997 and $399.4 million and $43.1 million, respectively, for the quarter ended March 31, 1998. The Company reported a net loss of $264.4 million for Fiscal 1997 (and a net loss of $8.4 million for the first quarter of 1998) as compared to net earnings of $9.4 million for Pro Forma 1997 after giving effect to the Acquisition.


     The Company's systems improve efficiency by integrating customer laboratory operations. The design of these systems draws upon the Company's extensive expertise in the chemical, biological, engineering and software sciences. Products for the clinical diagnostics market consist of systems (analytical instruments, reagents, accessories and software) that are used to detect, quantify and classify various substances and cells of clinical interest in human blood and other body fluids. Products for the life sciences market include centrifuges, flow cytometers, high performance liquid chromatographs, spectrophotometers, laboratory robotic workstations, capillary electrophoresis systems, DNA sequencers and synthesizers, and the reagents and supplies for their operation. Beckman Coulter has an installed base of approximately 75,000 systems in over 120 countries, which the Company believes will provide a recurring stream of revenue and cash flows from After Sales. Approximately 67% of the Company's Pro Forma 1997 sales were derived from After Sales, while the remaining 33% were derived from the direct placement of systems.

THE ACQUISITION

     On October 31, 1997, Beckman acquired all of the outstanding capital stock of Coulter, which became a wholly owned subsidiary of Beckman. See "The Acquisition." The acquisition of Coulter represents a significant milestone in accomplishing the Company's strategy to solidify its position as a leading provider of laboratory systems through Coulter's leading market position in hematology and number two position in flow cytometry. Coulter is the world's leading manufacturer of IVD systems for blood cell analysis (hematology), with a market share in hematology approximately twice that of its next largest competitor. Coulter's hematology systems are used to provide complete blood counts and other blood-related diagnostic information to the same clinical IVD and medical research laboratories that utilize Beckman's systems. Flow cytometry is used by both researchers and clinicians to count and categorize various types of cells, such as the measurement of T-4 cells in AIDS patients and the diagnosis of leukemias and lymphomas.

     Going forward, annual synergies from the Acquisition are expected to exceed $60 million in 1999, with further gains anticipated in 2000. These synergies are expected to be realized through both cost savings and increased revenues related to cross selling. Cost-saving initiatives are designed to rationalize manufacturing capacity, close duplicate field offices, align distribution networks, combine administrative functions and size the Company to match market conditions. The first of these changes has been announced and includes staff reductions in Florida, California and Europe, along with the termination of manufacturing at a Coulter facility in Luton, England. This first initiative affects approximately 600 positions. See "Management's Discussion of Financial Condition and Results of Operations -- Summary of Effects of the Acquisition."

COMPETITIVE STRENGTHS

     LEADING POSITION IN THE SIMPLIFICATION AND AUTOMATION OF LABORATORY PROCESSES. The Acquisition significantly expanded Beckman's presence in the clinical diagnostics and life sciences markets and combined Beckman and Coulter, two of the most recognized global franchises and brand names in these markets. In particular, Coulter's number one market position in hematology significantly strengthens Beckman's global leadership in the clinical diagnostics market. This will enhance the Company's ability to offer integrated testing capabilities and automation options that can match a wider range of laboratory test volume, capitalizing on the efforts of laboratories to improve productivity and reduce costs.

     RECURRING AFTER SALES FROM SUBSTANTIAL INSTALLED BASE. The Company generates a recurring stream of revenues and cash flows from its large installed base of approximately 75,000 systems, which require the ongoing consumption of various reagents, consumables and services. After Sales revenue accounted for approximately 67% of the Company's Pro Forma 1997 sales. In addition, the Company's large installed base provides a strong foundation for new product introductions and upgrades, since many customers tend to remain with an existing supplier who can reliably provide quality products and services.

     BROAD PRODUCT OFFERING. The Company manufactures and markets a more comprehensive range of laboratory systems than any of its competitors. In hospitals, the Company's broad product line addresses approximately 75% of all testing volume, including virtually all routine laboratory tests. This broad-based capability allows the Company to capitalize on the trend among hospitals and laboratories toward preferred supplier arrangements and combined product purchases. The Company offers more than 180 different clinical diagnostics tests and a full range of hematology capabilities, giving customers the ability to diagnose and monitor a wide variety of diseases and conditions. The Company also provides a wide range of systems for life sciences applications and is the industry leader in centrifugation, capillary electrophoresis and high throughput screening for drug discovery. The Company believes that broadening its product portfolio targeted to its existing laboratory customer base will allow it to leverage its manufacturing and distribution capabilities, extensive worldwide sales and service infrastructure and product development capabilities as well as finance and administration activities.

     WORLDWIDE SALES AND SERVICE NETWORK. Beckman Coulter maintains an extensive worldwide sales, service and distribution network, generating approximately one-half of the Company's Pro Forma 1997 sales outside the United States. This sales and service network, furnishing service to customers in more than 120 countries, provides Beckman Coulter with recurring revenues and cash flows, access to new product and application ideas, and sales opportunities from new and existing customers.

BUSINESS STRATEGY

     Beckman Coulter's goal is to profitably gain and retain customers by providing quality products and services that simplify and automate biochemical analyses across the technological continuum that extends from academic and commercial research to clinical diagnostics laboratories. In pursuit of this goal, the Company focuses on the following key initiatives:

     IMPROVE LABORATORY PRODUCTIVITY. By integrating its systems into customer processes, Beckman Coulter improves productivity and reduces costs in laboratories worldwide. Laboratories are increasingly focused on automation as a means of controlling labor costs, which typically account for over 50% of total laboratory costs. Marketed as "The Power of Process," the Company's approach is to link pre-analytical and analytical steps with robotics systems to automate nearly the entire testing process. The Company will continue to focus on its customers' needs to maximize laboratory operating efficiencies.

     EXPAND MARKET SHARE THROUGH PRODUCT DEVELOPMENT. The Company's expertise in simplifying and automating processes for biological laboratories forms a technological continuum, which Beckman Coulter can broadly apply to develop a range of products that are configured to meet specific customer needs in both the clinical diagnostics and life sciences markets. The Company believes that its close relationships with research laboratories allow the Company to identify and commercialize new research techniques. Once brought to the marketplace, the Company is in a position to translate technology into systems targeted for diagnostic needs. Both Beckman and Coulter historically have invested considerable capital on research and development efforts, contributing to their leadership in their respective markets and allowing them to consistently provide new products. In Fiscal 1997, the Company invested $123.6 million, or 10.3% of sales, on research and development. During the three months ended March 31, 1998, the Company invested $41.6 million, or 10.4% of sales, on research and development.


     INCREASE INSTALLED BASE TO GENERATE AFTER SALES. One of the Company's primary objectives is to maximize systems installations to generate future After Sales revenue. Over the last six years, Beckman has ranked first in total systems placements in automated clinical chemistry, its largest product category. The Company believes that increasing its installed base of instruments will generate increased reagent, consumables and service revenue, and expand opportunities for new product sales and systems upgrades. In addition, management believes that providing a fully integrated system that is reliable and easy to use results in high switching costs and loyalty among customers who value consistency and accuracy in test results.

     PURSUE SELECTED ACQUISITION OPPORTUNITIES. The primary focus of Beckman's acquisition strategy has been to broaden its product offerings. Beckman significantly strengthened its diagnostic immunochemistry offerings, including products for cancer diagnostics, through the acquisitions of Hybritech Incorporated in January 1996 and the Access immunoassay product line of Sanofi Diagnostics Pasteur in April 1997. Beckman also acquired high throughput screening and robotics technology for drug discovery from Sagian, Inc. in December 1996 and DNA sequencing technology through the acquisition of Genomyx Inc. in October 1996. The acquisition of Coulter represents a significant milestone in accomplishing the Company's strategy to solidify its position as a leading provider of laboratory systems through Coulter's leading market position in hematology and number two position in flow cytometry.

     CONTINUE TO MAXIMIZE OPERATING EFFICIENCY. Beckman has a proven track record of managing costs and improving operating efficiency through integrating acquisitions, consolidating redundant functions and realizing potential synergies in its business. For example, during 1993, Beckman strategically repositioned itself in response to changes in the worldwide healthcare market by consolidating redundant functions and improving overall efficiency. This resulted in annualized savings of over $50 million in 1996. In connection with the Acquisition, management believes annual synergies of at least $60 million can be achieved by 1999 with further gains anticipated in 2000, stemming from a combination of increased revenues related to cross-selling opportunities as well as reduced operating costs. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Summary of Effects of the Acquisition." No assurances can be given as to whether and to what extent such annual synergies may be actually realized in the future. See "Risk
Factors -- Ability to Successfully Integrate Coulter."

BACKGROUND


     The Company is one of the world's leading manufacturers of analytical instrument systems, test kits and IVD systems for blood and other cell analysis and competes in the clinical diagnostics and life sciences markets. The Company's sales for the three months ended March 31, 1998 and for Fiscal 1997 were approximately $0.4 billion and $1.2 billion, respectively. In Fiscal 1997, the Company generated approximately 67% of its sales through After Sales revenue from an installed base of over 75,000 systems.


     Founded by Dr. Arnold O. Beckman in 1934, Beckman entered the laboratory market by introducing the world's first pH meter. The Company became a publicly-traded corporation in 1952. In 1968 the Company expanded its laboratory instrument focus to include healthcare applications in clinical diagnostics. The Company was acquired by SmithKline Corporation to form SmithKline Beckman Corporation in 1982, and the Company was operated as a subsidiary of SmithKline Beckman until 1989 when it was divested. Since that time, the Company has operated as a fully independent, publicly-owned company.

     With the acquisition of Coulter, Beckman became the world's leading manufacturer of IVD systems for blood and other cell analysis. Coulter was founded in 1958 by Joseph Coulter, Jr. and Wallace Coulter, who discovered the "Coulter Principle," a revolutionary technology, essentially creating the automated hematology industry. Coulter's systems are used to provide diagnostic information to many of the same IVD laboratories that utilize Beckman's clinical systems.

     The Company's principal executive offices are located at 4300 North Harbor Boulevard, Fullerton, California 92835, and its telephone number is (714) 871-4848.

CUSTOMERS AND MARKETS

     The two primary markets which the Company serves are the clinical diagnostics and life sciences markets. The Company's clinical diagnostics customers include hospital clinical laboratories, physicians' offices and group practices and commercial reference laboratories (large central laboratories to which hospitals and physicians refer tests), and its life sciences customers include universities conducting academic research, medical research laboratories, pharmaceutical companies and biotechnology firms. Beckman Coulter's customers are continually searching for processes and systems that can perform tests faster, more efficiently and at lower costs. The Company believes that its focus on automated and high throughput systems position it to capitalize on this need.

     Virtually all new analytical methods and tests originate in academic research in universities and medical schools. If the utility of a new method or test is demonstrated by fundamental research, it often will then be used by pharmaceutical investigators, biotechnology companies, teaching hospitals or specialized clinical laboratories in an investigatory mode. In some cases, these new techniques eventually emerge in routine, high volume clinical testing at hospitals and reference labs. Generally, instruments used at each stage from research to routine clinical applications employ the same fundamental processes but may differ in operating features such as number of tests performed per hour and degree of automation. By serving several customer groups with differing needs related through common science and technology, the Company has the opportunity to broadly apply and leverage its expertise.

     The clinical diagnostics and life sciences markets are both highly competitive and the Company encounters significant competition in each market from many manufacturers, both domestic and from outside the United States. These markets continue to be unfavorably impacted by the economic weakness in Europe and Asia and cost containment initiatives in several European governmental and healthcare systems. The life sciences market also continues to be affected by consolidation of pharmaceutical companies and governmental constraints on research and development spending.

     Attempts to lower costs and increase efficiencies have led to consolidation among healthcare providers in the United States, resulting in more powerful provider groups that leverage their purchasing power with suppliers to contain costs. The consolidation trend among U.S. healthcare providers has put pressure on diagnostic equipment manufacturers to broaden their product offerings to encompass a wider range of testing capability, greater automation and higher volume capacity.

     The size and growth of the Company's markets are influenced by technological innovation in bioanalytical practice; government funding for basic and disease-related research (for example, heart disease, AIDS and cancer); research and development spending by biotechnology and pharmaceutical companies; and healthcare spending and physician practice. The Company expects worldwide healthcare expenditures and diagnostic testing to increase over the long-term, primarily as a result of the following three factors: (i) growing demand for services generated by the aging of the world population, (ii) increasing expenditures on diseases requiring costly treatment (for example, AIDS and cancer) and (iii) expanding demand for improved healthcare services in developing countries.

     CLINICAL DIAGNOSTICS

     The clinical diagnostics industry encompasses the study and analysis of disease by means of laboratory evaluation and analysis of bodily fluids and other substances from patients. Due to its important role in the diagnosis and treatment of patients, IVD testing is an integral part of overall patient care. Additionally, IVD testing is increasingly valued as an effective method of reducing healthcare costs by providing accurate, early detection of health disorders and also reducing the length of hospital stays.

     The major diagnostic fields that comprise the IVD industry include clinical chemistry, immunochemistry, microbiology, hematology and blood banking. The worldwide IVD industry was estimated to be $19 billion in

1996 and is estimated to grow at a 4% compound annual rate through the year 2001. The Company primarily serves the hospital and reference laboratory segments of the IVD market, which tend to use more precise, higher volume and more automated IVD systems. The hospital and reference laboratory segments constituted approximately $15.5 billion of the worldwide IVD market in 1996.

     IVD systems are composed of instruments, reagents, consumables, service and data management systems. Instruments typically have a five- to ten-year life and serve to automate repetitive manual tasks, improve test accuracy and speed the reporting of results. Reagents are substances that react with the patient sample to produce measurable, objective results. Consumables vary across application segments but are generally items such as sample containers, adapters, pipette tips, etc., used during test procedures. Reagents, accessories, consumables and services generate significant ongoing revenues for suppliers. Sample handling and preparation devices as well as data management systems are becoming increasingly important components of IVD systems. These system additions further improve safety and reduce costs through automation. The Company believes that the most important criteria customers use to evaluate IVD systems are operating costs, reliability, reagent quality and service, and that providing a fully integrated system that is reliable and easy to use results in high switching costs and loyalty among customers who value consistency and accuracy in test results.

     Attempts to lower costs and increase efficiencies have led to consolidation among healthcare providers in the United States, resulting in more powerful provider groups that leverage their purchasing power with suppliers to contain costs. Preferred supplier arrangements and combined purchases are becoming more commonplace. Consequently, it has become essential for manufacturers to provide cost-effective diagnostic systems to remain competitive. In addition, consolidation has put pressure on diagnostic equipment manufacturers to broaden their product offerings to encompass a wider range of testing capability, greater automation and higher volume capacity. Manufacturers that have the ability to automate a wide variety of tests on integrated workstations have a distinct competitive advantage. Broad testing menus that include immunoassays and routine chemistry tests are highly attractive to laboratories seeking to reduce the number of vendors they utilize. Finally, consolidation has made it increasingly important for suppliers to deploy a highly focused salesforce that is able to execute innovative marketing approaches and to maintain a reliable after-sale service network.

     LIFE SCIENCES RESEARCH AND DRUG DISCOVERY

     Life sciences research is the study of the characteristics, behavior and structure of living organisms and their component systems. Life sciences researchers utilize a variety of instruments and related biochemicals and supplies in the study of life processes, drug discovery and biotechnology. The Company estimates that in 1996 annual sales to the global life sciences industry for instrumentation and related service and biochemicals totaled approximately $6.4 billion. The segments of this market on which the Company focuses are centrifugation and other separation systems, biorobotics for drug screening, electrophoresis for R&D and quality control uses, spectrophotometry, protein purification, DNA synthesis and sequencing, and liquid scintillation, for which the Company estimates 1996 worldwide sales totaled approximately $4.2 billion in the aggregate. Trends in the life sciences industry include the growth in funding for drug discovery by the pharmaceutical and biotechnology industries, driven principally by the desire to accelerate drug discovery and development and the demand for increased automation and efficiency at pharmaceutical and biotechnology laboratories.

     An important application of the Company's systems is for use as a part of the drug discovery process. Pharmaceutical groups require the capability to screen millions of potential drug leads against many new disease targets in shorter time periods. Makers of bioanalytical instruments have addressed this need and helped to make the new approach to drug discovery possible by combining the detection capabilities of bioanalytical instruments with advances in high throughput screening. "High throughput screening" is a general term that refers to the automated systems and new instruments currently being used to accelerate drug discovery.

SYSTEMS -- INSTRUMENTS, SOFTWARE AND RELATED PRODUCTS

     The Company offers a wide range of analytical and diagnostic systems that consist of instruments, software and related products, including reagents, consumables, and services. These systems can be grouped into categories by type of laboratory process or application: (i) Life Sciences Research and Drug Discovery Products, (ii) Clinical Chemistry Diagnostics Systems, (iii) Blood Cell Systems, (iv) Immunochemistry Diagnostic Systems and (v) Rapid Test Kits.

     LIFE SCIENCES RESEARCH AND DRUG DISCOVERY PRODUCTS

     The Company's life sciences and drug discovery systems are used to advance basic understanding of life processes and in the related activities of therapeutic development. Product categories include centrifuges, flow cytometers, life sciences laboratory automation, DNA synthesizers and sequencers, high performance liquid chromatography ("HPLC"), capillary electrophoresis, spectrophotometry and liquid scintillation.

     Centrifuges separate liquid samples based on the density of the components. Samples are spun at up to 120,000 revolutions per minute to create forces that exceed 800,000 times the force of gravity. These forces result in a nondestructive separation that allows proteins, DNA and other cellular components to retain their biological activity. Centrifuges are offered in a wide range of models priced from $2,000 to $150,000.

     Flow cytometers rapidly count and categorize multiple types of cells in suspension. Common research applications include blood, bone marrow and tumor cells for the study of AIDS, leukemias and lymphomas. These systems are also useful in clinical applications and sell in the $150,000 to $400,000 range.

     Life sciences laboratory automation consists of integrated workstations and robotics that automatically perform exacting and repetitive processes in biotechnology and drug discovery laboratories. Operations include the dispensing, measuring, dilution and mixing of samples and analysis of reactions. A key application is for high throughput screening of candidate compounds in drug discovery research. These systems become functional through sophisticated scheduling and data handling software. Prices range from $50,000 to $500,000.

     DNA synthesizers and sequencers allow researchers to assemble strands of DNA molecules or to determine their component sequence through electrophoretic separation. These techniques are central to biotechnology science and the genetic understanding of life processes. Systems sell in the range of $12,000 to $45,000.

     HPLC uses high pressure (5,000 to 15,000 pounds per square inch) to force liquid samples through dense columns of separating agents. This technique is capable of separating very complex mixtures of both organic and inorganic molecules. The Company focuses on biologically related applications, including protein purification, with systems that range from $20,000 to $50,000. In addition, the Company also provides specialized software that is capable of recording, manipulating and archiving data from multiple HPLC systems. This type of software is essential to the pharmaceutical development process and installations can range from $20,000 to over $1,000,000.

     Capillary electrophoresis uses the electrical charge found on biological molecules to separate mixtures into their component parts. Its chief advantages are its ability to process very small sample volumes, separation speed and high resolution. The technique is considered a complement to HPLC. The Company has systems for basic research and pharmaceutical methods development and quality control that sell in the range of $30,000 to $60,000.

     Spectrophotometry is the optical measurement of compounds in liquid mixtures. Among its applications is the ability to measure changes during biological reactions. The Company's spectrophotometers are characterized by adaptive software that allows users to control the time, temperature and wavelength of light used for measurement while computing and recording experimental results. Spectrophotometers sell in the $5,000 to $30,000 range.

     Liquid scintillation techniques allow researchers to insert radioactive "labeled" atoms into compounds that then are introduced into biological systems. The compounds can be traced to a specific tissue or waste product by measuring the amount of radioactive label that is present with a liquid scintillation counter. Liquid scintillation systems sell in the $16,000 to $30,000 range.

     CLINICAL CHEMISTRY DIAGNOSTICS SYSTEMS

     Clinical chemistry systems use electrochemical detection or chemical reactions with patient samples to detect and quantify substances of diagnostic interest or "analytes" in blood, urine or other body fluids. Commonly performed tests include protein, glucose, cholesterol, triglycerides and enzymes. The Company offers a range of automated clinical chemistry systems to meet the testing requirements of varying size laboratories, together with software that allows these systems to communicate with central hospital computers. To save time and reduce errors, systems identify patient samples through bar codes. Automated clinical chemistry systems are designed to be available for testing on short notice 24 hours a day. The Company has generally configured its systems for the work flow in medium and large hospitals, but the systems also have application in regional reference labs. Over 180 tests for individual analytes are offered for use with the Company's clinical chemistry systems, which range in price from $60,000 to over $300,000.

     BLOOD CELL SYSTEMS

     The Company's blood cell systems use the principles of physics, optics, electronics and chemistry to separate cells of diagnostic interest and then quantify and characterize them. These systems fall into two categories: hematology and cytometry. Hematology systems allow clinicians to study formed elements in blood such as red and white cells and platelets. The most common diagnostic result is a "CBC" or complete blood count, which provides five to eight blood cell parameters. Flow cytometers can extend analysis beyond blood to include bone marrow, tumor and other cells. The rise of the AIDS epidemic and the need to monitor subclasses of white cells moved cytometry from largely a research technique into general clinical practice. These systems are automated, use bar codes to identify samples and can communicate with central computers. Prices range from $7,500 to $400,000.

     IMMUNOCHEMISTRY DIAGNOSTIC SYSTEMS

     Immunochemistry systems, like clinical chemistry systems, use chemical reactions to detect and quantify chemical substances of diagnostic interest in blood, urine or other body fluids. The key difference is that immunochemistry systems use antibodies harvested from living organisms as the central component in analytical reactions. These antibodies are created by the organism's immune system and when incorporated in test kits, provide the ability to detect and quantify very low analyte concentrations. Commonly performed tests assess thyroid function, screen and monitor for cancer and calibrate cardiac risk. Immunochemistry systems have been constructed to meet the special requirements of these reactions and to simplify lab processes. They are able to automatically identify individual patient sample tubes and communicate with central computers. The Company offers over 60 immunochemistry-based test kits for individual analytes and a range of systems priced from $60,000 to $90,000.

     RAPID TEST KITS

     The Company produces a line of single use, self contained, diagnostic test kits for use in physician's offices, clinics, hospitals and other medical settings. The kits rapidly provide clinicians with results for colorectal cancer screening and detection of ulcer disease, pregnancy and Strep A. Because answers are available while the patient is with the physician, the delay associated with follow-up interpretation and diagnosis is reduced, treatment begins sooner and overall healthcare expenditures are reduced. Individual test kits range in price from approximately $2.00 to $6.00.

RESEARCH AND DEVELOPMENT

     The Company's new products originate from four sources: internal research and development programs; external collaborative efforts with individuals in academic institutions and technology companies; devices or techniques that are generated in customers' laboratories; and business and technology acquisitions. Develop-ment programs focus on production of new generations of existing product lines as well as new product categories not currently offered. Areas of pursuit include innovative approaches to cell characterization, immunochemistry, molecular biology, advanced electrophoresis technologies, automated sample processing and information technologies. The Company's research and development teams are skilled in optics, chemistry, electronics, software and mechanical and other engineering disciplines, in addition to a broad range of biological and chemical sciences.


     Historically, the Company has invested considerable capital on research and development efforts, contributing to their leadership in their respective markets and a consistent flow of new products. The Company's research and development expenditures for the three months ended March 31, 1998 and for Fiscal 1997 were $41.6 million and $123.6 million, respectively, or 10.4% and 10.3% of sales, respectively.


SALES AND SERVICE

     Most of the Company's products are distributed directly by the Company's sales groups. However, the Company employs independent distributors to serve those markets that are more efficiently reached through such channels. Although there is essentially no overlap in the product offerings of the respective companies, the customer bases of Beckman and Coulter are substantially the same, which the Company believes provides opportunities for cross-selling and reduced operating costs.

     The Company's sales representatives are technically educated and trained in the operation and application of the Company's products. The sales force is supported by a staff of scientists and technical specialists in each product line and in each major scientific discipline served by the Company's products.

     The Company's ability to provide immediate after sales service and technical support are critical to customer satisfaction. This includes capabilities to provide immediate technical support by phone and to deliver parts or have a service engineer on site within hours. To have such capabilities on a global basis requires a major investment in personnel, facilities, and other resources. A large, existing installed base of instruments is a prerequisite to make the required service and support infrastructure financially viable. The Company considers its reputation for service responsiveness and competence and its worldwide sales and service network to be important competitive assets.

     In addition to direct sales of its instruments, the Company leases certain instruments to its customers, principally those used for clinical diagnostics applications in hospitals. This method of instrument placement is a significant competitive factor for the clinical diagnostics market.

COMPETITION

     The markets for Beckman Coulter's products are highly competitive, with many companies participating in one or more segments of the market. Competitors in the clinical diagnostics market include Abbott Laboratories (Abbott Diagnostics Division), Bayer Diagnostics, Dade Behring, Inc., Becton Dickinson and Company, Johnson & Johnson (Ortho Diagnostics Division), Roche (Roche Boehringer Manheim Diagnostics Division) and Sysmex Corporation of America (a subsidiary of TOA Medical Electronics Co. Ltd.). Competitors focused more directly in the life sciences market include Amersham Pharmacia Biotech plc, Bio-Rad Laboratories Inc., Hewlett-Packard Company, Hitachi, Packard BioScience Company, The Perkin-Elmer Corporation, Sorvall Products LP. and Waters Corporation. Competitors include divisions or subsidiaries of corporations with substantial resources. In addition, the Company competes with several companies that offer reagents, consumables and service for laboratory instruments that are manufactured by the Company and others.

     Beckman Coulter competes primarily on the basis of improved laboratory productivity, product quality, products combining to meet multiple instrument needs, technology, product reliability, service and price. Management believes that its extensive installed instrument base provides the Company with a competitive advantage in obtaining both follow-on instrument sales and After Sales business. See "Risk Factors -- Highly Competitive Industries."

PATENTS AND TRADEMARKS

     To complement and protect the innovations created by Beckman's research and development efforts, the Company has an active patent protection program which includes nearly 700 active U.S. patents and patent applications. The Company also files important corresponding applications in principal foreign countries. The Company has taken an aggressive posture in protecting its patent rights; however, no one patent is considered essential to the success of the Company's business. See "-- Legal Proceedings" and "Risk Factors -- Reliance on Patents and Other Intellectual Property; Risk of Intellectual Property Litigation."

     The Company's primary trademarks are "Beckman," with the trade name also being Beckman or Beckman Coulter, Inc., and "Coulter." The Company vigorously protects its primary trademarks, which are used on products and are recognized throughout the worldwide scientific and diagnostics community. The Company owns and uses secondary trademarks on various products, but none of these secondary trademarks is considered of primary importance to the business.

EMPLOYEES


     As of March 31, 1998, the Company had approximately 7,400 employees located in the United States and approximately 3,400 in international operations. The Company believes its relations with its employees are good.


LEGAL PROCEEDINGS


     Local authorities in Palermo (Sicily), Italy are investigating the activities of officials at a local government hospital and laboratory as well as representatives of the principal worldwide companies marketing diagnostics equipment in Italy, including the Company's Italian subsidiary. The inquiry focuses on past leasing practices for placement of diagnostics equipment which were common industrywide practices throughout Italy, but now are alleged to be improper. The Company believes the evidence in the case is weak and insufficient to support a criminal conviction against certain identified employees (the subsidiary is not a defendant). The Court has appointed economic experts to evaluate and present a comprehensive economic report on the leasing practices of the industry. Although it is very difficult to evaluate the political climate in Italy and the activities of the Italian public prosecutors, the Company does not expect this matter to have a material adverse effect on its earnings or financial position.



     Through its Hybritech acquisition (see Note 3 "Acquisitions"), the Company obtained a patent, referred to as the Tandem Patent, that generates royalty income. The Tandem Patent is involved in an interference action in the U.S. Patent and Trademark Office with a patent application owned by La Jolla Cancer Research Foundation (the "Foundation"). In May l998, the Board of Patent Appeals and Interferences ruled in Hybritech's favor. The Foundation has sixty days to appeal this decision.



     Since l992 six toxic tort lawsuits have been filed in Maricopa County Superior Court, Arizona by a number of residents of the Phoenix/Scottsdale area against the Company (relating to a former manufacturing site) and a number of other defendants, including Motorola, Inc., Siemens Corporation, the cities of Phoenix and Scottsdale, and others. In May 1998, the Company negotiated a settlement of these claims. A number of claims for property damages remain outstanding. The Company is indemnified by SmithKline Beecham p.1.c., the successor of its former controlling stockholder, for any cost incurred in these matters in excess of applicable insurance. SmithKline has agreed to pay all costs of defense and settlement amounts. Thus the outcome of these litigations, even if unfavorable to the Company, should have no material adverse effect on the Company's earnings or financial position.



     In addition the Company and its subsidiaries are involved in a number of lawsuits which the Company considers ordinary and routine in view of its size and the nature of its business. The Company does not believe that any ultimate liability resulting from any such lawsuits will have a material adverse effect on its earnings or financial position.


ENVIRONMENTAL MATTERS

     The Company is subject to federal, state, local and foreign environmental laws and regulations. Although the Company continues to make expenditures for environmental protection, it does not anticipate any significant expenditures in order to comply with such laws and regulations that would have a material impact on the Company's operations or financial position. The Company believes that its operations comply in all material respects with all applicable federal, state and local environmental laws and regulations. To address contingent environmental costs, the Company establishes reserves when such costs are probable and can be reasonably estimated. The Company believes that, based on current information and regulatory requirements (and taking third party indemnities into consideration), the reserves established by the Company for environmental expenditures are adequate. Based on current knowledge, to the extent that additional costs may be incurred that exceed the reserves, such amounts are not expected to have a material impact on the Company's operations or financial condition although no assurance can be given in this regard.

     In 1983 the Company discovered organic chemicals in the groundwater near a waste storage pond at its manufacturing facility in Porterville, California. SmithKline Beckman, the Company's former controlling stockholder, agreed to indemnify the Company with respect to this matter for any costs incurred in excess of applicable insurance, eliminating any impact on the Company's earnings or financial position. SmithKline Beecham p.l.c., the surviving entity of the 1989 merger between SmithKline Beckman and Beecham, assumed the obligations of SmithKline Beckman in this respect.

     In 1987 soil and groundwater contamination was discovered on property in Irvine, California (the "Property") formerly owned by the Company. In 1988, Prudential, which purchased the Property from the Company, filed suit against the Company in U.S. District Court in California for recovery of costs and other alleged damages with respect to the soil and groundwater contamination. In 1990 the Company entered into an agreement with Prudential for settlement of the lawsuit and for sharing current and future costs of investigation, remediation and other claims. Soil and groundwater remediation of the Property have been in process since 1988. During 1994, the County agency overseeing the site remediation formally acknowledged completion of remediation of a major portion of the soil, although there remain other areas of soil contamination that may require further remediation. In July 1997 the California Regional Water Quality Control Board, the agency overseeing the site groundwater remediation, issued a closure letter for the upper water bearing unit. The Company and Prudential continued to operate a groundwater treatment system throughout 1997 and expect to continue its operation in 1998. Investigations on the Property are continuing and there can be no assurance that further investigation will not reveal additional contamination or result in additional costs. The Company believes that additional remediation costs, if any, beyond those already provided for the contamination discovered by the current investigations will not have a material adverse effect on the Company's operations or financial position.

PROPERTIES

     The Company's primary instrument assembly and manufacturing facilities are located in Fullerton, Brea, and Palo Alto, California; Chaska, Minnesota; and Hialeah, Opa Locka and Miami Lakes, Florida. The Company recently announced the termination effective June 1998 of manufacturing operations at a Coulter facility located in Luton, England. Component manufacturing support facilities for parts and electronic subassemblies are located in Fullerton and Porterville, California. An additional manufacturing facility is located in Galway, Ireland. Reagents are manufactured in Carlsbad, San Diego and Palo Alto, California; Chaska, Minnesota; Naguabo, Puerto Rico; Florence, Kentucky; Galway, Ireland; Germany; France; Japan; Brazil; Australia; Argentina and Hong Kong. The Company's computer software products business is located in Allendale, New Jersey and its facility for the production of Hemoccult(R) test kits and related products is located in Sharon Hill, Pennsylvania. A portion of the Company's laboratory robotics operations (Sagian) are conducted in leased facilities in Indianapolis, Indiana and some of its DNA sequencing activities are performed in leased facilities in Foster City, California.

     All of the Company's U.S. manufacturing facilities, including land and buildings, are owned with the exception of Allendale, Foster City, Indianapolis, San Diego, Sharon Hill, Opa Locka, Miami Lakes, eight of the facilities in Hialeah and Florence which are leased facilities, and Palo Alto, where the Company has built and owns its buildings on a long-term land lease expiring in 2054. All manufacturing facilities outside the U.S. are leased with the exception of Germany, France, Japan, Brazil and Australia. The component production facilities for the Company also include plastics molding and machine shop capabilities in Fullerton. This facility, in conjunction with electronic subassembly work done in Porterville, supplies the primary parts and subassemblies to the various instrument assembly locations in California. The Company's principal distribution locations are in Brea and Fullerton, California; Chaska, Minnesota; Somerset, New Jersey; Frankfurt, Germany; and Paris, France. In 1994 the Company established a European Administration Center at a facility in Nyon, Switzerland.


     The Company intends to consummate sale-leaseback transactions with respect to some of its real estate assets which the Company expects will generate proceeds of approximately $200.0 million during the balance of 1998 and approximately $30.0 million in 1999. The Company believes that its production facilities meet applicable government environmental, health and safety regulations and industry standards for maintenance, and that its facilities in general are adequate for its current business.


GOVERNMENT REGULATION

     Certain of the Company's products are subject to regulations of the FDA which require such products to be manufactured in accordance with "good manufacturing practices." Such laws and regulations also require that such products be safe and effective and that the labeling of those products conform with specific requirements. Testing is conducted to demonstrate performance claims and to provide other necessary assurances. Clinical systems and reagents must be reviewed by the FDA before sale and, in some instances, are subject to product standards, other special controls or a formal FDA premarket approval process. New federal regulations under the Clinical Laboratory Improvement Amendments of 1988 will, when fully implemented, require regulatory review and approval of quality assurance protocols for the Company's clinical reagent products. While adding to the overall regulatory review process, this is not expected to materially affect the sale of the Company's products. Certain of the Company's products are subject to comparable regulations in other countries as well.

     In 1993 the member states of the European Union ("EU") began implementation of their plan for a new unified EU market with reduced trade barriers and harmonized regulations. The EU adopted a significant international quality standard, the International Organization for Standardization Series 9000 Quality Standards ("ISO 9000"). The Company's manufacturing operations in its Brea, Carlsbad, Fullerton, Palo Alto, Porterville and San Diego, California; Chaska, Minnesota; Allendale, New Jersey; Sharon Hill, Pennsylvania; Miami and Hialeah, Florida; Florence, Kentucky; Naguabo, Puerto Rico; Galway, Ireland; Australia, France, Germany, Hong Kong, Ireland, South Africa and the United Kingdom facilities have been certified as complying with the requirements of ISO 9000. Many of the Company's international sales and service subsidiaries have also been certified, including those located in Australia, Austria, Canada, China, France, Germany, Italy, The Netherlands, Poland, Singapore, South Africa, Spain, Sweden, Switzerland and the United Kingdom.

     The design of the Company's products and the potential market for their use may be directly or indirectly affected by U.S. and foreign regulations concerning reimbursement for clinical testing services. The configuration of new products, such as the SYNCHRON(R) series of clinical analyzers, reflects the Company's response to the changes in hospital capital spending patterns such as those engendered by the Medicare Diagnostic Related Groups ("DRGs"). Under the DRG system, a hospital is reimbursed a fixed sum for the services rendered in treating a patient, regardless of the actual cost of the services provided. Japan, France, Germany and Italy are among the other countries that are in the process of adopting reimbursement policies designed to lower the cost of healthcare.

     Medicare reimbursement of inpatient capital costs incurred by a hospital (to the extent of Medicare utilization) is in a 10-year transition period begun in 1991 from the "capital cost passthrough" payment methodology to a "prospective capital" payment methodology based on Medicare DRGs. To date, the Company has not experienced, and does not expect to experience in the future, any material financial impact from the change in Medicare's payment for inpatient capital costs.

     The current healthcare reform efforts in the United States and in some foreign countries are expected to further alter the methods and financial aspects of doing business in the healthcare field. The Company is closely following these developments so that it may position itself to take advantage of them. However, the Company cannot predict the effect on its business of these reforms should they occur nor of any other future government regulation.

                                   MANAGEMENT

EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth certain information as to the executive officers of the Company.

            NAME              AGE                              POSITION
            ----              ---                              --------
Louis T. Rosso                64     Chairman of the Board and Chief Executive Officer
John P. Wareham               56     President and Chief Operating Officer
Dennis K. Wilson              62     Vice President, Finance and Chief Financial Officer
James T. Glover               48     Vice President and Controller
Fidencio M. Mares             51     Vice President, Human Resources
William H. May                55     Vice President, General Counsel and Secretary
Bruce A. Tatarian             49     Vice President, Beckman Distribution Markets Operation
Albert R. Ziegler             59     Vice President, Clinical Chemistry Division
Paul Glyer                    41     Treasurer

     LOUIS T. ROSSO. Mr. Rosso has been Chief Executive Officer of the Company since 1988 and Chairman of the Board since 1989. He served as the Company's President from 1982 until 1993. He also served as a Vice President of SmithKline Beckman from 1982 to 1989. Mr. Rosso first joined the Company in 1959 and was named Corporate Vice President in 1974. He is a director of Allergan, Inc. and American Health Properties, Inc. He is a member of the Board of Trustees of St. Jude Heritage Foundation in Fullerton, California and of Harvey Mudd College. Mr. Rosso has been a director of the Company since 1988.

     JOHN P. WAREHAM. Mr. Wareham has been President and Chief Operating Officer of the Company since 1993. He served as the Company's Vice President, Diagnostic Systems Group from 1984 to 1993. Prior thereto, he had been President of Norden Laboratories, Inc., a wholly owned subsidiary of SmithKline Beckman engaged in developing, manufacturing and marketing veterinary pharmaceuticals and vaccines. Mr. Wareham first joined SmithKline Corporation, a predecessor of SmithKline Beckman, in 1968. He is a director of the Little Rapids Corporation and the Health Industry Manufacturers Association. Mr. Wareham has been a director of the Company since 1993.

     DENNIS K. WILSON. Mr. Wilson has been Vice President, Finance and Chief Financial Officer of the Company since 1993. He served as Vice President, Treasurer of the Company from 1989 until his current appointment. Prior thereto he had been Vice President, Corporate Accounting and Assistant Controller of SmithKline Beckman since 1984. Mr. Wilson first joined the Company in 1969.

     JAMES T. GLOVER. Mr. Glover has been Vice President and Controller of the Company since 1993. From 1989 until assuming his current position, he was Vice President, Controller - Diagnostic Systems Group. Mr. Glover joined the Company in 1983, serving in several management positions, including a two-year term at Allergan, Inc., then a Company affiliate. Prior to 1983, he held management positions with KPMG Peat Marwick LLP and another Fortune 500 Company.

     FIDENCIO M. MARES. Mr. Mares was named Vice President, Human Resources of the Company in 1995. Prior thereto he had been President of The Gas Company of Hawaii. Before that he was Senior Vice President of Administration and Human Resources for Pacific Resources, Inc., Corporate Wage and Salary Manager and Corporate Human Resources Services Manager for Getty Oil Company/Texaco, Inc., and held various human resources managerial positions at Southern California Edison.

     WILLIAM H. MAY. Mr. May has been General Counsel and Secretary of the Company since 1984 and has been Vice President, General Counsel and Secretary of the Company since 1985. Mr. May first joined the Company in 1976.

     BRUCE A. TATARIAN. Mr. Tatarian was named Vice President, Beckman Distribution Markets Operation of the Company in October 1997. He had been Vice President, Field Operations - Emerging Markets since 1995 and Vice President, Bioresearch Commercial Operations International since 1994. Prior thereto, he had been Vice President, Marketing Operations for the Bioanalytical Systems Group since 1991. Mr. Tatarian originally joined the Company in 1973.

     ALBERT R. ZIEGLER. Mr. Ziegler was named Vice President, Chemical Chemistry Division of the Company in October 1997. He had been Vice President, Diagnostics Development Center of the Company since 1994. He joined the Company in 1986 as Vice President, North America Operations for the Diagnostic Systems Group. Prior thereto he had been President of Branson Ultrasonics Corporation, a manufacturer of industrial ultrasound instruments and a subsidiary of SmithKline Beckman until the divestiture of SmithKline Beckman's industrial instruments businesses in 1984. Mr. Ziegler first joined SmithKline Beckman in 1971.

     PAUL GLYER. Mr. Glyer has been Treasurer of the Company since 1993. In 1995 he additionally assumed the position of Director, Corporate Business Development and Licensing. He served as Assistant Treasurer since 1989, when he first joined the Company.

                         DESCRIPTION OF CREDIT FACILITY

     In connection with the Acquisition, the Company entered into the Credit Facility with a syndicate of financial institutions for which Citicorp USA, Inc. acted as agent (the "Agent"), Citicorp Securities, Inc. acted as arranger (the "Arranger") and Merrill Lynch & Co. acted as syndication agent (the "Syndication Agent"). The following is a summary of the material terms and conditions of the Credit Facility and is subject to the detailed provisions of the credit agreement (the "Credit Agreement") entered into on October 31, 1997 by and among the Company, the lenders party thereto (the "Lenders"), the Agent, the Arranger and the Syndication Agent, and various related documents entered into in connection therewith. Capitalized terms used but not defined herein have the respective meanings assigned to them in the Credit Agreement. To the extent such summary contains descriptions of the Credit Facility and other loan documents, such descriptions do not purport to be complete and are qualified in their entirety by reference to such documents, which are available upon request from the Company.

GENERAL

     The Credit Facility provides up to a maximum aggregate amount of $1,300.0 million financing through a (i) $500.0 million Term Loan and (ii) $800.0 million Revolving Credit Facility for working capital and general corporate purposes and under which standby and trade letters of credit may be issued in a maximum aggregate amount up to $25 million. As of April 1, 1998, there were no amounts outstanding under the Term Loan and $670.0 million was outstanding under the Revolving Credit Facility.

     Proceeds of the Credit Facility are restricted to funding the Acquisition, refinancing certain existing indebtedness of Beckman and Coulter, paying transaction costs, providing working capital for the Company and its domestic subsidiaries and for general corporate purposes, subject to certain limitations.

INTEREST RATES; FEES

     Interest is computed on the outstanding daily balance of the loans under the Credit Facility at the Company's option, at the Applicable Margin above the Agent's Base Rate or the Eurodollar Rate as determined by a pricing grid or, in the case of Competitive Bid Advances, at a fixed rate of interest or the LIBO Rate. Interest is calculated on the basis of a 360-day year for actual days elapsed or 365 or 366 days for Base Rate loans, and will be payable in arrears, monthly, in the case of Base Rate interest, and at least quarterly, in the case of Eurodollar Rate interest. During the continuance of an event of default, the applicable interest rate will increase by 2% per annum.

     Under the pricing grid, the Applicable Margin generally varies depending on the Company's (i) senior unsecured debt rating from at least two of Standard & Poor's Ratings Services, Duff & Phelps Credit Rating Co. and Moody's Investors Service, Inc. or (ii) leverage ratio from time to time. As of the Issue Date, such Applicable Margin was zero for Base Rate loans and 0.50% for Eurodollar Rate Advances under the Revolving Credit Facility, and 0.25% for Base Rate loans and 0.75% for Eurodollar Rate Advances under the Term Loan.

     The Company is charged a per annum facility fee (at the rate determined by the pricing grid) on the Revolving Credit Facility, whether used or unused, payable quarterly in arrears and varying from 0.125% to 0.375%. Such fee is expected to be 0.250% as of the Issue Date. The Company also pays the Agent certain fees as agreed upon between the Agent and the Company. Fees for letters of credit issued as part of the Revolving Credit Facility will be equal to the Applicable Margin for Eurodollar Rate Advances under the Revolving Credit Facility plus customary issuance fees and costs of the Issuing Bank.

AMORTIZATION; PREPAYMENTS

     The Revolving Credit Facility matures in October 2002. The Company is required to make prepayments on loans under the Revolving Credit Facility in an amount equal to the net cash proceeds received by the Company and/or its subsidiaries from the disposition of certain assets, all net cash proceeds of Extraordinary Receipts, all cash proceeds from the issuance of additional debt or equity permitted under the loan documentation (with limited exceptions), and 50% of the Company's Excess Cash Flow (commencing for the

1998 fiscal year). Such required prepayments will be applied to reduce the commitments under the Revolving Credit Facility on a pro rata basis. However, no reductions in the Revolving Credit Facility commitments will be required from Excess Cash Flow after the Company's Debt to Earnings Ratio is less than or equal to 3.25 to 1.0 at the end of a fiscal year.

CONDITIONS AND COVENANTS

     The obligations of the Lenders under the Credit Agreement are subject to the satisfaction of certain conditions precedent customary in credit facilities of this type or otherwise appropriate under the circumstances. The Company and each of its subsidiaries are subject to certain affirmative and negative covenants contained in the Credit Agreement, including without limitation covenants that restrict, subject to specified exceptions, (i) the incurrence of indebtedness, guaranties and other obligations, (ii) the granting of liens,
(iii) mergers, acquisitions, investments and dispositions of assets, (iv) capital expenditures, (v) loans, advances, dividends, distributions and stock repurchases and redemptions, (vi) engaging in certain transactions with affiliates and subsidiaries, (vii) prepayments, redemption or defeasance of debt, (viii) the use of proceeds and (ix) changes of lines of business. The Credit Agreement covenants also include covenants relating to compliance with ERISA and environmental and other laws, payment of taxes, maintenance of corporate existence and rights, maintenance of insurance, and financial and other reporting. Certain of the Credit Agreement covenants are significantly more restrictive than those set forth in the Indenture. In addition, the Credit Agreement requires the Company to maintain compliance with certain specified financial ratios and tests, including minimum net worth, maximum capital expenditures, a maximum debt to earnings ratio, a minimum interest coverage ratio and a maximum amount of debt incurrence.

GUARANTEES

     Coulter, Beckman Instruments (Naguabo), Inc., Hybritech Incorporated and SmithKline Diagnostics, Inc. unconditionally guarantee the obligations of the Company under the Credit Facility. Such subsidiaries also guarantee payment on the Notes as provided in the Indenture and guarantee payment of the Old Debentures as provided in the indenture governing the Old Debentures. See "Description of Notes -- Note Guarantees."

EVENTS OF DEFAULT

     The Credit Facility includes events of default that are customary in credit facilities of this type or otherwise appropriate under the circumstances, including, without limitation, with respect to change in ownership or control. The occurrence of any of such events of default could result in acceleration of the Company's obligations under the Credit Facility, which could have a material adverse effect on holders of the Notes.

                              DESCRIPTION OF NOTES

GENERAL

     The Initial Notes were issued under the Indenture, dated as of March 4, 1998 (the "Indenture"), among the Company, as issuer, the Note Guarantors and The First National Bank of Chicago, as Trustee (the "Trustee"). Upon the issuance of the Exchange Notes, the Indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The form and terms of the Exchange Notes are the same as the form and terms of the Initial Notes except that (i) the Exchange Notes will have been registered under the Securities Act, pursuant to the Registration Statement and therefore, the Exchange Notes will not bear legends restricting the transfer thereof and (ii) holders of the Exchange Notes will not be entitled to certain rights of holders of the Initial Notes under the Registration Rights Agreement, which rights will terminate upon the consummation of the Exchange Offer. The Exchange Notes will evidence the same debt as the Initial Notes (which they replace) and will be entitled to the benefits of the Indenture.

     The following summary of the material provisions of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Indenture, including the definitions of certain terms contained therein and those terms made part of the Indenture by reference to the Trust Indenture Act. A copy of the Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part. For definitions of certain capitalized terms used in the following summary, see "-- Certain Definitions." Reference is made to the Indenture for the full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided. As used in the following summary, the "Notes" means the Initial Notes and the Exchange Notes, and references to (i) the "2003 Notes" include the Initial 2003 Notes and the Exchange 2003 Notes and (ii) the "2008 Notes" include the Initial 2008 Notes and the Exchange 2008 Notes. As used in the following summary, the "Company" means Beckman Coulter, Inc. (formerly known as Beckman Instruments, Inc.), but not any of its subsidiaries (unless the context otherwise requires), and the term "Credit Facility" refers to the Credit Facility, as each such term is more particularly defined in "-- Certain Definitions."

MATURITY AND INTEREST

     The 2003 Notes are unsecured obligations of the Company in an aggregate principal amount of $160.0 million and mature on March 4, 2003. The 2003 Notes bear interest at a rate of 7.10% from March 4, 1998, payable semiannually in arrears on each March 4 and September 4, commencing September 4, 1998, to Persons in whose names the 2003 Notes are registered on the preceding February 19 and August 19, respectively.

     The 2008 Notes are unsecured obligations of the Company in an aggregate principal amount of $240.0 million and mature on March 4, 2008. The 2008 Notes bear interest at a rate of 7.45% from March 4, 1998, payable semiannually in arrears on each March 4 and September 4, commencing September 4, 1998, to Persons in whose names the 2008 Notes are registered on the preceding February 19 and August 19, respectively.

     Under certain circumstances, additional interest may be payable in respect of the Initial Notes in the event that the Company does not timely file a registration statement with respect to the Exchange Notes, cause such a registration statement to become effective or consummate the Exchange Offer, in each case within certain time periods. See "The Exchange Offer."

     Principal of and any premium and interest on the Notes will be payable, and the Notes may be presented for exchange or for registration of transfer, at the office or agency of the Company maintained for such purposes (which initially will be the corporate trust office of the Trustee in The City of New York), except that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Note Register. The Notes are issued only in fully registered form, without coupons, only in denominations of $1,000 and integral multiples thereof. No service charge will be made for any registration of transfer or exchange or redemption of Notes, but the Company may require a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

RANKING


     The Notes are unsecured senior obligations of the Company, and the Indebtedness evidenced by the Notes ranks pari passu in right of payment with all other existing and future senior obligations of the Company, including borrowings under the Credit Facility, and senior in right of payment to all future obligations of the Company subordinated in right of payment to the Notes. The Notes, however, are effectively subordinated to secured senior obligations of the Company with respect to the assets of the Company securing such obligations, and to all obligations of the Company's subsidiaries (other than Note Guarantors) with respect to their assets. The Notes are fully and unconditionally Guaranteed on an unsecured, senior basis by certain Note Guarantors that guarantee Bank Indebtedness of the Company, consisting of Coulter and certain other existing and future subsidiaries of the Company. Each such Note Guarantor's Note Guarantee is an unsecured, senior obligation of such Note Guarantor, and ranks pari passu in right of payment with all other existing and future senior obligations of such Note Guarantor, including any Guarantee of borrowings under the Credit Facility, and senior in right of payment to all future obligations of such Note Guarantor subordinated in right of payment to its Note Guarantee. Each such Note Guarantee will be subject to release and discharge as provided in the Indenture. See "-- Note Guarantees."



     As of March 31, 1998, the outstanding Indebtedness of the Company and the Note Guarantors was $1,215.2 million (excluding capital lease obligations), none of which was secured Indebtedness and all of which will rank pari passu with the Indebtedness evidenced by the Exchange Notes. In addition, as of March 31, 1998, the outstanding Indebtedness of the Company's subsidiaries (other than the Note Guarantors) was approximately $99.6 million (excluding capital lease obligations), all of which will rank senior to the Indebtedness evidenced by the Exchange Notes. Subject to certain limitations, the Company and its Subsidiaries may incur additional Indebtedness in the future. See "-- Restrictive
Covenants -- Limitation on Incurrence of Indebtedness."


OPTIONAL REDEMPTION

     The Notes are redeemable, in whole or in part, at the option of the Company at any time at a redemption price equal to the greater of (i) 100% of the principal amount of such Notes or (ii) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued interest thereon to the date of redemption.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the Notes to be redeemed.

     Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

     The Notes are not entitled to the benefit of a sinking fund.

NOTE GUARANTEES

     The Indenture provides that the Company is required to cause any of its Restricted Subsidiaries that Guarantee Bank Indebtedness of the Company to, as primary obligors and not merely as sureties, fully, irrevocably and unconditionally Guarantee pursuant to a Note Guarantee, on an unsecured, senior basis, the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture and the Notes, whether for payment of principal of or premium, if any, or interest on the Notes, expenses, indemnification or otherwise. Such Note Guarantors agree to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the holders in enforcing any rights under any such Note Guarantee.

     Coulter, Beckman Instruments (Naguabo), Inc., Hybritech Incorporated and SmithKline Diagnostics, Inc. have guaranteed the Indebtedness of the Company under the Credit Facility, the Notes and the Old Debentures. In addition, the Company will cause Restricted Subsidiaries that guarantee any Bank Indebted-ness of the Company to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will Guarantee payment of the Notes.

     Each Note Guarantee is limited to an amount not to exceed the maximum amount that can be Guaranteed by the applicable Note Guarantor without rendering such Note Guarantee, as it relates to such Note Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

     Each Note Guarantee is a continuing Guarantee and (a) will remain in full force and effect until payment in full of all the obligations of the Company under the Notes and the Indenture, except to the extent such Note Guarantee is released in accordance with the Indenture, (b) is binding upon each Note Guarantor and (c) inures to the benefit of and be enforceable by the Trustee, the Noteholders and their successors, transferees and assigns.

     Any such Note Guarantee provides by its terms that it will be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer to any Person not an Affiliate of the Company of all of the Capital Stock held by the Company and its Subsidiaries in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture) or (ii) the release and discharge of all Guarantees by such Restricted Subsidiary of any Bank Indebtedness of the Company, other than by reason of payment under such Guarantee. The Company expects that in the future it may renegotiate the terms under the Credit Facility relating to guarantees, such that any Guarantee by its Restricted Subsidiaries of its Indebtedness under the Credit Facility will terminate. Accordingly, it is expected that all Note Guarantees will terminate at that time.

CHANGE OF CONTROL


     Upon the occurrence of a Change of Control Triggering Event (see definition under "-- Certain Definitions"), each holder of the Notes shall have the right to require that the Company repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Notes at a repurchase price in cash equal to 100% of the aggregate principal amount thereof plus accrued interest, if any, to the date of such repurchase.


     Within 30 days following any such Change of Control Triggering Event, the Company will be required to mail a notice to each holder of a Note (with a copy to the Trustee) stating (1) that a Change of Control Triggering Event has occurred and that such holder has the right to require the Company to repurchase such holder's Notes at a repurchase price in cash equal to 100% of the aggregate principal amount thereof plus accrued interest, if any, to the date of repurchase (the "Change of Control Offer"); (2) the repurchase date, which shall be a Business Day and be not earlier than 20 Business Days or later than 60 Business Days from the date such notice is mailed (the "Repurchase Date"); (3) that interest on any Note tendered will continue to accrue; (4) that interest on any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue after the repurchase of any Note on the Repurchase Date; (5) that holders electing to have a Note purchased pursuant to the Change of Control Offer will be required to surrender such Note, with the form entitled "Option to Elect Purchase" on the reverse of the Note completed, to the Trustee at the address specified in the notice prior to the close of business on the Business Day prior to the Repurchase Date; (6) that holders of Notes will be entitled to withdraw their election on the terms and conditions set forth in such notice; and (7) that holders of Notes that elect to have their Notes purchased only in part will be issued new Notes in a principal amount equal to the then unpurchased portion of the Notes surrendered.

     For so long as the Notes are in global form, upon any such Change of Control Triggering Event, the Company will be required to deliver to The Depository Trust Company ("DTC"), within the time periods specified above, for re-transmittal to its participants, a notice substantially to the effect specified in clauses (1) through (4) and (6) of the previous paragraph. Such notice shall also specify the required procedures (furnished by DTC) for holders of interests in the Global Security to tender and receive payment of the purchase price for interests in accordance with DTC's rules, regulations and practices (including DTC's "Repayment Option Procedures" to the extent applicable).

     On the Repurchase Date, the Company shall (i) accept for payment such surrendered Notes or portions thereof tendered pursuant to the Change of Control Offer; (ii) deposit with the Trustee money sufficient to pay the purchase price of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Notes so accepted with an officers' certificate identifying the Notes or portions thereof so tendered. The Company will publicly announce the result of the Change of Control Offer as soon as practicable after the Repurchase Date.

     The Company has agreed to comply with all applicable tender offer rules, including, without limitation, Rule 14e-1 under the Exchange Act in connection with a Change of Control Offer.

     The phrase "all or substantially all" as used in the definition of "Change of Control" has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event that the holders of the 2003 Notes or 2008 Notes, as the case may be, elected to exercise their rights under the Indenture and the Company elected to contest such election, there could be no assurance as to how a court interpreting New York law would interpret such phrase.


     The Change of Control (see definition under "-- Certain Definitions") provisions may not be waived by the Trustee or the Board of Directors of the Company. The Change of Control provisions may in certain circumstances make more difficult or discourage a takeover of the Company and, thus, the removal of incumbent management. The Change of Control provisions, however, are not the result of management's knowledge of any specific effort to accumulate shares of capital stock of the Company or to obtain control of the Company by a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of anti-takeover provisions. In addition, the Change of Control provisions will not necessarily afford protection to holders of Notes including protection against an adverse effect on the value of the Notes, in the event that the Company or its subsidiaries and affiliates incur additional Indebtedness, whether through recapitalizations or otherwise.


     If a Change of Control Triggering Event were to occur, there can be no assurance that the Company would have sufficient funds to pay the Change of Control purchase price for all Notes tendered by the holders thereof. In addition, the Company's ability to make such payment may be limited by the terms of its then-existing borrowing and other agreements. The Credit Facility is expected to have, and certain agreements relating to other indebtedness of the Company may have, similar change of control provisions and restrictions on the prepayment of Indebtedness that may have the effect of further limiting the Company's ability to pay the Change of Control purchase price for the Notes tendered by the holders thereof. The failure of the Company to make such payment to holders of Notes, if continued for 60 days after receipt of written notice of Default from the Trustee or the holders of at least 25% of the aggregate principal amount of the outstanding 2003 Notes or 2008 Notes, as the case may be, specifying such Default and requiring that it be remedied, would constitute an Event of Default under the terms of the Indenture.

     The Credit Facility may limit the Company's ability to repurchase or redeem any Notes, whether on a Change of Control or otherwise. Failure to make any such repayment or redemption may result in a default under the Indenture and the Credit Facility.

RESTRICTIVE COVENANTS


     The Indenture provides for certain restrictive covenants of the Company. The Company is currently in compliance with all the restrictive covenants of the Indenture and the Credit Facility. Certain of the restrictions of the Indenture are as follows:


  LIMITATION ON LIENS

     The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, create, incur, issue, assume or guarantee any indebtedness of the Company or any Subsidiary secured by a Lien upon any Principal Property, or upon shares of capital stock or evidences of indebtedness issued by any Restricted Subsidiary and owned by the Company or any Restricted Subsidiary, now owned or hereafter owned by the Company, without making effective provision to secure all of the Notes then outstanding by such Lien, equally and ratably with any and all other indebtedness thereby secured, so long as such indebtedness shall be so secured.

     The foregoing restrictions shall not apply, however, to (1) Liens on any property existing at the time of the acquisition thereof; (2) Liens on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of such corporation (or a division thereof) as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary, provided that such Lien as a result of such merger, consolidation, sale, lease or other disposition is not extended to property owned by the Company or such Restricted Subsidiary immediately prior thereto;
(3) Liens on property of a corporation existing at the time such corporation becomes a Restricted Subsidiary; (4) Liens securing indebtedness of a Restricted Subsidiary to the Company or to another Restricted Subsidiary; (5) Liens to secure all or part of the cost of acquisition, construction, development or improvement of the underlying property, or to secure indebtedness incurred to provide funds for any such purpose, provided that the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained not later than twenty-four months after the later of (a) the completion of the acquisition, construction, development or improvement of such property or (b) the placing in operation of such property or of such property as so constructed, developed or improved; (6) Liens on any property created, assumed or otherwise brought into existence in contemplation of the sale or other disposition of the underlying property, whether directly or indirectly, by way of share disposition or otherwise; provided that the Company must have disposed of such property within 180 days from the creation of such Liens and any indebtedness secured by such Liens shall be without recourse to the Company or any Subsidiary; (7) Liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision thereof, to secure partial, progress, advance or other payments; (8) Liens to secure indebtedness of joint ventures in which the Company or a Restricted Subsidiary has an interest, to the extent such Liens are on property or assets of, or equity interests in, such joint ventures; (9) Liens on Equipment Held for Resale; and (10) any indebtedness secured by Liens existing on the date of the Indenture or any extension, renewal or replacement or refunding of any Lien existing on the date of the Indenture or referred to in clauses (1) to (3) or
(5); provided, however, that the aggregate principal amount of indebtedness secured thereby and not otherwise authorized by clauses (1) to (3) or (5), shall not exceed the aggregate principal amount of indebtedness, plus any premium or fee payable in connection with any such extension, renewal, replacement, or refunding, so secured at the time of such extension, renewal, replacement or refunding.

     Notwithstanding the restrictions described above, the Company and its Restricted Subsidiaries may incur, issue, assume or guarantee debt secured by Liens without equally and ratably securing the Notes then outstanding, provided, that at the time of such incurrence, issuance, assumption or guarantee, after giving effect thereto and to the retirement of any indebtedness which is concurrently being retired, the aggregate amount of all outstanding indebtedness secured by Liens so incurred, other than any indebtedness secured by Liens permitted as described in clauses (1) through (10) above, and together with all outstanding Attributable Value of all sale and leaseback transactions permitted as described in "-- Limitation on Sale and Leaseback Transactions," does not exceed 15% of the Consolidated Net Tangible Assets of the Company.

  LIMITATION ON SALE AND LEASEBACK TRANSACTIONS

     Sale and leaseback transactions by the Company or any Restricted Subsidiary involving any Principal Property are prohibited unless either (1) the Company or its Restricted Subsidiaries would be entitled pursuant to the provisions described in clauses (1) through (10) above under "Limitation on Liens" to issue, assume or guarantee indebtedness secured by a Lien on such Principal Property without equally and ratably securing the Notes then outstanding or (2) the Company or such Restricted Subsidiary shall apply, or cause to be applied, to the retirement of its secured debt within 120 days after the effective date of the sale and leaseback transaction, an amount not less than the greater of
(i) the net proceeds (net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such sale) of the sale of the Principal Property leased pursuant to such arrangement or (ii) the fair market value of the Principal Property so leased. This restriction does not apply to a sale and leaseback transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries or involving the taking back of a lease for a period of less than three years.

     Notwithstanding the restrictions described above, the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction provided, that at the time of such transaction, after giving effect thereto, the Attributable Value thereof, together with all indebtedness secured by Liens permitted pursuant to the Indenture as described above under "Limitation on Liens" other than all indebtedness secured by Liens permitted as described in clauses (1) through (10) above under "Limitation on Liens" and other than the Attributable Value of such sale and leaseback transactions permitted by the preceding paragraph, does not exceed 15% of Consolidated Net Tangible Assets of the Company.

  COVENANTS IN EFFECT PRIOR TO AN INVESTMENT GRADE RATING DATE


     The following two covenants will cease to be effective upon the Investment Grade Rating Date (see definition under "-- Certain Definitions").


     LIMITATION ON INCURRENCE OF INDEBTEDNESS

     The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or directly or indirectly enter into any Guarantee of, or in any other manner become directly or indirectly liable for ("incur"), any Indebtedness (including Acquired Debt), except that the Company may incur Indebtedness if, at the time of, and immediately after giving pro forma effect to, such incurrence of Indebtedness, the Consolidated Coverage Ratio of the Company for the most recently ended four fiscal quarters for which financial statements are available would be at least 2.0 to 1. The foregoing limitations will not apply to the incurrence by the Company or any Restricted Subsidiary, as the case may be, of any Permitted Indebtedness of such Person.

     LIMITATION ON RESTRICTED PAYMENTS

     The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment, unless at the time of and immediately after giving effect to the proposed Restricted Payment (with the value of any such Restricted Payment, if other than cash, to be as determined in good faith by the Board of Directors of the Company, which determination shall be conclusive), (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, (ii) the Company could incur at least $1.00 of additional Indebtedness pursuant to the first sentence of the covenant described under "-- Limitation on Incurrence of Indebtedness" and (iii) the aggregate amount of all Restricted Payments made after the Issue Date shall not exceed the Restricted Payment Amount.

     The foregoing provisions do not prohibit the following actions (collectively, "Permitted Payments"):

          (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such declaration date such payment would have been permitted under the Indenture and such payment shall be deemed to have been paid on such date of declaration for purposes of clause (iii) of the preceding paragraph;

          (ii) the redemption, repurchase, retirement or other acquisition of any Capital Stock or any Indebtedness of the Company that is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary) of Capital Stock of the Company (other than any Disqualified Stock);

          (iii) the defeasance, redemption, repurchase, retirement or other acquisition of any Indebtedness of the Company that is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, the substantially concurrent sale of Refinancing Indebtedness that is (x) at least as subordinated in right of payment to the Notes as the Indebtedness being refinanced and (y) permitted to be incurred pursuant to the covenant described in "-- Limitation on Incurrence of Indebtedness";


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

          (iv) the redemption, repurchase, retirement or other acquisition of any Indebtedness of the Company that is subordinated in right of payment to the Notes upon a Change of Control to the extent required by the agreement governing such Indebtedness but only if the Company shall have complied with the covenant described in "-- Change of Control" and purchased all Notes tendered pursuant to the offer to repurchase all of the Notes required thereby, prior to purchasing or repaying such Indebtedness;

          (v) payments by the Company to purchase or otherwise acquire Capital Stock of the Company (including options, warrants or other rights to acquire such Capital Stock) from departing or deceased directors, officers or employees of the Company or its Subsidiaries, whether pursuant to the terms of an employee benefit plan or employment agreement or otherwise; provided that the aggregate amount of all such repurchases shall not exceed $2 million in any fiscal year; and

          (vi) the payment by the Company of dividends on the common stock of the Company in an amount not to exceed $25 million in any fiscal year;

provided that, in the case of clauses (v) and (vi), no Default or Event of Default shall have occurred or be continuing at the time of such Permitted Payment after giving effect thereto.

     For purposes of clause (iii) of the first paragraph of this covenant, Permitted Payments made pursuant to clauses (i), (v) and (vi) of the immediately preceding paragraph shall be included (with respect to clause (i), as of the date of declaration) as Restricted Payments made since the Issue Date.

ADDITIONAL COVENANTS

     The Indenture also contains covenants with respect to the following matters: (i) payment of principal, premium and interest; (ii) maintenance of an office or agency in The City of New York; (iii) maintenance of corporate existence; (iv) payment of taxes and other claims; and (v) maintenance of properties.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Indenture provides that the Company may not consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, any Person (a "successor Person"), and may not permit any Person to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, the Company, unless (i) the successor Person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes the Company's obligations on the Notes and under the Indenture, (ii) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing under the Indenture, (iii) if, as a result of the transaction, property of the Company would become subject to a Lien that would not be permitted under the covenant described in "-- Restrictive
Covenants -- Limitation on Liens," the Company takes such steps as shall be necessary to secure the Notes equally and ratably with (or prior to) the indebtedness secured by such Lien, (iv) if such transaction occurs prior to an Investment Grade Rating Date, the Company could incur at least $1.00 of additional Indebtedness pursuant to the first sentence of the covenant described under "-- Restrictive Covenants -- Limitation on Incurrence of Indebtedness," on a pro forma basis after giving effect to such transaction, and (v) certain other conditions are met.

EVENTS OF DEFAULT

     Each of the following constitutes an Event of Default under the Indenture with respect to the 2003 Notes or 2008 Notes, as the case may be: (a) failure to pay principal of or any premium on any Note of that series when due; (b) failure to pay any interest on any Note of that series when due, continued for 30 days;
(c) failure to offer to repurchase or to repurchase the Notes in the event of a Change of Control in accordance in all material respects with the provisions described in "-- Change of Control" or to perform or comply with any provision described in "-- Consolidation, Merger and Sale of Assets"; (d) failure to perform any other covenant of the Company in the Indenture, continued for 60 days after written notice has been given as provided in the Indenture; (e) failure to pay when due (subject to any applicable grace period) the principal

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

of, or acceleration of, any indebtedness for money borrowed by the Company or any Restricted Subsidiary (including a default with respect to any Note of the other such series) having an aggregate principal amount outstanding of at least $20 million, if in the case of any such failure, such indebtedness has not been discharged or, in the case of any such acceleration, such acceleration has not been rescinded or annulled, in each case within 10 days after written notice has been given by the Trustee, or the Holders of at least 25% in aggregate principal amount of the outstanding 2003 Notes or 2008 Notes, as the case may be, as provided in the Indenture; (f) certain events in respect of bankruptcy, insolvency or reorganization involving the Company or any Restricted Subsidiary; and (g) any Note Guarantee ceases to be in full force and effect or any Note Guarantor denies in writing that it has any liability under its Note Guarantee (other than by reason of the termination of the Indenture or the release of any such Note Guarantee in accordance with the Indenture).

     If an Event of Default (other than an Event of Default described in clause
(f) above) with respect to the 2003 Notes or 2008 Notes, as the case may be, shall occur and be continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of such 2003 Notes or 2008 Notes, as the case may be, then outstanding by notice as provided in the Indenture may declare the aggregate principal amount of such Notes to be due and payable immediately. If an Event of Default described in clause (f) above shall occur, the aggregate principal amount of all Notes will automatically, and without any action by the Trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree for payment of money has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding 2003 Notes or 2008 Notes, as the case may be, may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the Indenture. For information as to waiver of defaults, see "-- Modification and Waiver."

     Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Indenture provides that the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the Indenture provides that holders of at least a majority in aggregate principal amount of the outstanding 2003 Notes or 2008 Notes, as the case may be, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to such Notes.

     No holder of any 2003 Note or 2008 Note has any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the 2003 Notes or 2008 Notes, as the case may be, (ii) the holders of at least 25% in aggregate principal amount of the outstanding 2003 Notes or 2008 Notes, as the case may be, have made written request, and such holder or holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee and (iii) the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding 2003 Notes or 2008 Notes, as the case may be, a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a holder of a Note for the enforcement of payment of the principal of or any premium or interest on such Note on or after the applicable due date specified in such Note.

     The Company is required to furnish to the Trustee annually a statement by certain of its officers as to whether or not the Company, to their knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and, if so, specifying all such known defaults.

MODIFICATION AND WAIVER

     Modifications and amendments of the Indenture may be made by the Company, the Note Guarantors and the Trustee with the consent of the holders of at least a majority in aggregate principal amount of the outstanding Notes of each series affected by such modification or amendment; provided, however, that no such

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

modification or amendment may, without the consent of the holder of each outstanding 2003 Note or 2008 Note, as the case may be, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any 2003 Note or 2008 Note, as the case may be, (b) reduce the principal amount of, or any premium or interest on, any 2003 Note or 2008 Note, as the case may be, (c) reduce the amount of principal of any 2003 Note or 2008 Note, as the case may be, payable upon acceleration of the Maturity thereof, (d) change the place or currency of payment of principal of, or any premium or interest on, any 2003 Note or 2008 Note, as the case may be, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any 2003 Note or 2008 Note, as the case may be, (f) reduce the percentage in principal amount of outstanding 2003 Notes or 2008 Notes, as the case may be, the consent of whose Holders is required for modification or amendment of the Indenture, (g) reduce the percentage in principal amount of outstanding 2003 Notes or 2008 Notes, as the case may be, necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults or (h) modify such provisions with respect to modification and waiver.

     The holders of at least a majority in aggregate principal amount of the outstanding Notes of each series affected may waive compliance by the Company and the Note Guarantors with certain restrictive provisions of the Indenture. The holders of at least a majority in aggregate principal amount of the outstanding 2003 Notes or 2008 Notes, as the case may be, may waive any past default under the Indenture with respect to such 2003 Notes or 2008 Notes, as the case may be, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the holder of each outstanding 2003 Note or 2008 Note, as the case may be.

     Until an amendment, modification or waiver becomes effective, a consent to it by a holder is a continuing consent by such holder and by every subsequent holder of such prior holder's Note or any portion of such Note that evidences the same debt. Any such holder or subsequent holder may revoke the consent as to such Note or portion thereof by written notice to the Trustee or the Company received by the Trustee or the Company, as the case may be, before the date on which the Trustee receives an Officers' Certificate from the Company certifying that the holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, modification or waiver.

     Except in certain limited circumstances, the Company is entitled to set any day as a record date for the purpose of determining the holders of outstanding 2003 Notes or 2008 Notes, as the case may be, entitled to give or take any direction, notice, consent, waiver or other action under the Indenture, in the manner and subject to the limitations provided in the Indenture. If a record date is set for any action to be taken by holders of a particular series, such action may be taken only by persons who are holders of outstanding 2003 Notes or 2008 Notes, as the case may be, on the record date. To be effective, such action must be taken by holders of the requisite principal amount of such Notes within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by the Company, and may be shortened or lengthened from time to time.

DEFEASANCE AND COVENANT DEFEASANCE

     Defeasance and Discharge. The Indenture provides that, upon the Company's exercise of its defeasance and discharge option with respect to the 2003 Notes or 2008 Notes, as the case may be, the Company and each Note Guarantor will be discharged from all its respective obligations with respect to such Notes, except for certain obligations to exchange or register the transfer of Notes, to replace stolen, lost or mutilated Notes, to maintain paying agencies and to hold moneys for payment in trust, upon the deposit in trust for the benefit of the holders of such Notes of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Notes on the respective Stated Maturities in accordance with the terms of the Indenture and such Notes. Such defeasance or discharge may occur only if, among other things, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such Notes will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur.

     Defeasance of Certain Covenants. The Indenture provides that, upon the Company's exercise of its covenant defeasance option with respect to the 2003 Notes or 2008 Notes, as the case may be, the Company may omit to comply with certain restrictive covenants, including those described in "-- Restrictive Covenants" and in clause (iii) under "-- Consolidation, Merger and Sale of Assets," and the occurrence of certain Events of Default, which are described above in clause (d) (with respect to such restrictive covenants) and clause (e) under "-- Events of Default," will be deemed not to be or result in an Event of Default, in each case with respect to such Notes. The Company, in order to exercise such option, is required to deposit, in trust for the benefit of the Holders of such Notes, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium, if any, and interest on such Notes on the respective Stated Maturities in accordance with the terms of the Indenture and such Notes. The Company is also required, among other things, to deliver to the Trustee an Opinion of Counsel satisfying the requirements of the Indenture, to the effect that holders of such Notes will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event the Company exercised this option with respect to any Notes and such Notes were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Notes at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Notes at the time of any acceleration resulting from such Event of Default. In such case, the Company would remain liable for such payments.

REPORTING REQUIREMENTS

     The Indenture provides that, whether or not the Company is then subject to
Section 13(a) or 15(d) of the Exchange Act, the Company will file (unless such filing is not permitted under the Exchange Act) with the Commission, so long as Notes are outstanding, the annual reports, quarterly reports and other periodic reports that the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) if the Company were so subject, and such documents shall be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also in any event (i) within 15 days of each Required Filing Date, (a) transmit by mail to all holders of Notes, as their names and addresses appear in the Note Register, without cost to such holders and (b) file with the Trustee copies of the annual reports, quarterly reports and other periodic reports which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Sections and (ii) if filing such documents by the Company with the Commission is prohibited under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder at the Company's cost.

NOTICES

     Notices to holders of Notes will be given by mail to the addresses of such holders as they may appear in the Note Register.

TITLE

     The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name a Note is registered as the absolute owner thereof (whether or not such Note may be overdue) for the purpose of making payment and for all other purposes.

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

GOVERNING LAW

     The Indenture and the Notes are governed by, and construed in accordance with, the law of the State of New York.

THE TRUSTEE

     The Company maintains banking relationships in the ordinary course of business with the Trustee. The First National Bank of Chicago also acts as the trustee under the indenture governing the Old Debentures.

     The occurrence of a default under the Indenture with respect to the 2003 Notes or 2008 Notes, as the case may be, could create a conflicting interest for the Trustee under the Trust Indenture Act. If the default has not been cured or waived within 90 days after the Trustee has or acquires a conflicting interest, the Trustee generally is required by the Trust Indenture Act to eliminate such conflicting interest or resign as Trustee with respect to the affected Notes. In the event of the Trustee's resignation, the Company shall promptly appoint a successor trustee with respect to the affected Notes.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for the definition of all other terms used in the Indenture.

     "Acquired Debt" means (x) Indebtedness of any Person (the "Acquired Person") existing at the time the Acquired Person merges or consolidates with or into, or becomes a Restricted Subsidiary of, the Company or any Restricted Subsidiary, or (y) Indebtedness of any Person assumed by the Company or any Restricted Subsidiary in connection with its acquisition of assets from such Person, in each case excluding Indebtedness incurred in connection with, or in contemplation of, the Acquired Person merging or consolidating with or into, or becoming a Restricted Subsidiary of, the Company or any Restricted Subsidiary, or such acquisition of assets.

     "Acquisition" means the acquisition by the Company of all of the capital stock of Coulter on October 31, 1997.

     "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, plus 0.25% in the case of the 2003 Notes, and 0.375%, in the case of the 2008 Notes.

     "Asset Sale" means (i) any sale, lease, conveyance or other disposition by the Company or any Restricted Subsidiary of any assets (including by way of a sale-and-leaseback) other than (a) in the ordinary course of business, (b) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company, which shall not be an "Asset Sale" but instead shall be governed by the provisions of the Indenture described under "-- Consolidation, Merger and Sale of Assets", and (c) any "fee in lieu of" or other disposition of assets to any governmental authority or agency that continue in use by the Company or any Restricted Subsidiary, so long as the Company or any Restricted Subsidiary may obtain title to such assets at any time upon reasonable notice by paying a nominal fee, or (ii) the issuance or sale of Capital Stock of any Restricted Subsidiary, in the case of each of clauses (i) and (ii), whether in a single transaction or a series of related transactions, to any Person (other than the Company or a Restricted Subsidiary) for Net Proceeds in excess of $1.0 million.

     "Attributable Value," when used with respect to any sale and leaseback transaction means, as of the time of determination, the total obligation (discounted to present value at the interest rate assumed in making calculations in accordance with FAS 13) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such sale and leaseback transaction.

     "Bank Indebtedness" means any and all Indebtedness or other amounts, whether outstanding on the Issue Date or thereafter incurred, payable under or in respect of the Credit Facility or any refinancing in respect thereof, and any Refinancing Indebtedness in respect thereof, including in each case (without limitation) principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees, other monetary obligations of any nature and all other amounts payable under or in respect of any of the foregoing (and, without limitation, whether incurred in accordance with any clause of the definition of "Permitted Indebtedness" or the first sentence of the covenant described under "-- Restrictive Covenants -- Limitation on Incurrence of Indebtedness" or otherwise).

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

     "Capital Lease Obligation" of any Person means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease for property leased by such Person that would at such time be required to be capitalized on the balance sheet of such Person in accordance with GAAP.

     "Capital Stock" of any Person means (i) in the case of a corporation, corporate stock, (ii) in the case of an association, limited liability company or business entity, any and all Equity Interests, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock.

     "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any instrumentality or agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality or agency thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Services or Moody's Investors Service, Inc.; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Rating Group or at least P-1 from Moody's Investors Service, Inc.; (iv) certificates of deposit, time deposits or bankers' acceptances (or, with respect to foreign banks, similar instruments) maturing within one year from the date of acquisition thereof issued by (x) any lender under the Credit Agreement or (y) a commercial banking institution that is a member of the Federal Reserve System or a commercial banking institution organized and located in a country recognized by the United States of America, in each case, having combined capital and surplus and undivided profits in excess of $500,000,000 (or the foreign currency equivalent thereof); (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above; and (vii) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management not exceeding $20 million in aggregate principal amount outstanding at any time.

     "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange
Act), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, or (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the voting stock of the Company.

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

     "Change of Control Downgrade" means, with respect to any Change of Control, a downgrade in the rating assigned to any Notes arising out of or otherwise attributable to such Change of Control (whether or not such Change of Control has occurred at the time of such downgrade), which downgrade (i) if prior to an Investment Grade Rating Date, is by any Rating Agency and (ii) if on or after an Investment Grade Rating Date, is by any two Rating Agencies unless, after giving effect to such downgrade, the rating assigned to such Notes by either of such two Rating Agencies is Investment Grade. For purposes of the foregoing, and without limiting the generality thereof, a Change of Control Downgrade with respect to any Change of Control shall be deemed to have occurred if such Change of Control Downgrade occurs during any 90-day period beginning prior to and ending after the occurrence of such Change of Control.

     "Change of Control Triggering Event" means the later to occur of (i) any Change of Control and (ii) a Change of Control Downgrade with respect to such Change of Control. Both a Change of Control and a Change of Control Downgrade shall be required for a Change of Control Triggering Event to occur.

     "Commodity Price Protection Agreement" means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value which is dependent upon, fluctuations in commodity prices.

     "Company" means Beckman Coulter, Inc. (formerly known as Beckman Instruments, Inc.), a Delaware corporation, until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Company" shall mean such successor Person.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate securities of comparable maturity to the remaining term of such Notes. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

     "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Treasury Reference Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

     "Consolidated Cash Flow" means, with respect to any period, the Consolidated Net Income for such period, plus without duplication (i) Consolidated Interest Expense for such period, plus (ii) provision for taxes based on income, profits or capital, to the extent such provision for taxes was included in computing such Consolidated Net Income, plus (iii) depreciation, amortization (including, without limitation, amortization of goodwill and other intangibles) and all other non-cash charges (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period), to the extent such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income.

     "Consolidated Coverage Ratio" means, with respect to any date of determination, the ratio of (i) the aggregate amount of Consolidated Cash Flow for the period of the most recent four consecutive fiscal quarters

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

ended prior to such date for which consolidated financial statements of the Company are available, to (ii) Consolidated Interest Expense for such four fiscal quarters, provided that:

          (1) if since the beginning of such period the Company or any Restricted Subsidiary has incurred any Indebtedness that remains outstanding on such date of determination, or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves an incurrence of Indebtedness (including without limitation any Acquired
     Debt), Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness and the application of the proceeds thereof (and, in the case of any Acquired Debt, the related acquisition) as if such Indebtedness had been incurred (and any such acquisition had occurred) on the first day of such period;

          (2) if since the beginning of such period the Company or any Restricted Subsidiary has repaid, repurchased, defeased, retired or otherwise discharged (a "Discharge") any Indebtedness that is no longer outstanding on such date of determination, or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a Discharge of Indebtedness, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving effect to such Discharge of such Indebtedness, including the proceeds of any such new Indebtedness, as if such Discharge had occurred on the first day of such period;

          (3) if since the beginning of such period the Company or any Restricted Subsidiary shall have disposed of any company, any business, any group of assets constituting an operating unit, or any other assets out of the ordinary course of business (a "Sale"), (x) Consolidated Cash Flow for such period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive) directly attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated Cash Flow (if negative) directly attributable thereto for such period and (y) Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Sale for such period (and, if the Capital Stock of any Restricted Subsidiary is sold, transferred or otherwise disposed of, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale, transfer or disposition);

          (4) if since the beginning of such period the Company or any Restricted Subsidiary shall have acquired (by merger or otherwise, and whether accounted for as a purchase, a pooling of interests or otherwise) any company, any business, any group of assets constituting an operating unit, or any other assets out of the ordinary course of business (a "Purchase"), Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any related Indebtedness) as if such Purchase had occurred on the first day of such period; and

          (5) if since the beginning of such period any Person became a Restricted Subsidiary or was merged or consolidated with or into the Company or any Restricted Subsidiary, in each case in a Purchase, and since the beginning of such period such Person shall have Discharged any Indebtedness or made any Sale or Purchase that would have required an adjustment pursuant to clause (2), (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Discharge, Sale or Purchase occurred on the first day of such period.

     If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months). If any Indebtedness bears, at the option of the Company or a Restricted Subsidiary, a fixed or floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be computed by applying, at the option of the Company, either a fixed or floating rate. If any Indebtedness that is being given pro forma effect was incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period (being the relevant four-quarter period or, if shorter, the portion thereof beginning on the date such facility was first drawn upon). In making any calculation of the Consolidated Coverage Ratio for any period prior to the date of the closing of the Acquisition, the Acquisition shall be deemed to have taken place on the first day of such period.

     "Consolidated Interest Expense" means, with respect to any period, the sum (without duplication) of (i) the interest expense of the Company and its Restricted Subsidiaries for such period, plus (ii) all cash dividends paid during such period by the Company and its Restricted Subsidiaries with respect to any Disqualified Stock (other than to the Company or a Restricted Subsidiary), and minus (iii) to the extent otherwise included in Consolidated Interest Expense, amortization or write-off of financing costs, in each case under clauses (i) through (iii) as determined on a consolidated basis in accordance with GAAP consistently applied.

     "Consolidated Net Income" means, with respect to any period, the net income (or loss) of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, adjusted by excluding, to the extent included in calculating such net income (or loss), without duplication, (i) any extraordinary gain or loss as recorded on the statement of operations in accordance with GAAP, (ii) the portion of net income (or loss) of the Company and its Restricted Subsidiaries allocable to the Company's equity in the net income (or loss) of any unconsolidated Person or Unrestricted Subsidiary, except (in the case of such net income) to the extent of the amount of dividends or distributions actually paid or made to the Company or any of its Restricted Subsidiaries by such other Person during such period,
(iii) net income (or loss) of any Person combined with the Company or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) any gain or loss realized upon any Asset Sale (other than sales of leases of customer-leased equipment) and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person, (v) the net income of any Restricted Subsidiary if the declaration of dividends or similar distributions by that Restricted Subsidiary of that net income to the Company is at the time restricted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation (other than pursuant to any statute, rule or governmental regulation that permits such dividends or similar distributions payments after the passage of time, not to exceed 120 days, or after the filing or providing of notice with respect to such dividends or similar distributions) applicable to that Restricted Subsidiary or its stockholders (other than pursuant to the Notes or the Indenture), except to the extent that any dividend or distribution was or could have been made by the Restricted Subsidiary to the Company or another Restricted Subsidiary during such period in compliance with such restrictions, (vi) non-cash, nonrecurring charges (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period), (vii) any nonrecurring charges related to the Acquisition or any acquisition by the Company or any Restricted Subsidiary after the Issue Date and (viii) all deferred financing costs written off and premium paid in connection to any early extinguishment of Indebtedness.

     "Consolidated Net Tangible Assets" of the Company means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any indebtedness for money borrowed having a maturity of less than 12 months from the date of the most recent consolidated balance sheet of the Company but which by its terms is renewable or extendable beyond 12 months from such date at the option of the borrower) and (b) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles, all as set forth on the most recent consolidated balance sheet of the Company and computed in accordance with GAAP.

     "Coulter" means Coulter Corporation, a Delaware corporation.

     "Credit Agreement" means the credit agreement dated as of October 31, 1997, among the Company, the banks and other financial institutions party thereto from time to time, Citicorp USA, Inc., as agent, Citicorp Securities, Inc., as arranger, and Merrill Lynch & Co., as syndication agent, as such agreement may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original Credit Agreement or otherwise).

     "Credit Facility" means the collective reference to the Credit Agreement, any notes and letters of credit issued pursuant thereto and any guarantees, security agreements, pledges, mortgages, letter of credit applications and other collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original Credit Agreement or otherwise).

     "Currency Hedging Arrangements" means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

     "Default" means any event that is, or after the giving of notice or passage of time or both would be, an Event of Default.

     "Disqualified Stock" means (i) any Preferred Stock of any Restricted Subsidiary and (ii) any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than upon a change of control of the Company in circumstances where the holders of the Notes would have similar rights), in whole or in part on or prior to the stated maturity of any Notes.

     "Dollars" and "$" means lawful money of the United States of America.

     "Equipment Held for Resale" means instrument systems and related accessories and components manufactured or assembled by the Company that are owned and held for placement in facilities of the Company's customers.

     "Equity Interest" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including limited liability company interests, in such Person.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

     "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is
(i) not organized under the laws of the United States of America or any state thereof or the District of Columbia and (ii) conducts its principal operations outside the United States.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect on the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statement by such other entity as approved by a significant segment of the United States accounting profession.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person, and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Indebtedness" means, with respect to any Person, without duplication, and whether or not contingent, (i) all indebtedness of such Person for borrowed money or which is evidenced by a note, bond, debenture or similar instrument,
(ii) all obligations of such Person to pay the deferred or unpaid purchase price of property or services, which purchase price is due more than one year after the date of placing such property in service or taking delivery and title thereto or the completion of such service, (iii) all Capital Lease Obligations of such Person, (iv) all obligations of such Person in respect of letters of credit or bankers' acceptances issued or created for the account of such Person,
(v) to the extent not otherwise included in this definition, all net obligations of such Person under all Interest Rate Agreement Obligations, Currency Agreement Obligations or Commodity Price Protection Agreements of such Person, (vi) all liabilities of others of the kind described in the preceding clause (i), (ii) or
(iii) secured by any Lien on any property owned by such Person even if such Person has not assumed or otherwise become liable for the payment thereof, to the extent of the value of the property subject to such Lien, (vii) all Disqualified Stock issued by such Person, and (viii) to the extent not otherwise included, any Guarantee by such Person of any other Person's indebtedness or other obligations described in clauses (i) through (vii) above. "Indebtedness" of the Company and its Restricted Subsidiaries shall not include (i) current trade payables incurred in the ordinary course of business and payable in accordance with customary practices and (ii) non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business which are not more than 90 days past due.

     "Interest Rate Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

     "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement, but excluding advances, loans and other extension of credit to customers, directors, officers and employees in the ordinary course of business) to, capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of Capital Stock, bonds, notes, securities or other similar instruments issued by, such Person and shall include the designation of a Restricted Subsidiary as an Unrestricted Subsidiary. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "-- Restrictive Covenants -- Limitation on Restricted Payments," (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the assets (net of liabilities) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the Fair Market Value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined by the Board of Directors in good faith.

     "Investment Grade" means a rating in one of the four highest categories (without regard to subcategories within such rating categories) by a Rating Agency.

     "Investment Grade Rating Date" means the first date on which the Notes are rated Investment Grade by two Rating Agencies.

     "Issue Date" means March 4, 1998.

     "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "Net Proceeds" from an Asset Sale means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Sale or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Sale, (ii) all payments made on any Indebtedness that is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon such assets, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, or to any other Person (other than the Company or a Restricted Subsidiary) owning a beneficial interest in the assets disposed of in such Asset Sale and (iv) appropriate amounts to be provided as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale.

     "Note Guarantee" means each Guarantee of the Notes by Coulter, Beckman Instruments (Naguabo), Inc., Hybritech Incorporated and SmithKline Diagnostics, Inc., and any Guarantee of the Notes that may from time to time be executed and delivered pursuant to the terms of the Indenture. Each such Note Guarantee shall be in the form prescribed by the Indenture.

     "Note Guarantor" means any Restricted Subsidiary that has issued a Note Guarantee.

     "Permitted Indebtedness" means:

          (i) Indebtedness incurred by the Company pursuant to the Credit Facility in an aggregate principal amount not to exceed $1,100.0 million outstanding at any time, minus the aggregate amount of all scheduled repayments of principal, and all mandatory prepayments of principal with Net Proceeds from Asset Sales, and plus (in the case of any refinancing thereof) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing; provided that, so long as no term loan Indebtedness remains outstanding under the Credit Facility, the Company shall be permitted to incur revolving credit Indebtedness thereunder in an aggregate principal amount not to exceed $800 million outstanding at any time;

          (ii) Indebtedness of Foreign Subsidiaries in an aggregate principal amount outstanding at any time not exceeding, as to all such Foreign Subsidiaries, the greater of (a) $75 million and (b) an amount equal to the sum of (x) 80% of the combined book value of the net account receivables owned by Foreign Subsidiaries that are shown on the consolidated balance sheet of the Company as of the end of the most recently ended fiscal quarter for which financial statements of the Company are available plus
     (y) 50% of the combined book value of the inventory owned by Foreign Subsidiaries that is shown on such balance sheet, all as calculated on a combined basis and in accordance with GAAP;

          (iii) Indebtedness represented by the Notes or the Exchange Notes, any Guarantees in respect thereof, and any Indebtedness arising by reason of any Lien granted to secure any of the foregoing Indebtedness;

          (iv) Indebtedness owed by any Restricted Subsidiary to the Company or to another Restricted Subsidiary, or owed by the Company to any Restricted Subsidiary; provided, however, that any such Indebtedness shall be at all times held by a Person that is either the Company or a Restricted Subsidiary of the Company; provided, further however, that upon either (a) the transfer or other disposition of any such Indebtedness to a Person other than the Company or another Restricted Subsidiary or (b) the sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of any such Restricted Subsidiary to a Person other than the Company or another Restricted Subsidiary, the incurrence of such Indebtedness shall be deemed to be an incurrence that is not permitted by this clause (iv);
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

          (v) Indebtedness of the Company or any Restricted Subsidiary in the form of Purchase Money Obligations or Capital Lease Obligations, in an aggregate amount not in excess of $30 million outstanding at any time;

          (vi) Indebtedness of the Company or any Restricted Subsidiary arising in the ordinary course of business (a) pursuant to Interest Rate Agreements designed to protect the Company or any Subsidiary against fluctuations in interest rates in respect of Indebtedness of the Company or any Subsidiary as long as such obligations do not exceed the aggregate principal amount of such Indebtedness then outstanding, (b) under any Currency Hedging Arrangements, which if related to Indebtedness do not increase the amount of such Indebtedness other than as a result of foreign exchange fluctuations, or (c) under any Commodity Price Protection Agreements, which if related to Indebtedness do not increase the amount of such Indebtedness other than as a result of foreign exchange fluctuations;

          (vii) Indebtedness of the Company or any Restricted Subsidiary arising from the honoring of a check, draft or similar instrument of such Person drawn against insufficient funds, provided that such Indebtedness is extinguished within five Business Days of its incurrence;

          (viii) Indebtedness of the Company or any Restricted Subsidiary consisting of Guarantees, indemnities, or obligations in respect of purchase price adjustments, in connection with the acquisition or disposition of assets;

          (ix) Indebtedness of the Company or any Restricted Subsidiary in respect of (a) judgment, performance, surety and other bonds provided by such Person with respect to obligations of such Person in the ordinary course of business, (b) letters of credit securing obligations incurred in the ordinary course of business or (c) other letters of credit in an amount not to exceed $5 million in the aggregate outstanding at any time;

          (x) Indebtedness of the Company or any Restricted Subsidiary consisting of Guarantees in respect of loans or advances made to officers or employees of the Company or any Restricted Subsidiary, or Guarantees otherwise made on their behalf, (a) in respect of travel, entertainment and moving related expenses incurred in the ordinary course of business, or (b) in the ordinary course of business not exceeding $500,000 in the aggregate outstanding at any time;

          (xi) Any Refinancing Indebtedness incurred in respect of any Indebtedness described in clauses (i), (ii), (iii), (xi), (xii) or (xiii) of this definition of "Permitted Indebtedness," any Capital Lease Obligations described in clause (v) of this definition of "Permitted Indebtedness" or any Indebtedness permitted to be incurred pursuant to the first sentence of the covenant described in "-- Restrictive
     Covenants -- Limitation on Incurrence of Indebtedness;"

          (xii) Indebtedness of the Company or any Restricted Subsidiary that is outstanding on the Issue Date;

          (xiii) Acquired Debt of any Restricted Subsidiary, provided that at the time of the incurrence thereof and after giving effect thereto on a pro forma basis, (x) no Default or Event of Default will have occurred and be continuing or would result therefrom and (y) the Company could incur at least $1.00 of additional Indebtedness pursuant to the first sentence of the covenant described in "-- Restrictive Covenants -- Limitation on Incurrence of Indebtedness;"

          (xiv) Indebtedness of any Restricted Subsidiary in an aggregate principal amount not exceeding $10 million outstanding at any time, as to all such Restricted Subsidiaries that incur Indebtedness pursuant to this clause (xiv);

          (xv) Guarantees by the Company of any Indebtedness of any Restricted Subsidiary incurred by such Subsidiary in compliance with the covenant described under "-- Restrictive Covenants -- Limitation on Incurrence of Indebtedness," provided that if such Indebtedness is subordinated in right of payment to any other Indebtedness, such Guarantee shall be subordinated in right of payment to the Notes at least to the same extent as such Indebtedness is so subordinated to such other Indebtedness;

          (xvi) any Guarantee by any Note Guarantor of Bank Indebtedness of the Company incurred pursuant to clause (i), (xi) or (xvii) of this definition of "Permitted Indebtedness" or the first sentence of the covenant described under "-- Restrictive Covenants -- Limitation on Incurrence of Indebtedness," provided that (a) if such Indebtedness is subordinated in right of payment to any other Indebtedness, such Guarantee shall be subordinated in right of payment to the Notes at least to the same extent as such Indebtedness is so subordinated to such other Indebtedness, and (b) upon such Person no longer being a Note Guarantor, there shall be deemed to have occurred a new incurrence of such Guarantee not permitted by this clause (xvi); and

          (xvii) Indebtedness of the Company in addition to that described in clauses (i), (iii) through (xii) and (xv) above, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness incurred pursuant to this clause (xvii) does not exceed $50 million outstanding at any time.

     For purposes of determining compliance with any such Dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the Dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt, provided that
(x) the Dollar-equivalent principal amount of any such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date, (y) if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, and (z) the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency and incurred pursuant to the Credit Facility shall be calculated based on the relevant currency exchange rate in effect on, at the Company's option, (i) the Issue Date, (ii) any date on which any of the respective commitments under the Credit Facility shall be reallocated between or among facilities or subfacilities thereunder, or on which such rate is otherwise calculated for any purpose thereunder, or (iii) the date of such incurrence. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

     For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness incurred pursuant to and in compliance with, the covenant described under "-- Restrictive Covenants -- Limitation on Incurrence of Indebtedness," (i) any other obligation of the obligor on such Indebtedness (or of any other Person that could have incurred such Indebtedness as the obligor thereon in compliance with such covenant) arising under any Guarantee, Lien or letter of credit supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit secures the principal amount of such Indebtedness; (ii) in the event that Indebtedness is entitled to be incurred pursuant to the first paragraph of such covenant or meets the criteria of more than one of the types of Indebtedness described in the definition of "Permitted Indebtedness," the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses; and (iii) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

     Indebtedness of any Person that is not a Restricted Subsidiary, which Indebtedness is outstanding at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or a Restricted Subsidiary, shall be deemed to have been incurred at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or a Restricted Subsidiary, and Indebtedness which is assumed at the time of the acquisition of any asset shall be deemed to have been incurred at the time of such acquisition. Accrual of interest, the accretion of accreted value of principal, and the payment of interest in the form of additional Indebtedness having the same terms as the original

Indebtedness on which such payment is made (which payment is made pursuant to the terms of such original Indebtedness as initially issued), will not be deemed an incurrence of Indebtedness for purposes of the covenant described under "-- Restrictive Covenants -- Limitation on Incurrence of Indebtedness."

     "Permitted Investments" means (i) any Investment in the Company or any Restricted Subsidiary; (ii) any Investment in Cash Equivalents; (iii) any Investment in a Person if, as a result of such Investment, (a) such Person becomes a Restricted Subsidiary, or (b) such Person either (1) is merged, consolidated or amalgamated with or into the Company or one of its Restricted Subsidiaries and the Company or such Restricted Subsidiary is the surviving Person, or (2) transfers or conveys substantially all of its assets to, or is liquidated into, the Company or one of its Restricted Subsidiaries; (iv) Investments in accounts and notes receivable acquired in the ordinary course of business; (v) any securities or other Investments received in connection with any sale or other disposition of property or assets (including Equity Interests); (vi) obligations under any Interest Rate Agreement, Currency Hedging Arrangement or Commodity Price Protection Agreement permitted pursuant to the covenant described in "-- Restrictive Covenants -- Limitation on Incurrence of Indebtedness"; (vii) securities or other Investments received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person; (viii) Investments in existence or made pursuant to legally binding written commitments in existence on the Issue Date; (ix) pledges or deposits with respect to leases or utilities, provided to third parties in the ordinary course of business; (x) bonds secured by assets leased to and operated by the Company or any Restricted Subsidiary that were issued in connection with the financing of such assets so long as the Company or any Restricted Subsidiary may obtain title to such assets at any time by paying a nominal fee, canceling such bonds and terminating the transaction; (xi) Investments in a joint venture or similar entity that is not a Restricted Subsidiary, made in the ordinary course of business; (xii) Investments in customers or suppliers, not to exceed $10 million in the aggregate outstanding at any time; and (xiii) Investments in an amount not exceeding $50 million in the aggregate outstanding at any time.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person.

     "Principal Property" means any real property of the Company or any of its Subsidiaries, and any equipment located at or comprising a part of any such property, having a net book value, as of the date of determination, in excess of the greater of $50 million and 10% of Consolidated Net Tangible Assets of the Company; provided, however, that Principal Property shall not include Equipment Held for Resale.

     "Purchase Money Obligation" means any Indebtedness secured by a Lien on assets related to the business of the Company or the Restricted Subsidiaries, and any additions and accessions thereto, which are purchased or constructed by the Company or any Restricted Subsidiary at any time after the Issue Date; provided that (i) any security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a "Security Agreement") shall be entered into within 180 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom, (ii) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and (iii) (a) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Security Agreement is entered into exceed 100% of the purchase price to the Company or any Restricted Subsidiary of the assets subject thereto or (b) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

     "Rating Agency" means each of Standard & Poor's Ratings Services, Duff & Phelps Credit Rating Co. and Moody's Investors Service, Inc. (or, in any case, if such Person ceases to rate the Notes for reasons outside the control of the Company, any other "nationally recognized statistical rating organization" (within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act) selected by the Company as a replacement Rating Agency).

     "Reference Treasury Dealer" means each of Merrill Lynch & Co., Salomon Brothers Inc, Citicorp Securities, Inc., Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, BancAmerica Robertson Stephens, First Chicago Capital Markets, Inc. and Goldman, Sachs & Co. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

     "Refinancing Indebtedness" means any Indebtedness incurred in connection with or given in exchange for the renewal, extension, substitution, refunding, defeasance, refinancing, repayment or replacement (a "refinancing") of any Indebtedness described in clauses (i), (ii), (iii), (xi), (xii) or (xiii) of the definition of "Permitted Indebtedness," any Capital Lease Obligations described in clause (v) of the definition of "Permitted Indebtedness" or any Indebtedness permitted to be incurred pursuant to the first sentence of the covenant described in "-- Restrictive Covenants -- Limitation on Incurrence of Indebtedness"; provided, however, that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount (or accrued amount, if less) of the Indebtedness so renewed, extended, substituted, refunded, defeased, refinanced or replaced ("refinanced"), plus the reasonable fees, underwriting discounts, premiums and other costs and expenses incurred in connection therewith, (b) such Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced; (c) if the Indebtedness being refinanced is subordinated in right of payment to any Notes, such Refinancing Indebtedness shall be at least as subordinated in right of payment to the Notes as the Indebtedness being refinanced; and (d) the obligor on such Refinancing Indebtedness shall be the obligor on the Indebtedness being refinanced, the Company, or (in the case of Indebtedness of a Foreign Subsidiary that is being refinanced) any Foreign Subsidiary; it being understood that any Indebtedness incurred pursuant to clauses (i), (ii) or (v) of the definition of "Permitted Indebtedness" that is so refinanced shall be deemed to remain outstanding for the purpose of determining compliance with any limitations or restrictions set forth in such clauses.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Payment" means (i) any dividend or other distribution declared or paid on any Capital Stock of the Company or any of its Restricted Subsidiaries (other than dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of the Company or such Restricted Subsidiary or dividends or distributions payable to the Company or any Restricted Subsidiary (and, if the Restricted Subsidiary making such dividend or distributions has any stockholder other than the Company or another Restricted Subsidiary, to such stockholder on no more than a pro rata basis, measured by value)); (ii) any payment to purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Restricted Subsidiary (other than any Capital Stock owned by the Company or any Restricted Subsidiary, or from all holders of such Capital Stock of a Restricted Subsidiary on a pro rata basis);
(iii) any payment to purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to any Notes (other than a purchase, redemption, defeasance or other acquisition or retirement for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such acquisition or retirement); or (iv) any Restricted Investment.

     "Restricted Payment Amount" means the sum of:

          (a) an amount equal to 50% of the Company's aggregate cumulative Consolidated Net Income accrued on a cumulative basis from the Issue Date (or, if such aggregate cumulative Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus

          (b) the aggregate amount of all net cash proceeds received since the Issue Date by the Company (1) as capital contributions in the form of common equity to the Company after the Issue Date, (2) from the issuance and sale (other than to a Restricted Subsidiary) of its Capital Stock (other than Disqualified Stock), (3) from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of any Notes) and (4) from the issuance and sale by the Company or any Restricted Subsidiary after the Issue Date of Disqualified Stock or debt securities that have been converted into or exchanged for Capital Stock of the Company (other than Disqualified Stock), plus the amount of cash received by the Company or any Restricted Subsidiary upon such conversion or exchange, in each case to the extent that such proceeds are not used to redeem, repurchase, retire or otherwise acquire Capital Stock or any Indebtedness of the Company or any Restricted Subsidiary, pursuant to clause (ii) or (iii) of the second paragraph of the covenant described under "-- Limitation on Restricted Payments," plus

          (c) the amount of the net reduction in Investments by the Company in Unrestricted Subsidiaries resulting from (x) the payment of cash dividends or the repayment in cash of the principal of loans or the cash return on any Investment, in each case to the extent received by the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, (y) the release or extinguishment of any Guarantee of Indebtedness of any Unrestricted Subsidiary, and (z) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries of the Company (valued as provided in the definition of "Investment"), such aggregate amount of the net reduction in Investments not to exceed in the case of any Unrestricted Subsidiaries the amount of Restricted Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments, plus

          (d) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the amount of cash proceeds received with respect to such Restricted Investment, net of taxes and the cost of disposition, not to exceed the amount of Restricted Investments made after the Issue Date.

     "Restricted Subsidiary" means any Subsidiary of the Company which owns or leases a Principal Property; provided that, prior to an Investment Grade Rating Date, "Restricted Subsidiary" means any Subsidiary of the Company (other than an Unrestricted Subsidiary) for all purposes other than as used in the covenants described in "-- Restrictive Covenants -- Limitation on Liens and
"-- Restrictive Covenants -- Limitation on Sale and Leaseback Transactions."

     "Stated Maturity" means, when used with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the purchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

     "Subsidiary" of a Person means a Person more than 50% of the outstanding voting stock or other Equity Interests of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting" stock or other Equity Interests means stock or other Equity Interests which ordinarily has voting power for the election of directors, trustees or similar managers, whether at all times or only so long as no senior class of stock or other Equity Interests has such voting power by reason of any contingency.

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate (a "Designation") any Subsidiary of the Company (other than a Subsidiary that owns any Capital Stock of, or owns, or holds any Lien on, any property of the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated) to be an Unrestricted Subsidiary if: (a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; (b) the Company could make an Investment (other than a Permitted Investment) at the time of such Designation (assuming the effectiveness thereof) in an amount (the "Designation Amount") equal to the Fair Market Value of the Capital Stock of such Subsidiary on such date; and (c) the Company could incur $1.00 of additional Indebtedness under the first sentence of the covenant described in "-- Restrictive Covenants -- Limitation on Indebtedness" at the time of such Designation (assuming the effectiveness thereof). The Board of Directors may revoke (a "Revocation") any Designation of a Subsidiary as an Unrestricted Subsidiary if: (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; (b) the Company could incur $1.00 of additional Indebtedness under the first sentence of the covenant described in "-- Restrictive Covenants -- Limitation on Indebtedness" at the time of such Revocation (assuming the effectiveness thereof); and (c) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred under the Indenture. Any Designation or Revocation must be evidenced by a Board Resolution certifying compliance with the foregoing provisions.

     In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant described in "-- Restrictive Covenants -- Limitation on Restricted Payments" for all purposes of the Indenture in the Designation Amount. The Company shall not, and shall not permit any Restricted Subsidiary to, at any time (i) provide a Guarantee of any Indebtedness of any Unrestricted Subsidiary, (ii) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or
(iii) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except to the extent permitted under the covenant described in "-- Restrictive
Covenants -- Limitation on Restricted Payments."

     "Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment at final maturity, in respect thereof, with (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding aggregate principal amount of such Indebtedness.

BOOK-ENTRY; DELIVERY AND FORM

     Except as set forth below, the Notes are initially issued in the form of a global note (the "Global Note"). The Global Note is deposited with, or on behalf of, DTC and registered in its name or in the name of Cede & Co., as its nominee.

     Notwithstanding the foregoing, Notes (i) originally issued to or transferred to institutional "accredited investors," as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not qualified institutional buyers or to any other persons who are not qualified institutional buyers or (ii) held by qualified institutional buyers who elect to take physical delivery of their certificates instead of holding their interest through the Global Note (and which are thus ineligible to trade through DTC) (collectively referred to herein as "Non-Global Purchasers") will be issued, in registered form, without interest coupons as "Certificated Notes." Upon the transfer to a qualified institutional buyer of such Certificated Notes initially issued to a Non-Global Purchaser, such Certificated Notes will, unless the transferee requests otherwise or the Global Note has previously been exchanged in whole for Certificated Securities, be exchanged for an interest in the Global Note representing the principal amount of Notes being transferred.

     DTC has advised the Company that it is (i) a limited-purpose trust company organized under the laws of the State of New York, (ii) is a member of the Federal Reserve System, (iii) a "clearing operation" within the meaning of the Uniform Commercial Code, as amended, and (iv) a "Clearing Agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the "Participants" or the "DTC's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. DTC's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "DTC's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Qualified institutional buyers may elect to hold Notes purchased by them through DTC. Qualified institutional buyers who are not Participants may beneficially own securities held by or on behalf of DTC only through Participants or Indirect Participants. Persons that are not qualified institutional buyers may not hold Notes through DTC.

     The Company expects that pursuant to procedures established by DTC (i) upon deposit of the Global Note, DTC will credit the accounts of Participants designated by the Initial Purchasers with an interest in the Global Note and
(ii) ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of DTC's Participants), DTC's Participants and DTC's Indirect Participants. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own and that security interests in negotiable instruments can only be perfected by delivery of certificates representing the instruments. Consequently, the ability to transfer Notes or to pledge the Notes as collateral will be limited to such extent.

     So long as DTC or its nominee is the registered owner or holder of the Global Note, DTC or such nominee will be considered the sole owner or holder of the Notes represented by the Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in the Global Note will not be entitled to have Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Certificated Notes, and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. As a result, the ability of a person having a beneficial interest in Notes represented by the Global Note to pledge such interest to persons or entities that do not participate in DTC's system, or to otherwise take actions with respect to such interest, may be affected by the lack of a physical certificate evidencing such interest.

     Accordingly, each qualified institutional buyer owing a beneficial interest in the Global Note must rely on the procedures of DTC and, if such qualified institutional buyer is not a Participant or an Indirect Participant, on the procedures of the Participant through which such qualified institutional buyer owns its interest, to exercise any rights of a holder under the Indenture or the Global Note. The Company understands that under existing industry practice, in the event the Company requests any action of holders of Notes or a qualified institutional buyer that is an owner of a beneficial interest in the Global Note desires to take any action that DTC, as the holder of the Global Note, is entitled to take, DTC would authorize the Participants to take such action and the Participants would authorize the qualified institutional buyers owning through such Participants to take such action or would otherwise act upon the instructions of such qualified institutional buyers. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC relating to the Notes.

     Payments with respect to the principal of, premium, if any, interest and Liquidated Damages, if any, on any Notes represented by the Global Note registered in the name of DTC or its nominee on the applicable record date will be payable by the Trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the Global Note representing such Notes under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names the Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments and for any and all purposes whatsoever. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes. The Company believes, however, that it is currently the policy of DTC to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the Global Note as shown on the records of DTC. Payments by DTC's Participants and DTC's Indirect Participants to the beneficial owners of Exchange Notes will be governed by standing instructions and customary practice and will be the responsibility of DTC's Participants or DTC's Indirect Participants.

     Neither the Company nor the Trustee will be liable for any delay by DTC or any Participant or Indirect Participant in identifying the beneficial owners of the related Notes and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts of the Notes to be issued).

     The Indenture requires that payments in respect of the Notes having a principal amount in excess of $1.0 million (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the Notes represented by the Global Note are expected to be eligible to trade in the PORTAL market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Exchange Notes will, therefore, be required by DTC to be settled in immediately available funds.

CERTIFICATED NOTES

     Subject to certain conditions, any person having a beneficial interest in the Global Note may, upon request to the Trustee, exchange such beneficial interest for Certificated Notes. Upon any such issuance, the Trustee is required to register such Certificated Notes in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). All such Certificated Notes evidencing Notes will be subject to the legend requirements applicable to the Notes. In addition, if (i) the Company notifies the Trustee in writing that DTC is no longer willing or able to act as a depository and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in definitive form under the Indenture, then, upon surrender by DTC of the Global Note, Certificated Notes will be issued to each person that DTC identifies as being the beneficial owner of the Notes represented by the Global Note.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources the Company believes to be reliable. The Company will have no responsibility for the performance by DTC or its Participants of their respective obligations as described hereunder or under the rules and procedures governing their respective operations.

               MATERIAL UNITED STATES FEDERAL TAX CONSIDERATIONS


     In the opinion of Latham & Watkins, counsel to the Company, the following are the material federal income tax consequences expected to result to holders whose Initial Notes are exchanged for Exchange Notes in the Exchange Offer. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "Service") will not take a contrary view, and no ruling from the Service has been or will be sought with respect to the Exchange Offer. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. EACH HOLDER OF INITIAL NOTES SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF EXCHANGING INITIAL NOTES FOR EXCHANGE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN LAWS.

     The exchange of Initial Notes for Exchange Notes will be treated as a "non-event" for federal income tax purposes because the Exchange Notes will not be considered to differ materially in kind or extent from the Initial Notes. As a result, no material federal income tax consequences will result to holders exchanging Initial Notes for Exchange Notes.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with the resale of Exchange Notes received in exchange for Initial Notes where such Initial Notes were acquired as a result of market-making activities or other trading activities.

     The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers or any other persons. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The Company has agreed to pay all expenses incident to the Company's performance of, or compliance with, the Registration Rights Agreement and will indemnify the holders of Initial Notes (including any broker-dealers), and certain parties related to such holders, against certain liabilities, including liabilities under the Securities Act.

                             AVAILABLE INFORMATION

     The Company has filed with the Commission a Registration Statement on Form S-4 (of which this Prospectus is a part) (together with all amendments thereto, the "Registration Statement") under the Securities Act, with respect to the Exchange Notes offered hereby. This Prospectus does not and any Prospectus Supplement will not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus and in any Prospectus Supplement as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding the Company and the Notes, reference is hereby made to the Registration Statement and the exhibits and schedules thereto which may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the Commission. The Registration Statement, the exhibits and schedules forming a part thereof and the reports, proxy statements and other information filed by the Company with the Commission in accordance with the Exchange Act can be inspected and copied at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Company's common stock is listed on the New York Stock Exchange and similar information concerning the Company can be inspected and copied at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The following documents have been filed by the Company with the Commission and are incorporated by reference herein: (i) Annual Report on Form 10-K for the year ended December 31, 1997; (ii) Proxy Statement dated February 26, 1998 (except for the statements made under the headings "Performance Graph" and "Comparison of Five Year Cumulative Return" which are not incorporated herein by reference); (iii) Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; and (iv) Current Reports on Form 8-K dated February 18, 1998 and February 26, 1998.


     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus or any Prospectus Supplement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.

     This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents are available upon request from Beckman Coulter, Inc., 4300 North Harbor Boulevard, Fullerton, California 92835,
Attention: Office of Investor Relations, telephone (714) 773-7620.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Exchange Offer will be passed upon for the Company by Latham & Watkins, Los Angeles, California.

                         INDEPENDENT PUBLIC ACCOUNTANTS


     The consolidated financial statements of Beckman as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995 included in this Prospectus have been audited by KPMG Peat Marwick LLP, independent certified public accountants, to the extent and for the periods indicated in their report thereon. Such financial statements have been included in reliance upon the report of KPMG Peat Marwick LLP.


     The consolidated statements of operations, stockholders' equity and cash flows of Coulter for the seven months ended October 31, 1997 included in this Prospectus have been audited by KPMG Peat Marwick LLP, independent certified public accountants, to the extent and for the periods indicated in their report thereon. Such financial statements have been included in reliance upon the report of KPMG Peat Marwick LLP.

     The consolidated financial statements of Coulter as of March 31, 1997 and 1996 and for the years ended March 31, 1997, 1996 and 1995 included in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report with respect thereto, and are included in reliance upon the report of Arthur Andersen LLP.

                         INDEX TO FINANCIAL STATEMENTS


                                                              PAGE
                                                              ----
BECKMAN COULTER, INC. AND SUBSIDIARIES:
Unaudited Condensed Consolidated Balance Sheet as of March
  31, 1998 and December 31, 1997............................   F-2
Unaudited Condensed Consolidated Statement of Operations for
  the three months ended March 31, 1998 and 1997............   F-3
Unaudited Condensed Consolidated Statement of Cash Flows for
  the three months ended March 31, 1998 and 1997............   F-4
Notes to Unaudited Condensed Consolidated Financial
  Statements................................................   F-5
Independent Auditors' Report (KPMG Peat Marwick LLP)........  F-11
Consolidated Balance Sheets as of December 31, 1997 and
  1996......................................................  F-12
Consolidated Statements of Operations for the years ended
  December 31, 1997, 1996 and 1995..........................  F-13
Consolidated Statements of Stockholders' Equity for the
  years ended December 31, 1997, 1996
  and 1995..................................................  F-14
Consolidated Statements of Cash Flows for the years ended
  December 31, 1997, 1996 and 1995..........................  F-15
Notes to Consolidated Financial Statements..................  F-16
Quarterly Information (Unaudited)...........................  F-45

COULTER CORPORATION AND SUBSIDIARIES:
Independent Auditors' Report (KPMG Peat Marwick LLP)........  F-46
Report of Independent Certified Public Accountants (Arthur
  Andersen LLP).............................................  F-47
Consolidated Balance Sheets as of March 31, 1997 and 1996...  F-48
Consolidated Statements of Operations for the seven months
  ended October 31, 1997 and the years ended March 31, 1997,
  1996 and 1995.............................................  F-49
Consolidated Statements of Stockholders' Equity for the
  seven months ended October 31, 1997 and the years ended
  March 31, 1997, 1996 and 1995.............................  F-50
Consolidated Statements of Cash Flows for the seven months
  ended October 31, 1997 and the years ended March 31, 1997,
  1996 and 1995.............................................  F-51
Notes to Consolidated Financial Statements..................  F-52
Unaudited Condensed Consolidated Statements of Operations
  for the six months ended September 30, 1997 and 1996......  F-78
Unaudited Condensed Consolidated Statements of Cash Flows
  for the six months ended September 30, 1997 and 1996......  F-79
Notes to Unaudited Condensed Consolidated Financial
  Statements................................................  F-80

                             BECKMAN COULTER, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                (AMOUNTS IN MILLIONS, EXCEPT AMOUNTS PER SHARE)
                                   UNAUDITED

                                     ASSETS

                                                              MARCH 31,    DECEMBER 31,
                                                                1998           1997
                                                              ---------    ------------
Current assets:
  Cash and equivalents......................................  $   31.2       $   33.5
  Trade receivables and other...............................     495.8          524.6
  Inventories...............................................     339.8          332.3
  Deferred income taxes.....................................      54.1           53.0
  Other current assets......................................      35.2           33.3
                                                              --------       --------
          Total current assets..............................     956.1          976.7
Property, plant and equipment, net..........................     389.2          410.9
Intangibles, less accumulated amortization of $14.9 in 1998
  and $10.6 in 1997.........................................     439.8          444.9
Goodwill, less accumulated amortization of $9.3 in 1998 and
  $6.0 in 1997..............................................     400.5          402.8
Other assets................................................      89.7           95.7
                                                              --------       --------
          Total assets......................................  $2,275.3       $2,331.0
                                                              ========       ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable and current maturities of long-term debt....  $   83.0       $   68.9
  Accounts payable, accrued expenses and other
     liabilities............................................     637.6          756.4
  Income taxes..............................................      62.4           69.6
                                                              --------       --------
          Total current liabilities.........................     783.0          894.9
Long-term debt, less current maturities.....................   1,248.7        1,181.3
Other liabilities...........................................     175.8          173.0
                                                              --------       --------
          Total liabilities.................................   2,207.5        2,249.2
Stockholders' equity
  Preferred stock, $0.10 par value; authorized 10.0 shares;
     none issued............................................        --             --
  Common stock, $0.10 par value; authorized 75.0 shares;
     shares issued 29.1 at 1998 and 1997; Shares outstanding
     27.8 at 1998 and 27.6 at 1997..........................       2.9            2.9
  Additional paid-in capital................................     126.9          126.6
  Retained earnings.........................................       6.3           19.0
  Accumulated other comprehensive loss......................     (19.6)         (13.8)
  Treasury stock, at cost...................................     (48.7)         (52.9)
                                                              --------       --------
          Total stockholders' equity........................      67.8           81.8
                                                              --------       --------
          Total liabilities and stockholders' equity........  $2,275.3       $2,331.0
                                                              ========       ========

     See accompanying notes to condensed consolidated financial statements.

                             BECKMAN COULTER, INC.


                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                (AMOUNTS IN MILLIONS, EXCEPT AMOUNTS PER SHARE)
                                   UNAUDITED


                                                               THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              --------------------
                                                               1998         1997
                                                              -------      -------
Sales.......................................................  $ 399.4      $ 231.9
Operating costs and expenses:
  Cost of sales.............................................    229.8        109.6
  Marketing, general and administrative.....................    119.7         74.8
  Research and development..................................     41.6         24.0
                                                              -------      -------
                                                                391.1        208.4
                                                              -------      -------
Operating income............................................      8.3         23.5
Nonoperating (income) expense:
  Interest income...........................................     (3.2)        (1.9)
  Interest expense..........................................     26.2          2.8
  Other, net................................................     (2.3)         0.3
                                                              -------      -------
                                                                 20.7          1.2
                                                              -------      -------
(Loss) earnings before income taxes.........................    (12.4)        22.3
Income tax (benefit) expense................................     (4.0)         6.7
                                                              -------      -------
Net (loss) earnings.........................................  $  (8.4)     $  15.6
                                                              =======      =======
Weighted average number of shares outstanding -- (in
  thousands)................................................   27,704       27,908
Basic (loss) earnings per share.............................  $ (0.30)     $  0.56
Weighted average number of shares and dilutive shares
  outstanding -- (in thousands).............................   27,704       28,861
Diluted (loss) earnings per share...........................  $ (0.30)     $  0.54
Dividends declared per share................................  $  0.15      $  0.15


     See accompanying notes to condensed consolidated financial statements.

                             BECKMAN COULTER, INC.


                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (AMOUNTS IN MILLIONS)
                                   UNAUDITED

                                                              THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              -------------------
                                                               1998         1997
                                                              -------      ------
Cash Flows from Operating Activities
  Net (loss) earnings.......................................  $  (8.4)     $ 15.6
  Adjustments to reconcile net (loss) earnings to net cash
  (used) provided by operating activities:
     Depreciation and amortization..........................     29.3        21.4
     Net deferred income taxes..............................     (0.7)       (0.4)
     Proceeds from sale of sales type lease receivables.....     31.5          --
     Changes in assets and liabilities:
       Trade receivables and other..........................     18.1        19.1
       Inventories..........................................     (5.9)      (11.0)
       Accounts payable and accrued expenses................   (102.4)      (22.1)
       Restructuring reserve................................     (2.9)       (0.5)
       Accrued income taxes.................................     (7.2)       15.1
       Other................................................    (22.0)      (11.5)
                                                              -------      ------
          Net cash (used) provided by operating
           activities.......................................    (70.6)       25.7
                                                              -------      ------
Cash Flows from Investing Activities
  Additions to property, plant and equipment................    (18.3)      (19.4)
  Net disposals of property, plant and equipment............     (0.6)        3.5
  Sales of short-term investments...........................       --         3.9
  Sales (purchases) of long-term investments................      9.7        (0.5)
                                                              -------      ------
          Net cash used by investing activities.............     (9.2)      (12.5)
                                                              -------      ------
Cash Flows from Financing Activities
  Dividends to stockholders.................................     (4.3)       (4.2)
  Proceeds from issuance of stock...........................      3.8         3.7
  Purchase of treasury stock................................       --       (12.4)
  Notes payable borrowings, net.............................      8.6         4.4
  Long-term debt borrowings.................................    447.2         0.1
  Long-term debt reductions.................................   (377.6)         --
                                                              -------      ------
          Net cash provided (used) by financing
           activities.......................................     77.7        (8.4)
                                                              -------      ------
Effect of exchange rates on cash and equivalents............     (0.2)        0.3
                                                              -------      ------
  (Decrease) increase in cash and equivalents...............     (2.3)        5.1
Cash and equivalents -- beginning of period.................     33.5        34.6
                                                              -------      ------
Cash and equivalents -- end of period.......................  $  31.2      $ 39.7
                                                              =======      ======
Supplemental Disclosures of Cash Flow Information
  Cash paid during the period for:
     Interest...............................................  $  27.3      $ 10.9
     Income taxes...........................................  $  11.1      $  3.8
Noncash investing and financing activities:
  Purchase of equipment under capital lease obligation......  $   2.4      $  2.5

     See accompanying notes to condensed consolidated financial statements.

                             BECKMAN COULTER, INC.


              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                   UNAUDITED


 1. REPORT BY MANAGEMENT



     In the opinion of the Company, the accompanying unaudited condensed consolidated financial statements reflect all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the results for the periods.


     The results of operations for the period ended March 31, 1998 are not necessarily indicative of the results to be expected for the year ending December 31, 1998.


 2. USE OF ESTIMATES



     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of sales and expenses during the reporting period. Actual results could differ from those estimates.



 3. ACQUISITION


     On October 31, 1997, the Company acquired all of the outstanding capital stock of Coulter Corporation for $850.2 million, net of Coulter's cash on hand of $24.8 million at the date of acquisition. Coulter is the leading manufacturer of in-vitro diagnostic systems for blood cell analysis. Details of the transaction and the accounting effects were disclosed in the Company's annual report for the year ended December 31, 1997.

     The first quarter 1998 results include only January and February Coulter sales outside the United States as reporting of Coulter international sales has been lagged by one month to be consistent with the rest of the Company.


 4. COMPREHENSIVE INCOME (LOSS)



     The Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130), in the first quarter 1998. SFAS 130 establishes standards for the reporting and display of comprehensive income. Components of comprehensive income include net earnings (loss) and foreign currency translation adjustments. Comprehensive loss was $14.2 million for the three months ended March 31, 1998 and comprehensive income was $4.7 million for the three months ended March 31, 1997. The adoption of SFAS 130 required additional disclosure but did not have a material effect on the Company's financial position or results of operations.



 5. NET EARNINGS (LOSS) PER SHARE



     The Company adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS 128) in the fourth quarter of 1997. SFAS 128 simplifies the computation of earnings per share ("EPS") previously required in Accounting Principles Board (APB) Opinion No. 15, "Earnings Per Share," by replacing primary and fully diluted EPS with basic and diluted EPS. Earnings Per Share for the three

                             BECKMAN COULTER, INC.

                                   UNAUDITED



months ended March 31, 1997, have been restated in accordance with SFAS 128. The following table summarizes the computation of EPS (in millions, except amounts per share):



                                                              THREE MONTHS ENDED MARCH 31,
                                              -------------------------------------------------------------
                                                          1998                            1997
                                              -----------------------------   -----------------------------
                                                                  PER SHARE     NET               PER SHARE
                                              NET LOSS   SHARES    AMOUNT     EARNINGS   SHARES    AMOUNT
                                              --------   ------   ---------   --------   ------   ---------
Basic EPS
  Net (loss) earnings.......................   $(8.4)     27.7     $(0.30)     $15.6      27.9     $ 0.56
Effect of dilutive stock options............      --        --         --         --       1.0      (0.02)
                                               -----      ----     ------      -----      ----     ------
Diluted EPS
  Net (loss) earnings.......................   $(8.4)     27.7     $(0.30)     $15.6      28.9     $ 0.54
                                               =====      ====     ======      =====      ====     ======


     Under generally accepted accounting principles, as the Company was in a net loss position in the current quarter, 1.2 million common share equivalents were not used to compute diluted loss per share, as the effect was antidilutive.


 6. SALE OF RECEIVABLES



     In March 1998, the Company sold $31.9 million of sales type lease receivables, net of allowances, for cash proceeds of $31.5 million. Under the provisions of Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities" (SFAS 125), the transaction was accounted for as a sale and as a result the related receivables have been excluded from the accompanying Consolidated Balance Sheets. The sale is subject to certain recourse provisions and as such the Company established a reserve for potential losses. Proceeds from the transaction were used to reduce outstanding borrowings.



 7. INVENTORIES


     Inventories are comprised of the following (in millions):

                                                              MARCH 31,    DECEMBER 31,
                                                                1998           1997
                                                              ---------    ------------
Finished products...........................................   $216.4         $206.5
Raw materials, parts and assemblies.........................    100.6           99.1
Work in-process.............................................     22.8           26.7
                                                               ------         ------
                                                               $339.8         $332.3
                                                               ======         ======

                             BECKMAN COULTER, INC.

                                   UNAUDITED



 8. PROVISION FOR RESTRUCTURING OPERATIONS



     The Company recorded a restructuring charge of $59.4 million, $36.4 million after taxes or $1.32 per share, in the fourth quarter of 1997. This provision is for severance related costs and facility consolidation. The following table details the activity within the accrued liability in the first quarter of 1998 (in millions):



                                                                              FACILITY
                                                                          CONSOLIDATED AND
                                                                           ASSET RELATED
                                                              PERSONNEL      WRITE-OFFS      TOTAL
                                                              ---------   ----------------   -----
BALANCE AT DECEMBER 31, 1997
Consolidation of sales, general, administrative and
  technical functions.......................................    $26.5          $13.2         $39.7
Changes in manufacturing operations.........................      3.0            3.9           6.9
                                                                -----          -----         -----
          Total Accrued Liability...........................     29.5           17.1          46.6
FIRST QUARTER 1998 ACTIVITY
Consolidation of sales, general, administrative and
  technical functions.......................................      0.4            2.5           2.9
Changes in manufacturing operations.........................       --             --            --
                                                                -----          -----         -----
          Total First Quarter Activity......................      0.4            2.5           2.9
BALANCE AT MARCH 31, 1998
Consolidation of sales, general, administrative and
  technical functions.......................................     26.1           10.7          36.8
Changes in manufacturing operations.........................      3.0            3.9           6.9
                                                                -----          -----         -----
Balance at March 31, 1998...................................    $29.1          $14.6         $43.7
                                                                =====          =====         =====



 9. LONG-TERM DEBT



     In March, the Company issued $160.0 million of 7.10% Senior Notes due 2003 and $240.0 million of 7.45% Senior Notes due 2008. The net proceeds of $394.3 million were used to pay down existing debt balances and for operating purposes.



     In connection with the Offering, the Guarantor Subsidiaries jointly, fully, severally, and unconditionally guaranteed such notes. Supplemental condensed financial information of the Company, Guarantor Subsidiaries and Non-Guarantor Subsidiaries, each on a combined basis is presented below. This financial information is prepared using the equity method of accounting for the Company's investments in subsidiaries and the

                             BECKMAN COULTER, INC.

                                   UNAUDITED



Guarantor Subsidiaries' investments in Non-Guarantor Subsidiaries. This supplemental financial information should be read in conjunction with the Consolidated Financial Statements.



                                                    GUARANTOR     NON-GUARANTOR
                                         PARENT    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                        --------   ------------   -------------   ------------   ------------
CONDENSED CONSOLIDATING BALANCE SHEET
MARCH 31, 1998
Assets:
  Cash and equivalents................  $   16.1     $    9.0        $  6.1        $      --       $   31.2
  Trade receivables and other.........     124.3         98.6         272.9               --          495.8
  Inventories.........................     130.0         97.3         129.1            (16.6)         339.8
  Other current assets................     177.1        139.4          67.6           (294.8)          89.3
                                        --------     --------        ------        ---------       --------
          Total current assets........     447.5        344.3         475.7           (311.4)         956.1
  Property, plant and equipment,
     net..............................     130.1        111.7         147.4               --          389.2
  Intangibles, net....................      26.2        397.5          16.1               --          439.8
  Goodwill, net.......................       5.1        395.3           0.1               --          400.5
  Other long-term assets..............   1,175.1        226.0         207.8         (1,519.2)          89.7
                                        --------     --------        ------        ---------       --------
          Total assets................  $1,784.0     $1,474.8        $847.1        $(1,830.6)      $2,275.3
                                        ========     ========        ======        =========       ========
Liabilities:
  Notes payable and current maturities
     of long-term debt................  $    5.6     $    3.5        $ 73.9        $      --       $   83.0
  Accounts payable and accrued
     expenses.........................     191.1        332.9         113.6               --          637.6
  Other current liabilities...........     114.2          0.8          66.5           (119.1)          62.4
                                        --------     --------        ------        ---------       --------
          Total current liabilities...     310.9        337.2         254.0           (119.1)         783.0
  Long-term debt, less current
     maturities.......................   1,188.0          7.2          53.5               --        1,248.7
  Other long-term liabilities.........     217.3        401.4         163.9           (606.8)         175.8
                                        --------     --------        ------        ---------       --------
          Total liabilities...........   1,716.2        745.8         471.4           (725.9)       2,207.5
Stockholders' equity..................      67.8        729.0         375.7         (1,104.7)          67.8
                                        --------     --------        ------        ---------       --------
          Total liabilities and
            stockholders' equity......  $1,784.0     $1,474.8        $847.1        $(1,830.6)      $2,275.3
                                        ========     ========        ======        =========       ========

                             BECKMAN COULTER, INC.

                                   UNAUDITED



                                                    GUARANTOR     NON-GUARANTOR
                                         PARENT    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                        --------   ------------   -------------   ------------   ------------
CONDENSED CONSOLIDATING STATEMENT
  OF OPERATIONS
QUARTER ENDED MARCH 31, 1998
Sales.................................  $  189.8     $  141.1        $155.8        $   (87.3)      $  399.4
Operating costs and expenses
  Cost of sales.......................     120.9         88.4         107.8            (87.3)         229.8
  Marketing, general, and
     administrative...................      42.2         34.0          43.5               --          119.7
  Research and development............      23.3         17.1           1.2               --           41.6
  Restructuring charge................      (0.6)          --           0.6               --             --
                                        --------     --------        ------        ---------       --------
Operating income......................       4.0          1.6           2.7               --            8.3
                                        --------     --------        ------        ---------       --------
Nonoperating expense (income).........      20.6         (8.1)          8.2               --           20.7
(Loss) earnings before income taxes...     (16.6)         9.7          (5.5)              --          (12.4)
Income taxes..........................      (5.1)         1.0           2.4             (2.3)          (4.0)
                                        --------     --------        ------        ---------       --------
Net (loss) earnings...................  $  (11.5)    $    8.7        $ (7.9)       $     2.3       $   (8.4)
                                        --------     --------        ------        ---------       --------



                                                              GUARANTOR     NON-GUARANTOR
                                                   PARENT    SUBSIDIARIES   SUBSIDIARIES    CONSOLIDATED
                                                   -------   ------------   -------------   ------------
CONDENSED CONSOLIDATING STATEMENT
  OF CASH FLOWS
QUARTER ENDED MARCH 31, 1998
Net cash provided (used) by operating
  activities.....................................  $ (38.8)    $  (0.1)        $(31.7)        $ (70.6)
Cash flows from investing activities
  Additions to property, plant and equipment.....     (5.5)       (4.4)          (8.4)          (18.3)
  Net disposals of property, plant and
     equipment...................................      2.7         0.7           (4.0)           (0.6)
  Proceeds from sale-leaseback transactions......       --         7.6           (7.6)             --
  Investments and acquisitions...................      9.7        (0.4)           0.4             9.7
                                                   -------     -------         ------         -------
Net cash (used) provided by investing
  activities.....................................      6.9         3.5          (19.6)           (9.2)
Cash flows from financing activities
  Dividends to stockholders......................     (4.3)         --             --            (4.3)
  Proceeds from issuance of stock................      3.8          --             --             3.8
  Notes payable borrowings (reductions)..........     (2.0)         --           10.6             8.6
  Long-term debt borrowings (reductions).........     66.0        (0.9)           4.5            69.6
                                                   -------     -------         ------         -------
Net cash provided (used) by financing
  activities.....................................     63.5        (0.9)          15.1            77.7
Effect of exchange rates on cash and
  equivalents....................................     (0.4)       (0.8)           1.0            (0.2)
(Decrease) increase in cash and equivalents......     31.2         1.7          (35.2)           (2.3)
Cash and equivalents -- beginning of year........     13.9         7.3           12.3            33.5
                                                   -------     -------         ------         -------
Cash and equivalents -- end of year..............  $  45.1     $   9.0         $(22.9)        $  31.2
                                                   =======     =======         ======         =======



10. CONTINGENCIES



     As previously reported, in January, 1996, Coulter Corporation, then unrelated to the Company, notified Hematronix, a competitive reagent manufacturer, that Hematronix was selling certain reagents and controls that infringed upon certain of Coulter's patents. In response, in April, 1996, Hematronix filed a complaint against Coulter in the United States District Court for the Eastern District of California. The complaint

                             BECKMAN COULTER, INC.

                                   UNAUDITED



sought a declaratory judgment to invalidate the patents. The complaint also included antitrust and related business tort claims directed at Coulter's business and leasing activities, and sought actual, treble, and punitive damages in an unspecified amount, as well as injunctive relief. Coulter answered the complaint by denying violations of the antitrust laws and business tort claims and counterclaimed that Hematronix willfully infringed the patents at issue. Trial was scheduled for October, 1998. In March, 1998, the matter was resolved and the lawsuit was dismissed without material adverse effect on the Company's earnings or financial position.



     As previously reported, in 1991, Forest City Properties Corporation and F.C. Irvine, Inc. (collectively, "Forest City"), filed suit against the Prudential Insurance Co. in the California Superior Court for the County of Los Angeles alleging breach of contract and damages caused by pollution of property that Forest Cities had bought from Prudential. Although the Company was not a named defendant in the Forest City action, it was obligated to contribute to any resolution of that action pursuant to a 1990 settlement agreement with Prudential. The trial of the matter was conducted in 1995, resulting in a jury verdict in favor of Prudential. The Court granted Forest City's motion for a new trial, which Prudential appealed. Prior to the Court's consideration of the appeal, Prudential settled the lawsuit with Forest City and requested the Company to pay a portion of the settlement pursuant to the 1990 settlement agreement. The Company did not agree with Prudential's claims and has negotiated a settlement for an amount not material to the Company's earnings or financial position.

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders and Board of Directors of Beckman Coulter, Inc.:

     We have audited the accompanying consolidated balance sheets of Beckman Coulter, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Beckman Coulter, Inc. and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                                           KPMG PEAT MARWICK LLP

Orange County, California
January 23, 1998, except as to note 16,
which is as of March 4, 1998

                     BECKMAN COULTER, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                                 (IN MILLIONS)

                                     ASSETS

                                                                 DECEMBER 31,
                                                              ------------------
                                                                1997       1996
                                                              --------    ------
Current assets
  Cash and equivalents......................................  $   33.1    $ 34.6
  Short-term investments....................................       0.4       8.1
  Trade receivables and other...............................     524.6     309.5
  Inventories...............................................     332.3     190.4
  Deferred income taxes.....................................      53.0      21.4
  Other current assets......................................      33.3      15.4
                                                              --------    ------
     Total current assets...................................     976.7     579.4
Property, plant and equipment, net..........................     410.9     263.5
Intangibles, less accumulated amortization of $10.6 in 1997
  and $4.2 in 1996..........................................     444.9      34.1
Goodwill, less accumulated amortization of $6.0 in 1997 and
  $3.1 in 1996..............................................     402.8      13.7
Deferred income taxes.......................................        --      50.8
Other assets................................................      95.7      18.6
                                                              --------    ------
     Total assets...........................................  $2,331.0    $960.1
                                                              ========    ======

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Notes payable.............................................  $   49.0    $ 15.1
  Current maturities of long-term debt......................      19.9       4.3
  Accounts payable..........................................      96.3      45.6
  Accrued compensation......................................      84.6      47.4
  Other accrued expenses....................................     575.5     115.2
  Income taxes..............................................      69.6      51.7
                                                              --------    ------
     Total current liabilities..............................     894.9     279.3
Long-term debt, less current maturities.....................   1,181.3     176.6
Deferred income taxes.......................................      40.3        --
Other liabilities...........................................     132.7     105.3
                                                              --------    ------
     Total liabilities......................................   2,249.2     561.2
Commitments and contingencies (Note 12)
Stockholders' equity
  Preferred stock, $0.10 par value; authorized 10.0 shares;
     none issued............................................        --        --
  Common stock, $0.10 par value; authorized 75.0 shares;
     shares issued 29.1 at 1997 and 1996; shares outstanding
     27.6 at 1997 and 28.0 at 1996..........................       2.9       2.9
  Additional paid-in capital................................     126.6     128.9
  Foreign currency translation adjustment...................     (13.8)      3.9
  Retained earnings.........................................      19.0     300.0
  Treasury stock, at cost...................................     (52.9)    (36.8)
                                                              --------    ------
     Total stockholders' equity.............................      81.8     398.9
                                                              --------    ------
     Total liabilities and stockholders' equity.............  $2,331.0    $960.1
                                                              ========    ======

          See accompanying notes to consolidated financial statements.

                     BECKMAN COULTER, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN MILLIONS, EXCEPT AMOUNTS PER SHARE)

                                                                 YEARS ENDED DECEMBER 31,
                                                             ---------------------------------
                                                               1997         1996        1995
                                                             ---------    ---------    -------
Sales......................................................  $ 1,198.0    $ 1,028.0    $ 930.1
Operating costs and expenses
  Cost of sales............................................      609.7        477.8      427.2
  Marketing, general and administrative....................      360.3        319.3      300.4
  Research and development.................................      123.6        108.4       91.7
  In-process research and development......................      282.0           --         --
  Restructuring charge.....................................       59.4           --       27.7
                                                             ---------    ---------    -------
                                                               1,435.0        905.5      847.0
                                                             ---------    ---------    -------
Operating (loss) income....................................     (237.0)       122.5       83.1
Nonoperating expense:
  Interest income..........................................       (6.1)        (5.8)      (5.3)
  Interest expense.........................................       29.4         18.1       13.4
  Other, net...............................................       (8.4)        (1.3)       2.6
                                                             ---------    ---------    -------
                                                                  14.9         11.0       10.7
                                                             ---------    ---------    -------
(Loss) earnings before income taxes........................     (251.9)       111.5       72.4
Income taxes...............................................       12.5         36.8       23.5
                                                             ---------    ---------    -------
Net (loss) earnings........................................  $  (264.4)   $    74.7    $  48.9
                                                             =========    =========    =======
Basic (loss) earnings per share............................  $   (9.58)   $    2.66    $  1.74
                                                             =========    =========    =======
Weighted average number of shares outstanding..............       27.6         28.0       28.1
                                                             =========    =========    =======
Diluted (loss) earnings per share..........................  $   (9.58)   $    2.58    $  1.70
                                                             =========    =========    =======
Weighted average number of shares outstanding..............       27.6         28.9       28.8
                                                             =========    =========    =======

          See accompanying notes to consolidated financial statements.

                     BECKMAN COULTER, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                    (IN MILLIONS, EXCEPT AMOUNTS PER SHARE)

                                                              FOREIGN
                                               ADDITIONAL    CURRENCY                 MINIMUM
                                      COMMON    PAID-IN     TRANSLATION   RETAINED    PENSION    TREASURY
                                      STOCK     CAPITAL     ADJUSTMENT    EARNINGS   LIABILITY    STOCK      TOTAL
                                      ------   ----------   -----------   --------   ---------   --------   -------
Balances, December 31, 1994.........   $2.9      $130.0       $  8.6       $203.4         --      $(27.9)   $ 317.0
Net earnings........................                                         48.9                              48.9
Foreign currency translation
  adjustments.......................                            (0.2)                                          (0.2)
Dividends to stockholders, $0.44 per
  share.............................                                        (12.3)                            (12.3)
Purchases of treasury stock.........                                                               (13.3)     (13.3)
Vesting of restricted stock.........                0.1                                                         0.1
Employee stock purchases............               (1.1)                                            18.7       17.6
Minimum pension liability...........                                                    (9.9)                  (9.9)
                                       ----      ------       ------       ------      -----      ------    -------
Balances, December 31, 1995.........   $2.9      $129.0       $  8.4       $240.0      $(9.9)     $(22.5)   $ 347.9
Net earnings........................                                         74.7                              74.7
Foreign currency translation
  adjustments.......................                            (4.5)                                          (4.5)
Dividends to stockholders, $0.52 per
  share.............................                                        (14.7)                            (14.7)
Purchases of treasury stock.........                                                               (35.9)     (35.9)
Employee stock purchases............               (0.1)                                            21.6       21.5
Minimum pension liability...........                                                     9.9                    9.9
                                       ----      ------       ------       ------      -----      ------    -------
Balances, December 31, 1996.........   $2.9      $128.9       $  3.9       $300.0      $  --      $(36.8)   $ 398.9
Net (loss)..........................                                       (264.4)                           (264.4)
Foreign currency translation
  adjustments.......................                           (17.7)                                         (17.7)
Dividends to stockholders, $0.60 per
  share.............................                                        (16.6)                            (16.6)
Purchases of treasury stock.........                                                               (43.7)     (43.7)
Employee stock purchases............               (2.3)                                            27.6       25.3
                                       ----      ------       ------       ------      -----      ------    -------
Balances, December 31, 1997.........   $2.9      $126.6       $(13.8)      $ 19.0      $  --      $(52.9)   $  81.8
                                       ====      ======       ======       ======      =====      ======    =======

          See accompanying notes to consolidated financial statements.

                     BECKMAN COULTER, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN MILLIONS)

                                                                   YEARS ENDED DECEMBER 31,
                                                                ------------------------------
                                                                  1997       1996       1995
                                                                --------    -------    -------
Cash Flows from Operating Activities
Net (loss) earnings.........................................    $ (264.4)   $  74.7    $  48.9
Adjustments to reconcile net (loss) earnings to net cash
  provided by operating activities
  Depreciation and amortization.............................       109.1       87.8       79.1
  Net deferred income taxes.................................        (5.1)      11.3       10.2
  Write-off of acquired in-process research and
     development............................................       282.0         --         --
  Proceeds from sale of sales-type lease receivables........        35.7         --         --
Changes in assets and liabilities, net of acquisitions
  Trade receivables and other...............................       (53.1)     (26.1)     (23.7)
  Inventories...............................................        18.2      (26.4)     (15.7)
  Accounts payable and accrued expenses.....................        (3.4)      30.7        0.7
  Accrued restructuring costs...............................        44.4      (10.6)     (12.9)
  Accrued income taxes......................................         1.0        7.0       (8.8)
  Other.....................................................       (26.6)      (9.3)     (17.6)
                                                                --------    -------    -------
     Net cash provided by operating activities..............       137.8      139.1       60.2
                                                                --------    -------    -------
Cash Flows from Investing Activities
  Additions to property, plant and equipment................      (100.9)    (110.5)    (103.2)
  Net disposals of property, plant and equipment............        18.4       18.7       13.2
  Sales (purchases) of short-term investments...............         7.7        0.2       (7.5)
  Proceeds from sale-leaseback transaction..................        39.6         --         --
  Investments and acquisitions..............................      (893.9)     (23.0)     (15.5)
                                                                --------    -------    -------
     Net cash used by investing activities..................      (929.1)    (114.6)    (113.0)
                                                                --------    -------    -------
Cash Flows from Financing Activities
  Dividends to stockholders.................................       (16.6)     (14.7)     (12.3)
  Proceeds from issuance of stock...........................        23.1       21.5       17.6
  Purchases of treasury stock...............................       (43.7)     (35.9)     (13.3)
  Notes payable borrowings (reductions).....................        11.7       (2.4)       2.9
  Long-term debt borrowings.................................     1,164.2      128.3       43.4
  Long-term debt reductions.................................      (348.1)    (113.0)      (3.5)
                                                                --------    -------    -------
     Net cash provided (used) by financing activities.......       790.6      (16.2)      34.8
                                                                --------    -------    -------
Effect of exchange rates on cash and equivalents............        (0.8)       0.1         --
                                                                --------    -------    -------
(Decrease) increase in cash and equivalents.................        (1.5)       8.4      (18.0)
Cash and equivalents -- beginning of year...................        34.6       26.2       44.2
                                                                --------    -------    -------
Cash and equivalents -- end of year.........................    $   33.1    $  34.6    $  26.2
                                                                ========    =======    =======
Supplemental Disclosures of Cash Flow Information
  Cash payments for income taxes............................    $   12.9    $  19.2    $  22.0
  Cash payments for interest................................        18.7       18.3       12.0
Noncash Investing and Financing Activities
  Conversion of notes receivable............................          --        8.1         --
  Minimum pension liability.................................          --       (9.9)       9.9
  Purchase of equipment under capital lease obligation......         9.8        6.9        6.8
  Issuance of restricted stock as employee compensation.....         2.2         --         --

          See accompanying notes to consolidated financial statements.

                     BECKMAN COULTER, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    (IN MILLIONS, EXCEPT AMOUNTS PER SHARE)

 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of Beckman Coulter, Inc., formerly known as Beckman Instruments, Inc. ("Beckman"), and its wholly owned subsidiaries. The consolidated entity is referred to as the Company in the accompanying consolidated financial statements. All significant transactions among the consolidated entities have been eliminated from the consolidated financial statements. The accounts of many of the Company's non-U.S. subsidiaries are included on the basis of their fiscal years ended November 30.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FINANCIAL INSTRUMENTS

     The carrying values of the Company's financial instruments approximate their fair value at December 31, 1997 and 1996. Market value of cash and cash equivalents, trade and other receivables, other current assets, investments, notes payable, accounts payable, and amounts included in other accrued expenses meeting the definition of a financial instrument are based upon management estimates. Market values of the Company's debt and derivative instruments are determined by quotes from financial institutions.

FOREIGN CURRENCY TRANSLATION

     Non-U.S. assets and liabilities are translated into U.S. dollars using year-end exchange rates. Operating results are translated at exchange rates prevailing during the year. The resulting translation adjustments are accumulated as a separate component of stockholders' equity. Gains and losses resulting from foreign currency hedging transactions and translation adjustments relating to foreign entities deemed to be operating in U.S. dollar functional currency or in highly inflationary economies are included in the Consolidated Statements of Operations.

DERIVATIVES

     The Company utilizes derivative financial instruments to hedge foreign currency and interest rate market exposures of underlying assets, liabilities and other obligations and not for speculative or trading purposes. Gains and losses on currency forward contracts, options and swaps that are designated as hedges of existing transactions are recognized in income in the same period as losses and gains on the underlying transactions are recognized and generally offset. Gains and losses on currency forward contracts and options that are designated as hedges of anticipated transactions for which a firm commitment has been attained are deferred and recognized in income in the same period that the underlying transactions are settled. Gains and losses on any instruments not meeting the above criteria would be recognized in income in the current period. Income or expense on interest rate swaps is accrued as an adjustment to the yield of the related debt that they hedge.

STOCK-BASED COMPENSATION

     The Company implemented Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123) in 1996. As permitted by SFAS 123, the Company continues to

                     BECKMAN COULTER, INC. AND SUBSIDIARIES

                    (IN MILLIONS, EXCEPT AMOUNTS PER SHARE)

follow the guidance of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Consequently, compensation related to stock options is the difference between the grant price and the fair market value of the underlying common shares at the grant date. Generally, the Company issues options to employees with a grant price equal to the fair value of the Company's common stock. Accordingly, no compensation expense has been recognized on the Company's stock option or stock purchase plans. The Company discloses in Note 10 "Employee Benefits" the effect on earnings if compensation costs were recorded at the estimated fair value of the stock options granted, as prescribed by SFAS 123.

CASH AND EQUIVALENTS

     Cash and equivalents include cash in banks, time deposits and investments having maturities of three months or less from the date of acquisition.

SHORT-TERM INVESTMENTS

     Short-term investments are principally comprised of investments with final maturities in excess of three months but less than one year from the date of acquisition.

INVESTMENTS

     The Company periodically makes investments in unaffiliated companies through debt and equity securities. The Company's investments are considered available-for-sale and carried at current fair value with unrealized gains or losses reported as a separate component of stockholders' equity, if necessary.

INVENTORIES

     Inventories are valued at the lower of cost or market using the first-in, first-out method.

PROPERTY, PLANT AND EQUIPMENT AND DEPRECIATION

     Land, buildings and machinery and equipment are carried at cost. The cost of additions and improvements are capitalized, while maintenance and repairs are expensed as incurred. Depreciation is computed generally on the straight-line basis over the estimated useful lives of the related assets. Buildings are depreciated over 20 to 40 years, machinery and equipment over 3 to 10 years and instruments subject to lease over the lease terms but not in excess of 7 years. Leasehold improvements are amortized over the lesser of the life of the asset or the term of the lease but not in excess of 20 years.

GOODWILL AND OTHER INTANGIBLES

     Goodwill represents the excess of the purchase price of acquired companies over the estimated fair value of the tangible and intangible net assets acquired. Goodwill is amortized on a straight line basis over 40 years. Other intangibles consist primarily of patents, trademarks and customer base arising from business combinations. Intangibles are amortized on a straight line basis over periods ranging from 15 to 30 years.

ACCOUNTING FOR LONG-LIVED ASSETS

     The Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (SFAS 121) in 1996. SFAS 121 establishes accounting standards for the impairment of long-lived assets to be reviewed whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. In addition, SFAS 121 requires that certain long-lived assets be reported at the lower of carrying value or the fair

                     BECKMAN COULTER, INC. AND SUBSIDIARIES

                    (IN MILLIONS, EXCEPT AMOUNTS PER SHARE)

value less costs to sell. Adopting SFAS 121 had no material impact on the Company's results of operations and financial position for 1997 and 1996.

ENVIRONMENTAL EXPENDITURES

     The Company accrues for environmental expenses resulting from existing conditions that relate to operations when the costs are probable and reasonable to estimate.

REVENUE RECOGNITION

     In general, revenue is recognized when a product is shipped. When a customer enters into an operating-type lease agreement, revenue is recognized over the life of the lease. Under a sales-type lease agreement, revenue is recognized at the time of shipment with interest income recognized over the life of the lease. Service revenues are recognized ratably over the life of the service agreement or as service is performed, if not under contract.

RESEARCH AND DEVELOPMENT


     Research and development costs are charged to operations as incurred. In-process research and development is charged to operations in the period acquired. In connection with the purchase of Coulter, the Company allocated $282 of the purchase price to in-process research and development projects. This allocation represents the estimated fair value based on risk-adjusted cash flows related to the incomplete projects. The development of these projects had not yet reached technological feasibility, and the in-process research and development had no alternative future uses. Accordingly, these costs were expensed as of the acquisition date. The acquired technologies will require substantial additional development by the Company.


OTHER NONOPERATING INCOME AND EXPENSES

     Other nonoperating income and expenses for the Company are generally comprised of five primary items: (i) interest expense, (ii) interest income,
(iii) foreign exchange gains or losses, (iv) investments that are non-core or are accounted for as a minority interest and (v) other nonoperating gains or losses. Interest income typically includes income form sales-type leases and interest on cash equivalents and other investments. Foreign exchange gains or losses are primarily the result of the Company's hedging activities (net of revaluation) and are recorded net of premiums paid. Other nonoperating gains and losses are most frequently the result of one-time items such as asset sales or other items.

INCOME TAXES

     The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

EARNINGS (LOSS) PER SHARE

     The Company adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS 128) in 1997. SFAS 128 simplifies the computation of earnings per share ("EPS") previously required in Accounting Principles Board
(APB) Opinion No. 15, "Earnings Per Share," by replacing primary and fully diluted EPS with basic and diluted EPS. Under SFAS 128, basic EPS is calculated by dividing net earnings (loss) by the weighted-average common shares outstanding during the period. Diluted EPS reflects

                     BECKMAN COULTER, INC. AND SUBSIDIARIES

                    (IN MILLIONS, EXCEPT AMOUNTS PER SHARE)

the potential dilution to basic EPS that could occur upon conversion or exercise of securities, options, or other such items, to common shares using the treasury stock method based upon the weighted-average fair value of the Company's common shares during the period. SFAS 128 was required to be adopted by the Company in its year-end 1997 Annual Report, and earnings per share for prior periods have been restated in accordance with SFAS 128. See Note 13 "Earnings Per Share" for computation of EPS.

RECENT ACCOUNTING DEVELOPMENTS

     The Company intends to adopt Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130), and Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information"(SFAS 131), in 1998. Both standards will require additional disclosure, but will not have a material effect on the Company's financial position or results of operations. SFAS 130 establishes standards for the reporting and display of comprehensive income and is expected to first be reflected in the Company's first quarter of 1998 interim financial statements. Components of comprehensive income include items such as net earnings, foreign currency translation adjustments and changes in value of available-for-sale securities. SFAS 131 changes the way companies report segment information and requires segments to be determined and reported based on how management measures performance and makes decisions about allocating resources. SFAS 131 will first be reflected in the Company's 1998 Annual Report.

                     BECKMAN COULTER, INC. AND SUBSIDIARIES

                    (IN MILLIONS, EXCEPT AMOUNTS PER SHARE)

RECLASSIFICATIONS

     Certain reclassifications have been made to prior year amounts to conform with the current year presentation.

 2. COMPOSITION OF CERTAIN FINANCIAL STATEMENT CAPTIONS

                                                              1997      1996
                                                             ------    ------
Trade receivables and other
  Trade receivables........................................  $488.5    $295.3
  Other receivables........................................    30.0      20.7
  Current portion of lease receivables.....................    23.5       3.1
  Less allowance for doubtful receivables..................   (17.4)     (9.6)
                                                             ------    ------
                                                             $524.6    $309.5
                                                             ======    ======
Inventories
  Finished products........................................  $206.5    $123.8
  Raw materials, parts and assemblies......................    99.1      53.0
  Work in process..........................................    26.7      13.6
                                                             ------    ------
                                                             $332.3    $190.4
                                                             ======    ======
Property, plant and equipment, net
  Land.....................................................  $ 74.1    $  9.1
  Buildings................................................   240.2     144.1
  Machinery and equipment..................................   382.9     239.1
  Instruments subject to lease(a)..........................   205.6     281.6
                                                             ------    ------
                                                              902.8     673.9
Less accumulated depreciation
  Building, machinery and equipment........................  (365.4)   (236.4)
  Instruments subject to lease(a)..........................  (126.5)   (174.0)
                                                             ------    ------
                                                             $410.9    $263.5
                                                             ======    ======
Other accrued expenses
  Accrued restructuring costs..............................  $ 47.2    $  2.6
  Unrealized service income................................    63.8      36.9
  Insurance................................................    27.2      23.1
  Accrued warranty and installation costs..................    18.6       4.5
  Severance and related costs..............................   109.6        --
  Closure of offices and manufacturing facilities..........    23.0        --
  Change in control payments...............................    36.0        --
  Contractual obligations of Coulter to its employees......   103.0        --
  Other....................................................   147.1      48.1
                                                             ------    ------
                                                             $575.5    $115.2
                                                             ======    ======

---------------

(a) Includes instruments leased to customers under three to five year cancelable operating leases.

                     BECKMAN COULTER, INC. AND SUBSIDIARIES

                    (IN MILLIONS, EXCEPT AMOUNTS PER SHARE)

 3. ACQUISITIONS

     During 1997, 1996 and 1995, the Company made the following acquisitions, all of which were accounted for using the purchase method of accounting. The operating results of these acquired businesses have been included in the Consolidated Statements of Operations from the dates of acquisition.

     On October 31, 1997, the Company acquired all of the outstanding capital stock of Coulter Corporation for $850.2, net of Coulter's cash on hand of $24.8 at the date of acquisition. Coulter is the leading manufacturer of in-vitro diagnostics systems for blood cell analysis. The purchase of Coulter was financed with the net proceeds from a new $1,300.0 credit facility (see Note 6 "Debt").

     As a result of the acquisition, $374.4 in goodwill was recorded by the Company. Goodwill reflects the excess of the purchase price, purchase liabilities and liabilities assumed over the fair value of net identifiable assets and in-process research and development projects acquired. Acquired in-process research and development of $282.0 was charged to expense in the fourth quarter in accordance with generally accepted accounting principles. Purchase liabilities recorded included approximately $110.0 for severance and related costs and $23.0 for costs associated with the closure of certain offices and manufacturing facilities. The Company expects to complete its termination of certain employees and closure of certain facilities in fiscal 1998. Assumed liabilities recorded included approximately $103.0 of contractual obligations of Coulter to its employees, $36.0 of change in control payments and $31.0 of other assumed liabilities. The Company expects to pay for the above obligations throughout fiscal 1998. At December 31, 1997 substantially all of the purchase liabilities and $150.4 of the assumed liabilities remained on the balance sheet. The Company does not believe that the final purchase price allocation will differ significantly from the preliminary purchase price allocation recorded in the current fiscal year.

     The Company estimates, based upon current exchange rates, that its cash funding requirements for the previously mentioned costs associated with the Coulter acquisition will amount to approximately $180.0 from the consummation of the Coulter acquisition through the end of 1998, and approximately $50.0 to $65.0 in each of the following two years. This includes up to $103.0 of sharing bonus plan payments which will be made to Coulter's employees.

     As the Company's 1997 financial statements only include two months of operations of Coulter, the following selected unaudited pro forma information is being provided to present a summary of the combined results of Beckman and Coulter as if the acquisition had occurred as of January 1, 1997 and 1996, giving effect to purchase accounting adjustments. The pro forma data is for informational purposes only and may not necessarily reflect the results of operations of Beckman had Coulter operated as part of the Company for the years ended December 31, 1997 and 1996.

                                                                      PRO FORMA YEARS ENDED
                                                             ----------------------------------------
                                                             DECEMBER 31, 1997     DECEMBER 31, 1996
                                                             ------------------    ------------------
Sales......................................................       $1,790.1              $1,722.6
Net earnings...............................................       $    9.0              $   28.9
Basic earnings per share...................................       $   0.33              $   1.03
Diluted earnings per share.................................       $   0.31              $   1.00

     The pro forma amounts reflect the results of operations for Beckman, Coulter and the following purchase accounting adjustments for the periods presented:

     - Amortization of intangible assets and goodwill based on the purchase price allocation for each period presented.

     - Amortization of debt financing fees and expenses over the term of the new credit facility.

                     BECKMAN COULTER, INC. AND SUBSIDIARIES

                    (IN MILLIONS, EXCEPT AMOUNTS PER SHARE)

     - The addition of interest expense on debt incurred to finance the acquisition offset by a reduction of historical interest expense as a result of the elimination of Coulter's debt.

     - Additional cost of sales expense as a result of a step-up in the basis of inventory.

     - Estimated income tax effect on the pro forma adjustments.

     The pro forma statements do not include the $282.0 write-off of in-process research and development and the $59.4 accrued restructuring costs, as they are non-recurring charges. These charges are included in the Consolidated Statements of Operations of the Company for 1997. The pro forma diluted net earnings per share is based on the weighted average number of common shares and dilutive common share equivalents of Beckman during 1997 and 1996.

     In April 1997 the Company acquired the Access immunoassay product line and related manufacturing facility from Sanofi Diagnostics Pasteur, Inc. ("Sanofi"). The acquisition also established an ongoing alliance in immunochemistry between the Company and Sanofi. The Access product line, together with the earlier acquisition of Hybritech Incorporated ("Hybritech") and the Company's own immunochemistry/protein products, create a major presence for the Company in the field of immunochemistry.

     In December 1996 the Company acquired the assets and assumed the liabilities of the laboratory robotics division of Sagian Inc. of Indianapolis, Indiana. By combining Sagian's scheduling software and robotics with its own biorobotics systems, the Company enhanced its ability to serve the pharmaceutical industry's need for high-throughput screening (HTS) of candidate compounds for new drugs.

     In January 1996, the Company acquired the assets and assumed the liabilities of Hybritech, a San Diego-based life sciences and diagnostic company. The acquisition expanded the Company's ability to develop and manufacture high sensitivity immunoassays, including cancer tests.

     In May 1995, the Company agreed to acquire Genomyx Corporation of Foster City, California. Genomyx is a developer and manufacturer of advanced DNA sequencing products and complements the Company's biotechnology business. The acquisition was completed on October 21, 1996.

     With the exception of Coulter, the purchase prices of the acquisitions and the effects on consolidated results of operations were not material to the Company individually or in the aggregate.

 4. PROVISION FOR RESTRUCTURING OPERATIONS

1997 RESTRUCTURING:


     The Company recorded a restructuring charge of $59.4, $36.4 after taxes or $1.32 per share, in the fourth quarter of 1997 under a restructuring plan which was approved by management and for which the benefit arrangements were communicated to employees prior to December 31, 1997. The work force reductions anticipated under this plan, some of which occurred prior to year-end total approximately 500 employees in Europe, Asia and North America in sales, general, administrative and technical functions and approximately 100 employees in production related areas. The charge included $37.3 for severance related costs. The $22.1 provided for facility consolidation and asset related write-offs included $2.5 for lease termination payments, $12.2 for the write-off of machinery, equipment and tooling associated with those functions to be consolidated, and $7.4 for exiting non-core investment activities. These changes are scheduled to be substantially completed by December 1998. At December 31, 1997, the Company's remaining obligation related to the restructuring charges was $46.6, which is included in "Other Accrued Expenses." Of the original charge of $59.4, approximately $39.8 requires cash payments and approximately $19.6 represents non-cash charges. Cash payments of $12.8 were made in 1997. Management estimates that the remaining liability of $46.6 will require payments of $25.0 in 1998 and $2.0 in 1999.

                     BECKMAN COULTER, INC. AND SUBSIDIARIES

                    (IN MILLIONS, EXCEPT AMOUNTS PER SHARE)

     The following table details the major components of the 1997 restructuring provision:

                                                                             FACILITY
                                                                           CONSOLIDATION
                                                                             AND ASSET
                                                                              RELATED
                                                              PERSONNEL     WRITE-OFFS      TOTAL
                                                              ---------    -------------    -----
PROVISION
Consolidation of sales, general, administrative and
  technical functions.......................................    $34.3          $18.2        $52.5
Changes in manufacturing operations.........................      3.0            3.9          6.9
                                                                -----          -----        -----
Total provision.............................................     37.3           22.1         59.4
                                                                -----          -----        -----
FISCAL 1997 ACTIVITY
Consolidation of sales, general, administrative and
  technical functions.......................................      7.8            5.0         12.8
Changes in manufacturing operations.........................       --             --           --
                                                                -----          -----        -----
Total 1997 activity.........................................      7.8            5.0         12.8
                                                                -----          -----        -----
BALANCE AT DECEMBER 31, 1997
Consolidation of sales, general, administrative and
  technical functions.......................................     26.5           13.2         39.7
Changes in manufacturing operations.........................      3.0            3.9          6.9
                                                                -----          -----        -----
Balance at December 31, 1997................................    $29.5          $17.1        $46.6
                                                                =====          =====        =====

PRIOR YEARS RESTRUCTURING:

     The Company also recorded a restructuring charge of approximately $27.7 in 1995. This restructuring charge included costs for facility moves and transition costs which were anticipated and directly associated with the 1993 restructuring plan but could not be recognized in establishment of the original restructuring reserve under generally accepted accounting principles. At December 31, 1997 and 1996, the Company's remaining obligation relating to this restructuring charge was $0.4 and $2.6, respectively, and is included in "Other Accrued Expenses".

 5. SALE OF ASSETS

     In December 1997, the Company sold $34.2 of Coulter's sales-type lease receivables, net of $2.6 of allowances, for cash proceeds of $35.7. Under the provisions of Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities" (SFAS 125), the transaction was accounted for as a sale and as a result the related receivables have been excluded from the accompanying Consolidated Balance Sheet. The sale is subject to certain recourse provisions and as such the Company established a $1.5 reserve for potential losses.

     Also in December 1997, the Company entered into an agreement for the sale and leaseback of certain instruments which are subject to various three to five year cancelable operating-type leases to customers. These instruments had a net book value of $37.0 and were sold for cash proceeds of $39.6. The gain is being deferred and credited to income, as a rent expense adjustment over the lease term. Obligations under the operating lease agreement are included in the lease commitments disclosure in Note 12 "Commitments and Contingencies".

     Proceeds from the above transactions were used to reduce outstanding borrowings under the new $1,300 credit facility (see Note 6 "Debt").

                     BECKMAN COULTER, INC. AND SUBSIDIARIES

                    (IN MILLIONS, EXCEPT AMOUNTS PER SHARE)

 6. DEBT

     Notes payable consist primarily of short-term bank borrowings by the Company's subsidiaries outside the U.S. under local lines of credit. The bank borrowings are at rates which approximate current market rates; therefore, the carrying value of the notes approximates the market value. At December 31, 1997 approximately $139.9 of unused short-term lines of credit were available to the Company's subsidiaries outside the U.S. at various interest rates. Within the U.S., the Company had available $18.0 in unused committed short-term lines of credit at market rates. Compensating balances and commitment fees on these lines of credit are not material and there are no withdrawal restrictions.

     Long-term debt consisted of the following at December 31:

                                                  AVERAGE
                                                  RATE OF
                                                  INTEREST      1997       1996
                                                  --------    --------    ------
Credit Agreement -- Term loan facility..........    6.75%     $  400.0    $   --
Credit Agreement -- Revolving credit facility...    6.47         600.0        --
Debentures......................................    7.05         100.0     100.0
Senior notes, unsecured.........................      --            --      50.0
Other long-term debt............................    6.39         101.2      30.9
                                                              --------    ------
                                                               1,201.2     180.9
Less current maturities.........................                  19.9       4.3
                                                              --------    ------
Long-term debt, less current maturities.........              $1,181.3    $176.6
                                                              ========    ======

     In October 1997, in conjunction with the acquisition of Coulter, the Company cancelled its $150.0 credit agreement and entered into a new credit agreement (the "Credit Agreement") with a group of financial institutions. The Credit Agreement provides up to a maximum aggregate amount of $1,300.0 through a $500.0 senior unsecured term loan facility (the "Term Loan") and an $800.0 senior unsecured revolving credit facility (the "Credit Facility"). Borrowings under the Credit Agreement generally bear interest at current market rates plus a margin based upon the Company's senior unsecured debt rating or debt to earnings ratio, whichever is more favorable to the Company, except in the case of competitive bid advances (as defined in the Credit Agreement) which may bear interest at a fixed rate. The Company is accordingly subject to fluctuations in such interest rates, which could cause its interest expense to increase or decrease in the future. As a result of the substantial indebtedness incurred in connection with the Coulter acquisition, the Company's interest expense will be higher and will have a much greater proportionate impact on net earnings in comparison to preacquisition periods. The Company must also pay a quarterly facility fee on the average Credit Facility commitment. In addition, approximately $6.8 of fees paid to enter the Credit Agreement are being amortized to interest expense over the term of the Credit Agreement. The Credit Agreement provides for mandatory prepayment of the Term Loan and Credit Facility borrowings (and, to the extent provided, reductions in commitments) thereunder from excess cash flow (as defined in the Credit Agreement), and from proceeds of certain equity or debt offerings, asset sales and extraordinary receipts. The Credit Facility is not subject to any scheduled principal amortization. Beginning in March 2000, the Company will be required to make scheduled quarterly principal payments of $25.0 on the Term Loan borrowings with a final maturity in October 2002. The Credit Facility matures on the same date as the Term Loan. As of the date of this report, the Company's remaining borrowing availability under the Credit Facility is $200.0. Undrawn amounts under the Credit Facility will be available to meet future working capital and other business needs of the Company.

     In June 1996, the Company issued $100.0 of debentures bearing an interest rate of 7.05% per annum due June 1, 2026. Interest is payable semi-annually in June and December. The debentures were recorded net of discount and issuance costs of approximately $1.5 which are being amortized to interest expense over the term

                     BECKMAN COULTER, INC. AND SUBSIDIARIES

                    (IN MILLIONS, EXCEPT AMOUNTS PER SHARE)

of the debentures. The debentures may be repaid on June 1, 2006 at the option of the holders of the debentures, at 100% of their principal amount, together with accrued interest to June 1, 2006, in accordance with the terms of the debenture agreement. The debentures may be redeemed, in whole or in part, at the option of the Company at any time after June 1, 2006 at a redemption price equal to the greater of the principal amount of the debentures or the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semiannual basis at a comparable treasury issue rate plus a margin.

     The Company had $50.0 senior notes, comprised of Series A $20.0 and Series B $30.0 notes, that were repaid with borrowings under the Credit Agreement in October 1997. In addition, the Company paid a premium of approximately $2.0 to redeem the notes.

     Other long-term debt at December 31, 1997 consists principally of $76.6 of notes used to fund the operations of the Company's international subsidiaries and notes given as partial consideration for an acquisition. Some of the notes issued by the Company's international subsidiaries are secured by their assets. Notes used to fund the Company's international subsidiaries amounted to $22.1 in 1996. Capitalized leases of $24.6 in 1997 and $8.8 in 1996 are also included in other long-term debt.

     Certain of the Company's borrowing agreements contain covenants that the Company must comply with, for example: minimum net worth, maximum capital expenditures, a debt to earnings ratio, a minimum interest coverage ratio and a maximum amount of debt incurrence. At December 31, 1997, the Company was in compliance with all such covenants.

     The aggregate maturities of long-term debt for the five years subsequent to December 31, 1997 are $19.9 in 1998, $24.6 in 1999, $110.7 in 2000, $107.4 in
2001, $814.6 in 2002 and $124.0 thereafter.

 7. DERIVATIVES

     The Company manufactures its products principally in the United States, but generates approximately half of its revenues from sales made outside the U.S. by its international subsidiaries. Sales generated by the international subsidiaries generally utilize the subsidiary's local currency, thereby exposing the Company to the risk of foreign currency fluctuations. Also, as the Company is a net borrower, it is exposed to the risk of fluctuating interest rates. The Company utilizes derivative instruments in an effort to mitigate these risks. The Company's policy is not to speculate in derivative instruments to profit on the foreign currency exchange or interest rate price fluctuation, nor to enter trades for which there are no underlying exposures, nor enter into trades to intentionally increase the underlying exposure. Instruments used as hedges must be effective at reducing the risk associated with the exposure being hedged and are designated as a hedge at the inception of the contract. Accordingly, changes in market values of hedge instruments are highly correlated with changes in market values of underlying hedged items both at the inception of the hedge and over the life of the hedge contract.

     Various foreign currency contracts are used to hedge firm commitments denominated in foreign currencies and to mitigate the impact of changes in foreign currency exchange rates on the Company's operations. The Company uses forward contracts, purchased option contracts, and complex option contracts, consisting of purchased and sold options, to hedge transactions with its foreign customers. The hedge instruments mature at various dates with premiums and resulting gains or losses recognized at the maturity

                     BECKMAN COULTER, INC. AND SUBSIDIARIES

                    (IN MILLIONS, EXCEPT AMOUNTS PER SHARE)

date, which approximates to the transaction date. The notional values of contracts afforded hedge accounting treatment are summarized as follows at December 31:

                                                              1997    1996
                                                              -----   -----
Forward Contracts...........................................  $66.9   $63.6
Purchased Option Contracts..................................   45.0    28.5
Complex Option Contracts....................................   28.5      --

     When the Company uses foreign currency contracts and the dollar strengthens against foreign currencies, the decline in the value of future foreign currency cash flows is partially offset by the recognition of gains in the value of the foreign currency contracts designated as hedges of the transactions. Conversely, when the dollar weakens, the increase in the value of future foreign currency cash flows is reduced by (i) the recognition of the net premium paid to acquire option contracts; (ii) the recognition of any loss in the value of the forward contracts designated as hedges of the transactions; and (iii) the recognition of any loss on sold options. Market value gains and losses and premiums on these contracts are recognized in "Other, net nonoperating expense" when the hedged transaction is recognized. The net premiums paid for purchased and complex options are reported in current assets.

     The Company held purchased foreign currency call option contracts totaling $20.4 and $45.9 at December 31, 1997 and 1996, respectively, which did not qualify for hedge accounting treatment. The call options were purchased to create synthetic puts when combined with forward and complex option contracts, thereby cost effectively reducing the Company's risk. The purchased call options mature at various dates throughout 1998 with resulting gains recognized at maturity. Premiums paid for these contracts are recognized immediately in "Other, net nonoperating expense".

     The Company also uses foreign currency swap contracts to hedge loans between subsidiaries. At December 31, 1997, the Company had foreign currency swap contracts totaling $103.7 expiring at various dates through February 1998. At December 31, 1996, the Company had foreign currency swap contracts totaling $89.8. As monetary assets and liabilities are marked to market and recorded in earnings, foreign currency swap contracts designated as hedges of the monetary assets and liabilities are also marked to market with the resulting gains and losses similarly recognized in earnings. Gains and losses on foreign currency swap contracts are included in "Other, net nonoperating expense" and offset losses and gains on the hedged monetary assets and liabilities. The carrying value of foreign currency swap contracts is reported in current assets and current liabilities.

     The Company occasionally uses purchased foreign currency option contracts to hedge the market risk of a subsidiary's net asset position. At December 31, 1997, the Company had no purchased foreign currency option contracts related to net asset positions. At December 31, 1996 the Company had $3.5 of purchased foreign currency option contracts related to net asset positions. Purchased foreign currency option contracts resulted in favorable foreign currency translation adjustments of $1.5 and $1.2 at December 31, 1997 and 1996, respectively. Purchased foreign currency option contracts to hedge the market risk of a subsidiary's net asset position are recognized in "Foreign currency translation adjustments" when the hedged transaction is recognized. The foreign currency translation adjustments are only recognized in "Other, net nonoperating expense" upon liquidation of the subsidiary.

     The Company uses interest rate contracts on certain borrowing transactions to hedge fluctuating interest rates. Interest rate contracts are intended to be an integral part of borrowing transactions and, therefore, are not recognized at fair value. Interest differentials paid or received under these contracts are recognized as adjustments to the effective yield of the underlying financial instruments hedged. Interest rate contracts would only be recognized at fair value if the hedged relationship is terminated. Gains or losses accumulated prior to termination of the hedged relationship would be amortized as a yield adjustment over the shorter of the

                     BECKMAN COULTER, INC. AND SUBSIDIARIES

                    (IN MILLIONS, EXCEPT AMOUNTS PER SHARE)

remaining life of the contract or the remaining period to maturity of the underlying instrument hedged. If the contract remained outstanding after termination of the hedged relationship, subsequent changes in market value of the contract would be recognized in "Interest expense".

     In October 1997, the Company entered into interest rate contracts associated with its $1,100.0 in borrowing arising from the acquisition of Coulter. Specifically, the Company entered into $500.0 in interest rate swap agreements in which the Company receives an average floating interest rate equal to the three-month LIBOR (5.8% at December 31, 1997) and pays an average fixed interest rate of 6.2%. The Company also entered into $400.0 in treasury rate lock agreements to hedge the U.S. Treasury Note rate underlying an expected refinancing. The interest rate swaps and the U.S. Treasury rate locks are accounted for as hedges.

     The Company is exposed to credit risk in the event of non-performance of the counterparties to its foreign currency and interest rate contracts, which the Company believes is remote. Nevertheless, the Company monitors its counterparty credit risk and utilizes netting agreements and internal policies to mitigate its risk. The disclosed derivatives are indicative of the volume and types of instruments used throughout the year after giving consideration to the increase in volume arising from the acquisition of Coulter. The market value of all derivative instruments amounted to an unrecognized loss of $8.0 at December 31, 1997.

 8. INCOME TAXES

     The components of (loss) earnings before income taxes were:

                                                    1997       1996     1995
                                                   -------    ------    -----
U.S..............................................  $(304.5)   $ 42.5    $21.2
Non-U.S..........................................     52.6      69.0     51.2
                                                   -------    ------    -----
                                                   $(251.9)   $111.5    $72.4
                                                   =======    ======    =====

     The provision (benefit) for income taxes consisted of the following:

                                                    1997       1996     1995
                                                   -------    ------    -----
Current
  U.S. federal...................................  $   5.2    $  9.6    $ 5.1
  Non-U.S........................................      5.3      12.4      7.7
  U.S. state and Puerto Rico.....................      3.5       4.0     (0.6)
                                                   -------    ------    -----
Total current....................................     14.0      26.0     12.2
Deferred
  U.S. federal...................................      0.7       9.0      4.3
  Non-U.S........................................     (2.2)      1.8      7.0
                                                   -------    ------    -----
     Total deferred, net.........................     (1.5)     10.8     11.3
                                                   -------    ------    -----
Total............................................  $  12.5    $ 36.8    $23.5
                                                   =======    ======    =====

                     BECKMAN COULTER, INC. AND SUBSIDIARIES

                    (IN MILLIONS, EXCEPT AMOUNTS PER SHARE)

     The reconciliation of the U.S. federal statutory tax rate to the consolidated effective tax rate is as follows:

                                                    1997       1996     1995
                                                   -------    ------    -----
Statutory tax rate...............................    (35.0)%    35.0%    35.0%
In-process research and development..............     39.2        --       --
State taxes, net of U.S. tax benefit.............      0.1       0.4      0.8
Ireland and Puerto Rico income...................     (2.0)     (6.8)   (13.6)
Non-U.S. taxes...................................      0.9       5.0     10.9
Foreign income taxed in the U.S., net of
  credits........................................      1.4      (2.8)     0.4
Other............................................      0.4       2.2     (1.0)
                                                   -------    ------    -----
Effective tax rate...............................      5.0%     33.0%    32.5%
                                                   =======    ======    =====

     Certain income of subsidiaries operating in Puerto Rico and Ireland is taxed at substantially lower income tax rates than the U.S. federal statutory tax rate. The lower rates reduced expected income taxes by approximately $5.1 in 1997, $7.6 in 1996, and $9.8 in 1995. Since April 1990, earnings from manufacturing operations in Ireland are subject to a 10% tax. The lower Puerto Rico income tax rate expires in July 2003.

     The components of the (benefit) provision for deferred income taxes are:

                                                      1997     1996     1995
                                                     ------    -----    -----
Restructuring costs................................  $(15.7)   $ 3.0    $13.2
Compensation.......................................    18.7       --       --
Inventory..........................................    (4.0)      --       --
Net operating loss.................................    (2.6)      --       --
International transactions.........................     2.2      1.3     (4.7)
Accelerated depreciation...........................    (0.4)    (0.5)     0.4
Accrued expenses...................................    (4.2)     3.3     (0.6)
Pension costs......................................     8.9      6.9      1.7
Postretirement medical costs.......................    (1.7)    (1.7)    (0.5)
Other..............................................    (2.7)    (1.5)     1.8
                                                     ------    -----    -----
     Total.........................................  $ (1.5)   $10.8    $11.3
                                                     ======    =====    =====

                     BECKMAN COULTER, INC. AND SUBSIDIARIES

                    (IN MILLIONS, EXCEPT AMOUNTS PER SHARE)

     The tax effect of temporary differences which give rise to significant portions of deferred tax assets and liabilities consists of the following at December 31:

                                                               1997     1996
                                                              ------    -----
Deferred tax assets
  Inventories...............................................  $  9.8    $ 2.9
  Capitalized expenses......................................     0.7      1.0
  International.............................................    22.7       --
  Tax credits...............................................    23.8       --
  Purchase and assumed liabilities (see Note 3).............    87.4       --
  Pension costs.............................................      --      2.4
  Accrued expenses..........................................    43.9     19.9
  Restructuring costs.......................................    16.3      0.6
  Environmental costs.......................................     4.8      5.0
  Postretirement benefits...................................    38.6     26.5
  Other.....................................................    28.3     32.0
                                                              ------    -----
                                                               276.3     90.3
Less: Valuation allowance...................................   (42.4)   (14.5)
                                                              ------    -----
Total deferred tax assets...................................   233.9     75.8
Deferred tax liabilities
  Depreciation..............................................     1.8      2.3
  Pension costs.............................................     9.9       --
  Intangible assets.........................................   140.4       --
  Fixed assets..............................................    17.5       --
  Leases....................................................     9.9       --
  Deferred service contracts................................     3.2       --
  International transactions................................     6.4       --
  Other.....................................................    32.1      1.3
                                                              ------    -----
Total deferred tax liabilities..............................   221.2      3.6
                                                              ------    -----
Net deferred tax asset......................................  $ 12.7    $72.2
                                                              ======    =====

     Based upon the Company's historical pretax earnings, adjusted for significant items such as non-recurring charges, management believes it is more likely than not that the Company will realize the benefit of the existing net deferred tax asset at December 31, 1997. Management believes the existing net deductible temporary differences will reverse during periods in which the Company generates net taxable income. Certain tax planning or other strategies will be implemented, if necessary, to supplement income from operations to fully realize recorded tax benefits.

     At December 31, 1997 and 1996 the Company recorded a valuation allowance of $42.4 and $14.5 respectively, for certain deductible temporary differences for which it is more likely than not that the Company will not receive future benefits. The change in the valuation allowance was $27.9 and $0 for 1997 and 1996, respectively. The change in the valuation allowance was primarily due to the acquisition of Coulter.

     Non-U.S. withholding taxes and U.S. taxes have not been provided on approximately $111.4 of unremitted earnings of certain non-U.S. subsidiaries because such earnings are or will be reinvested in operations or will be offset by credits for foreign income taxes paid.

                     BECKMAN COULTER, INC. AND SUBSIDIARIES

                    (IN MILLIONS, EXCEPT AMOUNTS PER SHARE)

     All income tax liability issues between the Company and its former parent SmithKline Beckman have been resolved in accordance with a tax agreement between the two companies. Such resolution did not have a material effect on the Company's consolidated financial position or operating results.

 9. STOCKHOLDERS' EQUITY

     The Company had been authorized, through 1998, to acquire its common stock to meet the needs of its existing stock-related employee benefit plans. Under this program, the Company repurchased 1.0 shares of its common stock during 1997 and 1.0 shares during 1996. The Company elected to discontinue this stock repurchase program in connection with the Coulter acquisition. The Credit Facility generaly prohibits market repurchase of the Company's stock. Treasury shares have been, and are expected to continue to be, reissued to satisfy the Company's obligations under existing stock-related employee benefit plans.

     In January 1993 the Company created the Benefit Equity Fund ("BEF"), a trust for prefunding future stock-related obligations of employee benefit plans. The BEF does not change these plans or the amounts of stock expected to be issued for these plans. The BEF is funded by existing shares in treasury as well as from additional shares the Company purchases on the open market over time. While shares in the BEF are not considered outstanding for the calculation of earnings per share, the shares within the BEF are voted by the participants of the Employee Stock Purchase Plan. At December 31, 1997, 1.4 shares remain in treasury of which 0.7 are held by the BEF.

10. EMPLOYEE BENEFITS

INCENTIVE COMPENSATION PLANS

     In 1988, the Company adopted an Incentive Compensation Plan for its officers and key employees, which provided for stock-based incentive awards based upon several factors including Company performance. This plan expired on December 31, 1990, but options outstanding on that date were not affected by such termination. Pursuant to this plan, the Company granted options to purchase approximately 0.8 shares, with an expiration date of ten years from the date of grant.

     The Company has also adopted the Incentive Compensation Plan of 1990. This 1990 plan reserves shares of the Company's common stock for grants of options and restricted stock. Granted options typically vest over three years and expire ten years from the date of grant. Subsequent to stockholder approval in 1992, amendments were adopted to extend the expiration of the plan to 2001 and to increase each year, commencing January 1, 1993, the number of shares available under the plan by 1.5% of the number of shares of common stock issued and outstanding as of the prior December 31. As of January 1, 1998, 0.6 shares remain available for grant under this plan.

                     BECKMAN COULTER, INC. AND SUBSIDIARIES

                    (IN MILLIONS, EXCEPT AMOUNTS PER SHARE)

     The following is a summary of the Company's option activity, including weighted average option information (in thousands, except per option information):

                                            1997                    1996                    1995
                                    --------------------    --------------------    --------------------
                                               EXERCISE                EXERCISE                EXERCISE
                                               PRICE PER               PRICE PER               PRICE PER
                                    OPTIONS     OPTION      OPTIONS     OPTION      OPTIONS     OPTION
                                    -------    ---------    -------    ---------    -------    ---------
Outstanding at beginning of
  year............................   2,672      $26.03       2,634      $22.83       2,689      $21.39
Granted...........................     536      $40.49         447      $40.72         418      $29.33
Exercised.........................    (302)     $26.77        (372)     $19.97        (424)     $19.57
Canceled..........................     (11)     $33.38         (37)     $37.12         (49)     $27.20
                                     -----      ------       -----      ------       -----      ------
Outstanding at end of year........   2,895      $28.60       2,672      $26.03       2,634      $22.83
                                     =====                   =====                   =====

                              OUTSTANDING       EXERCISE        REMAINING           EXERCISABLE       EXERCISE
    RANGE OF EXERCISE       AT DECEMBER 31,     PRICE PER    CONTRACTUAL LIFE     AT DECEMBER 31,     PRICE PER
         PRICES                  1997            OPTION          (YEARS)              1997(A)          OPTION
    -----------------      -----------------    ---------    ----------------    -----------------    ---------
$16.50 to $22.50.........        1,049           $19.72            3.5                 1,049           $19.72
$26.38 to $28.88.........          585           $26.43            6.2                   585           $26.43
$29.25 to $35.13.........          369           $29.34            7.3                   249           $29.34
$39.56 to $41.19.........          892           $40.16            8.7                   151           $40.88
                                 -----           ------            ---                 -----           ------
$16.50 to $41.19.........        2,895           $28.60            6.1                 2,034           $24.40
                                 =====                                                 =====

---------------

(a) Options exercisable at December 31, 1996 and 1995 (in thousands) were 1,911 and 1,705, respectively.

     The following represents pro forma information as if the Company recorded compensation cost using the fair value of the issued compensation instrument (the results may not be indicative of the actual effect on net income in future years):

                                                              1997      1996
                                                             -------    -----
Net (loss) earnings as reported..........................    $(264.4)   $74.7
Assumed stock compensation cost..........................        5.7      2.6
                                                             -------    -----
Pro forma net (loss) earnings............................    $(270.1)   $72.1
                                                             =======    =====
Diluted (loss) earnings per share as reported............    $ (9.58)   $2.58
Pro forma diluted (loss) earnings per share..............    $ (9.79)   $2.49

     The Company uses the Black-Scholes valuation model for estimating the fair value of its compensation instruments. The following represents the estimated fair value of options granted and the assumptions used for calculation:

                                                            1997        1996
                                                           ------      ------
Weighted average estimated fair value per option
  granted................................................  $15.73      $14.56
Average exercise price per option granted................  $40.49      $40.72
Stock volatility.........................................    22.0%       18.0%
Risk-free interest rate..................................     5.9%        6.7%
Option term -- years.....................................    10.0        10.0
Stock dividend yield.....................................     1.4%        1.5%

                     BECKMAN COULTER, INC. AND SUBSIDIARIES

                    (IN MILLIONS, EXCEPT AMOUNTS PER SHARE)

STOCK PURCHASE PLAN

     The Company's stock purchase plan allows all U.S. employees and employees of certain subsidiaries outside of the U.S. to purchase the Company's common stock at favorable prices and upon favorable terms. Employee purchases are settled at six month intervals as of June 30 and December 31. The difference between the purchase price and fair value is not material. Employees purchased
0.2 shares during 1997 and 1.1 shares remain available for use in the plan at December 31, 1997.

POSTEMPLOYMENT BENEFITS

     Effective January 1, 1994 the Company adopted Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits" (SFAS 112). This statement required the Company to recognize an obligation for postemployment benefits provided to former or inactive employees, their beneficiaries and covered dependents after employment but before retirement. Additional accruals for postemployment benefits, subsequent to adopting SFAS 112, were approximately $0.9 in 1997 and $0.8 in 1996 and 1995.

11. RETIREMENT BENEFITS

PENSION PLANS

     Beckman provides pension benefits covering substantially all of its employees. Coulter provides similar benefits covering foreign employees. Consolidated pension expense was $8.6 in 1997, $18.3 in 1996, and $13.3 in 1995.

     Pension benefits for Beckman's domestic employees are based on age, years of service and compensation rates. Components of combined pension expense related to these plans were:

                                                    1997      1996      1995
                                                   ------    ------    ------
Service cost.....................................  $ 10.0    $ 10.8    $  7.1
Interest cost....................................    26.6      25.7      24.0
Actual return on plan assets.....................   (66.2)    (23.2)    (23.8)
Net amortization and deferral....................    35.9       1.0       1.2
                                                   ------    ------    ------
Total............................................  $  6.3    $ 14.3    $  8.5
                                                   ======    ======    ======

                     BECKMAN COULTER, INC. AND SUBSIDIARIES

                    (IN MILLIONS, EXCEPT AMOUNTS PER SHARE)

     Beckman's funding policy is to provide currently for accumulated benefits, subject to federal regulations. Assets of the plans consist principally of government fixed income securities and corporate stocks and bonds. The funded status of the pension liabilities and assets and amounts recognized in the consolidated financial statements with respect to Beckman's domestic plan were:

                                                            1997       1996
                                                           -------    -------
Vested benefit obligation................................  $  353.6   $   312.2
Accumulated benefit obligation...........................     356.2       314.2
Projected compensation increases.........................      51.7        45.0
Projected benefit obligation.............................     407.9       359.2
Plan assets at fair market value.........................    (408.9)     (314.1)
Projected benefit obligation (less than) in excess of
  plan assets............................................      (1.0)       45.1
Unrecognized net (obligations) at transition.............      (1.4)       (1.9)
Unrecognized net (loss)..................................     (15.2)      (35.6)
Unrecognized prior service cost..........................      (6.4)       (7.3)
(Prepaid) accrued pension cost...........................     (24.0)        0.3
Assumptions used in calculations
  Expected long-term rate of return......................       9.8%        9.8%
  Discount rate..........................................       7.0%        7.8%
  Average rate of increase in compensation...............       4.3%        4.3%

     Certain subsidiaries of Beckman and Coulter outside the U.S. have separate pension plan arrangements which include both funded and unfunded plans. Unfunded foreign pension obligations are recorded as a liability on the Company's consolidated balance sheets. Pension expense for Beckman plans outside of the U.S. was $4.5 in 1997, $4.0 in 1996, and $4.8 in 1995. Pension expenses for Coulter plans was $0.5 for the two month period ended December 31, 1997.

     Beckman and Coulter have separate defined contribution plans for their respective domestic employees. Under each plan, eligible employees may contribute a portion of their compensation. Employer contributions are primarily based on a percentage of employee contributions. Additional Coulter contributions to its plan are based on the age and salary levels of employees. Beckman contributed $4.8 in 1997, $4.5 in 1996 and $3.6 in 1995. Coulter contributed $2.0 for the two months ended December 31, 1997. Employees under both plans generally become fully vested with respect to employer contributions after three to five years of qualifying service as defined by each plan.

HEALTH CARE AND LIFE INSURANCE BENEFITS

     The Company and its subsidiaries presently provide certain health care and life insurance benefits for retired U.S. employees and their dependents. Eligibility for the plan and participant cost sharing is dependent upon the participant's age at retirement, years of service and retirement date.

     The postretirement benefits for both active and retired employees of Coulter were continued after the acquisition. The amounts below reflect the assumption of these additional liabilities and costs from November 1, 1997.

                     BECKMAN COULTER, INC. AND SUBSIDIARIES

                    (IN MILLIONS, EXCEPT AMOUNTS PER SHARE)

     The net periodic cost for postretirement health care and life insurance benefits includes the following:

                                                      1997     1996     1995
                                                      -----    -----    -----
Service cost........................................  $ 1.2    $ 1.4    $ 1.0
Interest cost.......................................    3.3      3.3      3.7
Net amortization....................................   (1.2)    (0.5)    (0.7)
                                                      -----    -----    -----
          Total.....................................  $ 3.3    $ 4.2    $ 4.0
                                                      =====    =====    =====

     The following table sets forth the plan's funded status and amounts recognized in the Company's consolidated balance sheet in "Other liabilities" at December 31:

                                                              1997     1996
                                                              -----    -----
Accumulated postretirement benefit obligations
  Retirees..................................................  $38.9    $27.2
  Fully eligible active plan participants...................    7.1      2.2
  Other active plan participants............................   27.1     17.3
                                                              -----    -----
          Total obligation..................................   73.1     46.7
Plan assets.................................................     --       --
Accumulated postretirement benefit obligation in excess of
  plan assets...............................................   73.1     46.7
Unrecognized prior service cost.............................    1.1       --
Unrecognized net gain.......................................   20.8     17.8
                                                              -----    -----
Accrued postretirement benefit liability....................  $95.0    $64.5
                                                              =====    =====

                                                      1997      1996      1995
                                                      ----      ----      ----
Assumptions used in calculations
  Weighted average discount rate..................    7.2%      7.8%      7.0%
Calculation of obligation, excluding Coulter:
  Healthcare cost trend rate......................    8.0%      8.0%      8.0%
  Decreasing to ultimate rate by the year 2004....    5.5%      5.5%      5.5%
Calculation of Coulter obligation:
  Healthcare cost trend rate......................    7.0%       --        --
  Decreasing to ultimate rate by year 2002........    5.0%       --        --

     An assumed 1% increase in the healthcare cost trend rate for each year would have resulted in an increase in the net periodic pension cost by $0.7 in 1997, $0.9 in 1996 and $0.7 in 1995 and in the accumulated post retirement benefit obligation by $10.9 in 1997 and by $7.0 in 1996.

     Employees outside the U.S. generally receive similar benefits from government-sponsored plans.

12. COMMITMENTS AND CONTINGENCIES

ENVIRONMENTAL MATTERS

     The Company is subject to federal, state, local and foreign environmental laws and regulations. Although the Company continues to make expenditures for environmental protection, it does not anticipate any significant expenditures in order to comply with such laws and regulations which would have a material impact on the Company's operations or financial position. The Company believes that its operations comply in all material respects with applicable federal, state and local environmental laws and regulations.

                     BECKMAN COULTER, INC. AND SUBSIDIARIES

                    (IN MILLIONS, EXCEPT AMOUNTS PER SHARE)

     In 1983, the Company discovered organic chemicals in the groundwater near a waste storage pond at its manufacturing facility in Porterville, California. SmithKline Beckman, the Company's former controlling stockholder, agreed to indemnify the Company with respect to this matter for any costs incurred in excess of applicable insurance, eliminating any impact on the Company's earnings or financial position. SmithKline Beecham p.1.c., the surviving entity of the 1989 merger between SmithKline Beckman and Beecham, assumed the obligation of SmithKline Beckman in this respect.

     In 1987 soil and groundwater contamination was discovered on property in Irvine, California (the "property") formerly owned by the Company. In 1988 The Prudential Insurance Company of America ("Prudential"), which purchased the property from the Company, filed suit against the Company in U.S. District Court in California for recovery of costs and other alleged damages with respect to the soil and groundwater contamination. In 1990 the Company entered into an agreement with Prudential for settlement of the lawsuit and for sharing current and future costs of investigation, remediation and other claims.

     Soil and groundwater remediation of the property have been in process since 1988. During 1994 the County agency overseeing the site soil remediation formally acknowledged completion of remediation of a major portion of the soil, although there remain other areas of soil contamination that may require further remediation. In July 1997 the California Regional Water Quality Control Board, the agency overseeing the site groundwater remediation, issued a closure letter for the upper water bearing unit. The Company and Prudential continued to operate a groundwater treatment system throughout 1997 and expect to continue its operation in 1998.

     Investigations on the property are continuing and there can be no assurance that further investigation will not reveal additional contamination or result in additional costs. The Company believes that additional remediation costs, if any, beyond those already provided for the contamination discovered by the current investigation will not have a material adverse effect on the Company's operations or financial position.

LITIGATION


     Local authorities in Palermo (Sicily), Italy are investigating the activities of officials at a local government hospital and laboratory as well as representatives of the principal worldwide companies marketing diagnostics equipment in Italy, including the Company's Italian subsidiary. The inquiry focuses on past leasing practices for placement of diagnostics equipment which were common industrywide practices throughout Italy, but now are alleged to be improper. The Company believes the evidence in the case is weak and insufficient to support a criminal conviction against certain identified employees (the subsidiary is not a defendant). The Court has appointed economic experts to evaluate and present a comprehensive economic report on the leasing practices of the industry. Although it is very difficult to evaluate the political climate in Italy and the activities of the Italian public prosecutors, the Company does not expect this matter to have a material adverse effect on its earnings or financial position.



     Through its Hybritech acquisition (see Note 3 "Acquisitions"), the Company obtained a patent, referred to as the Tandem Patent, that generates royalty income. The Tandem Patent is involved in an interference action in the U.S. Patent and Trademark Office with a patent application owned by La Jolla Cancer Research Foundation (the "Foundation"). In May l998, the Board of Patent Appeals and Interferences ruled in Hybritech's favor. The Foundation has sixty days to appeal this decision.



     Since l992 six toxic tort lawsuits have been filed in Maricopa County Superior Court, Arizona by a number of residents of the Phoenix/Scottsdale area against the Company (relating to a former manufacturing site) and a number of other defendants, including Motorola, Inc., Siemens Corporation, the cities of Phoenix and Scottsdale, and others. In May 1998, the Company negotiated a settlement of these claims. A number of claims for property damages remain outstanding. The Company is indemnified by SmithKline Beecham p.1.c.,

                     BECKMAN COULTER, INC. AND SUBSIDIARIES

                    (IN MILLIONS, EXCEPT AMOUNTS PER SHARE)


the successor of its former controlling stockholder, for any cost incurred in these matters in excess of applicable insurance. SmithKline has agreed to pay all costs of defense and settlement amounts and thus the outcome of these litigations, even if unfavorable to the Company, should have no material adverse effect on the Company's earnings or financial position.



     In addition the Company and its subsidiaries are involved in a number of lawsuits which the Company considers ordinary and routine in view of its size and the nature of its business. The Company does not believe that any ultimate liability resulting from any such lawsuits will have a material adverse effect on its earnings or financial position.



LEASE COMMITMENTS


     The Company leases certain facilities, equipment and automobiles. Certain of the leases provide for payment of taxes, insurance and other charges by the lessee. Rent expense was $35.4 in 1997, $32.9 in 1996, and $32.4 in 1995.

     As of December 31, 1997, minimum annual rentals payable under non-cancelable operating leases aggregate $94.5, which is payable $30.1 in 1998, $22.0 in 1999, $17.6 in 2000, $13.7 in 2001, $3.0 in 2002 and $8.1 thereafter.

OTHER

     Under the Company's dividend policy, the Company pays a regular quarterly dividend to its stockholders which amounted to $16.6 in 1997 and $14.7 in 1996. In February of 1998, the Board of Directors declared a quarterly dividend of $0.15 per share, which approximates $4.1 in total. This dividend is payable April 2, 1998 to stockholders of record on February 3, 1998. The Credit Facility restricts (but does not prohibit) the Company's ability to pay dividends.

                     BECKMAN COULTER, INC. AND SUBSIDIARIES

                    (IN MILLIONS, EXCEPT AMOUNTS PER SHARE)

13. EARNINGS (LOSS) PER SHARE

     In accordance with SFAS 128, the following is a reconciliation of the numerators and denominators of the basic and diluted EPS computations.

                                                         1997
                                         INCOME         SHARES       PER-SHARE
                                       (NUMERATOR)   (DENOMINATOR)    AMOUNT
                                       -----------   -------------   ---------
Basic EPS
  Net (loss).........................    $(264.4)        27.6         $(9.58)
  Effect of dilutive stock options...         --           --             --
                                         -------         ----         ------
Diluted EPS(1)
  Net (loss).........................    $(264.4)        27.6         $(9.58)
                                         =======         ====         ======

---------------
(1) Under generally accepted accounting principles, as the Company was in a net loss position in the current year, 1.0 million common share equivalents were not used to compute diluted loss per share, as the effect was antidilutive.

                                                         1996
                                         INCOME         SHARES       PER-SHARE
                                       (NUMERATOR)   (DENOMINATOR)    AMOUNT
                                       -----------   -------------   ---------
Basic EPS
  Net earnings.......................    $  74.7         28.0         $ 2.66
  Effect of dilutive stock options...         --          0.9          (0.08)
                                         -------         ----         ------
Diluted EPS
  Net earnings.......................    $  74.7         28.9         $ 2.58
                                         =======         ====         ======

                                                         1995
                                         INCOME         SHARES       PER-SHARE
                                       (NUMERATOR)   (DENOMINATOR)    AMOUNT
                                       -----------   -------------   ---------
Basic EPS
  Net earnings.......................    $  48.9         28.1         $ 1.74
  Effect of dilutive stock options...         --          0.7          (0.04)
                                         -------         ----         ------
Diluted EPS
  Net earnings.......................    $  48.9         28.8         $ 1.70
                                         =======         ====         ======

                     BECKMAN COULTER, INC. AND SUBSIDIARIES

                    (IN MILLIONS, EXCEPT AMOUNTS PER SHARE)

14. BUSINESS SEGMENT INFORMATION

INDUSTRY SEGMENT

     The Company is engaged primarily in the design, manufacture and sale of laboratory instrument systems and related products.

                                                   1997       1996      1995
                                                 --------   --------   -------
Geographic areas
Sales
  United States -- domestic....................  $  889.2   $  738.5   $ 606.1
  United States -- export......................      60.8       36.0      28.9
  Europe.......................................     342.4      318.6     312.9
  Asia and other areas.........................     191.5      163.1     160.2
  Transfers between areas......................    (285.9)    (228.2)   (178.0)
                                                 --------   --------   -------
          Total sales..........................  $1,198.0   $1,028.0   $ 930.1
                                                 ========   ========   =======
Operating (loss) income
  United States before research and
     development...............................  $  162.9   $  180.1   $ 137.2
  Research and development(a)..................    (123.6)    (108.4)    (91.7)
  In-process research and development..........    (282.0)        --        --
                                                 --------   --------   -------
  United States................................    (242.7)      71.7      45.5
  Europe.......................................       3.6       45.4      28.2
  Asia and other areas.........................       2.1        5.4       9.4
                                                 --------   --------   -------
          Total operating (loss) income(b).....  $ (237.0)  $  122.5   $  83.1
                                                 ========   ========   =======
Identifiable assets(c)
  United States................................  $  857.4   $  503.3   $ 446.3
  Europe.......................................     444.3      243.1     228.8
  Asia and other areas.........................     218.5       94.0      89.4
  Corporate....................................     810.8      119.7     143.3
                                                 --------   --------   -------
          Total assets.........................  $2,331.0   $  960.1   $ 907.8
                                                 ========   ========   =======

---------------
(a) The Company's principal research and development efforts are performed in the United States.

(b) Includes restructuring charges of $59.4 and $27.7 in 1997 and 1995 respectively. The Company did not incur restructuring charges in 1996.

(c) Identifiable assets are those assets used by the operations in each geographic location. Corporate assets consist primarily of cash and equivalents, short-term investments, deferred tax assets, lease receivables, fixed assets of a corporate nature, intangible assets and goodwill. Asia and other areas include, primarily, operations in Japan, Canada and Latin America. Inter-area sales are made at terms that allow for a reasonable profit to the seller. At December 31, 1997 trade receivables and other by geographic area were United States $226.4, Europe $188.0 and Asia and other areas $110.2. At December 31, 1996 trade receivables and other by geographic area were United States $120.9, Europe $135.8 and Asia and other areas $52.8.

                     BECKMAN COULTER, INC. AND SUBSIDIARIES

                    (IN MILLIONS, EXCEPT AMOUNTS PER SHARE)

15. SUPPLEMENTARY INFORMATION

     Allowance for Doubtful Accounts

                              BALANCE AT                                                  BALANCE AT
                             BEGINNING OF   ADDITIONS CHARGED TO                            END OF
                                PERIOD       COST AND EXPENSES     DEDUCTIONS    OTHER      PERIOD
                             ------------   --------------------   ----------    -----    ----------
December 31, 1997..........     $ 9.6               $2.4(a)          $ 3.5(b)    $9.4(d)    $17.4
                                                                       0.5(c)
December 31, 1996..........       9.1                2.2(a)            1.1(b)      --         9.6
                                                                       0.6(c)
December 31, 1995..........      10.4                0.7(a)            2.8(b)      --         9.1
                                                                      (0.8)(c)

---------------
(a) Provision charged to earnings.

(b) Accounts written-off.

(c) Adjustments from translating at current exchange rates.

(d) Allowance acquired as part of the Coulter acquisition.

                     BECKMAN COULTER, INC. AND SUBSIDIARIES

                    (IN MILLIONS, EXCEPT AMOUNTS PER SHARE)

16. SUBSEQUENT EVENT


     On March 4, 1998, the Company issued $160 of Initial 2003 Notes and $240 of Initial 2008 Notes. The Company used the proceeds from the offering to pay down $300 of the Term Loan Facility and $80 of the Revolving Credit Facility under the Credit Agreement.



     In connection with the Offering, the Guarantor Subsidiaries jointly, fully, severally, and unconditionally guaranteed such notes. Supplemental condensed financial information of the Company, Guarantor Subsidiaries and Non-Guarantor Subsidiaries, each on a combined basis is presented below. This financial information is prepared using the equity method of accounting for the Company's investments in subsidiaries and the Guarantor Subsidiaries' investments in Non-Guarantor Subsidiaries. This supplemental financial information should be read in conjunction with the Consolidated Financial Statements.



                                                    GUARANTOR     NON-GUARANTOR
                                         PARENT    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                        --------   ------------   -------------   ------------   ------------
CONDENSED CONSOLIDATING BALANCE SHEET
DECEMBER 31, 1997
Assets:
  Cash and equivalents................  $   13.9     $    7.2       $   12.4                       $   33.5
  Trade receivables and other.........     131.7         95.4          297.5                          524.6
  Inventories.........................     127.8         98.7          136.5       $   (30.7)         332.3
  Other current assets................     163.9        165.1           94.4          (337.1)          86.3
                                        --------     --------       --------       ---------       --------
          Total current assets........     437.3        366.4          540.8          (367.8)         976.7
  Property, plant and equipment,
     net..............................     133.8        125.1          152.0                          410.9
  Intangibles, net....................      28.5        401.5           14.9                          444.9
  Goodwill, net.......................       5.7        397.0            0.1                          402.8
  Other long-term assets..............   1,108.6        208.1          196.5        (1,417.5)          95.7
                                        --------     --------       --------       ---------       --------
          Total assets................  $1,713.9     $1,498.1       $  904.3       $(1,785.3)      $2,331.0
                                        ========     ========       ========       =========       ========
Liabilities:
  Notes payable and current maturities
     of long-term debt................  $    7.7     $    7.3       $   53.9                       $   68.9
  Accounts payable and accrued
     expenses.........................     207.8        408.1          140.5                          756.4
  Other current liabilities...........     114.0          2.7           81.4       $  (128.5)          69.6
                                        --------     --------       --------       ---------       --------
          Total current liabilities...     329.5        418.1          275.8          (128.5)         894.9
  Long-term debt, less current
     maturities.......................   1,122.9          4.6           53.8                        1,181.3
  Other long-term liabilities.........     179.7        346.0          155.4          (508.1)         173.0
                                        --------     --------       --------       ---------       --------
          Total liabilities...........   1,632.1        768.7          485.0          (636.6)       2,249.2
Stockholders' equity..................      81.8        729.4          419.3        (1,148.7)          81.8
                                        --------     --------       --------       ---------       --------
          Total liabilities and
            stockholders' equity......  $1,713.9     $1,498.1       $  904.3       $(1,785.3)      $2,331.0
                                        ========     ========       ========       =========       ========

                     BECKMAN COULTER, INC. AND SUBSIDIARIES

                    (IN MILLIONS, EXCEPT AMOUNTS PER SHARE)


                                                    GUARANTOR     NON-GUARANTOR
                                         PARENT    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                        --------   ------------   -------------   ------------   ------------
CONDENSED CONSOLIDATING BALANCE SHEET
DECEMBER 31, 1996
Assets:
  Cash and equivalents................  $   27.9     $   10.3       $    4.5                       $   42.7
  Trade receivables and other.........     103.8         16.6          189.1                          309.5
  Inventories.........................     112.7         16.2           75.9       $   (14.4)         190.4
  Other current assets................      83.2         17.6           35.9           (99.9)          36.8
                                        --------     --------       --------       ---------       --------
          Total current assets........     327.6         60.7          305.4          (114.3)         579.4
  Property, plant and equipment,
     net..............................     165.0         13.3           85.2                          263.5
  Intangibles, net....................      33.5          0.4            0.2                           34.1
  Goodwill, net.......................       1.9         11.8                                          13.7
  Other long-term assets..............     378.2         39.5          131.8          (480.1)          69.4
                                        --------     --------       --------       ---------       --------
          Total assets................  $  906.2     $  125.7       $  522.6       $  (594.4)      $  960.1
                                        ========     ========       ========       =========       ========
Liabilities:
  Notes payable and current maturities
     of long-term debt................  $    2.6     $    0.2       $   16.6                       $   19.4
  Accounts payable and accrued
     expenses.........................     114.9         17.6           75.7                          208.2
  Other current liabilities...........      74.0          9.8           60.0       $   (92.1)          51.7
                                        --------     --------       --------       ---------       --------
          Total current liabilities...     191.5         27.6          152.3           (92.1)         279.3
  Long-term debt, less current
     maturities.......................     152.6          0.4           23.6                          176.6
  Other long-term liabilities.........     163.2          8.6           98.9          (165.4)         105.3
                                        --------     --------       --------       ---------       --------
          Total liabilities...........     507.3         36.6          274.8          (257.5)         561.2
Stockholders' equity..................     388.9         89.1          247.8          (336.9)         398.9
                                        --------     --------       --------       ---------       --------
          Total liabilities and
            stockholders' equity......  $  906.2     $  125.7       $  522.6       $  (594.4)      $  960.1
                                        ========     ========       ========       =========       ========

CONDENSED CONSOLIDATING STATEMENT
  OF OPERATIONS
YEAR ENDED DECEMBER 31, 1997

Sales.................................  $  513.9     $  150.9       $1,069.5       $  (536.3)      $1,198.0
Operating costs and expenses
  Cost of sales.......................     214.2        106.3          798.5          (509.3)         609.7
  Marketing, general, and
     administrative...................     154.5         39.0          166.8                          360.3
  Research and development............      87.6         33.8            2.2                          123.6
  In-process research and
     development......................                  282.0                                         282.0
  Restructuring charge................      55.7                         3.7                           59.4
                                        --------     --------       --------       ---------       --------
Operating income (loss)...............       1.9       (310.2)          98.3            27.0         (237.0)
Nonoperating expense (income).........     233.2         (8.8)          (0.7)         (208.8)          14.9
                                        --------     --------       --------       ---------       --------
Earnings (loss) before income taxes...    (231.3)      (301.4)          99.0           181.8         (251.9)
Income taxes..........................       8.6          2.0            8.1            (6.2)          12.5
                                        --------     --------       --------       ---------       --------
Net (loss) earnings...................  $ (239.9)    $ (303.4)      $   90.9       $   188.0       $ (264.4)
                                        ========     ========       ========       =========       ========

                     BECKMAN COULTER, INC. AND SUBSIDIARIES

                    (IN MILLIONS, EXCEPT AMOUNTS PER SHARE)

                                                    GUARANTOR     NON-GUARANTOR
                                         PARENT    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                        --------   ------------   -------------   ------------   ------------
CONDENSED CONSOLIDATING STATEMENT
  OF OPERATIONS
YEAR ENDED DECEMBER 31, 1996

Sales.................................  $  457.4     $  112.8       $  772.7       $  (314.9)      $1,028.0
Operating costs and expenses
  Cost of sales.......................     184.9         33.7          569.3          (310.1)         477.8
  Marketing, general, and
     administrative...................     147.1         21.4          150.8                          319.3
  Research and development............      91.1         17.1            0.2                          108.4
  Restructuring charge................      (1.7)        (4.0)           5.7
                                        --------     --------       --------       ---------       --------
Operating income......................      36.0         44.6           46.7            (4.8)         122.5
Nonoperating (income) expense.........     (64.9)        (1.8)           0.2            77.5           11.0
                                        --------     --------       --------       ---------       --------
Earnings before income taxes..........     100.9         46.4           46.5           (82.3)         111.5
Income taxes..........................      18.1          5.3           10.2             3.2           36.8
                                        --------     --------       --------       ---------       --------
Net earnings..........................  $   82.8     $   41.1       $   36.3       $   (85.5)      $   74.7
                                        ========     ========       ========       =========       ========

CONDENSED CONSOLIDATING STATEMENT
  OF OPERATIONS
YEAR ENDED DECEMBER 31, 1995

Sales.................................  $  581.1     $   64.4       $  533.7       $  (249.1)      $  930.1
Operating costs and expenses
  Cost of sales.......................     316.8         18.3          339.0          (246.9)         427.2
  Marketing, general, and
     administrative...................     149.2          8.2          143.0                          300.4
  Research and development............      83.4          8.3                                          91.7
  Restructuring charge................       1.5                        26.2                           27.7
                                        --------     --------       --------       ---------       --------
Operating income......................      30.2         29.6           25.5            (2.2)          83.1
Nonoperating (income) expense.........     (26.1)        (0.7)          (9.9)           47.4           10.7
                                        --------     --------       --------       ---------       --------
Earnings before income taxes..........      56.3         30.3           35.4           (49.6)          72.4
Income taxes..........................       3.1          4.1           14.0             2.3           23.5
                                        --------     --------       --------       ---------       --------
Net earnings..........................  $   53.2     $   26.2       $   21.4       $   (51.9)      $   48.9
                                        ========     ========       ========       =========       ========

                     BECKMAN COULTER, INC. AND SUBSIDIARIES

                    (IN MILLIONS, EXCEPT AMOUNTS PER SHARE)


                                                              GUARANTOR     NON-GUARANTOR
                                                   PARENT    SUBSIDIARIES   SUBSIDIARIES    CONSOLIDATED
                                                   -------   ------------   -------------   ------------
CONDENSED CONSOLIDATING STATEMENT
  OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1997
Net cash provided (used) by operating
  activities.....................................  $ (32.2)     $ 42.4         $127.6         $ 137.8
Cash flows from investing activities
  Additions to property, plant and equipment.....    (65.9)      (11.6)         (23.4)         (100.9)
  Net disposals of property, plant and
     equipment...................................     12.0         5.4            1.0            18.4
  Sales of short term investments................                  7.7                            7.7
  Proceeds from sale-leaseback transactions......     39.6                                       39.6
  Investments and acquisitions...................   (897.3)                       3.4          (893.9)
                                                   -------      ------         ------         -------
Net cash (used) provided by investing
  activities.....................................   (911.6)        1.5          (19.0)         (929.1)
Cash flows from financing activities
  Dividends to stockholders......................    (16.6)                                     (16.6)
  Proceeds from issuance of stock................     23.1                                       23.1
  Purchases of treasury stock....................    (43.7)                                     (43.7)
  Notes payable borrowings (reductions)..........     (3.5)                      15.2            11.7
  Long-term debt borrowings (reductions).........    970.5       (39.1)        (115.3)          816.1
                                                   -------      ------         ------         -------
Net cash provided (used) by financing
  activities.....................................    929.8       (39.1)        (100.1)          790.6
Effect of exchange rates on cash and
  equivalents....................................                                (0.8)           (0.8)
(Decrease) increase in cash and equivalents......    (14.0)        4.8            7.7            (1.5)
Cash and equivalents -- beginning of year........     27.9         2.6            4.1            34.6
                                                   -------      ------         ------         -------
Cash and equivalents -- end of year..............  $  13.9      $  7.4         $ 11.8         $  33.1
                                                   =======      ======         ======         =======

                     BECKMAN COULTER, INC. AND SUBSIDIARIES

                    (IN MILLIONS, EXCEPT AMOUNTS PER SHARE)


                                                              GUARANTOR     NON-GUARANTOR
                                                   PARENT    SUBSIDIARIES   SUBSIDIARIES    CONSOLIDATED
                                                   -------   ------------   -------------   ------------
CONDENSED CONSOLIDATING STATEMENT OF
  CASH FLOWS
YEAR ENDED DECEMBER 31, 1996

Net cash provided (used) by operating
  activities.....................................  $ 124.7      $ (7.3)        $ 21.7         $ 139.1
Cash flows from investing activities
  Additions to property, plant and equipment.....    (44.1)       (9.7)         (56.7)         (110.5)
  Net disposals of property, plant and
     equipment...................................     11.8         0.4            6.5            18.7
  Sales of short term investments................      0.1                        0.1             0.2
  Investments and acquisitions...................    (38.0)                      15.0           (23.0)
                                                   -------      ------         ------         -------
Net cash used by investing activities............    (70.2)       (9.3)         (35.1)         (114.6)
Cash flows from financing activities
  Dividends to stockholders......................    (14.7)                                     (14.7)
  Proceeds from issuance of stock................     21.5                                       21.5
  Purchases of treasury stock....................    (35.9)                                     (35.9)
  Notes payable borrowings (reductions)..........     (5.9)                       3.5            (2.4)
  Long-term debt borrowings (reductions).........      8.0         0.3            7.0            15.3
                                                   -------      ------         ------         -------
Net cash provided (used) by financing
  activities.....................................    (27.0)        0.3           10.5           (16.2)
Effect of exchange rates on cash and
  equivalents....................................                                 0.1             0.1
(Decrease) increase in cash and equivalents......     27.5       (16.3)          (2.8)            8.4
Cash and equivalents -- beginning of year........      0.4        18.9            6.9            26.2
                                                   -------      ------         ------         -------
Cash and equivalents -- end of year..............  $  27.9      $  2.6         $  4.1         $  34.6
                                                   =======      ======         ======         =======

CONDENSED CONSOLIDATING STATEMENT OF
  CASH FLOWS
YEAR ENDED DECEMBER 31, 1995
Net cash provided (used) by operating
  activities.....................................  $  66.8      $ 22.9         $(29.5)        $  60.2
Cash flows from investing activities
  Additions to property, plant and equipment.....    (65.5)       (0.5)         (37.2)         (103.2)
  Net disposals of property, plant and
     equipment...................................      7.3                        5.9            13.2
  Sales (purchases) of short term investments....     (0.1)       (7.9)           0.5            (7.5)
  Investments and acquisitions...................    (38.1)                      22.6           (15.5)
                                                   -------      ------         ------         -------
Net cash used by investing activities............    (96.4)       (8.4)          (8.2)         (113.0)
Cash flows from financing activities
  Dividends to stockholders......................    (12.3)                                     (12.3)
  Proceeds from issuance of stock................     17.6                                       17.6
  Purchases of treasury stock....................    (13.3)                                     (13.3)
  Notes payable borrowings (reductions)..........     (4.2)                       7.1             2.9
  Long-term debt borrowings (reductions).........     42.0                       (2.1)           39.9
                                                   -------      ------         ------         -------
Net cash provided by financing activities........     29.8                        5.0            34.8
Effect of exchange rates on cash and
  equivalents....................................      0.2                       (0.2)
(Decrease) increase in cash and equivalents......      0.4        14.5          (32.9)          (18.0)
Cash and equivalents -- beginning of year........                  4.4           39.8            44.2
                                                   -------      ------         ------         -------
Cash and equivalents -- end of year..............  $   0.4      $ 18.9         $  6.9         $  26.2
                                                   =======      ======         ======         =======

                       QUARTERLY INFORMATION (UNAUDITED)

                    (IN MILLIONS, EXCEPT AMOUNTS PER SHARE)

                                          FIRST QUARTER         SECOND QUARTER         THIRD QUARTER          FOURTH QUARTER
                                        -----------------     ------------------     ------------------     ------------------
                                         1997       1996       1997        1996       1997        1996       1997        1996
                                        ------     ------     ------      ------     ------      ------     -------     ------
Sales................................   $231.9     $224.8     $270.6      $265.2     $271.6      $252.8     $ 423.9     $285.2
Cost of sales........................    109.6      104.9      130.7       123.6      132.1       117.8       237.3      131.5
Marketing, general and
  administrative.....................     74.8       73.7       79.7        83.3       82.9        77.7       122.9       84.6
Research and development.............     24.0       24.7       28.6        27.3       27.7        26.1        43.3       30.3
In-process research and
  development........................       --         --         --          --         --          --       282.0         --
Restructuring Charge.................       --         --         --          --         --          --        59.4         --
Operating income (loss)..............     23.5       21.5       31.6        31.0       28.9        31.2      (321.0)      38.8
Earnings (loss) before income
  taxes..............................     22.3       20.5       29.7        28.3       27.7        27.9      (331.6)      34.8
Net earnings (loss)..................   $ 15.6     $ 13.7     $ 20.8      $ 19.0     $ 19.4      $ 18.7     $(320.2)    $ 23.3
Basic earnings (loss) per share......   $ 0.56     $ 0.48     $ 0.75      $ 0.68     $ 0.71      $ 0.67     $(11.63)    $ 0.83
Diluted earnings (loss) per share....   $ 0.54     $ 0.47     $ 0.72      $ 0.65     $ 0.68      $ 0.65     $(11.63)    $ 0.81
Dividends per share..................   $ 0.15     $ 0.13     $ 0.15      $ 0.13     $ 0.15      $ 0.13     $  0.15     $ 0.13
Stock price -- High..................   $   44 3/8 $   39 1/8 $   49 3/16 $   41 1/8 $   52 5/16 $   39 7/8 $    44 1/2 $   39 1/4
Stock price -- Low...................   $   37 7/8 $   33 1/2 $   40 3/8  $   35 1/8 $   39 3/4  $   32     $    37 3/8 $   35

                                            FOR THE YEAR
                                       ----------------------
                                         1997          1996
                                       --------      --------
Sales................................  $1,198.0      $1,028.0
Cost of sales........................     609.7         477.8
Marketing, general and
  administrative.....................     360.3         319.3
Research and development.............     123.6         108.4
In-process research and
  development........................     282.0            --
Restructuring Charge.................      59.4            --
Operating income (loss)..............    (237.0)        122.5
Earnings (loss) before income
  taxes..............................    (251.9)        111.5
Net earnings (loss)..................  $ (264.4)     $   74.7
Basic earnings (loss) per share......  $  (9.58)     $   2.66
Diluted earnings (loss) per share....  $  (9.58)     $   2.58
Dividends per share..................  $   0.60      $   0.52
Stock price -- High..................  $     52 5/16 $     41 1/8
Stock price -- Low...................  $     37 3/8  $     32

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders of Coulter Corporation:

     We have audited the accompanying consolidated statements of operations, stockholders' equity and cash flows of Coulter Corporation and subsidiaries (the Company) for the seven months ended October 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations of Coulter Corporation and subsidiaries and their cash flows for the seven months ended October 31, 1997 in conformity with generally accepted accounting principles.

                                          KPMG PEAT MARWICK LLP

Miami, Florida
December 12, 1997, except as
to note R, which is as
of March 4, 1998

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders of
Coulter Corporation:

     We have audited the accompanying consolidated balance sheets of Coulter Corporation (a Delaware corporation) and subsidiaries as of March 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended March 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Coulter Corporation and subsidiaries as of March 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended March 31, 1997 in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP
Miami, Florida,
May 27, 1997 (except with respect to
the matters discussed in Note O and Note R, as to which the dates are August 29, 1997 and March 4, 1998, respectively).

                      COULTER CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                            MARCH 31, 1997 AND 1996
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                     ASSETS

                                                                1997        1996
                                                              --------    --------
CURRENT ASSETS:
  Cash and cash equivalents.................................  $ 28,782    $ 41,286
  Accounts receivable, net of allowance for doubtful
     accounts of $7,070 in 1997 and $6,543 in 1996..........   189,484     173,507
  Current portion of finance receivables, net...............    20,064      21,270
  Inventories...............................................   117,502     103,866
  Refundable income taxes...................................     1,527       2,885
  Prepaid expenses and other current assets.................    23,607      17,179
                                                              --------    --------
          Total current assets..............................   380,966     359,993
                                                              --------    --------
PROPERTY, PLANT AND EQUIPMENT, at cost, less accumulated
  depreciation and amortization of $114,219 in 1997 and
  $102,028 in 1996..........................................   131,059     105,915
                                                              --------    --------
LONG-TERM PORTION OF FINANCE RECEIVABLES, NET...............    32,255      37,197
                                                              --------    --------
OTHER ASSETS................................................    54,768      56,939
                                                              --------    --------
                                                              $599,048    $560,044
                                                              ========    ========
                       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Foreign bank overdraft facilities.........................  $    852    $    403
  Current maturities of long-term debt......................    35,700      47,829
  Note payable due to stockholder...........................     4,000          --
  Notes payable.............................................    16,310      15,327
  Accounts payable..........................................    38,829      41,450
  Accrued liabilities.......................................    93,351     107,015
  Income taxes payable......................................     6,552       9,953
  Estimated warranty costs..................................    15,578      13,870
  Unearned service contract revenue.........................    33,975      35,636
                                                              --------    --------
          Total current liabilities.........................   245,147     271,483
                                                              --------    --------
LONG-TERM DEBT, less current maturities.....................   135,468      71,895
                                                              --------    --------
NOTE PAYABLE DUE TO STOCKHOLDER.............................    14,550      21,550
                                                              --------    --------
ACCRUED PENSION COSTS (NOTE M)..............................     6,731       6,524
                                                              --------    --------
ACCRUED POSTRETIREMENT BENEFIT COSTS (NOTE M)...............    28,562      26,296
                                                              --------    --------
LONG-TERM UNEARNED SERVICE CONTRACT REVENUE.................    12,487      12,150
                                                              --------    --------
DEFERRED INCOME TAXES.......................................     4,114       3,188
                                                              --------    --------
MINORITY INTERESTS (NOTES H AND I)..........................     2,892       1,875
                                                              --------    --------
COMMITMENTS AND CONTINGENCIES (NOTES G, O AND P)
STOCKHOLDERS' EQUITY:
     Common stock:
       Class A -- voting -- authorized and outstanding,
        9,677 shares in 1997 and 10,000 shares in 1996 of $1
        par value...........................................        10          10
       Class B non-voting -- authorized 9,692 shares in 1997
        and 10,000 shares in 1996; outstanding 1,060 shares
        in 1997 and 1,368 shares in 1996 of $1 par value....         1           1
  Additional contributed capital............................    47,955      55,702
  Retained earnings.........................................   107,795      93,187
  Cumulative translation adjustment.........................    (6,664)     (3,817)
                                                              --------    --------
Total stockholders' equity..................................   149,097     145,083
                                                              --------    --------
                                                              $599,048    $560,044
                                                              ========    ========

The accompanying notes to consolidated financial statements are an integral part of these balance sheets.

                      COULTER CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  FOR THE SEVEN MONTHS ENDED OCTOBER 31, 1997
               AND THE YEARS ENDED MARCH 31, 1997, 1996 AND 1995
                                 (IN THOUSANDS)

                                                                SEVEN
                                                               MONTHS
                                                                ENDED           YEARS ENDED MARCH 31,
                                                             OCTOBER 31,   --------------------------------
                                                                1997         1997        1996        1995
                                                             -----------   --------    --------    --------
NET SALES..................................................   $387,488     $700,887    $685,320    $654,257
COST OF SALES..............................................    203,974      373,424     349,192     340,494
                                                              --------     --------    --------    --------
          Gross profit.....................................    183,514      327,463     336,128     313,763
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES...............    132,761      217,890     216,920     204,825
RESEARCH AND DEVELOPMENT EXPENSES..........................     40,419       85,787      87,352      73,454
RESTRUCTURING CHARGES (Note K).............................         --        5,947          --          --
                                                              --------     --------    --------    --------
          Operating income.................................     10,334       17,839      31,856      35,484
                                                              --------     --------    --------    --------
OTHER EXPENSE (INCOME):
  Interest expense.........................................      7,223       13,572      11,223      13,969
  Interest income..........................................     (4,770)      (9,048)    (10,295)    (11,618)
  Foreign exchange (gain) loss (Note G)....................       (963)      (2,081)     (2,940)      9,703
  Other, net (Note H)......................................        808       (4,745)     (3,799)     (1,400)
                                                              --------     --------    --------    --------
                                                                 2,298       (2,302)     (5,811)     10,654
                                                              --------     --------    --------    --------
          Income before provision for income taxes.........      8,036       20,141      37,667      24,830
PROVISION FOR INCOME TAXES.................................      9,058        5,533       4,628       7,507
                                                              --------     --------    --------    --------
          Net (loss) income................................   $ (1,022)    $ 14,608    $ 33,039    $ 17,323
                                                              ========     ========    ========    ========

The accompanying notes to consolidated financial statements are an integral part of these statements.

                      COULTER CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  FOR THE SEVEN MONTHS ENDED OCTOBER 31, 1997
               AND THE YEARS ENDED MARCH 31, 1997, 1996 AND 1995
                             (DOLLARS IN THOUSANDS)

                                                       COMMON STOCK
                                            ----------------------------------
                                                CLASS A            CLASS B       ADDITIONAL               CUMULATIVE
                                            ----------------   ---------------   CONTRIBUTED   RETAINED   TRANSLATION
                                            SHARES   AMOUNT    SHARES   AMOUNT     CAPITAL     EARNINGS   ADJUSTMENT     TOTAL
                                            ------   -------   ------   ------   -----------   --------   -----------   --------
Balance at March 31, 1994.................  10,000     $10      1,368   $   1     $ 55,702     $ 42,825     $(6,718)    $ 91,820
  Net income..............................      --      --         --      --           --       17,323          --       17,323
  Translation adjustment..................      --      --         --      --           --           --       8,992        8,992
                                            ------     ---     ------   -----     --------     --------     -------     --------
Balance at March 31, 1995.................  10,000      10      1,368       1       55,702       60,148       2,274      118,135
  Net income..............................      --      --         --      --           --       33,039          --       33,039
  Translation adjustment..................      --      --         --      --           --           --      (6,091)      (6,091)
                                            ------     ---     ------   -----     --------     --------     -------     --------
Balance at March 31, 1996.................  10,000      10      1,368       1       55,702       93,187      (3,817)     145,083
  Purchase of treasury stock (Note L).....    (323)     --       (308)     --       (7,747)          --          --       (7,747)
  Net income..............................      --      --         --      --           --       14,608          --       14,608
  Translation adjustment..................      --      --         --      --           --           --      (2,847)      (2,847)
                                            ------     ---     ------   -----     --------     --------     -------     --------
Balance at March 31, 1997.................   9,677      10      1,060       1       47,955      107,795      (6,664)     149,097
  Sale of common stock (Note L)...........     216      --         --      --        2,640           --          --        2,640
  Net loss................................      --      --         --      --           --       (1,022)         --       (1,022)
  Dividend distribution (Note H)..........      --      --         --      --           --       (5,833)         --       (5,833)
  Translation adjustment..................      --      --         --      --           --           --      (1,474)      (1,474)
                                            ------     ---     ------   -----     --------     --------     -------     --------
Balance at October 31, 1997...............   9,893     $10      1,060   $   1     $ 50,595     $100,940     $(8,138)    $143,408
                                            ======     ===     ======   =====     ========     ========     =======     ========

The accompanying notes to consolidated financial statements are an integral part of these statements.

                      COULTER CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  FOR THE SEVEN MONTHS ENDED OCTOBER 31, 1997
               AND THE YEARS ENDED MARCH 31, 1997, 1996 AND 1995
                                 (IN THOUSANDS)

                                                              SEVEN MONTHS
                                                                 ENDED              YEARS ENDED MARCH 31,
                                                              OCTOBER 31,    -----------------------------------
                                                                  1997         1997         1996         1995
                                                              ------------   ---------    ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income.........................................   $  (1,022)    $  14,608    $  33,039    $  17,323
  Adjustments to reconcile net (loss) income to net cash
    provided by (used in) operating activities:
    Depreciation and amortization...........................      15,647        25,141       23,682       18,764
    Provision for doubtful accounts.........................       1,483         2,609        2,222        3,031
    Provision for inventory obsolescence....................       7,955        12,370        7,777        7,594
    Provision for postretirement benefit costs..............       1,414         3,218        2,850        2,757
    Gain on termination of pension plan.....................          --            --       (3,776)          --
    Deferred income tax (benefit) expense...................      (3,572)       (4,570)      (4,722)         285
    Loss (gain) on disposal of property, plant and
      equipment.............................................         476           327       (1,063)         146
    Unrealized foreign exchange loss (gain) on forward
      contracts.............................................       2,496          (703)     (10,132)       6,476
CHANGE IN ASSETS AND LIABILITIES:
  (Increase) decrease
    Temporary investments...................................          --            --        3,758        4,638
    Trade receivable........................................      28,989       (16,944)      12,496       (8,562)
    Inventories.............................................     (13,505)      (26,006)     (20,401)      (6,003)
    Refundable income taxes.................................      (1,158)        1,358          181       (1,742)
    Prepaid expenses and other current assets...............      (4,937)       (3,474)       1,531          453
    Other assets............................................       1,223         3,751        4,015       (3,225)
  Increase (decrease)
    Accounts payable........................................      (5,236)       (2,621)      (1,834)       2,801
    Accrued liabilities.....................................       2,274       (13,664)      13,015       (3,865)
    Income taxes payable....................................      10,245        (3,401)       3,469          (60)
    Estimated warranty costs................................      (1,812)        1,708       (3,807)         890
    Unearned service contract revenue.......................      (2,397)       (1,661)        (201)       2,861
    Accrued pension costs...................................        (487)          207      (13,847)       5,035
    Accrued postretirement benefit costs....................        (312)         (952)      (1,181)        (678)
    Long-term unearned service contract revenue.............        (992)          337        1,103        2,482
                                                               ---------     ---------    ---------    ---------
    Net cash provided by (used in) operating activities.....      36,772        (8,362)      48,174       51,401
                                                               ---------     ---------    ---------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property, plant and equipment.......       1,983         3,582        4,114        4,542
  Capital expenditures......................................     (17,976)      (58,017)     (31,067)     (31,086)
  Finance lease receivables originated......................     (19,582)      (10,833)     (17,685)     (22,098)
  Principal payments received from finance lease
    receivables.............................................      15,292        15,339       29,677       27,772
  Payment for business acquisition, net of cash acquired....          --            --      (22,198)          --
  (Decrease) increase in minority interests.................      (1,531)        1,017          317          762
                                                               ---------     ---------    ---------    ---------
    Net cash used in investing activities...................     (21,814)      (48,912)     (36,842)     (20,108)
                                                               ---------     ---------    ---------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt..............................      47,839       238,158      142,069       74,446
  Principal payments of long-term debt......................    (178,257)     (182,274)    (134,619)    (108,552)
  Principal payments of note payable due to stockholder.....          --        (3,000)          --           --
  Proceeds from Beckman Instruments, Inc....................     109,674            --           --           --
  Purchase of treasury stock................................          --        (7,747)          --           --
  Proceeds from sale of stock...............................       2,640            --           --           --
  Net (payments) proceeds from notes payable and foreign
    bank overdraft facilities...............................        (299)        2,030       (2,890)       4,623
                                                               ---------     ---------    ---------    ---------
    Net cash (used in) provided by financing activities.....     (18,403)       47,167        4,560      (29,483)
                                                               ---------     ---------    ---------    ---------
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH
  EQUIVALENTS...............................................        (586)       (2,397)      (9,564)      11,921
                                                               ---------     ---------    ---------    ---------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS........      (4,031)      (12,504)       6,328       13,731
CASH AND CASH EQUIVALENTS AT BEGINNING OF THE PERIOD........      28,782        41,286       34,958       21,227
                                                               ---------     ---------    ---------    ---------
CASH AND CASH EQUIVALENTS AT END OF THE PERIOD..............   $  24,751     $  28,782    $  41,286    $  34,958
                                                               =========     =========    =========    =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Non cash dividend to stockholders.........................   $   5,833     $      --    $      --    $      --
  Cash paid during the period for:
    Interest................................................   $  10,603     $  13,406    $  11,982    $  13,740
                                                               =========     =========    =========    =========
    Income taxes............................................   $   4,433     $  12,742    $   6,589    $   7,422
                                                               =========     =========    =========    =========

The accompanying notes to consolidated financial statements are an integral part of these statements.

                      COULTER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A -- NATURE OF OPERATIONS

     Coulter Corporation and subsidiaries (the "Company") is engaged in the business of developing, manufacturing, distributing, financing and servicing certain medical equipment (predominantly hematology instruments) and related consumable products used in the healthcare industry, research centers and universities. The Company's principal markets are North America, Europe and the Far East.

     The Company's future sales and profitability are largely dependent upon its ability to continue to develop, manufacture, market, finance and service certain medical equipment and related consumable products as described above. Sales can be significantly affected by a variety of factors, including, among other things, the timing of new product development, the availability of competing products, and competitor strategies to expand market share. Certain raw materials and components used in the manufacture of the Company's products are available from limited sources. Changes in raw material suppliers could result in delays in production and higher raw material costs.

NOTE B -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

     The consolidated financial statements include the accounts of Coulter Corporation and all domestic and foreign subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. Certain 1996 balances have been reclassified to conform to the 1997 presentation.

  Revenue Recognition

     In general, revenue is recognized when a product is shipped. When a customer enters into an operating-type lease agreement, revenue is recognized over the life of the lease. Under a sales-type lease agreement, revenue is recognized at the time of shipment with interest income recognized over the life of the lease. Service revenues are recognized ratably over the life of the service agreement or as service is performed, if not under contract.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Cash Equivalents

     Cash equivalents are short-term, highly liquid investments that have an original maturity of three months or less.

  Inventories

     Inventories are stated at the lower-of-cost or market (principally using the first-in, first-out method). Components of inventory cost include materials, labor and manufacturing overhead. In evaluating whether inventory is stated at the lower of cost or market, management considers such factors as inventory on hand,

                      COULTER CORPORATION AND SUBSIDIARIES

NOTE B -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) estimated time to sell such inventory, and current market conditions. Reserves are provided as appropriate. Inventory consists of the following:

                                                 MARCH 31,    MARCH 31,
                                                   1997         1996
                                                 ---------    ---------
                                                     (IN THOUSANDS)
Finished goods.................................  $ 79,094     $ 72,011
Work in process................................    14,732       12,595
Raw materials..................................    23,676       19,260
                                                 --------     --------
                                                 $117,502     $103,866
                                                 ========     ========

  Finance Receivables

     For leases that qualify as capital leases under Statement of Financial Accounting Standards No. 13, the Company records in its consolidated balance sheets the gross lease receivable and estimated residual value of the leased equipment reduced by the unearned lease income and allowance for doubtful accounts. The unearned lease income is ratably recognized as revenue so as to reflect a constant periodic rate of return on the net investment over the term of the leases, usually five years. Fees and costs related to the establishment of a lease are recognized as an adjustment to the yield of the related lease ratably over the life of the lease.

     Most equipment leases include service contracts and agreements to provide a specified quantity of consumable products at a fixed price (payable monthly) over the term of the lease. All income from these contracts is recognized as the services are rendered and the consumable products are provided.

     The portfolio of lease receivables is reviewed by the Company to determine an appropriate allowance for doubtful accounts balance. The allowance for doubtful accounts includes management's estimate of the amounts expected to be lost on specific leases and for losses on other as of yet unidentified leases included in direct finance lease receivable at March 31, 1997 and 1996. In estimating the potential losses on leases, management relies on historical experience by lease type and current industry trends. The amounts that the Company will ultimately realize could differ materially in the near term from the amounts assumed in arriving at the allowance for doubtful accounts reported in the consolidated financial statements at March 31, 1997 and 1996.

  Property, Plant and Equipment

     Property, plant and equipment are summarized as follows:

                                                 MARCH 31,    MARCH 31,
                                                   1997         1996
                                                 ---------    ---------
                                                     (IN THOUSANDS)
Equipment......................................  $149,562     $127,998
Buildings......................................    68,106       62,979
Equipment leased to others.....................     5,204        3,812
Leaseholds and leasehold improvements..........     6,978        6,268
                                                 --------     --------
                                                  229,850      201,057
Less -- Accumulated depreciation and
  amortization.................................  $114,219     $102,028
                                                 --------     --------
                                                  115,631       99,029
Land...........................................    15,428        6,886
                                                 --------     --------
                                                 $131,059     $105,915
                                                 ========     ========

                      COULTER CORPORATION AND SUBSIDIARIES

NOTE B -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
     Depreciation is provided in amounts sufficient to allocate the cost of depreciable assets to operations over their estimated service lives principally using the straight-line method. The estimated service lives are as follows:

  Buildings                                              15 - 50 years
  Equipment                                               3 - 10 years

     Leaseholds and leasehold improvements are amortized on a straight-line basis over the shorter of the lives of the leases or the improvements (generally five years). Equipment is leased to others under operating lease terms ranging from one to five years which include cancellation provisions. Such equipment is recorded at cost and is generally depreciated over five years, using the straight-line method of depreciation.

  Accrued Liabilities

     Accrued liabilities consist of obligations that are recorded when expenses are incurred. As of March 31, 1997 and 1996, such liabilities are as follows (In thousands):

                                                 MARCH 31,    MARCH 31,
                                                   1997         1996
                                                 ---------    ---------
Payroll........................................   $14,375     $ 16,247
Pension........................................     1,887       13,951
Vacation.......................................    11,852       10,819
Bonuses........................................     4,149       12,279
Restructuring..................................     5,947           --
Taxes, other than income.......................    10,227       11,958
Other..........................................    44,914       41,761
                                                  -------     --------
                                                  $93,351     $107,015
                                                  =======     ========

  Recently Issued Accounting Standards

     The Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of" ("SFAS 121") in fiscal year 1997. SFAS 121 establishes accounting standards for recording the impairment of long-lived assets, certain identifiable intangibles and excess of cost over fair value of net assets acquired (goodwill). The adoption of SFAS 121 had no impact on the Company's financial position or the results of its operations.

  Excess of Cost Over Fair Value of Net Assets Acquired

     Excess of cost over fair value of net assets acquired (goodwill) is stated on the basis of cost and is amortized, principally on a straight-line basis, over the estimated future periods not exceeding twenty years. Such cost is reviewed for impairment based on an assessment of future operations to ensure that it is appropriately valued.

  Estimated Warranty Costs

     The Company's warranty policy provides for repairs or replacements due to defects in materials and workmanship in instrument products it manufactures for a period of up to one year from the date of sale. Accordingly, a provision is made for the cost of such anticipated warranty expense by a charge to operations in the period of sale.

                      COULTER CORPORATION AND SUBSIDIARIES

NOTE B -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
  Income Taxes

     The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities.

  Unearned Service Contract Revenue

     The Company sells contracts to provide repair service on its equipment for specified terms. The customer pays for the contract prior to the service being rendered. The contract amount is recorded as unearned service contract revenue and the deferred income is amortized to operations on a straight-line basis over the term of the contract, which is generally one to five years.

  Research and Development Costs

     Research and development costs are charged to operations as incurred.

  Disclosures about Fair Value of Financial Instruments

     The Company's financial instruments include cash, cash equivalents, notes payable, foreign bank overdraft facilities, long-term debt and forward contracts. Each of the financial instrument's carrying value approximates fair value mainly due to their short-term nature, except for long-term debt (See Note
F).

NOTE C -- INTERNATIONAL OPERATIONS

     The following summarizes the combined financial data of consolidated foreign subsidiaries (after elimination of intercompany transactions):

                                 SEVEN MONTHS            YEAR ENDED MARCH 31,
                               ENDED OCTOBER 31,   --------------------------------
                                     1997            1997        1996        1995
                               -----------------   --------    --------    --------
                                                  (IN THOUSANDS)
Net assets...................      $119,522        $113,602    $115,945    $ 95,912
                                   ========        ========    ========    ========
Net sales....................      $187,639        $346,644    $355,394    $320,430
                                   ========        ========    ========    ========
Net income...................      $ 12,371        $ 16,787    $ 18,269    $ 13,614
                                   ========        ========    ========    ========

NOTE D -- LEASING ACTIVITIES

     A summary of financial information regarding the Company's direct financing lease activities is as follows:

                                               MARCH 31, 1997           MARCH 31, 1996
                                            ---------------------    ---------------------
                                            CURRENT     LONG-TERM    CURRENT     LONG-TERM
                                            PORTION      PORTION     PORTION      PORTION
                                            --------    ---------    --------    ---------
                                                            (IN THOUSANDS)
Future minimum lease payments.............  $27,664      $39,819     $29,624      $45,858
Unearned lease income.....................   (4,956)      (6,307)     (5,771)      (7,345)
Allowance for doubtful accounts...........   (2,644)      (1,257)     (2,583)      (1,316)
                                            -------      -------     -------      -------
                                            $20,064      $32,255     $21,270      $37,197
                                            =======      =======     =======      =======

                      COULTER CORPORATION AND SUBSIDIARIES

NOTE D -- LEASING ACTIVITIES (CONTINUED)
     Future minimum lease payments receivable for direct financing leases consist of the following at March 31, 1997 (In thousands):

                    FISCAL YEAR
                    -----------
  1998..............................................  $27,664
  1999..............................................   19,183
  2000..............................................   11,543
  2001..............................................    5,929
  2002..............................................    2,499
  Thereafter........................................      665
                                                      -------
                                                      $67,483
                                                      =======

NOTE E -- NOTES PAYABLE, FOREIGN BANK OVERDRAFT FACILITIES AND NOTE PAYABLE DUE TO STOCKHOLDER

     Notes payable consist primarily of amounts due to banks at varying interest rates ranging from 1.55% to 12.50% and are to be paid within twelve months. Certain notes payable are secured by assets of foreign subsidiaries. Additionally, certain foreign subsidiaries have unsecured overdraft facilities with banks bearing interest up to 20.25%.

     Additionally, the Company maintains a note payable due to a stockholder. The note is unsecured and bears interest at a rate of 12% per annum. Principal payments range from $1,000,000 to $1,550,000 due quarterly through March 2001. Interest payments are due monthly.

                      COULTER CORPORATION AND SUBSIDIARIES

\ NOTE F -- LONG-TERM DEBT

     Long-term debt at March 31, 1997 and 1996, is summarized as follows:

                                                                1997        1996
                                                              --------    --------
                                                                 (IN THOUSANDS)
Notes payable to banks at rates ranging from 7% to 12%,
  secured by finance receivables and related leased
  equipment. Notes mature as the related finance receivables
  are paid..................................................  $ 60,113    $ 61,239
Bankers acceptances and notes payable to bank at rates of
  6.4% to 8.5% under an agreement which expires in August
  1998......................................................    50,054       9,700
Lease loans and revolving term loan at rates ranging from 5%
  to 10.25%, secured by assets of a foreign subsidiary,
  payable in monthly installments through fiscal year
  2002......................................................     4,323       3,296
Notes payable to various banks at rates ranging from 5.8% to
  8.75%, due in quarterly and annual installments. This debt was incurred for and secured by new building and
  improvements..............................................     3,079       3,960
Notes payable to bank at various interest rates ranging from
  7.4% to 9.8% under the terms of a revolving credit
  agreement. Secured by equipment leased to third parties
  and building. Payable in monthly installments matching the life of applicable lease contracts, but not exceeding 60
  months....................................................     3,742       6,184
Payable for settlement of patent and royalties infringement
  (See Note J)..............................................     2,000       4,000
Mortgage notes secured by land and building at rates ranging from 9.6% to 9.7%, payable in quarterly installments
  through 2014..............................................     7,710       8,969
Notes payable secured by land, building and trade
  receivables with interest rates ranging from 1.55% to
  4.25%. Principal and interest payments are due on a
  quarterly and semi-annual basis through fiscal year
  2000......................................................     8,234       9,368
Mortgage note secured by land and building at a fixed rate
  of 4.86%, payable in equal monthly payments through May
  2016......................................................    14,180          --
Unsecured revolving line of credit, interest payments are
  due quarterly based on LIBOR rate plus 1.5%, principal
  payment due August 1998...................................     3,924          --
Other.......................................................    13,809      13,008
                                                              --------    --------
                                                               171,168     119,724
     Less -- current maturities of long-term debt...........    35,700      47,829
                                                              --------    --------
                                                              $135,468    $ 71,895
                                                              ========    ========

Future maturities of long-term debt are as follows (In thousands):

                  FISCAL YEAR
                  -----------
1998............................................    $ 35,700
1999............................................      83,194
2000............................................      15,832
2001............................................      10,007
2002............................................       5,071
Thereafter......................................      21,364
                                                    --------
                                                    $171,168
                                                    ========

     The Company maintains bankers acceptances and a note payable revolving credit agreement (the "Credit Agreement") up to a maximum of $60,000,000 principal amount of domestic and Eurodollar loan borrowings. This facility also allows the Company to enter into forward contracts for the sale of foreign currency (See Note G). The maximum borrowing amount is the lesser of $60,000,000 or the borrowing base, as defined, provided that the aggregate amount of issued and unexpired letters of credit and drafts do not exceed

                      COULTER CORPORATION AND SUBSIDIARIES

NOTE F -- LONG-TERM DEBT (CONTINUED)
$10,000,000. The Credit Agreement expires in August 1998. At March 31, 1997, borrowings under the Credit Agreement of $50,054,000 were classified as long-term debt. At March 31, 1996, borrowings of $9,700,000 were outstanding and classified as current maturities of long-term debt.

     Under the Credit Agreement, interest payable on the domestic note payable is at the prime rate in effect for each interest period. Interest payable on the Eurodollar and bankers acceptances is variable based on the LIBOR rate plus up to 1.00% per annum.

     The Credit Agreement is secured by certain domestic assets of the Company and a licensing agreement relating to the use and benefit of certain intangibles of the Company. The Credit Agreement is also guaranteed by the stockholders of the Company.

     The Credit Agreement contains certain covenants related to minimum requirements for the maintenance of tangible net worth plus subordinated indebtedness, maximum inventory to sales ratio, leverage ratio, consolidated earnings before interest and taxes to net interest expense, intercompany indebtedness and limitations on capital expenditures, investments and other domestic indebtedness.

     The Company is also restricted from making any distributions to the stockholders. At March 31, 1997, the Company is in compliance with all required covenants.

     Based on the borrowing rates currently available to the Company for notes payable and debt with similar terms and average maturities, management has estimated the fair value of long-term debt to be $192,330,000 at March 31, 1997 and $140,745,000 at March 31, 1996.

NOTE G -- DISCLOSURE ABOUT DERIVATIVE FINANCIAL INSTRUMENTS

     At March 31, 1997, 1996 and 1995, the Company had outstanding foreign currency forward contracts which typically mature within one year. The purpose of these contracts is to hedge the Company's foreign exchange exposure with respect to foreign currency cash flows received from foreign subsidiaries. The Company does not speculate in the foreign exchange market. The forward contracts require the Company to sell foreign currencies at a contracted exchange rate. As provided by the Credit Agreement, the Company is committed to sell such foreign currencies to the bank. At March 31, 1997, 1996 and 1995 these sale commitments were $64,552,000, $74,523,000, and $86,865,000 respectively. Additionally, the
Company is committed to sell $9,490,000, $12,801,000 and $16,708,000 in foreign currencies to another bank as of March 31, 1997, 1996 and 1995, respectively. Foreign exchange contracts are valued at the spot rate on March 31, 1997, 1996 and 1995, which approximates the quoted market rate. The difference between the spot rate at inception of the foreign currency forward contract and the spot rate at the consolidated balance sheets date results in an unrealized gain or loss. The premium or discount represents the difference between the contracted rate and the spot rate at the date of inception, and is amortized over the life of the contract on a

                      COULTER CORPORATION AND SUBSIDIARIES

NOTE G -- DISCLOSURE ABOUT DERIVATIVE FINANCIAL INSTRUMENTS (CONTINUED) straight-line basis. The following summarizes the notional amount of contracts, unrealized gains and losses and amortized premiums at March 31, 1997, 1996 and 1995: (In thousands)

                               MARCH 31, 1997            MARCH 31, 1996            MARCH 31, 1995
                            ---------------------    ----------------------    ----------------------
                             U.S.      UNREALIZED     U.S.      UNREALIZED       U.S.      UNREALIZED
                            DOLLARS       GAIN       DOLLARS       GAIN        DOLLARS        GAIN
         CURRENCY           EQUIV.       (LOSS)      EQUIV.       (LOSS)        EQUIV.       (LOSS)
         --------           -------    ----------    -------    -----------    --------    ----------
British pound.............  $22,053      $ (746)     $19,990      $  281       $ 28,664     $(1,218)
Japanese yen..............   15,034       1,490       23,278       2,035         26,131      (3,383)
German mark...............   15,459       1,274       16,702         272         20,206      (1,632)
French franc..............   13,279         979       17,206          38         18,012      (1,095)
Canadian dollar...........    6,054          95        7,692         (45)         8,013          79
Australian dollar.........    2,163          10        2,456        (133)         2,547          10
                            -------      ------      -------      ------       --------     -------
                            $74,042       3,102      $87,324       2,448       $103,573      (7,239)
                            =======                  =======                   ========
Premium amortization......                  578                      529                         84
                                         ------                   ------                    -------
                                         $3,680                   $2,977                    $(7,155)
                                         ======                   ======                    =======


     The following is detail of the amounts reported in Foreign Exchange Gain
(Loss) in the Statement of Operations:



                                                                  YEAR ENDED MARCH 31,
                                                              -----------------------------
                                                               1997       1996       1995
                                                              -------    -------    -------
Realized gain (loss) on foreign contracts...................  $ 4,821    $(2,968)   $(4,214)
Net change in unrealized gain (loss) on foreign contracts...      703     10,132     (6,476)
Realized (loss) gain on settlement of receivables, payables,
  and other.................................................   (3,443)    (4,224)       987
                                                              -------    -------    -------
Total foreign exchange gain (loss)..........................  $ 2,081    $ 2,940    $(9,703)
                                                              =======    =======    =======


     The unrealized gains or losses and amortized premiums will be offset by any foreign currency exchange gains or losses realized upon the settlement of the cash flows received from the foreign subsidiaries or through the translation of the foreign subsidiaries' financial statements, which are denominated in the various foreign currencies noted above. The unrealized gains or losses and amortized premiums are included in foreign exchange gain in the accompanying consolidated statements of income. The counterparties to these foreign currency transactions are major financial institutions and accordingly, the Company does not anticipate nonperformance by such counterparties. Additionally, the Company does not enter into leveraged derivative transactions.

NOTE H -- INVESTMENT IN JOINT VENTURES


     In February 1995, Coulter Pharmaceutical, Inc. ("CPI"), was organized and established for the purpose of researching, developing and marketing certain potential cancer-curing products. As of March 31, 1997, a joint-venture partner and other investors have contributed $63,624,000 in cash for an 84% ownership interest. The Company contributed certain technology (with no net book value) in exchange for a 16% and 51% ownership interest in CPI as of March 31, 1997 and 1996, respectively. As a result of cash contributions from certain outside investors, the Company recorded $3,306,000, $7,203,000, $1,384,000 and
$1,667,000 as other income in the consolidated statements of income for the seven months ended October 31, 1997 and for the years ended March 31, 1997, 1996 and 1995, respectively. CPI incurred losses of $14,219,000, $17,203,000, $4,718,000 and $216,000 for the seven months ended October 31, 1997 and for the years ended March 31, 1997, 1996 and 1995, respectively. The Company's share of such losses were $2,209,000, $3,998,000, $2,540,000 and $145,000 and have been recorded as other expense in the consolidated

                      COULTER CORPORATION AND SUBSIDIARIES

NOTE H -- INVESTMENT IN JOINT VENTURES (CONTINUED) statements of operations for the seven months ended October 31, 1997 and for the years ended March 31, 1997, 1996 and 1995, respectively. Management believes that the Company has the ability to significantly influence the operating and financial policies of CPI.

     CPI executed a public offering of its stock during 1997. At March 31, 1997, the market value of the Company's investment in CPI totalled $15,203,000. This amount exceeds the carrying value of the Company's investment by $11,649,000.

     In February 1997, Coulter Cellular Therapies, Inc. ("CCTI") was organized and established for the purpose of researching, developing and marketing medical technologies to treat cancer using cellular therapeutic monoclonal antibodies. The Company contributed certain technology (with no net book value) in exchange for a 68% ownership interest in CCTI. A joint-venture partner contributed cash of $4,675,000 in exchange for the remaining 32%. As a result of the joint-venture partner's contribution, the Company recorded $3,179,000 as other income in the consolidated statements of operations at March 31, 1997. The remaining contribution of $1,496,000 was recorded as minority interest. From February 1997 to September 1997, CCTI was consolidated with the Company; however, at October 31, 1997, CCTI was accounted for using the equity method of accounting.

     CCTI incurred losses of $1,935,000 and $246,000 for the seven months ended October 31, 1997 and for the two months ended March 31, 1997, respectively, whereby the Company's proportionate share of $1,316,000 and $167,000, respectively, were charged to the consolidated statements of operations for the seven months ended October 31, 1997 and for the year ended March 31, 1997, respectively. At March 31, 1997, CCTI had a cash balance of $4,358,000; other assets of $221,000; and accrued liabilities of $150,000 which are included in the consolidated balance sheets at March 31, 1997.


     In October 1997, the Board of Directors declared a dividend-in-kind to the stockholders consisting of the common stock of both CPI and CCTI, 1,666,666 and 4,900,000 shares, respectively. Such stock had a book value of $5,833,000 at October 31, 1997. Subsequent to this distribution, the Company had no remaining interest in CPI and a 22% ownership interest in CCTI.


NOTE I -- BUSINESS ACQUISITION

     On June 30, 1995, the Company acquired Immunotech, S.A. and subsidiaries ("IOT") which is engaged in the research, development, manufacturing and distribution of monoclonal antibodies. The principal office of IOT is located in Marseille, France. This business acquisition was accounted for under the purchase method of accounting. The total cost of this acquisition was $25,444,000 which exceeded the fair value of net assets acquired of IOT by $13,195,000. The excess of cost over fair value of net assets acquired (goodwill) is recorded in other assets in the consolidated balance sheets and is being amortized on a straight-line basis over twenty years.

     The Company acquired 97% of the common stock and 100% of the outstanding warrants of IOT. The purchase price was paid in cash, except for $2,000,000 which will be paid in two equal interest-free installments in fiscal years 1998 and 1999. The unpaid purchase price is included in current and long-term debt in the consolidated balance sheets.

                      COULTER CORPORATION AND SUBSIDIARIES

NOTE I -- BUSINESS ACQUISITION (CONTINUED)
     The following summarizes the results of operations of the Company on a proforma basis (unaudited) with the assumption that IOT was acquired on April 1, 1994 (In thousands):

                                                   FOR THE YEAR ENDED
                                                 ----------------------
                                                 MARCH 31,    MARCH 31,
                                                   1996         1995
                                                 ---------    ---------
Net sales......................................  $702,803     $692,199
                                                 ========     ========
Net income.....................................  $ 33,681     $ 18,265
                                                 ========     ========

NOTE J -- SETTLEMENT OF PATENT INFRINGEMENT

     In November 1993, the Company agreed to pay a plaintiff $8,000,000 as consideration to release and discharge the Company from any claims, liabilities and damage caused by the infringement of certain patents. This amount was recorded as a settlement of such infringement in the year ended March 31, 1994. Payments of $8,000,000 have been remitted through March 31, 1997.

     Under the terms of the settlement, the Company is also obligated to pay royalties on the net sales of certain equipment and related products at a minimum of $1,000,000 per year through August 1998. For the seven month period ended October 31, 1997 and for the years ended March 31, 1997, 1996 and 1995 royalty expense of $1,012,000, $1,722,000, $1,895,000 and $1,848,000,
respectively, was recorded in the consolidated statements of income.

NOTE K -- RESTRUCTURING CHARGES

     For the year ended March 31, 1997, the Company recorded estimated domestic and foreign restructuring charges of $5,947,000. The objective of restructuring is to reduce future costs and improve operating results. Restructuring included the termination of certain employees and the discontinuance of certain research and development activities. The charges consisted primarily of severance and retirement incentive pay; the cost of extended employees' benefits; and consulting fees. The Company believes that the accrued restructuring charge is adequate to cover associated costs. These restructuring charges were included in accrued liabilities in the consolidated balance sheets at March 31, 1997. The function and number of employees terminated were as follows:

                     FUNCTION                       NUMBER OF EMPLOYEES
                     --------                       -------------------
Administration....................................           33
Research & Development............................           46
Sales & Marketing.................................           25
Manufacturing.....................................           46
                                                            ---
                                                            150
                                                            ===

NOTE L -- CHANGE IN STOCKHOLDERS' EQUITY

     In August and September 1996, the Company purchased 323 shares of its Class A and 308 shares of Class B common stock from the estate of a stockholder. The purchase price per share was $12,222 and $12,338, respectively, resulting in a total purchase price of $7,747,000 paid in cash. The shares were subsequently retired and cancelled.

     In October 1997, the Company sold 216 shares of its Class A common stock to the estate of a stockholder. The price per share was $12,222 and resulted in a total sale price of approximately $2,640,000 in cash.

                      COULTER CORPORATION AND SUBSIDIARIES

NOTE M -- BENEFIT PLANS

  Postretirement Benefits for Domestic Employees

     The Company provides a Healthcare Benefits and Life Insurance Plan (the "Plan") for retired domestic employees. Substantially all of the Company's employees become eligible for benefits when they reach the age of 55 and meet certain service requirements while working for the Company. Generally, healthcare benefits are provided to individuals when they or their spouse become eligible for Medicare benefits. Prior to eligibility for Medicare, retirees may elect coverage if they pay the required participants' contribution.

     The domestic accumulated postretirement benefit obligation represents the present value of the estimated future benefits payable to current retirees and a pro rata portion of estimated benefits payable to active employees after retirement. The domestic postretirement benefit cost recorded in the consolidated statements of income for the years ended March 31, 1997, 1996 and 1995 includes the following components (In thousands):

                                                     FOR THE SEVEN      FOR THE YEAR ENDED MARCH 31,
                                                      MONTHS ENDED      -----------------------------
                                                    OCTOBER 31, 1997     1997       1996       1995
                                                    ----------------    -------    -------    -------
Service cost......................................       $  468         $  997     $  810     $  733
Interest cost.....................................          946          2,221      2,040      2,024
                                                         ------         ------     ------     ------
                                                         $1,414         $3,218     $2,850     $2,757
                                                         ======         ======     ======     ======

     The Company funds the postretirement benefit costs each year through the payment of medical claims and insurance premiums. The following table sets forth the amounts recognized in the Company's consolidated balance sheets at March 31, 1997 and 1996 (In thousands):

                                                            1997       1996
                                                           -------    -------
Accumulated postretirement benefit obligation:
  Retirees...............................................  $13,815    $16,643
  Fully eligible active participants.....................    5,194      4,133
  Other active participants..............................   11,151      7,445
                                                           -------    -------
                                                            30,160     28,221
  Unrecognized loss......................................   (1,598)    (1,925)
                                                           -------    -------
  Accrued postretirement benefit costs...................  $28,562    $26,296
                                                           =======    =======

     Annual net periodic postretirement benefit costs were calculated using the assumed discount rate of 7.50% for the seven months ended October 31, 1997, 7.75% for fiscal 1997, 8.50% for fiscal 1996 and 8.25% for fiscal 1995. The accumulated postretirement benefit obligation was determined by using a discount rate of 7.75% at March 31, 1997 and 1996.

     If the healthcare cost trend rate increased by an additional 1.0%, the accumulated postretirement benefit obligation would have increased by $5,662,000 (or 19%) as of March 31, 1997 and $4,571,000 (or 16%) as of March 31, 1996. The
aggregate of the service and interest cost would have increased by $334,000 (or 24%) for the seven months ended October 31, 1997, $826,000 (or 26%) for fiscal 1997, $707,000 (or 25%) for fiscal 1996 and $427,000 (or 16%) for fiscal 1995.

  Savings Incentive and Retirement Plus Plan for Domestic Employees

     The Coulter Corporation Savings Incentive and Retirement Plus Plan ("The Plan") was established on March 31, 1996 by the Company as an amendment and restatement of the Coulter Corporation Savings Incentive Plan established on July 1, 1984. The Plan was created to provide various benefits through savings and retirement contributions.

                      COULTER CORPORATION AND SUBSIDIARIES

NOTE M -- BENEFIT PLANS (CONTINUED)
     The Plan meets the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA") and the Internal Revenue Code Sections 401(a), 401(k) and 501(a). The Plan is exempt from federal income taxation and has received a favorable tax determination letter from the Internal Revenue Service.

     The Savings Incentive Segment ("SI Segment") of The Plan seeks to provide retirement and other benefits for the employees, systematic savings, to accumulate funds on a tax advantageous basis and to meet some of the larger expenses incurred during their careers. The Company makes a matching contribution equal to 100% of the first 1% of the savings contributions made by the participant and 50% of the savings contribution from 2% to 6%. Savings contributions in excess of 6% of annual compensation are not matched by the Company. Participants' savings contributions and the Company's matching contribution are paid to the SI Segment on a monthly basis. For the seven months ended October 31, 1997 and for the years ended March 31, 1997, 1996 and 1995, the Company's contributions to the SI Segment of the Plan were $2,750,000, $4,801,000, $4,553,000 and $4,511,000, respectively.

     The Retirement Plus Segment ("RP Segment") of the Plan is a defined contribution plan designed to provide retirement, disability and death benefits to employees. Participants may retire at normal retirement age (65) to receive benefits and those who terminate after completing five years of employment are fully vested in such benefits. Retirement benefits can be received at an earlier age. The employer's contributions are based on the age and salary levels of employees as defined in The Plan and are paid on a quarterly basis. Employees do not contribute to the RP Segment of The Plan. For the seven months ended October 31, 1997 and for the year ended March 31, 1997, the Company contributed $3,680,000 and $7,290,000, respectively, to the RP Segment of The Plan.

  Defined Benefit Plan for Domestic Employees

     On December 31, 1995 and March 31, 1996, the Company curtailed and terminated, respectively, its defined benefit plan (Coulter Corporation Pension
Plan) for domestic employees. On January 1, 1996, the Coulter Corporation Retirement Plus Plan ("Plus Plan") was established as a defined contribution plan. The Plus Plan was funded by employees' rollover contributions from the terminated plan as well as quarterly contributions paid by the Company. For the three months ended March 31, 1996, the Company's contributions were $1,681,000.

     Effective March 31, 1996, the investment activity, administrative functions and governmental reporting of the Plus Plan was combined with the Savings Incentive Plan for improved effectiveness and efficiency.

     The termination of the defined benefit plan resulted in a gain of $3,776,000 which was recorded as other income in the consolidated statement of operations for the year ended March 31, 1996. At March 31, 1996, the unfunded defined benefit obligation of $12,270,000 was included in accrued liabilities in the consolidated balance sheets. Full and final payment of such obligation occurred in June 1996.

                      COULTER CORPORATION AND SUBSIDIARIES

NOTE M -- BENEFIT PLANS (CONTINUED)
     Domestic defined benefit pension costs recorded in the consolidated statements of operations for the years ended March 31, 1996 and 1995 included the following components:

                                                                  U.S. PLAN
                                                               1996       1995
                                                              -------    -------
                                                                (IN THOUSANDS)
Service cost during the year................................  $ 2,914    $ 3,538
Interest on projected benefit obligation and service cost...    4,889      5,675
Expected return on Plan assets..............................   (3,039)    (2,968)
Amortization of unrecognized net assets at transition.......     (237)      (315)
Loss on net assets during the year deferred for future
  recognition...............................................       --       (713)
Amortization of unrecognized prior service cost and
  losses....................................................      157        259
                                                              -------    -------
                                                              $ 4,684    $ 5,476
                                                              =======    =======

     The following sets forth the unfunded status of the domestic plan at March 31, 1996:

                                                                U.S. PLAN
                                                                   1996
                                                              --------------
                                                              (IN THOUSANDS)
Actuarial present value of benefit obligation:
  Vested benefits...........................................     $16,059
  Nonvested benefits........................................         566
                                                                 -------
Accumulated benefit obligation..............................      16,625
Fair value of assets held in the Plan.......................      (4,355)
                                                                 -------
Unfunded defined benefit obligation included in accrued
  liabilities...............................................     $12,270
                                                                 =======

     The above amounts of the defined benefit obligation were measured based on the following assumptions:

                                                              U.S. PLAN
                                                                1996
                                                              ---------
Discount rate:
  Pre-retirement............................................     7.4%
  Post-retirement...........................................     7.4%

  Defined Benefit Plans for Foreign Employees

     The Company also sponsors noncontributory and contributory defined benefit plans (the "Plans") covering certain foreign employees. The Plans call for benefits to be paid to eligible employees at retirement based primarily upon age, years of service and compensation rate. Disability and death benefits are also available.

     The Company's funding policy is to contribute as required by income tax laws. Contributions to the Plans reflect benefits attributed to employees' services to date, as well as services expected to be earned in the future. Assets of the Plans consist primarily of common and preferred stocks, investment grade corporate bonds, government obligations and short-term money market instruments.

                      COULTER CORPORATION AND SUBSIDIARIES

NOTE M -- BENEFIT PLANS (CONTINUED)
     Net foreign pension costs recorded in the Company's consolidated statements of income included the following components for the seven months ended October 31, 1997 and for the years ended March 31, 1997, 1996 and 1995:

                                                  FOREIGN PLANS
                                --------------------------------------------------
                                     FOR THE
                                  SEVEN MONTHS       FOR THE YEAR ENDED MARCH 31,
                                ENDED OCTOBER 31,    -----------------------------
                                      1997            1997       1996       1995
                                -----------------    -------    -------    -------
                                                  (IN THOUSANDS)
Service cost during the
  year........................       $ 1,313         $ 2,299    $ 2,221    $ 2,065
Interest on projected benefit
  obligation and service
  cost........................         1,728           2,805      2,795      2,317
Expected return on Plans
  assets......................        (2,089)         (4,387)    (5,701)    (2,612)
Amortization of unrecognized
  net assets at transition....           (97)           (143)      (115)      (119)
(Loss) gain on net assets
  during the year deferred for
  future recognition..........          (265)            818      2,875        305
                                     -------         -------    -------    -------
                                     $   590         $ 1,392    $ 2,075    $ 1,956
                                     =======         =======    =======    =======

     The following sets forth the funded status of the Plans and the amounts shown in the Company's consolidated balance sheets at March 31, 1997 and 1996:

                                                               FOREIGN PLANS
                                                             -----------------
                                                              1997      1996
                                                             -------   -------
                                                              (IN THOUSANDS)
Actuarial present value of benefit obligation:
Vested benefits............................................  $28,824   $25,305
Nonvested benefits.........................................    2,415     2,322
                                                             -------   -------
Accumulated benefit obligation.............................   31,239    27,627
Effect of anticipated future compensation levels...........    9,617     8,981
                                                             -------   -------
Projected benefit obligation...............................   40,856    36,608
Fair value of assets held in the Plans.....................   45,006    39,563
                                                             -------   -------
Funded excess of projected benefit obligation over fair
  value of assets held in the Plans........................   (4,150)   (2,955)
Net unrecognized gain from past experience different from
  that assumed and effects of changes in assumptions.......   10,076     8,889
Unrecognized prior service cost............................     (918)     (667)
Unrecognized net assets at transition......................    1,874     1,652
Pension costs included in accrued liabilities..............     (151)     (395)
                                                             -------   -------
Accrued pension costs......................................  $ 6,731   $ 6,524
                                                             =======   =======

                      COULTER CORPORATION AND SUBSIDIARIES

NOTE M -- BENEFIT PLANS (CONTINUED)
     The above amounts of the projected benefit obligation are measured based on the following assumptions:

                                                      FOR THE SEVEN MONTHS   FOR THE YEAR ENDED MARCH 31,
                                                       ENDED OCTOBER 31,     -----------------------------
                                                              1997               1997            1996
                                                      --------------------   -------------   -------------
Discount rate:
  Pre-retirement....................................        4.0 - 7.0%         4.0 - 8.0%      5.5 - 8.5%
  Post-retirement...................................        4.0 - 7.0%         4.0 - 8.0%      5.5 - 8.5%
Weighted-average rate of compensation increase......        3.0 - 5.0%         3.0 - 6.0%      3.0 - 6.5%
Weighted-average of expected long-term rate of
  return on Plans assets............................        3.0 - 8.0%         3.0 - 8.5%      3.0 - 8.5%
Straight-line amortization of unrecognized net
  assets at transition..............................      16 - 20 yrs.       16 - 20 yrs.    16 - 20 yrs.

NOTE N -- SIGNIFICANT CUSTOMER

     During the seven months ended October 31, 1997 and the years ended March 31, 1997, 1996 and 1995, a customer accounted for approximately 17%, 17%, 16%, and 14%, respectively, of total Company revenues. At March 31, 1997 and 1996 amounts due from this customer aggregated $22,726,000 and $19,766,000 and are included in accounts receivable in the accompanying consolidated balance sheets.

                      COULTER CORPORATION AND SUBSIDIARIES

NOTE O -- SALE OF THE COMPANY

     Effective November 1, 1997, the Company was acquired by Beckman Instruments, Inc. (Beckman) who purchased 100% of the outstanding shares of the Company's common stock pursuant to a Stock Purchase Agreement, dated August 29, 1997. The purchase price was $875,000,000 in cash, the assumption of approximately $180,000,000 of indebtedness and $100,000,000 of other obligations.

     As of October 31, 1997, the Company recorded a payable due to Beckman for $109,674,000 since certain of the Company's indebtedness had been extinguished by Beckman. No repayment terms have been determined, however interest of 7% per annum is being charged to the Company.

NOTE P -- INCOME TAXES

     The provision for income taxes for the seven months ended October 31, 1997 and for the years ended March 31, 1997, 1996 and 1995, includes the following components:

                                                FOR THE SEVEN MONTHS   FOR THE YEAR ENDED MARCH 31,
                                                 ENDED OCTOBER 31,     ----------------------------
                                                        1997            1997       1996       1995
                                                --------------------   -------    -------    ------
                                                                  (IN THOUSANDS)
Current income tax expense
  U.S. Federal................................        $ 4,989          $ 1,230    $   143    $1,932
  U.S. state and local........................          1,766              383        200       499
  Foreign.....................................          5,875            8,490      9,007     4,791
                                                      -------          -------    -------    ------
                                                       12,630           10,103      9,350     7,222
                                                      -------          -------    -------    ------
Deferred income tax (benefit) expense
  U.S. Federal................................         (3,882)          (4,000)    (4,200)       --
  U.S. state and local........................           (405)            (500)      (600)       --
  Foreign.....................................            715              (70)        78       285
                                                      -------          -------    -------    ------
                                                       (3,572)          (4,570)    (4,722)      285
                                                      -------          -------    -------    ------
Provision for income taxes....................        $ 9,058          $ 5,533    $ 4,628    $7,507
                                                      =======          =======    =======    ======

                      COULTER CORPORATION AND SUBSIDIARIES

NOTE P -- INCOME TAXES (CONTINUED)
     The following is a summary of the Company's deferred tax asset (liability) positions at March 31, 1997 and 1996 (In thousands):

                                                          1997                      1996
                                                 ----------------------    ----------------------
                                                 CURRENT    NON-CURRENT    CURRENT    NON-CURRENT
                                                 -------    -----------    -------    -----------
Nondeductible reserves:
  Postretirement benefits......................  $    --     $ 10,853      $    --     $  9,992
  Warranty and installation....................    4,921           --        4,112           --
  Inventories..................................    5,407           --        4,860           --
  Vacation.....................................    4,093           --        3,911           --
  Unrealized foreign exchange gain.............     (750)          --       (1,014)          --
  Other........................................    5,463        5,094        2,977        2,662
Excess of book over tax basis of net assets
  used in leasing operations...................       --      (11,669)          --      (13,016)
Excess of book over tax basis of investments in
  joint-ventures...............................       --       (3,563)          --           --
U.S. tax credit carryforwards..................      900       19,900           --       25,000
                                                 -------     --------      -------     --------
                                                  20,034       20,615       14,846       24,638
Valuation allowance............................   (6,392)     (21,205)      (4,923)     (25,457)
                                                 -------     --------      -------     --------
                                                 $13,642     $   (590)     $ 9,923     $   (819)
                                                 =======     ========      =======     ========

     The current portion of deferred tax assets is included in prepaid expenses and other current assets in the accompanying consolidated balance sheets. At March 31, 1997, it includes $10,700,000 related to domestic operations and $2,942,000 related to foreign operations (primarily operations in Japan). At March 31, 1997, the non-current portion consists of a deferred tax asset of $3,524,000, relating to operations in France and the U.S., which is included in other assets, and a deferred tax liability of $4,114,000, which is reported as a separate line item on the accompanying consolidated balance sheets.

     The Company has recognized its domestic current and non-current deferred tax assets derived from temporary books/tax differences as it expects to generate sufficient taxable income in the future to realize these benefits. Such deferred tax assets have been calculated using regular tax rates with a corresponding reduction, through the valuation allowance, to reflect the deferred tax assets at the lower alternative minimum tax rate. Domestic deferred tax assets derived from tax credit carryforwards in the amount of $900,000 are included in prepaid expenses, as such credits are projected to be utilized next year. Other Domestic deferred tax assets derived from tax credit carryforwards have been fully reserved, however, through the valuation allowance, due to uncertainties regarding the Company's ability to generate sufficient taxable income in the U.S. and limitations on the recognition of certain credit carryforwards under U.S. tax laws. The deferred tax assets relating to operations in France and Japan have been recognized, as in the opinion of management it is more likely than not that the foreign subsidiaries to which the deferred assets relate will generate sufficient taxable income to realize such deferred tax assets. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of the future taxable income necessary to realize such assets are reduced.

                      COULTER CORPORATION AND SUBSIDIARIES

NOTE P -- INCOME TAXES (CONTINUED)
     Below is a summary showing the amounts and expiration dates of the tax credit carryforwards available on a tax basis to reduce future U.S. consolidated federal income tax liabilities (In thousands):

                YEAR OF                  FOREIGN TAX    INVESTMENT TAX    R & D TAX
              EXPIRATION                   CREDIT           CREDIT         CREDIT
              ----------                 -----------    --------------    ---------
  1999                                     $1,158            $ --          $    --
  2000                                         --               1            1,400
  2001                                      1,655             173              100
  2002                                         --              --              500
  2003                                         --              --              300
  2004                                         --              --            1,000
  2005                                         --              --            1,100
  2006                                         --              --              600
  2007                                         --              --              900
  2008                                         --              --            1,200
  2009                                         --              --            1,500
  2010                                         --              --            2,100
  2011                                         --              --              600
  2012                                         --              --            1,600
                                           ------            ----          -------
                                           $2,813            $174          $12,900
                                           ======            ====          =======

     On an Alternative Minimum Tax ("AMT") basis, the carryforwards are the same as above, except for the foreign tax credit. The AMT foreign tax credit carryforward is $2,300,000 expiring in 1998, $2,200,000 expiring in 1999, $700,000 expiring in 2000, $2,400,000 expiring in 2001 and $1,463,000 expiring in 2002. The minimum tax credit carryforward is $4,900,000 and may be carried forward indefinitely.

     The difference between the reported tax provision and the provision computed by applying the statutory U.S. federal income tax rate currently in effect to income before income taxes for the seven months ended October 31, 1997 and for each of the three years ended March 31, 1997, is primarily due to the effect of AMT, state and foreign income tax rates and the tax impact of the gain on distribution of stock to shareholders of $5,332,000 for the seven months ended October 31, 1997. Additionally, the Company recognized deferred tax benefits related to changes in the valuation allowance of $2,300,000, $4,500,000, $4,800,000 and $1,800,000 for the seven months ended October 31,
1997 and for the years ended March 31, 1997, 1996 and 1995, respectively.

     A provision has not been made for U.S. income taxes, or additional foreign income taxes, on undistributed earnings of foreign subsidiaries. It is not practicable to estimate the amount of additional tax that might be payable on the foreign earnings, however, the Company believes that U.S. foreign tax credits would largely eliminate any U.S. tax and offset any foreign tax on such earnings.

     The Company's U.S. federal income tax returns for the years 1991 through 1993 are currently under review by the Internal Revenue Service ("IRS"). In the opinion of management, the final result of the IRS's audit will not have a material adverse effect on the Company's financial position or results of operations.

     The Company's subsidiary in Brazil is contesting a tax assessment issued several years ago, covering 1989 through 1991. At this time, it is not possible to estimate the amount of any additional tax liability. However, in the opinion of management, the ultimate liability will be substantially offset by available net operating loss carryforwards and will not have a material impact on the Company's financial position and results of operations.

                      COULTER CORPORATION AND SUBSIDIARIES

NOTE Q -- COMMITMENTS AND CONTINGENCIES

  Lease Commitments

     The Company leases a substantial portion of its warehouse, office space, production and office equipment under long-term, noncancellable operating leases. Rental expense was approximately $10,111,000 in the seven months ended October 1997, $11,350,000 in fiscal 1997, $11,744,000 in fiscal 1996 and
$11,722,000 in fiscal 1995.

     As of March 31, 1997, commitments for base rentals for operating leases and future payments for computer services rendered by an independent management information systems company, excluding taxes and insurance, are as follows (In thousands):

  1998..............................................  $ 6,232
  1999..............................................    4,065
  2000..............................................    1,136
  2001..............................................      847
  2002..............................................      646
  Thereafter........................................    1,407
                                                      -------
                                                      $14,333
                                                      =======

  Legal Matters

     In January, 1996, the Company notified Hematronix, Inc. ("Hematronix"), a competitive reagent manufacturer, that it believed Hematronix was selling certain reagents and controls that infringed certain Company owned patents. In response to these claims by the Company, Hematronix filed a complaint on April 15, 1996 in the United States District Court for the Eastern District of California against the Company. The complaint seeks a declaratory judgment that certain patents of the Company are invalid and thus not infringed. The complaint also includes antitrust and related business tort claims regarding the Company's sales and leasing activities. Currently at issue are four (4) United States patents and the various antitrust claims raised by Hematronix. The Company has counterclaimed that Hematronix has willfully infringed each of the patents at issue. In addition, the Company has answered Hematronix's antitrust complaint and denied violation of any of the antitrust laws or business tort claims set forth by Hematronix in the complaint.

     A trial is set for 1998. The patent infringement matter will be tried first and the antitrust issues will be tried in a separate trial. The Company's management believes that it will prevail with regard to the infringement matters in the patent actions, and that as a result of such finding the antitrust case will not go forward. The Company is seeking a permanent injunction with regard to the patents claimed to be infringed and reasonable royalties resulting from such infringement.

     Certain other claims, suits and complaints in the ordinary course of business have been filed or are pending against the Company. In the opinion of management, all such matters are without merit or are of such kind and involve such amounts that their resolution, net of related insurance coverage, would not have a material effect on the consolidated financial position or results of operations of the Company.

  Long Term Incentive Plan

     Effective April 1, 1995, the Company established a Long Term Performance Plan (the "LTPP") to inspire and reinforce outstanding performance in selected key employees whose efforts contribute substantially to the achievement of the Company's long term goals and objectives. The LTPP provides for financial awards to certain employees based on the Company's achievement of certain financial objectives during the cumulative period from April 1, 1995 to March 31, 1998. The Company has accrued $3,800,000 and $1,500,000 related to the LTPP as of March 31, 1997 and 1996, respectively. These amounts are included in accrued liabilities in the accompanying consolidated balance sheets.

                      COULTER CORPORATION AND SUBSIDIARIES

NOTE R -- SUBSEQUENT EVENT

     On March 4, 1998, Beckman Instruments, Inc (the Company's parent subsequent to the acquisition discussed in note O to the financial statements) issued $160 million of 7.10% Senior Notes due 2003 and $240 million of 7.45% Senior Notes due 2008 (the "Offering"). In connection with the Offering, certain subsidiaries of Coulter Corporation jointly, fully, severally, and unconditionally guaranteed the Senior notes. Supplemental condensed financial information of the Guarantor Subsidiaries and Non-Guarantor Subsidiaries, each on a combined basis is presented below. These financial statements are prepared using the equity method of accounting for the Guarantor Subsidiaries' investments in subsidiaries. This supplemental financial information should be read in conjunction with the Consolidated Financial Statements.

                                                  GUARANTOR     NON-GUARANTOR
                                                 SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                                 ------------   -------------   ------------   ------------
CONDENSED CONSOLIDATING BALANCE SHEET
MARCH 31, 1997
Assets:
  Cash and cash equivalents....................    $  9,576       $ 19,206                       $ 28,782
  Accounts receivable, net.....................      71,168        118,316                        189,484
  Inventories..................................      82,459         43,494       $  (8,451)       117,502
  Other assets.................................      52,248         26,249         (33,299)        45,198
                                                   --------       --------       ---------       --------
          Total current assets.................     215,451        207,265         (41,750)       380,966

  Property, plant, and equipment, net..........      74,789         56,270                        131,059
  Other assets.................................     143,932         70,970        (127,879)        87,023
                                                   --------       --------       ---------       --------
          Total assets.........................    $434,172       $334,505       $(169,629)      $599,048
                                                   ========       ========       =========       ========
Liabilities:
  Notes payable and current maturities of
     long-term debt............................      36,743         20,119                         56,862
  Accounts payable and accrued liabilities.....      82,293         49,887                        132,180
  Other liabilities............................      28,053         61,351         (33,299)        56,105
                                                   --------       --------       ---------       --------
          Total current liabilities............     147,089        131,357         (33,299)       245,147

  Long-term debt, less current maturities......     103,076         46,942                        150,018
  Other liabilities............................      33,493         24,359          (5,958)        51,894
                                                   --------       --------       ---------       --------
          Total liabilities....................     283,658        202,658         (39,257)       447,059
Minority interests.............................       1,417          1,475                          2,892
Stockholders' equity...........................     149,097        130,372        (130,372)       149,097
                                                   --------       --------       ---------       --------
          Total liabilities and stockholders'
            equity.............................    $434,172       $334,505       $(169,629)      $599,048
                                                   ========       ========       =========       ========

                      COULTER CORPORATION AND SUBSIDIARIES

NOTE R -- SUBSEQUENT EVENT (CONTINUED)

                                                  GUARANTOR     NON-GUARANTOR
                                                 SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                                 ------------   -------------   ------------   ------------
CONDENSED CONSOLIDATING BALANCE SHEET
MARCH 31, 1996
Assets:
  Cash and cash equivalents....................    $  9,109       $ 32,177                       $ 41,286
  Accounts receivable, net.....................      59,880        113,627                        173,507
  Inventories..................................      69,158         43,039       $  (8,331)       103,866
  Other assets.................................      49,788         19,267         (27,721)        41,334
                                                   --------       --------       ---------       --------
          Total current assets.................     187,935        208,110         (36,052)       359,993
  Property, plant, and equipment, net..........      64,654         41,261                        105,915
  Other assets.................................     149,929         86,807        (142,600)        94,136
                                                   --------       --------       ---------       --------
          Total assets.........................    $402,518       $336,178       $(178,652)      $560,044
                                                   ========       ========       =========       ========
Liabilities:
  Notes payable and current maturities of
     long-term debt............................      39,549         24,010                         63,559
  Accounts payable and accrued expenses........      96,837         51,628                        148,465
  Other liabilities............................      26,938         68,164         (35,643)        59,459
                                                   --------       --------       ---------       --------
          Total current liabilities............     163,324        143,802         (35,643)       271,483
  Note payable and long-term debt, less current
     maturities................................      62,159         31,286                         93,445
  Other liabilities............................      31,249         18,777          (1,868)        48,158
                                                   --------       --------       ---------       --------
          Total liabilities....................     256,732        193,865         (37,511)       413,086
Minority interests.............................         703          1,172                          1,875
Stockholders' equity...........................     145,083        141,141        (141,141)       145,083
                                                   --------       --------       ---------       --------
          Total liabilities and stockholders'
            equity.............................    $402,518       $336,178       $(178,652)      $560,044
                                                   ========       ========       =========       ========

                      COULTER CORPORATION AND SUBSIDIARIES

NOTE R -- SUBSEQUENT EVENT (CONTINUED)

                                                  GUARANTOR     NON-GUARANTOR
                                                 SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                                 ------------   -------------   ------------   ------------
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
  FOR THE SEVEN MONTHS ENDED OCTOBER 31, 1997
Net sales......................................    $259,443       $212,473       $ (84,428)      $387,488
Operating costs and expenses
  Cost of sales................................     150,642        139,619         (86,287)       203,974
  Selling, general, and administrative
     expenses..................................      78,567         54,194                        132,761
  Research and development charges.............      40,016            403                         40,419
                                                   --------       --------       ---------       --------
       Operating (loss) income.................      (9,782)        18,257           1,859         10,334
Non operating (income) expenses................     (11,397)           (62)         13,757          2,298
                                                   --------       --------       ---------       --------
Income before provision for income taxes.......       1,615         18,319         (11,898)         8,036
  Provision for income taxes...................       2,637          6,420               1          9,058
                                                   --------       --------       ---------       --------
Net (loss) income..............................    $ (1,022)      $ 11,899       $ (11,899)      $ (1,022)
                                                   ========       ========       =========       ========

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
  FOR THE YEAR ENDED MARCH 31, 1997
Net sales......................................    $464,020       $392,310       $(155,443)      $700,887
Operating costs and expenses
  Cost of sales................................     272,631        262,183        (161,390)       373,424
  Selling, general, and administrative
     expenses..................................     118,545         99,345                        217,890
  Research and development charges.............      80,276          5,511                         85,787
  Restructuring charges........................       5,002            945                          5,947
                                                   --------       --------       ---------       --------
       Operating (loss) income.................     (12,434)        24,326           5,947         17,839
Nonoperating (income) expenses.................     (24,141)         2,116          19,723         (2,302)
                                                   --------       --------       ---------       --------
Income before provision for income taxes.......      11,707         22,210         (13,776)        20,141
  Provision for income taxes...................      (2,901)         8,668            (234)         5,533
                                                   --------       --------       ---------       --------
Net income.....................................    $ 14,608       $ 13,542       $ (13,542)      $ 14,608
                                                   ========       ========       =========       ========

                      COULTER CORPORATION AND SUBSIDIARIES

NOTE R -- SUBSEQUENT EVENT (CONTINUED)

                                                  GUARANTOR     NON-GUARANTOR
                                                 SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                                 ------------   -------------   ------------   ------------
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
  FOR THE YEAR ENDED MARCH 31, 1996
Net sales......................................    $434,989       $396,092       $(145,761)      $685,320
Operating costs and expenses
  Cost of sales................................     240,735        259,733        (151,276)       349,192
  Selling, general, and administrative
     expenses..................................     116,381        100,539                        216,920
  Research and development charges.............      83,748          3,604                         87,352
                                                   --------       --------       ---------       --------
       Operating (loss) income.................      (5,875)        32,216           5,515         31,856
Nonoperating (income) expenses.................     (34,693)         3,714          25,168         (5,811)
                                                   --------       --------       ---------       --------
Income before provision for income taxes.......      28,818         28,502         (19,653)        37,667
  Provision for income taxes...................      (4,221)         9,340            (491)         4,628
                                                   --------       --------       ---------       --------
Net income.....................................    $ 33,039       $ 19,162       $ (19,162)      $ 33,039
                                                   ========       ========       =========       ========

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
  FOR THE YEAR ENDED MARCH 31, 1995
Net sales......................................    $444,369       $354,539       $(144,651)      $654,257
Operating costs and expenses
  Cost of sales................................     244,969        245,324        (149,799)       340,494
  Selling, general, and administrative
     expenses..................................     114,329         90,496                        204,825
  Research and development charges.............      73,382             72                         73,454
                                                   --------       --------       ---------       --------
       Operating income........................      11,689         18,647           5,148         35,484
Nonoperating (income) expenses.................      (8,337)           901          18,090         10,654
                                                   --------       --------       ---------       --------
Income before provision for income taxes.......      20,026         17,746         (12,942)        24,830
  Provision for income taxes...................       2,703          5,002            (198)         7,507
                                                   --------       --------       ---------       --------
Net (loss) income..............................    $ 17,323       $ 12,744       $ (12,744)      $ 17,323
                                                   ========       ========       =========       ========

                      COULTER CORPORATION AND SUBSIDIARIES

NOTE R -- SUBSEQUENT EVENT (CONTINUED)

                                                             GUARANTOR     NON-GUARANTOR
                                                            SUBSIDIARIES   SUBSIDIARIES    CONSOLIDATED
                                                            ------------   -------------   ------------
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
  FOR THE SEVEN MONTHS ENDED OCTOBER 31, 1997
Net cash provided by operating activities.................    $  5,095       $  31,677      $  36,772
                                                              --------       ---------      ---------
Cash flows from investing activities:
  Proceeds from sale of property, plant and equipment.....         894           1,089          1,983
  Capital expenditures....................................     (12,734)         (5,242)       (17,976)
  Finance lease receivables originated....................     (19,839)            257        (19,582)
  Principal payments received from finance lease
     receivables..........................................      19,225          (3,933)        15,292
  Dividends (paid) received...............................       7,768          (7,768)            --
  Investments and acquisitions............................         646            (646)            --
  Decrease in minority interests..........................      (1,417)           (114)        (1,531)
                                                              --------       ---------      ---------
Net cash used by investing activities.....................      (5,457)        (16,357)       (21,814)
                                                              --------       ---------      ---------
Cash flows from financing activities:
  Proceeds from long-term debt............................       7,879          39,960         47,839
  Principal payments of long-term debt....................     (59,291)       (118,966)      (178,257)
  Principal payments of note payable due to stockholder...     (18,550)         18,550             --
  Proceeds from Beckman Instruments, Inc..................     109,674                        109,674
  Proceeds from sale of stock.............................       2,640                          2,640
  Net (payments) proceeds from notes payable and foreign
     bank overdraft facilities............................     (57,603)         57,304           (299)
  Capitalization of intercompany debt.....................       6,037          (6,037)            --
                                                              --------       ---------      ---------
Net cash used in financing activities.....................      (9,214)         (9,189)       (18,403)
                                                              --------       ---------      ---------
Effect of exchange rate changes on cash and cash
  equivalents.............................................          --            (586)          (586)
                                                              --------       ---------      ---------
Net (decrease) increase in cash and cash equivalents......      (9,576)          5,545         (4,031)
Cash and cash equivalents at beginning of year............       9,576          19,206         28,782
                                                              --------       ---------      ---------
Cash and cash equivalents at end of year..................    $     --       $  24,751      $  24,751
                                                              ========       =========      =========

                      COULTER CORPORATION AND SUBSIDIARIES

NOTE R -- SUBSEQUENT EVENT (CONTINUED)

                                                             GUARANTOR     NON-GUARANTOR
                                                            SUBSIDIARIES   SUBSIDIARIES    CONSOLIDATED
                                                            ------------   -------------   ------------
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
  FOR THE YEAR ENDED MARCH 31, 1997

Net cash provided by (used in) operating activities.......    $(22,524)      $  14,162      $  (8,362)
                                                              --------       ---------      ---------
Cash flows from investing activities:
  Proceeds from sale of property, plant and equipment.....       1,348           2,234          3,582
  Capital expenditures....................................     (26,731)        (31,286)       (58,017)
  Finance lease receivables originated....................     (10,833)                       (10,833)
  Principal payments received from finance lease
     receivables..........................................      15,339                         15,339
  Dividends (paid) received...............................      14,628         (14,628)            --
  Investments and acquisitions............................        (724)            724             --
  Increase in minority interests..........................         714             303          1,017
                                                              --------       ---------      ---------
Net cash used in investing activities.....................      (6,259)        (42,653)       (48,912)
                                                              --------       ---------      ---------
Cash flows from financing activities:
  Proceeds from long-term debt............................     212,001          26,157        238,158
  Principal payments of long-term debt....................    (170,890)        (11,384)      (182,274)
  Principal payments of note payable due to stockholder...      (3,000)                        (3,000)
  Purchase of treasury stock..............................      (7,747)                        (7,747)
  Bank overdraft facilities...............................                       2,030          2,030
  Capitalization of intercompany debt.....................      (1,114)          1,114             --
                                                              --------       ---------      ---------
Net cash provided by financing activities.................      29,250          17,917         47,167
                                                              --------       ---------      ---------
Effect of exchange rate changes on cash and cash
  equivalents.............................................          --          (2,397)        (2,397)
                                                              --------       ---------      ---------
Net (decrease) increase in cash and cash equivalents......         467         (12,971)       (12,504)
Cash and cash equivalents at beginning of year............       9,109          32,177         41,286
                                                              --------       ---------      ---------
Cash and cash equivalents at end of year..................    $  9,576       $  19,206      $  28,782
                                                              ========       =========      =========

                      COULTER CORPORATION AND SUBSIDIARIES

NOTE R -- SUBSEQUENT EVENT (CONTINUED)

                                                             GUARANTOR     NON-GUARANTOR
                                                            SUBSIDIARIES   SUBSIDIARIES    CONSOLIDATED
                                                            ------------   -------------   ------------
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
  FOR THE YEAR ENDED MARCH 31, 1996
Net cash provided by operating activities.................    $  5,659       $  42,515      $  48,174
                                                              --------       ---------      ---------
Cash flows from investing activities:
  Proceeds from sale of property, plant and equipment.....       1,569           2,545          4,114
  Capital expenditures....................................     (18,693)        (12,374)       (31,067)
  Finance lease receivables originated....................     (17,685)                       (17,685)
  Principal payments received from finance lease
     receivables..........................................      29,677                         29,677
  Dividends (paid) received...............................       9,595          (9,595)            --
  Payment for business acquisition, net of cash
     acquired.............................................      (5,950)        (16,248)       (22,198)
  (Decrease) increase in minority interests...............         (59)            376            317
                                                              --------       ---------      ---------
Net cash used in investing activities.....................      (1,546)        (35,296)       (36,842)
                                                              --------       ---------      ---------
Cash flows from financing activities:
  Proceeds from long-term debt............................     124,575          17,494        142,069
  Principal payments of long-term debt....................    (120,357)        (14,262)      (134,619)
  Bank overdraft facilities...............................                      (2,890)        (2,890)
  Capitalization of intercompany debt.....................      (6,990)          6,990             --
                                                              --------       ---------      ---------
Net cash (used in) provided by financing activities.......      (2,772)          7,332          4,560
                                                              --------       ---------      ---------
Effect of exchange rate changes on cash and cash
  equivalents.............................................          41          (9,605)        (9,564)
                                                              --------       ---------      ---------
Increase in cash and cash equivalents.....................       1,382           4,946          6,328
Cash and cash equivalents at beginning of year............       7,727          27,231         34,958
                                                              --------       ---------      ---------
Cash and cash equivalents at end of year..................    $  9,109       $  32,177      $  41,286
                                                              ========       =========      =========
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
  FOR THE YEAR ENDED MARCH 31, 1995
Net cash provided by operating activities.................    $ 44,156       $   7,245      $  51,401
                                                              --------       ---------      ---------
Cash flows from investing activities:
  Proceeds from sale of property, plant and equipment.....       4,224             318          4,542
  Capital expenditures....................................     (26,655)         (4,431)       (31,086)
  Finance lease receivables originated....................     (22,098)                       (22,098)
  Principal payments received from finance lease
     receivables..........................................      27,772                         27,772
  Dividends (paid) received...............................       5,943          (5,943)            --
  Increase in minority interests..........................         762                            762
                                                              --------       ---------      ---------
Net cash used in investing activities.....................     (10,052)        (10,056)       (20,108)
                                                              --------       ---------      ---------
Cash flows from financing activities:
  Proceeds from long-term debt............................      64,610           9,836         74,446
  Principal payments of long-term debt....................     (96,549)        (12,003)      (108,552)
  Bank overdraft facilities...............................                       4,623          4,623
                                                              --------       ---------      ---------
Net cash (used in) provided by financing activities.......     (31,939)          2,456        (29,483)
                                                              --------       ---------      ---------
Effect of exchange rate changes on cash and cash
  equivalents.............................................         274          11,647         11,921
                                                              --------       ---------      ---------
Net increase in cash and cash equivalents.................       2,439          11,292         13,731
Cash and cash equivalents at beginning of year............       5,288          15,939         21,227
                                                              --------       ---------      ---------
Cash and cash equivalents at end of year..................    $  7,727       $  27,231      $  34,958
                                                              ========       =========      =========

                      COULTER CORPORATION AND SUBSIDIARIES

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
                                 (IN THOUSANDS)

                                                                1997        1996
                                                              --------    --------
NET SALES...................................................  $330,279    $316,749
COST OF SALES...............................................   172,651     163,431
                                                              --------    --------
          Gross profit......................................   157,628     153,318
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES................   108,262     108,890
RESEARCH AND DEVELOPMENT EXPENSES...........................    36,873      43,010
                                                              --------    --------
          Operating income..................................    12,493       1,418
                                                              --------    --------
OTHER EXPENSE (INCOME):
  Interest expense..........................................     6,541       6,030
  Interest income...........................................    (4,204)     (4,053)
  Foreign exchange gain.....................................    (2,092)        (72)
  Other, net................................................     3,460        (848)
                                                              --------    --------
                                                                 3,705       1,057
                                                              --------    --------
          Income before provision for income taxes..........     8,788         361
PROVISION FOR INCOME TAXES..................................     2,374          95
                                                              --------    --------
          Net income........................................  $  6,414    $    266
                                                              ========    ========

The accompanying notes to unaudited condensed consolidated financial statements are an integral part of these statements.

                      COULTER CORPORATION AND SUBSIDIARIES

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
                                 (IN THOUSANDS)

                                                                1997        1996
                                                              --------    --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $  6,414    $    266
  Adjustments to reconcile net income to net cash provided
    by (used in) operating activities:
    Depreciation and amortization...........................    12,478      11,828
    Provision for doubtful accounts.........................     1,526       1,140
    Provision for inventory obsolescence....................     7,146       6,451
    Provision for postretirement benefit costs..............     1,541       1,622
    Deferred income tax benefit.............................    (3,474)     (5,240)
    Loss on disposal of property, plant and equipment.......       335         146
    Unrealized foreign exchange loss on forward contracts...     1,459         983
CHANGE IN ASSETS AND LIABILITIES:
  (Increase) decrease in --
    Accounts receivable.....................................    28,867      16,642
    Inventories.............................................   (10,270)    (27,933)
    Refundable income taxes.................................      (894)        (46)
    Prepaid expenses and other current assets...............    (1,780)     (2,316)
    Other assets............................................    (3,018)       (823)
  Increase (decrease) in --
    Accounts payable........................................    (7,136)    (10,876)
    Accrued liabilities.....................................      (493)    (26,552)
    Income taxes payable....................................     1,789         926
    Estimated warranty costs................................    (1,833)     (2,497)
    Unearned service contract revenue.......................    (1,438)       (407)
    Accrued pension costs...................................       345          14
    Accrued postretirement benefit costs....................      (238)       (326)
    Long-term unearned service contract revenue.............    (1,565)       (967)
                                                              --------    --------
    Net cash provided by (used in) operating activities.....    29,761     (37,965)
                                                              --------    --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property, plant and equipment.......     2,549       4,076
  Capital expenditures......................................   (14,367)    (36,899)
  Finance receivables originated............................   (14,126)     (4,730)
  Principal payments received from finance receivables......    13,318      10,129
  Decrease in minority interests............................      (777)       (508)
                                                              --------    --------
        Net cash used in investing activities...............   (13,403)    (27,932)
                                                              --------    --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt..............................    32,498      86,461
  Principal payments of long-term debt......................   (47,812)    (30,167)
  Principal payments of notes payable due to stockholder....    (1,000)     (1,000)
  Purchase of treasury stock................................        --      (7,747)
  Net proceeds from notes payable and foreign bank overdraft
    facilities..............................................        85         390
                                                              --------    --------
    Net cash (used in) provided by financing activities.....   (16,229)     47,937
                                                              --------    --------
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH
  EQUIVALENTS...............................................    (1,823)     (1,834)
                                                              --------    --------
NET DECREASE IN CASH AND CASH EQUIVALENTS...................    (1,694)    (19,794)
CASH AND CASH EQUIVALENTS AT BEGINNING OF THE PERIOD........    28,782      41,286
                                                              --------    --------
CASH AND CASH EQUIVALENTS AT END OF THE PERIOD..............  $ 27,088    $ 21,492
                                                              ========    ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period:
    Interest................................................  $  6,681    $  7,043
                                                              ========    ========
    Income taxes............................................  $  2,910    $  6,727
                                                              ========    ========

The accompanying notes to unaudited condensed consolidated financial statements are an integral part of these statements.

                      COULTER CORPORATION AND SUBSIDIARIES

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

 1. REPORT BY MANAGEMENT

     The accompanying unaudited condensed financial statements of Coulter Corporation and subsidiaries (the "Company") have been prepared by the Company without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information related to the Company's organization, significant accounting policies and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These unaudited condensed financial statements reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly state the financial position and the results of operations for the periods presented and the disclosures herein are adequate to make the information presented not misleading. Operating results for the interim periods presented are not indicative of the results that can be expected for a full year.

     The Company's latest fiscal year ended on March 31, 1997. The accompanying unaudited condensed financial statements have been prepared in connection with a proposed business combination with Beckman Instruments, Inc. ("Beckman") (see
Note 5) and reflect results for the six months ended September 30, 1997 and 1996.

 2. USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of sales and expenses during the reporting period. Actual results could differ from those estimates.

 3. RESTRUCTURING CHARGES

     During the year ended March 31, 1997 the Company recorded restructuring charges of $5,947,000. The objective of the charges was to reduce future costs and improve operating results. The charge consisted primarily of severance and retirement incentive pay; the cost of extended employees' benefits; and consulting fees. The restructuring costs remaining to be paid at March 31, 1997 were $5,713,000 and are included in accrued liabilities in the March 31, 1997 condensed consolidated balance sheet. For the six-month period ended September 30, 1997, $4,853,000 was charged against this accrual.

 4. COMMITMENTS AND CONTINGENCIES

  Legal Matters

     In January, 1996, the Company notified Hematronix, Inc. ("Hematronix"), a competitive reagent manufacturer, that it believed Hematronix was selling certain reagents and controls that infringe certain Coulter owned patents. In response to these claims by the Company, Hematronix filed a complaint on April 15, 1996 in the United States District Court for the Eastern District of California against the Company. The complaint seeks a declaratory judgment that certain patents of the Company are invalid and thus not infringed. The complaint also includes antitrust and related business tort claims regarding the Company's sales and leasing activities. Currently at issue are four (4) United States patents and the various antitrust claims raised by Hematronix. The Company has counterclaimed that Hematronix has willfully infringed each of the patents at issue. In addition, the Company has answered Hematronix's antitrust complaint and denied violation of any of the antitrust laws or business tort claims set forth by Hematronix in the complaint.

     A trial is set for 1998. The patent infringement matter will be tried first and the antitrust issues will be tried in a separate trial. The Company's management believes that it will prevail with regard to the infringement matters in the patent actions, and that as a result of such finding the antitrust case will not go

                      COULTER CORPORATION AND SUBSIDIARIES
forward. The Company is seeking a permanent injunction with regard to the patents claimed to be infringed and reasonable royalties resulting from such infringement.


     Certain other claims, suits and complaints in the ordinary course of business have been filed or are pending against the Company. In the opinion of management, all such matters are without merit or are of such kind and involve such amounts that their resolution, net of related insurance coverage, would not have a material effect on the consolidated financial position or results of operations of the Company.


  Taxes

     A provision has not been made for U.S. income taxes, or additional foreign income taxes, on undistributed earnings of foreign subsidiaries. It is not practicable to estimate the amount of additional tax that might be payable on the foreign earnings, however, the Company believes that U.S. foreign tax credits would largely eliminate any U.S. tax and offset any foreign tax on such earnings.

     The Company's subsidiary in Brazil is contesting a tax assessment issued several years ago, covering 1989 through 1991. At this time, it is not possible to estimate the amount of any additional tax liability. However, in the opinion of management, the ultimate liability will be substantially offset by available net operating loss carryforwards and will not have a material impact on the Company's financial position and results of operations.

     The Company's U.S. federal income tax returns for the years 1991 through 1993 are currently under review by the Internal Revenue Service ("IRS"). In the opinion of management, the final result of the IRS's audit will not have a material adverse effect on the Company's financial position or results of operations.

  Employment Agreements

     The Company maintains employment agreements (the "Employment Agreements") with certain executives. These Employment Agreements provide for severance payments in the event these executives are involuntarily terminated following a change of control of the Company (as defined). The Employment Agreements have terms which range from one to three years.

 5. PURCHASE AGREEMENT

     On August 29, 1997, the Company and its stockholders entered into a Stock Purchase Agreement (the "Agreement") with Beckman Instruments, Inc. ("Beckman"). In connection with the Agreement, Beckman will acquire all of the Company's shares in exchange for $875 million in cash and the assumption of liabilities. Beckman, a Delaware corporation, provides systems, chemistries, software and supplies, which automate and simplify biological analysis for use in life science and clinical diagnostics laboratories. The merger is intended to be accounted for under the purchase accounting method. Completion of the transaction is subject to, among other things, regulatory approvals.

     In the event the Agreement receives all required approvals, the Company anticipates incurring liabilities related to the accelerated achievement of certain incentive plans and the granting of other discretionary bonus awards for its U.S. and foreign employees. The Company estimates that it will incur a total liability of approximately $100 million related to these programs.

 6. SUBSEQUENT EVENTS

     On October 20, 1997, the Board of Directors agreed to distribute as a dividend all of the Company's shares of Coulter Pharmaceuticals, Inc. and 4.9 million shares of Coulter Cellular Therapies, Inc. to the respective shareholders of record as of October 30, 1997. This distribution was completed on November 14, 1997. In connection with this transaction, the Company expects to incur a tax liability of $5 million.

============================================================

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS OR THE LETTER OF TRANSMITTAL IN CONNECTION WITH THE EXCHANGE OFFER COVERED BY THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, THE EXCHANGE NOTES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                             ---------------------

                               TABLE OF CONTENTS


                                             PAGE
                                             ----
Prospectus Summary.........................     1
Risk Factors...............................    13
The Exchange Offer.........................    19
Use of Proceeds............................    26
The Acquisition............................    27
Capitalization.............................    28
Pro Forma Financial Statements.............    29
Selected Historical Financial Information
  of Beckman...............................    34
Selected Historical Financial Information
  of Coulter...............................    35
Management's Discussion and Analysis of
  Financial Conditions and Results of
  Operations...............................    36
Business...................................    50
Management.................................    61
Description of Credit Facility.............    63
Description of Notes.......................    65
Material United States Federal Tax
  Considerations...........................    91
Plan of Distribution.......................    91
Available Information......................    92
Incorporation of Certain Documents by
  Reference................................    92
Legal Matters..............................    92
Independent Public Accountants.............    93
Index to Financial Statements..............   F-1



=================================================

============================================================

                                    BECKMAN
                                 COULTER, INC.

                               OFFER TO EXCHANGE

                          7.10% SENIOR NOTES DUE 2003
                              FOR ALL OUTSTANDING
                          7.10% SENIOR NOTES DUE 2003

                                      AND

                          7.45% SENIOR NOTES DUE 2008
                              FOR ALL OUTSTANDING
                          7.45% SENIOR NOTES DUE 2008
                                ----------------

                                   PROSPECTUS

                                ----------------
                                           , 1998

============================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Third Restated Certificate of Incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law (the "DGCL"), or (iv) for any transaction from which the director derived an improper personal benefit.

     The Registrant's Third Restated Certificate of Incorporation and Bylaws provide generally that each person who is or was a director or officer of the registrant shall be indemnified and held harmless by the registrant to the fullest extent authorized by the DGCL. Section 145 of the DGCL permits a corporation, subject to certain limitations, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or was serving in any of such capacities for another entity at the request of the corporation, against expenses (including attorneys' fees), judgments, fines and certain settlements actually and reasonably incurred by such person.

     The Registrant maintains directors' and officers' liability insurance which covers certain liabilities and expenses of directors and officers of the Registrant and covers the Registrant for reimbursement of payments to directors and officers in respect of such liabilities and expenses.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits


  2.1     Stock Purchase Agreement among Coulter Corporation, the
          Stockholders of Coulter Corporation and the Company, dated as of August 29, 1997 (incorporated by reference to Exhibit
          2.1 of the Company's Report on Form 8-K dated November 13,
          1997, File No. 001-10109). [Note: Confidential treatment has been obtained for portions of this document.]
  3.1     Third Restated Certificate of Incorporation of the Company,
          June 5, 1992 (incorporated by reference to Exhibit 3.1 of the Company's Annual Report to the Securities and Exchange
          Commission on Form 10-K for the fiscal year ended December
          31, 1992, File No. 001-10109).
  3.2     Amended and Restated By-Laws of the Company, as of November
          30, 1994 (incorporated by reference to Exhibit 3.2 of the Company's Annual Report to the Securities and Exchange
          Commission on Form 10-K for the fiscal year ended December
          31, 1994, File No. 001-10109).
  4.1* Indenture dated as of March 4, 1998 by and between the Company, The First National Bank of Chicago, as trustee, and
          Beckman Instruments (Naguabo) Inc., SmithKline Diagnostics,
          Inc., Hybritech Incorporated, Coulter Leasing Corporation and Coulter Corporation.
  4.2* Registration Rights Agreement dated March 4, 1998 by and between the Company and Merrill Lynch, Pierce, Fenner &
          Smith Incorporated, Salomon Brothers Inc, Citicorp
          Securities, Inc., Credit Suisse First Boston Corporation,
          Morgan Stanley & Co. Incorporated, BancAmerica Roberston
          Stephens, First Chicago Capital Markets, Inc. and Goldman,
          Sachs & Co.
  4.3*    Specimen Certificate of 7.10% Debentures Due March 4, 2003
          (the "Initial 2003 Notes") (included in Exhibit 4.1 hereto).
  4.4*    Specimen Certificate of 7.10% Debentures Due March 4, 2003
          (the "Exchange 2003 Notes") (included in Exhibit 4.1 hereto).

  4.5*    Specimen Certificate of 7.45% Debentures Due March 4, 2008
          (the "Initial 2008 Notes") (included in Exhibit 4.1 hereto).
  4.6*    Specimen Certificate of 7.45% Debentures Due March 4, 2008
          (the "Exchange 2008 Notes") (included in Exhibit 4.1 hereto).
  5.1* Opinion of Latham & Watkins regarding the validity of the Exchange Notes.
  8.1* Opinion of Latham & Watkins regarding certain federal income tax matters.
 10.1 Credit Agreement dated as of October 31, 1997 by and among the Company, as Borrower, the Initial Lenders and the Initial Issuing Banks named therein, and Citicorp USA, Inc.
          as Agent (incorporated by reference to Exhibit 10.1 of the Company's Quarterly Report to the Securities and Exchange
          Commission on Form 10-Q for the quarterly period ended
          September 30, 1997, File No. 001-10109).
 10.2     Guaranty dated as of October 31, 1997 made by each Guarantor
          Subsidiary (as defined in the Credit Agreement, Exhibit 10.1 herein) of the Company, in favor of the Lender Parties (as defined in the Credit Agreement) (incorporated by reference to Exhibit 10.2 of the Company's Quarterly Report to the Securities and Exchange Commission on Form 10-Q for the quarterly period ended September 30, 1997, File No.
          001-10109).
 10.3     Line of Credit Promissory Note in favor of Mellon Bank,
          N.A., dated as of October 6, 1993 (incorporated by reference to Exhibit 10.21 of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 1992, File No. 001-10109).
 10.4 Loan Agreement (Multiple Advance), dated September 30, 1993, between Beckman Instruments (Japan) Limited and the
          Industrial Bank of Japan, Limited (English translation, including certification as to accuracy; original document executed in Japanese) (incorporated by reference to Exhibit
          10.21 of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended
          December 31, 1993, File No. 001-10109).
 10.5     Term Loan Agreement, dated as of September 30, 1993, between
          Beckman Instruments (Japan) Limited and Citibank, N.A.,
          Tokyo Branch (incorporated by reference to Exhibit 10.22 of the Company's Annual Report to the Securities and Exchange
          Commission on Form 10-K for the fiscal year ended December
          31, 1993, File No. 001-10109).
 10.6     Term Loan Agreement, dated as of December 9, 1993, between
          Beckman Instruments (Japan) Limited and The Dai-Ichi Kangyo
          Bank Limited (English translation, including certification as to accuracy; original document executed in Japanese)
          (incorporated by reference to Exhibit 10.23 of the Company's
          Annual Report to the Securities and Exchange Commission on
          Form 10-K for the fiscal year ended December 31, 1993, File
          No. 001-10109).
 10.7 Benefit Equity Amended and Restated Trust Agreement between the Company and Mellon Bank, N.A., as Trustee, for assistance in meeting stock-based obligations of the Company, dated as of February 10, 1997 (incorporated by reference to Exhibit 10.7 of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 1997, File No. 001-10109).
 10.8     The Company's Executive Incentive Plan, adopted by the
          Company in 1996 (incorporated by reference to Exhibit 10 of the Company's Quarterly Report to the Securities and Exchange Commission on Form 10-Q for the quarterly period ended March 31, 1996, File No. 001-10109).
 10.9 Amendment No. 1 to the Company's Executive Incentive Plan, adopted in 1996 (incorporated by reference to Exhibit 10.9 of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended
          December 31, 1996, File No. 001-10109).

 10.10    The Company's Annual Incentive Plan for 1997, adopted by the
          Company in 1997 (incorporated by reference to Exhibit 10.1 of the Company's Quarterly Report to the Securities and Exchange Commission on Form 10-Q for the quarterly period ended June 30, 1997, File No. 001-10109).
 10.11 The Company's Incentive Compensation Plan of 1990, amended and restated April 4, 1997, with amendments approved by stockholders April 3, 1997 and effective January 1, 1997
          (incorporated by reference to Exhibit 10 of the Company's
          Quarterly Report to the Securities and Exchange Commission on Form 10-Q for the quarterly period ended March 31, 1997, File No. 001-10109).
 10.12    Amendment to the Company's Incentive Compensation Plan of
          1990 adopted December 5, 1997 (incorporated by reference to
          Exhibit 4.1 to Post-Effective Amendment No. 1 to the Form
          S-8 Registration Statement filed January 13, 1998,
          Registration No. 333-24851).
 10.13    The Company's Incentive Compensation Plan, as amended by the
          Company's Board of Directors on October 26, 1988 and as amended and restated by the Company's Board of Directors on March 28, 1989 (incorporated by reference to Exhibit 10.16 of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended
          December 31, 1989, File No. 001-10109).
 10.14 Amendment to the Company's Incentive Compensation Plan, adopted December 5, 1997 (incorporated by reference to Exhibit 4.2 to Post Effective Amendment No. 1 to the Form
          S-8 Registration statement, filed January 13, 1998,
          Registration No. 33-31573).
 10.15    Restricted Stock Agreement and Election (Cycle
          Two -- Economic Value Added Incentive Plan), adopted by the
          Company in 1995 (incorporated by reference to Exhibit 10 of the Company's Quarterly Report to the Securities and Exchange Commission on Form 10-Q for the quarterly period ended September 30, 1995, File No. 001-10109).
 10.16    Restricted Stock Agreement and Election (Cycle
          Three -- Economic Value Added Incentive Plan), adopted by the Company in 1996 (incorporated by reference to Exhibit
          10.15 of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year period ended December 31, 1996, File No. 001-10109).
 10.17    Form of Restricted Stock Agreement, dated as of January 3,
          1997, between the Company and certain of its Executive
          Officers and certain other key employees (incorporated by reference to Exhibit 10.1 of the Company's Quarterly Report to the Securities and Exchange Commission on Form 10-Q for the quarterly period ended June 30, 1997, File No.
          001-10109).
 10.18 Beckman Instruments, Inc. Supplemental Pension Plan, adopted by the Company October 24, 1990 (incorporated by reference to Exhibit 10.4 of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 1990, File No. 001-10109).
 10.19 Amendment 1995-1 to the Company's Supplemental Pension Plan, adopted by the Company in 1995, effective as of October 1, 1993 (incorporated by reference to Exhibit 10.17 of the Company's Annual Report to the Securities and Exchange
          Commission on Form 10-K for the fiscal year ended December
          31, 1996, File No. 001-10109).
 10.20 Amendment 1996-1 to the Company's Supplemental Pension Plan, dated as of December 9, 1996 (incorporated by reference to Exhibit 10.18 of the Company's Annual Report to the
          Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 1996, File No. 001-10109).
 10.21    Stock Option Plan for Non-Employee Directors (Amended and
          Restated effective as of August 7, 1997), (incorporated by reference to Exhibit 4.1 of the Company's Registration
          Statement on Form S-8 filed with the Securities and Exchange
          Commission on October 8, 1997, Registration No. 333-37429).

 10.22    Form of Change in Control Agreement, dated as of May 1,
          1989, between the Company, certain of its Executive Officers and certain other key employees (incorporated by reference to Exhibit 10.34 of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 1989, File No. 001-10109).
 10.23    Agreement Regarding Retirement Benefits of Arthur A.
          Torrellas, adopted December 1, 1993 and dated December 20,
          1993, between the Company and Arthur A. Torrellas
          (incorporated by reference to Exhibit 10.24 of the Company's
          Annual Report to the Securities and Exchange Commission on
          Form 10-K for the fiscal year ended December 31, 1993, File
          No. 001-10109).
 10.24    Amendment to the December 1, 1993 Agreement Regarding
          Retirement Benefits of Arthur A. Torrellas, dated as of May
          30, 1995, between the Company and Arthur A. Torrellas
          (incorporated by reference to Exhibit 10.2 of the Company's
          Quarterly Report to the Securities and Exchange Commission on Form 10-Q for the quarterly period ended June 30, 1995, File No. 001-10109).
 10.25    Second Amendment to the December 1, 1993 Agreement Regarding
          Retirement Benefits of Arthur A. Torrellas, dated as of
          December 16, 1996, between the Company and Arthur A.
          Torrellas (incorporated by reference to Exhibit 10.24 of the Company's Annual Report to the Securities and Exchange
          Commission on Form 10-K for the fiscal year ended December
          31, 1996, File No. 001-10109).
 10.26    Third Amendment to the December 1, 1993 Agreement Regarding
          Retirement Benefits of Arthur A. Torrellas, dated as of July
          18, 1997, between the Company and Arthur A. Torrellas
          (incorporated by reference to Exhibit 10.26 of the Company's
          Annual Report to the Securities and Exchange Commission on
          Form 10-K for the fiscal year ended December 31, 1997, File
          No. 001-10109).
 10.27 Agreement Regarding Retirement Benefits of Albert Ziegler, dated June 16, 1995, between the Company and Albert Ziegler
          (incorporated by reference to exhibit 10.22 of the Company's
          Annual Report to the Securities and Exchange Commission on
          Form 10-K/A for the fiscal year ended December 31, 1995, File No. 001-10109).
 10.28    Agreement Regarding Retirement Benefits of Fidencio M.
          Mares, adopted and dated April 30, 1996, between the Company and Fidencio M. Mares (incorporated by reference to Exhibit
          10.3 of the Company's Quarterly Report to the Securities and Exchange Commission on Form 10-Q for the quarterly period ended June 30, 1996, File No. 001-10109).
 10.29    Amendment 1997-1 to the Company's Employees' Stock Purchase
          Plan, adopted effective January 1, 1998 and dated October
          20, 1997 (incorporated by reference to Exhibit 10.3 of the Company's Quarterly Report to the Securities and Exchange
          Commission on Form 10-Q for the quarterly period ended
          September 30, 1997, File No. 001-10109).
 10.30 The Company's Executive Deferred Compensation Plan, effective January 1, 1998, dated November 5, 1997
          (incorporated by reference to Exhibit 10.4 of the Company's
          Quarterly Report to the Securities and Exchange Commission on Form 10-Q for the quarterly period ended September 30, 1997, File No. 001-10109).
 10.31    The Company's Executive Restoration Plan, effective January
          1, 1998, dated November 5, 1997 (incorporated by reference to Exhibit 10.5 of the Company's Quarterly Report to the Securities and Exchange Commission on Form 10-Q for the quarterly period ended September 30, 1997, File No.
          001-10109).
 10.32    The Company's Amended and Restated Deferred Directors' Fee
          Program, amended as of June 5, 1997 (incorporated by reference to Exhibit 10.6 of the Company's Quarterly Report to the Securities and Exchange Commission on Form 10-Q for the quarterly period ended September 30, 1997, File No.
          001-10109).

 10.33    Amendment 1997-2 to the Company's Supplemental Pension Plan,
          adopted as of October 31, 1997 (incorporated by reference to
          Exhibit 10.7 of the Company's Quarterly Report to the
          Securities and Exchange Commission on Form 10-Q for the
          quarterly period ended September 30, 1997, File No.
          001-10109).
 10.34    Form of Restricted Stock Award Agreement between the Company and its non-employee Directors, effective as of October 3,
          1997 (incorporated by reference to Exhibit 4.1 of the
          Company's Registration Statement on Form S-8 filed with the
          Securities and Exchange Commission on October 8, 1997,
          Registration No. 333-37429).
 10.35    Form of Stock Option Grant for non-employee Directors
          (incorporated by reference to Exhibit 4.3 of the Company's
          Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 8, 1997, Registration No.
          333-37429).
 10.36    The Company's Employees' Stock Purchase Plan, amended and
          restated as of November 1, 1996, filed in connection with
          the Form S-8 Registration Statement filed with the
          Securities and Exchange Commission on December 19, 1995,
          File No. 33-65155 (incorporated by reference to Exhibit
          10.29 of the Company's Annual Report to the Securities and
          Exchange Commission on Form 10-K for the fiscal year ended
          December 31, 1997, File No. 001-10109).
 10.37    The Company's Option Gain Deferral Program, dated January
          14, 1998 (incorporated by reference to Exhibit 4.2 of
          Post-Effective Amendment No. 1 to the Form S-8 Registration
          Statement filed with the Securities and Exchange Commission on January 13, 1998, Registration No. 333-24851).
 10.38    Form of Coulter's Special Incentive Plan and Sharing Bonus
          Plan, assumed by the Company October 31, 1997 (incorporated by reference to Exhibit 10.38 of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for
          the fiscal year ended December 31, 1997, File No.
          001-10109).
 10.39    Distribution Agreement, dated as of April 11, 1989, among
          SmithKline Beckman Corporation the Company and Allergan,
          Inc. (incorporated by reference to Exhibit 3 to SmithKline
          Beckman Corporation's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 14, 1989,
          File No. 1-4077).
 10.40    Amendment to the Distribution Agreement effective as of June
          1, 1989 between SmithKline Beckman Corporation, the Company and Allergan, Inc. (incorporated by reference to Exhibit
          10.26 of Amendment No. 2 to the Company's Form S-1
          registration statement, File No. 33-28853).
 10.41    Cross-Indemnification Agreement between the Company and
          SmithKline Beckman Corporation (incorporated by reference to
          Exhibit 10.1 of Amendment No. 1 to the Company's Form S-1
          registration statement, File No. 33-24572).
 11.1     Statement regarding computation of per share earnings
          (incorporated by reference to Note 1 Summary of Significant
          Accounting Policies and Note 13 Earnings Per Share of the
          Consolidated Financial Statements of the Company's Annual
          Report to the Securities and Exchange Commission on Form
          10-K for the fiscal year ended December 31, 1997, File No.
          001-10109).
 12.1*    Statement of Computation of Ratio of Earnings to Fixed
          Charges.
 21.1     Subsidiaries (incorporated by reference to Exhibit 21 of the
          Company's Annual Report to the Securities and Exchange
          Commission on Form 10-K for the fiscal year ended December
          31, 1997, File No. 001-10109).
 23.1     Consent of KPMG Peat Marwick LLP, dated June 9, 1998.
 23.2     Consent of Arthur Andersen LLP, dated June 9, 1998.
 23.3     Consent of KPMG Peat Marwick LLP, dated June 9, 1998.
 23.4     Consent of Boston Biomedical Consultants, Inc., dated June
          9, 1998.
 24.1*    Power of Attorney of Beckman Instruments, Inc.

 25.1*    Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939 of The First National Bank
          of Chicago.
 27.1     Financial Data Schedule (incorporated by reference to
          Exhibit 27 of the Company's Annual Report to the Securities
          and Exchange Commission on Form 10-K for the fiscal year
          ended December 31, 1997, File No. 001-10109).
 99.1*    Letter of Transmittal dated        , 1998 and certain other
          ancillary documents.


---------------


* Previously filed.


     (b) Financial Statement Schedules:

        None.

                               SCHEDULES OMITTED

     Schedules not listed above are omitted because of the absence of the conditions under which they are required or because the information required by such omitted schedules is set forth in the financial statements or the notes thereto.

ITEM 22. UNDERTAKINGS.

     (a) The undersigned registrants hereby undertake that insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim of indemnification against such liabilities (other than the payment by the registrant of expenses incurred or the registrant in the successful defense of any action, suit paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into this prospectus pursuant to
Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements on Form S-4 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fullerton, State of California, on the 9th day of June, 1998.


                                          BECKMAN INSTRUMENTS, INC.

                                          By: /s/ WILLIAM H. MAY
                                            ------------------------------------
                                            Name: William H. May
                                            Title: Vice President, General
                                                   Counsel and Secretary


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of Form S-4 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fullerton, State of California, on the 9th day of June, 1998.


                                          BECKMAN INSTRUMENTS (NAGUABO) INC.

                                          By: /s/ WILLIAM H. MAY
                                            ------------------------------------
                                            Name: William H. May
                                            Title: Vice President and Secretary


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of Form S-4 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fullerton, State of California, on the 9th day of June, 1998.


                                          HYBRITECH INCORPORATED

                                          By: /s/ WILLIAM H. MAY
                                            ------------------------------------
                                            Name: William H. May
                                            Title: Vice President and Secretary


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of Form S-4 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fullerton, State of California, on the 9th day of June, 1998.


                                          SMITHKLINE DIAGNOSTICS, INC.

                                          By: /s/ D. K. WILSON
                                            ------------------------------------
                                            Name: Dennis K. Wilson
                                            Title: Vice President, Finance

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of Form S-4 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fullerton, State of California, on the 9th day of June, 1998.


                                          COULTER CORPORATION

                                          By: /s/ WILLIAM H. MAY
                                            ------------------------------------
                                            Name: William H. May
                                            ------------------------------------
                                            Title: Vice President and Assistant
                                              Secretary
                                            ------------------------------------


     Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



                     SIGNATURES                                        TITLE                      DATE
                     ----------                                        -----                      ----
                 /s/ LOUIS T. ROSSO*                        Chairman of the Board,             June 9, 1998
-----------------------------------------------------       Chief Executive Officer and
                   Louis T. Rosso                           Director (Principal
                                                            Executive Officer)

                /s/ JOHN P. WAREHAM*                        President, Chief Operating         June 9, 1998
-----------------------------------------------------       Officer and Director
                   John P. Wareham

                  /s/ D. K. WILSON*                         Vice President, Finance and        June 9, 1998
-----------------------------------------------------       Chief Financial Officer
                  Dennis K. Wilson                          (Principal Financial
                                                            Officer)

                /s/ JAMES T. GLOVER*                        Vice President and                 June 9, 1998
-----------------------------------------------------       Controller (Principal
                   James T. Glover                          Accounting Officer)

                 /s/ HUGH K. COBLE*                         Director                           June 9, 1998
-----------------------------------------------------
                    Hugh K. Coble

                /s/ CAROLYN K. DAVIS*                       Director                           June 9, 1998
-----------------------------------------------------
               Carolyn K. Davis, Ph.D.

                /s/ PETER B. DERVAN*                        Director
-----------------------------------------------------
                   Peter B. Dervan

                 /s/ DENNIS C. FILL*                        Director                           June 9, 1998
-----------------------------------------------------
                   Dennis C. Fill

                     SIGNATURES                                        TITLE                      DATE
                     ----------                                        -----                      ----

              /s/ CHARLES A. HAGGERTY*                      Director                           June 9, 1998
-----------------------------------------------------
                 Charles A. Haggerty

                /s/ GAVIN S. HERBERT*                       Director                           June 9, 1998
-----------------------------------------------------
                  Gavin S. Herbert

               /s/ WILLIAM N. KELLEY*                       Director                           June 9, 1998
-----------------------------------------------------
               William N. Kelley, M.D.

               /s/ FRANCIS P. LUCIER*                       Director                           June 9, 1998
-----------------------------------------------------
                  Francis P. Lucier

               /s/ C. RODERICK O'NEIL*                      Director                           June 9, 1998
-----------------------------------------------------
                 C. Roderick O'Neil

                  /s/ BETTY WOODS*                          Director                           June 9, 1998
-----------------------------------------------------
                     Betty Woods



* Signed by William H. May under Power of Attorney, June 9, 1998.

                       BECKMAN INSTRUMENTS (NAGUABO) INC.


     Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



                     SIGNATURES                                        TITLE                      DATE
                     ----------                                        -----                      ----
                /s/ JOHN P. WAREHAM*                        President (Principal               June 9, 1998
-----------------------------------------------------       Executive Officer)
                   John P. Wareham

                   /s/ PAUL GLYER*                          Treasurer (Principal               June 9, 1998
-----------------------------------------------------       Financial Officer)
                     Paul Glyer

                /s/ JAMES T. GLOVER*                        Vice President and                 June 9, 1998
-----------------------------------------------------       Controller (Principal
                   James T. Glover                          Accounting Officer)

                 /s/ WILLIAM H. MAY                         Director                           June 9, 1998
-----------------------------------------------------
                   William H. May

                /s/ DENNIS K. WILSON*                       Director                           June 9, 1998
-----------------------------------------------------
                  Dennis K. Wilson

                /s/ GERALD KIRSCHNER*                       Director                           June 9, 1998
-----------------------------------------------------
                  Gerald Kirschner



* Signed by William H. May under Power of Attorney, June 9, 1998.

                             HYBRITECH INCORPORATED


     Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



                     SIGNATURES                                        TITLE                      DATE
                     ----------                                        -----                      ----
                /s/ JOHN P. WAREHAM*                        President and Director             June 9, 1998
-----------------------------------------------------       (Principal Executive
                   John P. Wareham                          Officer)

                  /s/ D. K. WILSON*                         Vice President, Finance and        June 9, 1998
-----------------------------------------------------       Chief Financial Officer
                  Dennis K. Wilson                          (Principal Financial
                                                            Officer)

                /s/ JAMES T. GLOVER*                        Vice President, Controller         June 9, 1998
-----------------------------------------------------       and Director (Principal
                   James T. Glover                          Accounting Officer)

                 /s/ WILLIAM H. MAY                         Director                           June 9, 1998
-----------------------------------------------------
                   William H. May



* Signed by William H. May under Power of Attorney, June 9, 1998.

                          SMITHKLINE DIAGNOSTICS, INC.


     Pursuant to the requirements of the Securities Act, this Amendment No. 1 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



                     SIGNATURES                                        TITLE                       DATE
                     ----------                                        -----                       ----
                 /s/ ALBERT ZIEGLER*                        President (Principal                June 9, 1998
-----------------------------------------------------       Executive Officer)
                   Albert Ziegler

                  /s/ D. K. WILSON*                         Vice President, Finance             June 9, 1998
-----------------------------------------------------       (Principal Financial
                  Dennis K. Wilson                          Officer)

                   /s/ PAUL GLYER*                          Treasurer (Principal                June 9, 1998
-----------------------------------------------------       Accounting Officer)
                     Paul Glyer

                /s/ JOHN P. WAREHAM*                        Director                            June 9, 1998
-----------------------------------------------------
                   John P. Wareham

                /s/ JAMES T. GLOVER*                        Director                            June 9, 1998
-----------------------------------------------------
                   James T. Glover

                 /s/ WILLIAM H. MAY                         Director                            June 9, 1998
-----------------------------------------------------
                   William H. May



* Signed by William H. May under Power of Attorney, June 9, 1998.

                              COULTER CORPORATION


     Pursuant to the requirements of the Securities Act, this Amendment No. 1 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



                     SIGNATURES                                        TITLE                       DATE
                     ----------                                        -----                       ----
                 /s/ EDGAR VIVANCO*                         President (Principal                June 9, 1998
-----------------------------------------------------       Executive Officer)
                    Edgar Vivanco

                  /s/ GENE BABCOCK*                         Vice President, Finance             June 9, 1998
-----------------------------------------------------       (Principal Financial
                    Gene Babcock                            Officer)

                   /s/ PAUL GLYER*                          Treasurer (Principal                June 9, 1998
-----------------------------------------------------       Accounting Officer)
                     Paul Glyer

                /s/ JOHN P. WAREHAM*                        Director                            June 9, 1998
-----------------------------------------------------
                   John P. Wareham

                /s/ JAMES T. GLOVER*                        Director                            June 9, 1998
-----------------------------------------------------
                   James T. Glover

                 /s/ WILLIAM H. MAY                         Director                            June 9, 1998
-----------------------------------------------------
                   William H. May



* Signed by William H. May under Power of Attorney, June 9, 1998.